     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                             JEFFERIES GROUP, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          6211                  95-2848406
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                          11100 SANTA MONICA BOULEVARD
                                   11TH FLOOR
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 445-1199

         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              JERRY M. GLUCK, ESQ.
                          11100 SANTA MONICA BOULEVARD
                                   11TH FLOOR
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 445-1199

      (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:

         BRIAN J. LYNCH, ESQ.               TIMOTHY H. HOSKING, ESQ.              IMMANUEL KOHN, ESQ.
     MORGAN, LEWIS & BOCKIUS LLP        INVESTMENT TECHNOLOGY GROUP, INC.        DANIEL J. ZUBKOFF, ESQ.
          1701 MARKET STREET                   380 MADISON AVENUE               CAHILL GORDON & REINDEL
   PHILADELPHIA, PENNSYLVANIA 19103                 4TH FLOOR                        80 PINE STREET
            (215) 963-5000                  NEW YORK, NEW YORK 10017            NEW YORK, NEW YORK 10005
                                                 (212) 588-4000                      (212) 701-3000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

               Upon consummation of the merger described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED        PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                AMOUNT TO           MAXIMUM       AGGREGATE OFFERING      AMOUNT OF
       SECURITIES TO BE REGISTERED           BE REGISTERED     PRICE PER SHARE         PRICE          REGISTRATION FEE
Common Stock, par value $.01 per share...    6,095,000 (1)       $41.375 (2)      $252,180,625 (2)     $86,958.84 (3)

(1) Based upon the assumed number of Jefferies Group, Inc. shares outstanding, taking into account anticipated option exercises before the Merger and the anticipated number of shares issuable pursuant to the Merger Agreement.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act") and based upon the average of the bid and asked price on March 12, 1999 for Investment Technology Group, Inc. common stock which will be exchanged in the Merger.

(3) Calculated pursuant to Rule 457(f)(1) under the Securities Act. Pursuant to Rule 457(b) under the Securities Act, the registrant is permitted to reduce the required registration fee calculated herein in an amount equal to any fee paid with respect to such transaction pursuant to Section 14(a) of the Securities Exchange Act. On January 15, 1999, the registrant paid $43,601.33 in connection with its Preliminary Proxy Statement on Schedule 14A related to this transaction. As such, registrant herein remits the balance of $43,357.51 for the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 [LOGO]

March 18, 1999

Dear stockholder:

    I am pleased to invite you to the annual meeting of the stockholders of Investment Technology Group, Inc. on April 20, 1999, at 10:00 a.m. (local time), at the New York Helmsley Hotel, Sutton Place Room, 212 East 42nd Street, New York, New York. At this important meeting you will be asked to approve the merger of our company with and into its 80.5% stockholder, Jefferies Group, Inc. ("Parent"), in a series of transactions that will result in the stockholders of Parent becoming direct stockholders of our company and Parent ceasing to be our parent company.

    Pursuant to an exchange ratio, you will receive approximately 1.59 shares of common stock of the surviving company in the merger in exchange for each share of our company's common stock you hold. The surviving company will have immediately after the merger the same business as we have immediately before the merger. You will hold the same percentage of the surviving company immediately following the merger that you hold in our company immediately before the merger. Therefore, your investment in our company should remain essentially unchanged by the merger. You will not be taxed on the merger.

    Our board of directors, taking into consideration the recommendation of a special committee consisting of two independent directors, has unanimously determined that the merger is in the best interests of our company and is fair to and in the best interests of our stockholders other than Parent. Accordingly, our board of directors has approved and declared advisable the merger and recommends that you vote FOR the merger.

    In addition, at the annual meeting you will be asked to elect directors to our board of directors and to approve the selection of our independent auditors.

    Parent owns and has the right to vote at the annual meeting sufficient shares to approve these proposals without the vote of any other stockholder and has informed us that it intends to vote its shares in their favor.

    Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. We encourage you to read the detailed information in this entire document carefully. This document also constitutes a prospectus for up to 6,095,000 shares of the surviving company's common stock to be issued in the merger. We have applied for listing of the surviving company's common stock on the New York Stock Exchange under the symbol "ITG."

    I appreciate your support in this important event.

                                       Sincerely,

                                                  [SIG]

                                       Raymond L. Killian, Jr.
                                       Chairman, Chief Executive Officer and
                                       President

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This proxy statement/prospectus is dated March 19, 1999 and is first being mailed to stockholders on or about March 19, 1999.

                       INVESTMENT TECHNOLOGY GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 20, 1999

To the Stockholders of Investment Technology Group, Inc.:

    NOTICE IS HEREBY GIVEN that Investment Technology Group, Inc., a Delaware corporation ("ITGI"), will hold the annual meeting of stockholders at the New York Helmsley Hotel, Sutton Place Room, 212 East 42nd Street, New York, New York, on April 20, 1999 at 10:00 a.m. (local time), and any adjournments or postponements thereof, for the following purposes:

        (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 17, 1999 between ITGI and Jefferies Group, Inc. ("Parent"), and the merger contemplated thereby. The merger agreement provides for the merger of ITGI with and into Parent following the transfer by Parent of all of its assets other than the capital stock of ITGI held by it, and all of its liabilities other than liabilities related to our company, to JEF Holding Company, Inc., a newly formed wholly owned subsidiary of Parent. Parent will survive the merger and be renamed Investment Technology Group, Inc. In the merger, pursuant to an exchange ratio, ITGI stockholders other than Parent will receive approximately 1.59 shares of the surviving company's common stock for each share of ITGI common stock held by them immediately prior to the merger. Included as annexes to the merger agreement are the certificate of incorporation and bylaws of the surviving company, which contain provisions that may have the effect of delaying, prohibiting or otherwise restricting any person from acquiring the surviving corporation in a transaction not approved by its board of directors. Therefore, your vote in favor of the merger will have the effect of approving certain anti-takeover measures for our company following the merger. The merger is subject to the conditions set forth in the merger agreement.

        (2) To elect six directors to our board of directors to serve until the next annual meeting and until their successors have been duly elected and qualified.

        (3) To ratify the appointment of KPMG LLP as our independent auditors for the 1999 fiscal year.

        (4) To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

    Our board of directors has fixed the close of business on March 1, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only holders of record of ITGI common stock at the close of business on March 1, 1999 are entitled to notice of and to vote at the annual meeting. A complete list of stockholders entitled to vote will be available during normal business hours at our principal executive offices located at 380 Madison Avenue, 4th Floor, New York, New York 10017 for a period of ten days prior to the annual meeting for examination by any ITGI stockholder for purposes germane to the annual meeting.

    OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, ADOPTED AND DECLARED ADVISABLE THE MERGER AND RECOMMENDS THAT YOU VOTE FOR THE MERGER, FOR THE PROPOSED SLATE OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

    You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please sign and mail promptly the enclosed proxy that is being solicited on behalf of our board of directors. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

    PARENT OWNS AND HAS THE RIGHT TO VOTE AT THE ANNUAL MEETING SUFFICIENT SHARES TO APPROVE THESE PROPOSALS WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER AND HAS INFORMED US THAT IT INTENDS TO VOTE ITS SHARES IN THEIR FAVOR.

                                          By Order of the Board of Directors
                                          /s/ TIMOTHY H. HOSKING
                                          Timothy H. Hosking
                                          Secretary

New York, New York
March 19, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                             -----------
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1

SUMMARY....................................................................................................           2
  The Parties to the Transactions..........................................................................           2
  The Annual Meeting.......................................................................................           2
  We Will Become an Independent Company Through the Merger.................................................           3
  The Merger Will Follow Other Related Transactions........................................................           3
  The Merger Will Affect Your Rights as a Stockholder......................................................           4
  Our Board of Directors Has Approved the Merger...........................................................           4
  Donaldson, Lufkin & Jenrette Has Delivered a Fairness Opinion............................................           4
  We are Required to Make Regulatory Filings and Receive Approvals.........................................           4
  The Merger Will Not Be Taxable to You....................................................................           4

RISK FACTORS...............................................................................................           7

THE ANNUAL MEETING.........................................................................................           9
  Date, Time and Place of the Annual Meeting...............................................................           9
  Matters to Be Considered at the Annual Meeting...........................................................           9
  Voting at the Annual Meeting; Record Date; Quorum........................................................           9
  Proxies..................................................................................................          10
  Treatment of Broker Non-Votes and Abstentions at the Annual Meeting......................................          11

THE MERGER AND RELATED TRANSACTIONS........................................................................          12
  Description of the Transactions..........................................................................          12
  Background of the Transactions...........................................................................          13
  A Special Committee of Our Board of Directors Has Recommended the Merger.................................          14
  Donaldson, Lufkin & Jenrette Has Delivered a Fairness Opinion Relating to the Merger.....................          18
  Our Board of Directors Has Approved the Merger...........................................................          21
  U.S. Federal Income Tax Consequences of the Merger.......................................................          21
  Comparison of Rights of ITGI Stockholders and New ITGI Stockholders......................................          23
  Exchange Agent...........................................................................................          24
  Regulatory Filings and Approvals.........................................................................          24
  Resale of New ITGI Common Stock..........................................................................          25
  Listing..................................................................................................          25
  Accounting Treatment of Merger...........................................................................          25
  Appraisal Rights.........................................................................................          25

THE MERGER AGREEMENT.......................................................................................          26
  Representations and Warranties by Parent.................................................................          26
  Representations and Warranties by ITGI...................................................................          28
  Certain Covenants and Agreements.........................................................................          29
  Pre-Closing..............................................................................................          32
  Conditions to Pre-Closing................................................................................          32
  Conditions to Closing....................................................................................          35
  No Survival of Representations, Warranties and Covenants.................................................          35
  Termination..............................................................................................          35

OTHER AGREEMENTS...........................................................................................          36
  Distribution Agreement...................................................................................          36
  Tax Sharing and Indemnification Agreement................................................................          37
  Benefits Agreement.......................................................................................          38

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK..............................................................          39

                                                                                                                PAGE
                                                                                                             -----------
COMPARATIVE PER SHARE DATA OF PARENT AND ITGI..............................................................          40

SELECTED HISTORICAL FINANCIAL DATA.........................................................................          41

UNAUDITED PRO FORMA FINANCIAL DATA.........................................................................          42
  Unaudited Pro Forma Statement of Financial Condition Data................................................          42
  Unaudited Pro Forma Statement of Income Data.............................................................          43

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................          45
  General..................................................................................................          45
  Results of Operations....................................................................................          46
  Dependence on Major Customers............................................................................          49
  Liquidity and Capital Resources..........................................................................          50
  Effects of Inflation.....................................................................................          51
  The Year 2000 Issue......................................................................................          51
  Recent Accounting Pronouncements.........................................................................          52

BUSINESS...................................................................................................          53
  POSIT....................................................................................................          53
  Average Daily POSIT Share Volume.........................................................................          55
  QuantEX..................................................................................................          55
  SmartServers.............................................................................................          56
  Electronic Trading Desk..................................................................................          56
  ITG Platform.............................................................................................          57
  "ISIS" Pre- and Post-trade Analysis......................................................................          57
  ITG/Opt..................................................................................................          58
  ITG Research.............................................................................................          58
  ITG Europe...............................................................................................          58
  Australian POSIT.........................................................................................          59
  Canadian QuantEX.........................................................................................          59
  Arizona Stock Exchange...................................................................................          59
  Regulation...............................................................................................          59
  Credit Risk..............................................................................................          61
  License and Relationship with BARRA......................................................................          61
  Competition..............................................................................................          62
  Research and Product Development.........................................................................          62
  Dependence on Proprietary Intellectual Property; Risks of Infringement...................................          62
  Employees................................................................................................          63

ELECTION OF DIRECTORS......................................................................................          64
  Nominees to Board of Directors...........................................................................          64
  Other Executive Officers.................................................................................          65
  Director Compensation....................................................................................          66
  Committees of the Board of Directors and Meetings........................................................          67
  Executive Compensation...................................................................................          67
  Report of the Compensation Committee on Executive Compensation...........................................          69
  Performance Graph........................................................................................          73
  Pension Plan.............................................................................................          73

SECURITY OWNERSHIP.........................................................................................          75

                                                                                                                PAGE
                                                                                                             -----------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          78
  Tax Sharing Agreement....................................................................................          78
  Jefferies Service Agreement..............................................................................          78
  Execution Agreement......................................................................................          78
  Clearing Agreement.......................................................................................          79
  Revenue Sharing Agreement................................................................................          79
  Other....................................................................................................          80

DESCRIPTION OF CAPITAL STOCK...............................................................................          81
  General..................................................................................................          81
  New ITGI Common Stock....................................................................................          81
  New ITGI Preferred Stock.................................................................................          81
  Certain Charter and Bylaw Provisions.....................................................................          81
  Prohibited Business Transactions.........................................................................          82
  Registrar and Transfer Agent.............................................................................          82

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................          82

RATIFICATION OF INDEPENDENT AUDITORS.......................................................................          82

LEGAL MATTERS..............................................................................................          83

EXPERTS....................................................................................................          83

WHERE YOU CAN FIND MORE INFORMATION........................................................................          83

OTHER MATTERS; STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF NEW ITGI...............................          84

Appendix A   Agreement and Plan of Merger

             Form of Certificate of Incorporation of the Surviving Corporation

             Form of Bylaws of the Surviving Corporation

Appendix B   Distribution Agreement

Appendix C   Benefits Agreement

Appendix D   Tax Sharing and Indemnification Agreement

Appendix E   Opinion of Donaldson, Lufkin & Jenrette Securities Corporation

Appendix F   Section 262 of the Delaware General Corporation Law

QuantEX -Registered Trademark- ("QuantEX") is a registered trademark of ITGI. POSIT -Registered Trademark- ("POSIT") is a registered service mark of the POSIT Joint Venture.
SmartServer is a service mark of ITGI.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect the merger to occur in April 1999, after both our stockholders and the stockholders of Parent approve it. We are working towards completing the merger as quickly as possible.

Q:  WILL THE MERGER AFFECT THE VALUE OF MY STOCK HOLDING?

A. The aggregate value of your stock in our company may or may not change as a result of the merger, because we cannot predict the overall stock market impact of the merger and the related transactions on the trading price of our stock. However, the surviving company's common stock is likely to trade immediately following the merger at a per share price lower than the per share price at which our common stock trades immediately prior to the merger, because the number of shares of the surviving company's common stock outstanding immediately after the merger will be greater than the number of shares of our common stock outstanding immediately before the merger.

Q:  WILL I HAVE DISSENTERS' RIGHTS?

A: No. According to Delaware law, you will not have dissenters' rights of appraisal in connection with the merger.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. You will receive written instructions for exchanging your share certificates after the merger is completed.

Q:  WHAT SHOULD I DO NOW?

A:  After you have carefully reviewed this document, you should either:

    - attend the annual meeting of stockholders, where you can vote for or against the merger and the other proposals; or

    - mail your completed, dated and signed proxy card in the provided prepaid envelope as soon as possible so that your shares will be voted at the annual meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instruction on how to vote your shares. You should follow the directions provided by your broker. Without instructions, the broker will not vote your shares and the failure to vote will have the same effect as a vote against the merger.

Q:  WHO CAN HELP ANSWER ANY QUESTIONS THAT I MAY HAVE?

A: If you have more questions about the merger or the other proposals, you should contact: Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: John R. MacDonald, phone number:
    (212) 444-6252. If you would like additional copies of this document, you should contact: Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, attention: Timothy H. Hosking, phone number: (212) 444-6363.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AND THE OTHER TRANSACTIONS FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 83 OF THIS PROXY STATEMENT/PROSPECTUS. THE ACTUAL TERMS OF THE MERGER ARE CONTAINED IN THE MERGER AGREEMENT. THE MERGER AGREEMENT IS INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX A. IN THIS DOCUMENT, "WE," "US" AND "OUR" REFERS TO ITGI AND ITS SUBSIDIARIES AND "YOU" REFERS TO ITGI'S STOCKHOLDERS OTHER THAN PARENT.

THE PARTIES TO THE TRANSACTIONS

    JEFFERIES GROUP, INC.
    11100 SANTA MONICA BOULEVARD
    LOS ANGELES, CALIFORNIA 90025
    (310) 445-1199

    Jefferies Group, Inc. is a publicly-traded holding company that trades on the New York Stock Exchange under the symbol "JEF." Parent's four primary subsidiaries, Jefferies & Company, Inc., Investment Technology Group, Inc., described separately below, Jefferies International Limited, and Jefferies Pacific Limited, provide investment banking, securities brokerage and trading, and other financial services.

    INVESTMENT TECHNOLOGY GROUP, INC.
    380 MADISON AVENUE
    NEW YORK, NEW YORK 10017
    (212) 588-4000

    We provide automated equity trading services and transaction research to institutional investors and brokers. Prior to the initial public offering of our common stock in 1994, our company was a wholly owned subsidiary of Parent. Since that time, our common stock has been publicly traded on the Nasdaq National Market under the symbol "ITGI." As of the date of this proxy statement/prospectus, Parent owns approximately 80.5% of our outstanding common stock.

THE ANNUAL MEETING (SEE PAGES 9 TO 11)

    We are furnishing this proxy statement/prospectus to you in connection with the solicitation of proxies by our board of directors for the annual meeting of our stockholders. The annual meeting will be held at 10:00 a.m. (local time), on April 20, 1999, at the New York Helmsley Hotel, Sutton Place Room, 212 East 42nd Street, New York, New York, for the following purposes:

    - to approve and adopt the Agreement and Plan of Merger dated as of March 17, 1999 between ITGI and Parent, and the merger of ITGI with and into Parent contemplated thereby;

    - to elect directors to our board of directors; and

    - to ratify the appointment of KPMG LLP as our independent auditors for the 1999 fiscal year.

    The holders of a majority of the outstanding shares of our common stock must vote in the affirmative to approve and adopt the merger. The election of directors will be determined by a plurality of the votes of the shares represented at the annual meeting. The affirmative vote of the holders of a majority of the shares represented at the annual meeting will be required for the ratification of the appointment of KPMG LLP as our independent auditors.

    Holders of record of our common stock as of the close of business on March 1, 1999 are entitled to cast one vote for each share of our common stock held on that date. On that date, there were 18,627,573 shares of our common stock outstanding and entitled to vote at the annual meeting. Parent owns and has the right to vote at the annual meeting sufficient shares to approve the proposals without the vote of any other stockholder and has informed us that it intends to vote its shares in their favor. Therefore, approval of the proposals is assured if Parent votes in their favor.

WE WILL BECOME AN INDEPENDENT COMPANY THROUGH THE MERGER (SEE PAGES 13 TO 14)

    The merger and related transactions will result in the stockholders of Parent becoming direct stockholders of our company and Parent ceasing to be our parent company. We believe that, as fully separate companies, each of ITGI and Parent will be better understood by investors, better equipped to sharpen the focus on serving clients and better able to take advantage of opportunities unique to its businesses. We expect that the depth and breadth of the market for the common stock of both ITGI and Parent will increase. As an independent company, we will have greater flexibility with capital structure and will have the opportunity to use common stock to raise capital and make acquisitions. We will also be better positioned to obtain and retain the services of key employees by offering equity-based compensation.

THE MERGER WILL FOLLOW OTHER RELATED TRANSACTIONS (SEE PAGES 12 TO 13)

    The merger is part of a series of transactions that will include a special cash dividend to our stockholders; the transfers by Parent of all of its assets and liabilities, other than those related to our company, to its wholly owned subsidiary JEF Holding Company, Inc. ("New Jefferies"); and the distribution to Parent's stockholders of all of the New Jefferies common stock.

    THE SPECIAL CASH DIVIDEND

    First, we will pay a special cash dividend of $4.00 per share, payable pro rata to all of our stockholders of record as of April 20, 1999, including Parent. The aggregate amount of the special cash dividend will be up to $75 million, of which we will pay $60 million to Parent. Payment of the special cash dividend is conditioned upon approval of the merger by stockholders of Parent and ITGI and the satisfaction of other conditions to the merger.

    THE JEFFERIES TRANSFERS AND THE NEW JEFFERIES SPIN-OFF

    Following the payment of the special cash dividend but before the merger, Parent will transfer all of its assets other than the capital stock of ITGI held by it, and all of its liabilities other than liabilities related to our company, to New Jefferies. After these transfers have been completed, Parent will distribute pro rata to its stockholders all of the common stock of New Jefferies. The New Jefferies spin-off will occur immediately prior to the merger.

    After the Jefferies transfers and the New Jefferies spin-off, New Jefferies will own all of the assets of Parent other than Parent's equity interest in our company, and Parent's existing stockholders will own all of the equity interest in New Jefferies. Following the merger, New Jefferies will be renamed Jefferies Group, Inc., and, through its subsidiaries, carry on the businesses of Parent prior to the transactions (other than the businesses of our company).

    THE MERGER

    Immediately following the New Jefferies spin-off, ITGI will merge with and into Parent. Parent will be the surviving company in the merger ("New ITGI") and be renamed Investment Technology Group, Inc.

    Each of your shares of ITGI common stock will be converted into the right to receive such number of shares of common stock of New ITGI derived by dividing
(x) the total number of shares of Parent common stock outstanding immediately prior to the merger by (y) the total number of shares of our common stock held by Parent immediately prior to the merger. We refer to this ratio as the exchange ratio.

    The exchange ratio will result in:

    - our stockholders other than Parent having the same collective percentage ownership of New ITGI that they held of ITGI prior to the merger; and

    - the stockholders of Parent having the same collective percentage ownership of New ITGI that Parent held of ITGI prior to the merger.

    Based on the number of shares of Parent common stock expected to be outstanding on the date of the merger (23,900,000) and the number of shares of our common stock held by Parent (15,000,000), you would receive approximately

1.59 shares of common stock of New ITGI for each share of our common stock you hold. You will receive cash in lieu of any fractional shares.

    The charts on the following pages describe the structure of Parent and ITGI before and after each of the Jefferies transfers, New Jefferies spin-off and the merger.

THE MERGER WILL AFFECT YOUR RIGHTS AS A STOCKHOLDER (SEE PAGES 23 TO 24)

    New ITGI's charter and bylaws will contain provisions that are different from those in ITGI's charter and bylaws. These provisions may make it more difficult or more expensive for anyone to complete a tender offer, change in control or takeover attempt that is opposed by New ITGI's board of directors. As a result, stockholders may have a reduced likelihood of receiving a takeover premium or a potential takeover may not occur. Material changes between your rights as a stockholder of ITGI and as a stockholder of New ITGI include provisions in New ITGI's charter or bylaws that:

    - prohibit stockholder action by written consent;

    - limit who may call a special meeting; and

    - prohibit stockholder proposals at a special meeting.

OUR BOARD OF DIRECTORS HAS APPROVED THE MERGER (SEE PAGES 14 TO 21)

    A special committee of our board of directors, consisting of two independent directors, carefully reviewed and considered the terms and conditions of the merger and, believing that the merger is fair to and in the best interests of our stockholders other than Parent, unanimously determined that the merger is advisable and recommended that the merger be approved and adopted. In arriving at its decision, the special committee considered a number of factors, including a fairness opinion from Donaldson, Lufkin & Jenrette Securities Corporation.

    In light of the recommendation of the special committee, our board of directors unanimously determined that the merger is in the best interests of our company and is fair to and in the best interests of our stockholders other than Parent. Accordingly, our board of directors approved and declared advisable the merger and recommends that you vote FOR the merger.

DONALDSON, LUFKIN & JENRETTE HAS DELIVERED A FAIRNESS OPINION (SEE PAGES 18 TO
  21)

    In deciding to approve the proposed merger, our board of directors and the special committee considered the opinion of Donaldson, Lufkin & Jenrette Securities Corporation that, as of the dates such opinion was delivered orally and in writing to the special committee and our board of directors, the exchange ratio was fair, from a financial point of view, to ITGI's stockholders other than Parent.

    The opinion is subject to the written qualifications and limitations referred to in the opinion. We attach this opinion as appendix E and encourage you to read it.

THE MERGER WILL NOT BE TAXABLE TO YOU (SEE PAGES 21 TO 23)

    You will not owe any U.S. federal income tax as a result of the merger, other than as to any cash you may receive in lieu of fractional shares. The special cash dividend will be taxable to you as ordinary dividend income for U.S. federal income tax purposes.

                    I. CURRENT STRUCTURE OF PARENT AND ITGI

                                     [LOGO]

                 II. IMMEDIATELY AFTER THE JEFFERIES TRANSFERS

                                     [LOGO]

               III. IMMEDIATELY AFTER THE NEW JEFFERIES SPIN-OFF

                                     [LOGO]

               IV. IMMEDIATELY AFTER THE MERGER AND NAME CHANGES

                                     [LOGO]

                                  RISK FACTORS

    STOCKHOLDERS SHOULD CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION IN THIS DOCUMENT.

    WE ALSO CAUTION YOU THAT THIS DOCUMENT INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ALL STATEMENTS REGARDING THE REASONS FOR AND INTENDED EFFECTS OF THE MERGER AND RELATED TRANSACTIONS ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE OUR EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, WE CANNOT ASSURE YOU THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS HEREIN INCLUDE, AMONG OTHERS, THOSE SET FORTH BELOW AS WELL AS COSTS OR DIFFICULTIES RELATING TO THE ESTABLISHMENT OF NEW ITGI AS AN INDEPENDENT ENTITY.

IF THE MERGER AND RELATED TRANSACTIONS DO NOT QUALIFY AS TAX-FREE TRANSACTIONS, ITGI AND YOU MAY HAVE SUBSTANTIAL ADDITIONAL TAX LIABILITIES.

    Parent has received rulings from the Internal Revenue Service to the effect, among other things, that the Jefferies transfers, the New Jefferies spin-off and the merger will qualify as tax-free transactions with respect to New Jefferies, Parent, Parent's stockholders and ITGI under Sections 332, 351, 355 and 368 of the Internal Revenue Code of 1986. The rulings did not state that the merger will be treated as a tax-free transaction to you; this is covered by the legal opinions discussed below. The rulings, while generally binding upon the IRS, are subject to factual representations and assumptions provided to the IRS. If these factual representations and assumptions were incorrect in any material respect, the binding effect of the rulings on the IRS would be jeopardized. We are not aware of any facts or circumstances which would cause such representations and assumptions to be untrue in any material respect. In addition, New Jefferies, Parent--and therefore also New ITGI--and ITGI have agreed to restrictions on their future actions to provide further assurances that the Jefferies transfers, the New Jefferies spin-off and the merger will qualify as tax-free transactions. If the Jefferies transfers, the New Jefferies spin-off or the merger fails to qualify as a tax-free transaction because such restrictions are not complied with, then:

    - New Jefferies will be obligated to indemnify New ITGI for any tax liability resulting from a breach by Parent or New Jefferies; and

    - New ITGI will be obligated to indemnify New Jefferies for any tax liability resulting from a breach by ITGI or New ITGI.

    Such tax liability could be substantial, and there is no assurance that the breaching party would be able to satisfy its indemnification obligation.

    Further, we and Parent have received legal opinions stating that the merger will be tax-free to you, except as to any cash you receive in lieu of fractional shares. Such legal opinions neither bind nor preclude the IRS from adopting a contrary position. If the merger failed to qualify as a tax-free transaction for you, you could have a substantial tax liability.

NEW ITGI MAY BE LIABLE FOR LIABILITIES OF PARENT FOLLOWING THE MERGER.

    Prior to the merger, Parent will transfer all of its assets other than the capital stock of ITGI held by it, and all of its liabilities other than liabilities related to our company, to New Jefferies. However, it is possible that, following the merger, New ITGI will continue to be liable for certain liabilities of Parent, despite the express assignment of such liabilities to, and the express assumption of such liabilities by, New Jefferies. Pursuant to the distribution agreement, benefits agreement and tax sharing and indemnification agreement described in the section "Other Agreements," New Jefferies will be obligated to indemnify New ITGI for liabilities related to Parent and its subsidiaries, but not for liabilities related to our company. Under those agreements, New ITGI will be obligated to indemnify New Jefferies for liabilities related to our company. New ITGI's ability to recover any costs under such indemnity will depend upon the future financial strength of New Jefferies; therefore, we cannot assure you that New Jefferies will fulfill its indemnification obligations.

NEW ITGI'S CHARTER AND BYLAW PROVISIONS MAY HAVE THE EFFECT OF IMPEDING A HOSTILE TAKEOVER.

    Provisions in New ITGI's charter and bylaws that are not in ITGI's charter and bylaws could have the effect of delaying or preventing a third party from gaining control of our company in a transaction that our board of directors had not negotiated and approved, even if such change in control would be beneficial to stockholders. These provisions include:

    - restrictions on who may call a special meeting of stockholders;

    - a prohibition on stockholder proposals at special meetings;

    - a prohibition on stockholder action by written consent; and

    - the requirement that any anti-takeover provisions may be repealed or altered only upon the affirmative vote of at least 66 2/3% of the stockholders.

    These provisions, and any issuance of preferred stock with voting or conversion rights which is permitted under the "blank check preferred stock" provision of our charter, may adversely affect the voting power of the holders of New ITGI common stock and may have the effect of delaying or preventing a change of control of New ITGI not approved by our then board of directors or adversely affect the market price of New ITGI common stock.

THERE MAY BE SUBSTANTIAL SALES OF OUR COMMON STOCK FOLLOWING THE MERGER, WHICH MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

    Following the merger, there will be approximately 29.7 million shares of New ITGI common stock outstanding, of which 28.0 million shares will be tradeable without restriction by persons other than "affiliates" of our company. The remaining shares of New ITGI common stock may be deemed "restricted" securities within the meaning of the Securities Act, and, as such, may be sold only pursuant to registration under the Securities Act or an exemption therefrom, including the exemptions contained in Rule 144 under the Securities Act. No assurance can be given that holders of "restricted" shares of New ITGI common stock will not decide, based upon the prevailing market and other conditions, to dispose of all or a portion of such stock pursuant to the provisions of Rule 144 under the Securities Act.

    Following the merger, there will be options to purchase approximately 5.5 million shares of New ITGI common stock at varying exercise prices. We intend to enter into registration rights agreements under which New ITGI will be required to file a registration statement with respect to an underwritten public offering of up to approximately 1.1 million shares issuable upon exercise of options.

    Following the merger, the employee stock ownership plan of New Jefferies will own approximately 1.9 million shares of New ITGI common stock, and our new employee stock ownership plan will own approximately 117,000 shares of New Jefferies common stock for the benefit of New ITGI employees. We anticipate that approximately 117,000 New Jefferies shares held by the employee stock ownership plan will be exchanged with New ITGI shares held by the New Jefferies employee stock ownership plan, based upon fair market values for the respective shares. Parent has advised us that all New ITGI shares not so exchanged must be disposed of by the New Jefferies plan in an orderly fashion over a reasonable period of time after consummation of the merger, and it is expected that such shares will be sold in the public market.

    These sales of New ITGI common stock, the availability of such shares for sale or the perception that such sales could occur could have an adverse effect on the market price prevailing from time to time of New ITGI common stock or our ability to raise capital through a public offering of New ITGI's equity securities.

                               THE ANNUAL MEETING

DATE, TIME AND PLACE OF THE ANNUAL MEETING

    We will hold the annual meeting at 10:00 a.m. (local time), on April 20, 1999, at the New York Helmsley Hotel, Sutton Place Room, 212 East 42nd Street, New York, New York 10017.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

    We will hold the annual meeting for the following purposes:

        (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 17, 1999 between ITGI and Parent, and the merger contemplated thereby. The merger agreement provides for the merger of ITGI with and into Parent following the transfer by Parent of all of its assets other than the capital stock of ITGI held by it, and all of its liabilities other than liabilities related to our company, to New Jefferies. Parent will survive the merger and be renamed Investment Technology Group, Inc. In the merger, pursuant to the exchange ratio, ITGI stockholders other than Parent will receive approximately 1.59 shares of common stock of New ITGI for each share of ITGI common stock held by them immediately prior to the merger.

        (2) To elect six directors to serve until the next annual meeting and until their successors have been duly elected and qualified.

        (3) To ratify the appointment of KPMG LLP as our independent auditors for the 1999 fiscal year.

        (4) To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

VOTING AT THE ANNUAL MEETING; RECORD DATE; QUORUM

    On March 1, 1999, the record date for the annual meeting, there were 18,627,573 shares of our common stock outstanding and entitled to vote at the annual meeting. Please note the following:

    - Each stockholder of record on March 1, 1999 is entitled to cast one vote per share.

    - This vote may be cast at the annual meeting either in person or by properly executed proxy.

    - The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

    - The merger must be approved and adopted by the affirmative vote of the holders of at least 9,313,787 shares.

    - The election of directors will be determined by a plurality of the votes cast. A properly executed proxy marked "FOR ALL NOMINEES EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

    - For the ratification of the appointment of KPMG LLP as the independent auditors for the 1999 fiscal year, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote will be required for approval. A representative of KPMG LLP is expected to be in attendance at the annual meeting with the opportunity to make a statement and respond to questions.

    - On March 1, 1999, Parent owned 15,000,000 shares of our common stock, representing approximately 80.5% of our common stock outstanding on that date. Parent owns and has the right to vote at the annual meeting sufficient shares to approve the proposals without the vote of any other stockholder and has informed us that it intends to vote its shares in their favor. Therefore, the approval of the proposals is assured if Parent votes in their favor.

    - On March 1, 1999, our directors and executive officers owned, in the aggregate, 72,222 shares, or less than 1%, of our common stock. Our directors and officers have expressed their present intent to vote their shares in favor of the proposals.

PROXIES

    We are furnishing you this proxy statement/prospectus in connection with the solicitations of proxies by and on behalf of our board of directors for use at the annual meeting. Proxies in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted at the annual meeting. These proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. If no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the proposals.

    If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

    The grant of a proxy on the enclosed form does not preclude you from attending the annual meeting and voting in person. You may revoke a proxy at any time before it is voted. Proxies may be revoked by:

    - delivering a written notice of revocation bearing a later date than the proxy before the vote is taken at the annual meeting;

    - duly executing a later dated proxy relating to the same shares of common stock and delivering it as indicated below before the vote is taken at the annual meeting; or

    - attending the annual meeting and voting in person.

    Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be delivered to EquiServe, P.O. Box 9391, Boston, MA 02205-9969, or Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, NY 10017,
Attention: Secretary, before the vote is taken at the annual meeting.

    We will bear all expenses of our solicitation of proxies for the annual meeting. In addition to solicitation by use of the mails, proxies may be solicited from stockholders by our directors, officers and employees. Solicitation may take place in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of our common stock held of record by such brokerage houses, custodians, nominees and fiduciaries. We will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in doing so.

TREATMENT OF BROKER NON-VOTES AND ABSTENTIONS AT THE ANNUAL MEETING

    All shares of our common stock represented by properly executed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the matters set forth on the proxy card. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the annual meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the proxy.

    An automated system administered by our transfer agent will tabulate votes cast by proxy at the annual meeting, and our transfer agent will tabulate votes cast in person at the annual meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to any proposal in the absence of specific instructions from such customers. Broker non-votes and abstentions, tabulated separately, will be included in the determination of the number of shares present at the annual meeting and whether a quorum is present. Broker non-votes and abstentions will not be counted in determining whether a nominee is elected. In determining whether the merger has been approved, broker non-votes and abstentions will have the effect of votes against the merger. In determining whether any other proposal has been approved, abstentions will be counted as votes against such proposal and broker non-votes will not be counted as votes either for or against such proposal.

    DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARDS. IF THE MERGER IS COMPLETED, TRANSMITTAL FORMS AND INSTRUCTIONS WILL BE SENT TO YOU FOR THE SURRENDER OF YOUR SHARES OF COMMON STOCK.

                      THE MERGER AND RELATED TRANSACTIONS

DESCRIPTION OF THE TRANSACTIONS

    The merger will result in the stockholders of Parent becoming direct stockholders of our company and Parent ceasing to be our parent company. The merger is part of a series of transactions that will include a special cash dividend; the transfers by Parent of all of its assets other than the capital stock of ITGI held by it, and all of its liabilities other than liabilities related to our company, to New Jefferies; and the distribution to Parent's stockholders of all of the New Jefferies common stock. The charts on pages 5 and 6 of this document describe the structure of Parent and ITGI before and after each of the transfers, the New Jefferies spin-off and the merger. The following is a brief summary of the transactions. This summary is not necessarily complete and is qualified in its entirety by reference to the merger agreement and the distribution agreement, which are included as appendices A and B of this proxy statement/prospectus. We urge you to read each agreement carefully.

    THE SPECIAL CASH DIVIDEND

    First, we will pay a special cash dividend of $4.00 per share, payable pro rata to all of our stockholders of record as of April 20, 1999, including Parent. The aggregate amount of the special cash dividend will be up to $75 million, of which we will pay $60 million to Parent. Our board of directors declared the special cash dividend on March 16, 1999. Payment of the special cash dividend is conditioned upon approval of the merger by stockholders of Parent and ITGI and the satisfaction of other conditions to the merger. We expect to pay the special cash dividend on April 21, 1999.

    The special cash dividend will be a taxable dividend to our stockholders other than Parent.

    Parent has required the special cash dividend as a condition to the merger for the following purposes:

    (1) to increase the consolidated capital of New Jefferies;

    (2) to offset in part the leverage arising from the outstanding publicly traded notes of Parent to be assumed by New Jefferies prior to the merger; and

    (3) to satisfy working capital demands and requirements associated with New Jefferies' brokerage and investment banking businesses.

    Payment of the special cash dividend will result in an immediate reduction in our cash balances and will reduce ITG Inc.'s net regulatory capital. As discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," we have entered into a revolving credit facility to borrow, effective upon the closing of the merger, up to $20 million on a revolving basis to enable us to satisfy our regulatory net capital requirements.

    THE JEFFERIES TRANSFERS AND THE NEW JEFFERIES SPIN-OFF

    Following the payment of the special cash dividend but prior to the merger, Parent will transfer all of its assets other than its approximately 80.5% equity interest in our company, and all of its liabilities other than liabilities related to our company, to New Jefferies. New Jefferies will expressly assume such liabilities. After these transfers have been completed and the other conditions specified in the merger agreement have been satisfied, Parent will distribute all of the outstanding common stock of New Jefferies in a pro rata dividend to Parent's stockholders. The New Jefferies spin-off would occur immediately prior to the merger.

    THE MERGER

    Immediately following the New Jefferies spin-off, ITGI will merge with and into Parent. Parent will be the surviving company in the merger and be renamed Investment Technology Group, Inc. Each of your shares of ITGI common stock will be converted into the right to receive shares of common stock of New ITGI. The number of shares to be received will be derived by dividing (x) the total number of shares of Parent common stock outstanding immediately prior to the merger by (y) the total number of shares of our common stock held by Parent immediately prior to the merger.

    The exchange ratio will result in:

    - our stockholders other than Parent having the same collective percentage ownership of New ITGI that they held of our company prior to the merger; and

    - the stockholders of Parent having the same collective percentage ownership of New ITGI that Parent held of our company prior to the merger.

    Based on the number of shares of Parent common stock expected to be outstanding on the date of the merger (23,900,000), and the number of shares of our common stock held by Parent (15,000,000), you would receive approximately
1.59 shares of common stock of New ITGI for each share of our common stock you hold. You will receive cash in lieu of any fractional shares equal to the value thereof, based on the closing regular way price for a share of New Jefferies common stock on the NYSE composite transaction tape on the first business day immediately following the merger.

    Additionally, pursuant to the merger agreement:

    - each vested ITGI option will be converted into a vested New ITGI option;
      and

    - each unvested ITGI option will be converted into an unvested New ITGI option, with vesting established in accordance with the vesting schedule of the replaced option.

BACKGROUND OF THE TRANSACTIONS

    For many years, Parent has been engaged, through its subsidiaries, in the active conduct of two principal lines of business:

    - a full-service global investment banking and brokerage business serving institutions and small- to medium-sized corporations conducted primarily through its wholly owned subsidiary, Jefferies & Company; and

    - a technology-based equity trading services and transaction research business serving institutional investors and brokers conducted through ITGI and its subsidiaries.

    Each of these businesses has separate management teams and highly skilled employees on which its success is dependent. The management and employees of Parent's other businesses are primarily focused on investment banking, brokerage, capital raising, research, mergers and acquisition activities, business restructuring advisory services and a traditional, broker-dealer business. ITGI's management and employees are primarily focused on the use of technology to create a seamless infrastructure for trading securities and developing high-content, leading-edge securities research and analysis products.

    In April 1996, Parent had a meeting with the IRS to explore the tax treatment that would flow from a possible spin-off by Parent of ITGI. At this meeting, Parent management discussed a proposed spin-off of ITGI, several related transactions and the business purposes for those proposed transactions including:

    (1) the need to obtain and retain the services of key employees of ITGI by offering equity-based compensation;

    (2) the need to improve the fit and focus of incentive compensation arrangements for each of Parent's two principal lines of business;

    (3) the ability to enhance ITGI's stock as acquisition currency; and

    (4) the formation of a leveraged employee stock ownership plan (ESOP) to acquire shares of ITGI in the open market.

    At a second meeting with the IRS in August 1996, Parent discussed whether a ruling position announced by the IRS was applicable to compensatory employee stock options and whether outstanding employee stock options in ITGI common stock would be treated by the IRS as outstanding stock for purposes of determining whether Parent had the requisite control of ITGI prior to the spin-off.

    In August 1996, Parent deferred its decision to proceed with the spin-off of ITGI, largely because the key employee who sought a direct interest in ITGI common stock before taking the position as chief executive officer of ITGI advised Parent that a spin-off would not be necessary as a condition to his acceptance of the position. In addition, Parent's management was concerned that, at that time, a spin-off could lead to two undercapitalized businesses.

    More than a year later, Parent renewed discussion with the IRS regarding the proposed ITGI spin-off and requested an additional pre-submission conference, which was held on Tuesday, December 2, 1997. At this conference, Parent's management discussed the business purposes for the transactions, including:

    (1) the need to obtain and retain the services of key employees of ITGI by offering them equity-based compensation, including through an ESOP,

    (2) the need to improve the fit and focus of incentive compensation arrangements for each of Parent's two principal lines of business, and

    (3) the ability to enhance ITGI's stock as acquisition currency.

    At this conference, management of Parent also discussed the effect of a more than 5% stockholder on the fit and focus business purpose and the effect of outstanding ITGI stock options in analyzing whether Parent had the requisite control of ITGI prior to the spin-off.

    During January and February 1998, after consideration of the issues discussed in the conferences and based on advice from its employee compensation advisor and other factors, management of Parent and ITGI concluded that a separation of the investment banking and brokerage business which is the core Jefferies business from ITGI's technology-based trade execution and analysis business would benefit both businesses by enhancing their ability to obtain, retain and motivate employees through equity-based compensation incentives that can be linked more directly to the results of their respective businesses. Parent's management concluded that:

    - the current intermingling of the results of the two businesses seriously dilutes the effectiveness of these programs as they currently exist at Parent;

    - the separation of equity-based compensation, including an ESOP, will represent a significant long-term commitment to grant stock to employees and significantly improve the ability of New Jefferies and ITGI to compete for employees in a tight labor market.

    On March 17, 1999 Parent's board of directors unanimously declared the advisability of the merger agreement and determined that the merger agreement, the merger and related transactions are fair to and in the best interests of Parent's stockholders and unanimously approved them.

A SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS HAS RECOMMENDED THE MERGER

    At a meeting of our board of directors on March 17, 1998, the board determined that the terms of the spin-off of our company from Parent should be reviewed and negotiated by members of the board who were independent with respect to Parent. Accordingly, the board unanimously approved the appointment of a special committee, consisting of William I Jacobs and Robert L. King, to review the terms of and make recommendations to the board concerning the spin-off. Neither Mr. Jacobs nor Mr. King is a director, officer or employee of Parent nor an officer or employee of ITGI. At a meeting on May 12, 1998, the board authorized the special committee to retain advisors and take all other actions that it deemed necessary to the proper and complete conduct of any such review and recommendation.

    After its formation, the special committee retained independent legal advisors. Prior to commencing negotiations with Parent regarding the spin-off, the members of the special committee and ITGI entered into separate indemnification agreements that, among other things, specified or clarified the directors' entitlement to indemnification and certain procedures and presumptions that would apply to claims for indemnification in connection with the proposed spin-off or any other transaction arising out of the negotiations.

    The special committee thereafter discussed with its legal advisors the procedures to be followed in evaluating the proposed spin-off, including the retention of a financial advisor. In April 1998, the special committee held discussions with the investment banking firm of Donaldson, Lufkin & Jenrette Securities Corporation regarding Donaldson, Lufkin & Jenrette's engagement as its financial advisor. At a meeting on April 23, 1998, the special committee discussed with Donaldson, Lufkin & Jenrette in general terms the evaluation process and analysis that Donaldson, Lufkin & Jenrette would undertake pursuant to its engagement.

    From April 23, 1998 through May 12, 1998, the special committee and its advisors reviewed certain public and non-public information with respect to ITGI and the proposed transaction. Representatives of the special committee's advisors met on several occasions among themselves, with members of ITGI's management and with ITGI's legal counsel. The focus of the discussions was the proposed structure of the spin-off and the potential additional complications such a structure might engender compared to a spin-off of ITGI effected as a special dividend by Parent to its stockholders of the shares of ITGI owned by Parent. The special committee in its deliberations sometimes referred to this alternative spin-off structure used by it for comparative purposes as a dividend spin-off, and the spin-off structure proposed by Parent as a merger spin-off. At a meeting of the special committee on May 12, 1998, the advisors reported on their activities to date. The special committee discussed, among other things, the issues associated with the large number of ITGI stock options scheduled to expire early in 1999, the appropriate size of the special cash dividend proposed to be paid by ITGI in connection with the spin-off, the allocation of transaction costs between ITGI and Parent the terms of the execution, clearing and other agreements to be entered into between ITGI or its subsidiary ITG Inc. and Parent or its subsidiary Jefferies & Company, the desirability of obtaining noteholder consents to New Jefferies' assumption of Parent's obligations under two outstanding issues of publicly traded notes and the likelihood that Parent would be able to fulfill its indemnity and other obligations to ITGI following the spin-off. The special committee determined that a principal objective of the negotiations with Parent would be to ensure that, as nearly as practicable, ITGI following the proposed merger spin-off would be in the same position as if the transaction were structured as a dividend spin-off. In particular, to the greatest extent possible, ITGI following its merger with Parent should be substantially free from liabilities, including contingent liabilities, related to the activities of Parent excluding ITGI and its subsidiaries prior to the spin-off. The special committee instructed its advisors to continue their analyses of the issues discussed at the meeting.

    During the summer and early fall of 1998, the special committee's advisors continued their "due diligence" investigation of ITGI and Parent and met with ITGI's legal counsel and commented on preliminary drafts of the transaction documents. The special committee held meetings at which it was briefed on the status of negotiations, issues that might arise and the probable accounting treatment of the proposed spin-off transaction. The special committee was advised that in general, the surviving corporation in the merger should not be required to record goodwill as an asset on its balance sheet provided that, at the time of the merger, Parent could fairly be viewed as substantially free of liabilities unrelated to ITGI's business. Donaldson, Lufkin & Jenrette advised the special committee that, if a substantial amount of goodwill were to be recorded because of the merger, the reduction in earnings that would result from the amortization of that goodwill potentially could have an adverse effect on the prices at which the surviving corporation's common stock would trade after the merger. To that time, Parent had taken the position that the merger agreement should not contain a condition to closing based on accounting treatment in light of Parent's concerns discussed below. The special committee also was advised that, in order to avoid goodwill accounting treatment, the relative levels of equity ownership of ITGI's various stockholders could not change--in other words, it would not be possible to avoid goodwill accounting and at the same time seek an exchange ratio in the merger that would increase the percentage ownership of ITGI's unaffiliated public stockholders. In considering the implications of these accounting issues, the special committee noted that if in fact Parent was substantially free from liabilities at the time of the merger, it would be fair to leave the relative ownership levels of ITGI's stockholders unchanged. The special committee instructed its advisors that the transaction must be structured in a way that avoided the need to record goodwill and that it should be a condition to the consummation of the transaction that satisfactory accounting treatment be available following the merger.

    Throughout the course of negotiations between Parent and ITGI before mid-December of 1998, Parent communicated to ITGI's management and counsel that it was reluctant to agree to a closing condition that no goodwill be recognized by reason of the merger and to a related covenant to cause Parent to be free of all liabilities prior to the merger. Parent expressed its concern that satisfying the condition and fulfilling the covenant would hinge on third party consents and other matters that were beyond Parent's control. As a result, the merger might be prevented from occurring after the special cash dividend had been paid and New Jefferies had been spun off.

    On December 10, 1998 the special committee and its advisors met with representatives of ITGI's management and counsel to receive a report on the progress of the transaction and identify the significant issues remaining for negotiation with Parent. The special committee was advised that Parent continued to maintain that the accounting consequences of the merger should not affect ITGI's obligation to complete the transaction in light of Parent's concerns about the merger not closing. The special committee directed its advisors to respond that the special committee would not recommend the transaction unless it was satisfied that no goodwill would be required to be recorded for accounting purposes. The special committee then reviewed the status of discussions with Parent regarding ITGI's payment of a special cash dividend and ITGI's contribution toward the expenses of the spin-off transactions. The special committee had previously determined that, since the dividend would be paid pro rata to all stockholders, the principal concern with respect to the dividend was not unfair treatment of the minority public stockholders but rather the prudence of the dividend--whether it would leave ITGI with sufficient resources and liquidity to operate after the merger without any adverse effect on its business. The special committee concluded, after reviewing and discussing operating budgets and cash flow forecasts presented by ITGI's management, that a $75 million dividend should not adversely affect the business. The special committee instructed its advisors that the response to Parent should be to limit the dividend to no more than $75 million. The special committee emphasized that this determination was based, among other things, on estimates of the amount of transaction costs payable by ITGI in connection with the spin-off transactions. ITGI's management provisionally had agreed with Parent's management that the transaction costs to be incurred by each company should be shared equally by the two companies. The special committee asked ITGI's management to prepare a detailed estimate of these expenses and to advise as to the possibility that the expenses would exceed the estimate. At its December 10 meeting, the special committee received a presentation from ITGI's management regarding the terms of the clearing and execution agreements that had been provisionally agreed with Parent. The special committee was advised that the economic terms of the proposed agreements were consistent with prevailing industry terms and that ITGI would be entitled to terminate the agreements if it so desired within a relatively short time period (after June 30, 2000 in the case of the clearing and execution agreements).

    On December 14, 1998 the special committee met with its advisors and with members of ITGI's management and its counsel. At the meeting, the special committee told ITGI's management that, on the basis of information furnished at and subsequent to the December 10 meeting, the following positions should be taken in seeking to finalize the terms of the spin-off transactions with Parent:

    (1) an important overall objective should continue to be that the effect and consequences of the proposed merger spin-off transactions be as similar as possible to those of a dividend spin-off;

    (2) it should be a condition to the closing of the spin-off transactions that ITGI be satisfied concerning the accounting treatment;

    (3) proper actions should be taken prior to the closing of the merger to ensure that when the merger becomes effective the surviving corporation will be substantially free of liabilities not related to ITGI's business;

    (4) ITGI's obligation to share transaction costs should be capped;

    (5) the special cash dividend payable by ITGI should be not greater than $75 million; and

    (6) the terms of the proposed clearing and execution agreements negotiated by ITGI's management were satisfactory.

    In subsequent negotiations, Parent, ITGI and representatives of the special committee agreed in principle to the execution of a preclosing and escrow agreement in order to address Parent's concerns, and substantially eliminate the risk, that the special cash dividend might be paid or New Jefferies might be spun off only to have the merger fail to occur. Parent further agreed that satisfactory accounting treatment should be a mutual condition to the consummation of the spin-off transactions and also agreed that the special cash dividend would be $4.00 per share, amounting to no more than $75 million in the aggregate. Parent refused to agree to a cap on ITGI's share of expenses, but it proposed to cap the amount of expenses related to Parent's publicly traded notes that ITGI would be required to pay. Parent proposed to use its best efforts to seek all third-party consents required for ITGI to be released effective as of the closing from all non-ITGI liabilities of Parent, such as office leases and financial guarantees. However, Parent insisted that if the third-party consents could not be obtained on commercially acceptable terms, ITGI should be required to close the transaction but with the benefit of a full indemnity from New Jefferies in respect of all such liabilities. Parent further advised, in response to an inquiry from ITGI's representatives, that Parent intended to vote its shares in ITGI in favor of the merger, but that it would not contractually commit to such a vote due to fiduciary duty and business judgment considerations.

    At a meeting of ITGI's board of directors on January 20, 1999, the special committee reported to the board that it was prepared to recommend approval in principle of the terms negotiated to date, as reflected in draft documents provided to and reviewed by the special committee, subject however to several conditions:

    (1) at the closing, all or substantially all of Parent's non-ITGI liabilities must be fully and unconditionally released and ITGI's obligation to share transaction costs must be capped;

    (2) since Parent would not be making a contractual commitment to vote its shares of ITGI common stock in favor of the merger, Parent should commit to allow ITGI's minority stockholders to participate in any sale or similar transaction that might occur pursuant to a third party proposal, should one emerge, on the same terms as Parent; and

    (3) final approval of the transaction terms should be given only when all documentation was complete and satisfactory to the special committee and after the IRS private letter ruling was received and deemed satisfactory.

    In subsequent discussions, Parent agreed to provide protection in the merger agreement for ITGI's minority stockholders in the event of a third-party purchase, agreed to the requested expense cap and agreed that to the extent that at the closing Parent had unreleased liabilities in excess of a level agreed by the parties to be immaterial, New Jefferies would secure its indemnity obligation in respect of the excess amount with an irrevocable standby letter of credit issued by a financial institution. The special committee subsequently agreed that for this purpose liabilities of up to $5 million could be deemed immaterial, provided the amount was reduced ratably to zero over no more than three years.

    On March 16, 1999, the special committee reported to ITGI's board of directors as follows:

    (1) it had reviewed with its advisors and found satisfactory the substance of the private letter ruling issued by the IRS with respect to the Jefferies transfers, New Jefferies spin-off and the merger;

    (2) it had received a presentation from Donaldson, Lufkin & Jenrette with respect to the merger and Donaldson, Lufkin & Jenrette's oral opinion that as of such date, the exchange ratio was fair, from a financial point of view, to the stockholders of ITGI other than Parent;

    (3) it had reviewed the final forms of the merger agreement, the distribution agreement, the tax sharing and indemnification agreement and the benefits agreement; and

    (4) based on this review, it had concluded that the merger agreement and the merger were fair to and in the best interests of ITGI's stockholders other than Parent, and it recommended adoption of the merger agreement by ITGI's board of directors.

DONALDSON, LUFKIN & JENRETTE HAS DELIVERED A FAIRNESS OPINION RELATING TO THE
  MERGER

    The special committee asked Donaldson, Lufkin & Jenrette, in its role as financial advisor to the special committee, to render an opinion to our board of directors and the special committee as to the fairness from a financial point of view of the exchange ratio to our stockholders other than Parent. On March 15, 1999 and March 16, 1999, Donaldson, Lufkin & Jenrette delivered to the special committee and our board of directors, respectively, oral opinions, which opinions were subsequently confirmed in a written opinion dated as of March 17, 1999, to the effect that, as of such dates, and based on and subject to the assumptions, limitations and qualifications set forth in such written opinion, the exchange ratio was fair from a financial point of view to our stockholders other than Parent.

    The full text of the fairness opinion is included as appendix E of this proxy statement/prospectus. The summary of the fairness opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the fairness opinion. We urge you to read the fairness opinion carefully and in its entirety for the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Donaldson, Lufkin & Jenrette in connection with such opinion.

    Donaldson, Lufkin & Jenrette prepared the fairness opinion for our board of directors and the special committee and the fairness opinion was directed only to the fairness from a financial point of view, as of the dates above, of the exchange ratio to our stockholders other than Parent. Donaldson, Lufkin & Jenrette expressed no opinion in the fairness opinion as to the prices at which our securities would trade prior to the merger and New ITGI's securities would trade following consummation of the merger. The fairness opinion does not address the relative merits of the merger, nor does it address the decision of our board of directors to proceed with the merger. The fairness opinion does not constitute a recommendation to you as to how you should vote on the merger.

    The special committee selected Donaldson, Lufkin & Jenrette as its financial advisor because it is an internationally recognized investment banking firm that is familiar with ITGI and its business. As part of its investment banking business, Donaldson, Lufkin & Jenrette is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. ITGI did not impose any restrictions or limitations upon Donaldson, Lufkin & Jenrette with respect to the investigations made or the procedures followed by Donaldson, Lufkin & Jenrette in rendering the fairness opinion.

    In arriving at the fairness opinion, Donaldson, Lufkin & Jenrette reviewed the merger agreement, the distribution agreement, the tax sharing and indemnification agreement and the benefits agreement. The written fairness opinion states that Donaldson, Lufkin & Jenrette understood that ITGI and Parent would be entering into certain additional ancillary agreements. With our board of directors' and the special committee's consent, Donaldson, Lufkin & Jenrette assumed that such agreements would be on market terms negotiated at arm's length. Donaldson, Lufkin & Jenrette also reviewed financial and other information that was publicly available or furnished to Donaldson, Lufkin & Jenrette by ITGI and Parent, including information provided during discussions with their respective managements. Included in the information provided during discussions with ITGI's management were certain financial analyses and projections of ITGI prepared by the management of ITGI. In addition, Donaldson, Lufkin & Jenrette compared certain financial and securities data of ITGI and Parent with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the shares of common stock of ITGI and Parent and conducted such other financial studies, analyses and investigations as Donaldson, Lufkin & Jenrette deemed appropriate for purposes of rendering the fairness opinion.

    In rendering the fairness opinion, Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available from public sources, that was provided to Donaldson, Lufkin & Jenrette by ITGI, its management or other representatives, or that was otherwise reviewed by Donaldson, Lufkin & Jenrette. With respect to the financial analyses and projections supplied to Donaldson, Lufkin & Jenrette, Donaldson, Lufkin & Jenrette assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ITGI as to the future operating and financial performance of ITGI. Donaldson, Lufkin & Jenrette did not assume responsibility for making any independent evaluation of any assets or liabilities of ITGI or Parent or for independently verifying any of the information reviewed by Donaldson, Lufkin & Jenrette. With our board of directors' and the special committee's consent, Donaldson, Lufkin & Jenrette also assumed that no goodwill would be incurred by ITGI in connection with the merger. Donaldson, Lufkin & Jenrette relied upon the rulings received by Parent from the IRS in response to requests for rulings concerning the treatment of the Jefferies transfers, the New Jefferies spin-off, the merger and related transactions under Sections 332, 351, 355 and 368(a)(1)(D) of the Internal Revenue Code. In addition, with our board of directors' and the special committee's consent based upon advice of counsel to ITGI, Donaldson Lufkin & Jenrette assumed that the merger would be tax-free to ITGI's stockholders other than Parent. With our board of directors' and the special committee's consent, Donaldson, Lufkin & Jenrette also assumed that all of Parent's liabilities, including without limitation all of the obligations under the indentures governing Parent's publicly traded notes, will be assumed by New Jefferies prior to the merger pursuant to the distribution agreement; and to the extent not assumed, New Jefferies will indemnify or otherwise make ITGI whole for such remaining liabilities.

    The fairness opinion was necessarily based on economic, market, financial and other conditions as they existed on, and upon the information made available to Donaldson, Lufkin & Jenrette as of, the dates above. The written fairness opinion states that, although subsequent developments may affect the fairness opinion, Donaldson, Lufkin & Jenrette does not have any obligation to update, revise or reaffirm its opinion. Donaldson, Lufkin & Jenrette was not requested to, nor did it, solicit the interest of any other party in acquiring ITGI.

    THE FOLLOWING IS A SUMMARY OF THE PRESENTATION MADE BY DONALDSON, LUFKIN & JENRETTE TO THE SPECIAL COMMITTEE AT ITS MEETING ON MARCH 15, 1999, AND TO OUR BOARD OF DIRECTORS IN SUMMARY FORM ON MARCH 16, 1999, IN CONNECTION WITH RENDERING THE FAIRNESS OPINION.

    EXCHANGE RATIO ANALYSIS. Donaldson, Lufkin & Jenrette examined the percentage ownership held by ITGI's stockholders, other than Parent, in ITGI prior to the merger and compared this percentage with the estimated percentage ownership ITGI's stockholders, other than Parent, will hold in New ITGI following consummation of the merger. Based on approximately 18,627,573 shares of common stock of ITGI outstanding as of March 1, 1999, Donaldson, Lufkin & Jenrette calculated that ITGI's stockholders, other than Parent, owned approximately 19.5% of the outstanding shares of common stock of ITGI on that date. Donaldson, Lufkin & Jenrette further noted that, based on the exchange ratio calculated as of that date, our stockholders other than Parent would own approximately 19.5% of the outstanding shares of common stock of New ITGI. Accordingly, Donaldson, Lufkin & Jenrette concluded that the exchange ratio will result in our stockholders other than Parent owning approximately the same percentage ownership in New ITGI immediately following the merger, as they owned in ITGI immediately prior to the merger.

    STOCK PRICE HISTORY. To provide contextual and comparative market data, Donaldson, Lufkin & Jenrette reviewed the daily closing prices of the common stock of ITGI for the 52-week period ended on March 10, 1999, and compared these closing prices of the common stock of ITGI with the closing stock prices of the following over the same period: (1) an index comprised of Ameritrade Holding Corporation, E*Trade Group, Inc., Charles Schwab Corporation, Automatic Data Processing, Inc., First Data Corporation, Fiserv, Inc., BARRA, Inc., Reuters Group plc (collectively, the "ITGI Comparable Companies"); (2) Parent; and (3) the S&P 500.

    COMPARABLE COMPANY ANALYSIS. To provide contextual and comparative market data, Donaldson, Lufkin & Jenrette analyzed selected historical and projected operating information, stock market data and financial ratios for the ITGI Comparable Companies, all of which are traded publicly. Using the stock prices as of March 10, 1999 ($38.0625 in the case of ITGI), Donaldson, Lufkin & Jenrette analyzed the per share equity value of each of the ITGI Comparable Companies, measured as a multiple of selected financial data. In examining the ITGI Comparable Companies, Donaldson, Lufkin & Jenrette analyzed the per share equity value of each company as a multiple of latest twelve months earnings per share, estimated calendar year 1998 earnings per share (based on information from First Call) and estimated calendar year 1999 earnings per share (based on information from First Call). Donaldson, Lufkin & Jenrette's analyses of the ITGI Comparable Companies (excluding Ameritrade Holding Corporation and E*Trade Group, Inc.) yielded the following:

                                                                        RANGE FOR ITGI    MEDIAN FOR ITGI
                                                                          COMPARABLE        COMPARABLE
COMPARABLE COMPANY ANALYSIS                                                COMPANIES         COMPANIES        ITGI
----------------------------------------------------------------------  ---------------  -----------------  ---------
Latest twelve months earnings per share multiples.....................   16.8x to 97.6x          37.1x          19.3x

Calendar year 1998 estimated earnings per share multiples.............   16.8x to 92.0x          37.1x          16.9x

Calendar year 1999 estimated earnings per share multiples.............   15.6x to 76.0x          31.3x          16.5x

    The summary set forth above does not purport to be a complete description of the analyses performed by Donaldson, Lufkin & Jenrette but describes, in summary form, the principal elements of the presentation made by Donaldson, Lufkin & Jenrette to the special committee on March 15, 1999, and to our board of directors in summary form on March 16, 1999. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses Donaldson, Lufkin & Jenrette conducted was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. Donaldson, Lufkin & Jenrette did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other, and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, Donaldson, Lufkin & Jenrette has indicated to the board of directors and the special committee that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    Pursuant to the terms of an engagement agreement dated May 28, 1998, ITGI has paid Donaldson, Lufkin & Jenrette a retainer fee of $200,000 and a fee of $550,000 upon Donaldson, Lufkin & Jenrette's notification to the special committee that Donaldson, Lufkin & Jenrette was prepared to deliver the fairness opinion. ITGI has also agreed to pay Donaldson, Lufkin & Jenrette a fee of $100,000 for each update of a prior opinion delivered by Donaldson, Lufkin & Jenrette at the special committee's request, provided that one such update of a prior opinion shall be provided by Donaldson, Lufkin & Jenrette with no additional fee to ITGI. In addition, ITGI has agreed, with certain limitations, to reimburse Donaldson, Lufkin & Jenrette promptly for all out-of-pocket expenses, including the reasonable fees and expenses of outside counsel, incurred by Donaldson, Lufkin & Jenrette in connection with its engagement, whether or not a transaction is consummated. ITGI also agreed to indemnify Donaldson, Lufkin & Jenrette and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws.

    In the ordinary course of business, Donaldson, Lufkin & Jenrette and its affiliates may own or actively trade the securities of ITGI or Parent for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in the securities of ITGI or Parent. Donaldson, Lufkin & Jenrette, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

OUR BOARD OF DIRECTORS HAS APPROVED THE MERGER

    In light of the recommendation of the special committee, on March 16, 1999, our board of directors unanimously declared the advisability of the merger agreement and determined that the merger agreement and the merger are in the best interests of our company and are fair to and in the best interests of our stockholders other than Parent. Accordingly, our board of directors has approved and declared advisable the merger agreement and the merger and recommends that you vote FOR the approval and adoption of the merger agreement and the merger.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion is a summary of the material U.S. federal income tax consequences of the merger to ITGI, Parent and our stockholders other than Parent. The discussion which follows is based on the Internal Revenue Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

    TAX RULINGS. Parent has received from the IRS rulings to the effect that, among other things, the merger will qualify as a tax-free liquidation with respect to Parent and ITGI under Section 332 of the Internal Revenue Code.

    TAX OPINIONS. Parent has received an opinion from its special counsel, Morgan, Lewis & Bockius LLP, and ITGI has received an opinion from its special counsel, Cahill Gordon & Reindel to the effect that:

    - with respect to the public stockholders of ITGI other than Parent, the merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code; and

    - ITGI and Parent each will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

    We have filed these opinions of Morgan, Lewis & Bockius LLP and Cahill Gordon & Reindel as exhibits to the registration statement of which this proxy statement/prospectus forms a part. These opinions assume consummation of the merger in accordance with the provisions of the merger agreement and the absence of changes in existing law, and rely on assumptions and representations of ITGI and Parent relating to the requirements of a reorganization. The tax opinions neither bind nor preclude the IRS from adopting a contrary position. An opinion of counsel sets forth such counsel's legal judgment and has no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. We believe, based upon the tax rulings and the tax opinions, that the merger will have the U.S. federal income tax consequences discussed below.

    TAX CONSEQUENCES TO PARENT AND ITGI. No income, gain or loss will be recognized by Parent or ITGI for federal income tax purposes as a result of the merger.

    TAX CONSEQUENCES TO ITGI'S PUBLIC STOCKHOLDERS. The merger will be treated, from the perspective of the stockholders of ITGI other than Parent, for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Parent and ITGI will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Except to the extent that stockholders of ITGI other than Parent receive cash in lieu of fractional shares of New ITGI common stock, stockholders of ITGI other than Parent who exchange ITGI common stock in the merger solely for New ITGI common stock will not recognize gain or loss for federal income tax purposes upon the receipt of New ITGI common stock in exchange for their ITGI common stock. The aggregate tax basis for the New ITGI common stock received pursuant to the merger will equal the aggregate tax basis in the ITGI common stock exchange therefor reduced by the portion of the stockholder's tax basis properly allocated to the fractional share interest, if any, for which the stockholder receives cash. The holding period of stockholders of ITGI other than Parent for the New ITGI common stock received pursuant to the merger will include the holding period of the ITGI common stock surrendered in exchange therefor, provided that the ITGI common stock was held as a capital asset at the time of the merger. Stockholders of ITGI other than Parent who receive cash in lieu of a fractional share interest in New ITGI common stock pursuant to the merger will be treated as having received such cash in exchange for such fractional share interest and generally will recognize gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the ITGI common stock held by such stockholder of ITGI other than Parent that is allocable to such fractional share. In general, such gain or loss will constitute capital gain or loss if the ITGI common stock was held as a capital asset at the time of the merger, and will be long-term capital gain or loss if such ITGI common stock has been held for more than one year at the time of the merger.

    Stockholders of ITGI other than Parent should consult their own tax advisors regarding the appropriate income tax treatment of their receipt of New ITGI common stock, including the application of Federal, state, local and foreign tax laws, and the effect of possible changes in tax law that may affect the tax consequences described above.

    The foregoing is only a summary of the material U.S. federal income tax consequences of the merger under the law in effect as of the date hereof. IT DOES NOT PURPORT TO COVER ALL INCOME TAX CONSEQUENCES AND MAY NOT APPLY TO STOCKHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES, OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE.

COMPARISON OF RIGHTS OF ITGI STOCKHOLDERS AND NEW ITGI STOCKHOLDERS

    Upon the consummation of the merger, you will become a stockholder of New ITGI. Since ITGI and New ITGI are both organized under the laws of the State of Delaware, any differences in your rights as a stockholder of ITGI and New ITGI will arise solely from differences in the charter and bylaws of ITGI and New ITGI rather than from differences of law.

    The following are summaries of the material differences between your rights as a stockholder of ITGI compared with your rights as a stockholder of New ITGI. The following discussions are not intended to be complete and are qualified in their entirety by reference to Delaware law; ITGI's charter and bylaws, which are filed as exhibits to our annual report on Form 10-K incorporated herein by reference; and New ITGI's charter and bylaws, which are included as exhibits to the merger agreement included as appendix A of this proxy statement/prospectus.

    The chart below sets forth the antitakeover provisions in ITGI's charter and bylaws compared to New ITGI's charter and bylaws:

                                                                                           ITGI                NEW ITGI
                                                                               ----------------------------  -------------
ANTITAKEOVER PROVISION                                                            CHARTER        BYLAWS         CHARTER
-----------------------------------------------------------------------------  -------------     ------      -------------
Blank check preferred stock..................................................            X                             X
No stockholder action by written consent.....................................                                          X
Special stockholders meeting can be called only by board or persons
  authorized by board........................................................                                          X
Advance notice requirements for stockholders to have business considered or nominate directors before annual stockholders meeting......................
Stockholders may not make proposals at a special stockholders meeting........
Supermajority (66 2/3%) stockholder vote required for charter amendments with
  regards to antitakeover provisions.........................................                                          X
Supermajority (66 2/3%) stockholder vote required to amend bylaws with regards to antitakeover provisions.........................................


ANTITAKEOVER PROVISION                                                            BYLAWS
-----------------------------------------------------------------------------     ------
Blank check preferred stock..................................................
No stockholder action by written consent.....................................            X
Special stockholders meeting can be called only by board or persons
  authorized by board........................................................            X
Advance notice requirements for stockholders to have business considered or
  nominate directors before annual stockholders meeting......................            X
Stockholders may not make proposals at a special stockholders meeting........            X
Supermajority (66 2/3%) stockholder vote required for charter amendments with regards to antitakeover provisions.........................................
Supermajority (66 2/3%) stockholder vote required to amend bylaws with
  regards to antitakeover provisions.........................................            X

    The provisions of New ITGI's charter and bylaws described in this section may delay or make more difficult acquisitions or changes of control of New ITGI not approved by New ITGI's board of directors. Such provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of New ITGI although such proposals, if made, might be considered desirable by a majority of New ITGI's stockholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of New ITGI without the concurrence of New ITGI's board of directors.

    SPECIAL MEETINGS. ITGI's bylaws state that the board of directors, president or the secretary may call special meetings of stockholders for any purpose. The president or the secretary shall call a special meeting of the stockholders of ITGI whenever stockholders owning 25% of the shares of ITGI entitled to vote on matters to be submitted to the stockholders makes a written request. The board of directors or the president may call a special meeting at any time.

    New ITGI's charter and bylaws will provide that special meetings of stockholders may be called only by the secretary at the request of (1) a majority of the directors or (2) a person authorized by a majority of the directors. Under New ITGI's charter, stockholders will not be permitted to call special meetings. New ITGI's bylaws will provide that participants at a special meeting may discuss only business stated in the notice that the board of directors gave, and stockholders may not bring business before a special meeting, except in the case of special meetings called for the purpose of electing directors. In this case, stockholders may nominate directors but must comply with the same advance written notice provisions as for annual meetings.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. New ITGI's bylaws will provide that stockholders seeking to bring business before or to nominate directors at any meeting of stockholders must provide to the secretary timely written notice, in proper form, of the stockholder's intention to bring business before that meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, with respect to annual meetings, and not less than 60 days nor more than 90 days prior to such meeting, with respect to special meetings. New ITGI's bylaws will also specify certain requirements for a stockholder's notice to be in proper written form. These provisions may preclude some stockholders from bringing matters before the stockholders or from making nominations for directors.

    Neither ITGI's charter nor its bylaws place any notice or other requirements or stockholder proposals or director nominations.

    ACTION BY STOCKHOLDERS WITHOUT A MEETING. Delaware law provides that, unless limited by the charter, any action that could be taken by stockholders at a meeting may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. There is no such limitation in the ITGI's charter and ITGI's bylaws include a provision permitting the ITGI stockholders to consent in writing to any action without a meeting. New ITGI's charter and bylaws will not permit stockholders to take action by any written consent in lieu of a meeting.

    SUPERMAJORITY VOTING. New ITGI's charter and bylaws require the approval of the holders of at least 66 2/3% of the voting power of all the shares entitled to vote to alter, amend, repeal or adopt any provision inconsistent with or limiting the effect of antitakeover provisions in New ITGI's charter or bylaws. The board of directors or the stockholders may amend, supplement or repeal ITGI's bylaws at any time, except as limited by law.

EXCHANGE AGENT

    EquiServe has been selected as exchange agent under the merger agreement. As soon as practicable after the merger, Parent shall deposit with the exchange agent, for the benefit of the stockholders of ITGI other than Parent, certificates representing the shares of New ITGI common stock issuable pursuant to the merger in accordance with the merger agreement. The exchange agent will deliver the certificates representing shares of New ITGI common stock upon surrender for exchange of certificates representing the ITGI common stock.

REGULATORY FILINGS AND APPROVALS

    The Securities and Exchange Commission has the authority to prohibit the dividend by ITG Inc. which will be used by ITGI to pay the special cash dividend. ITG Inc. is a registered broker-dealer under the Securities Exchange Act and subject to the SEC's net capital requirements. If the SEC prohibits such dividend, the merger will not occur. We must also notify the National Association of Securities Dealers, Inc. and other regulatory bodies about the merger.

RESALE OF NEW ITGI COMMON STOCK

    All New ITGI common stock received by ITGI stockholders in connection with the merger will be freely transferable, except that New ITGI common stock received by persons who are deemed to be our "affiliates" (as such term is defined in Rule 145 under the Securities Act) at the time of the annual meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case of those persons who become our affiliates) or as otherwise permitted under the Securities Act. Persons who may be deemed to be our "affiliates" generally include individuals or entities that control, are controlled by, or are under common control with, us and may include certain of our officers, directors and principal stockholders. This proxy statement/prospectus cannot be used in connection with resales of New ITGI common stock received in the merger by any person who may be deemed to be an "affiliate" of New ITGI under the Securities Act.

LISTING

    The ITGI common stock is currently quoted on the Nasdaq National Market under the symbol "ITGI." Upon consummation of the merger, ITGI common stock will no longer be quoted on the Nasdaq National Market.

    We have applied for listing of New ITGI common stock on the New York Stock Exchange under the symbol "ITG." The approval for listing of New ITGI common stock, subject to official notice of issuance, is a condition to the consummation of the merger.

ACCOUNTING TREATMENT OF MERGER

    The merger will be accounted for as a merger of "entities under common control" in accordance with generally accepted accounting principles. Accordingly, the accounting will reflect the historical cost basis of each party's assets and liabilities.

APPRAISAL RIGHTS

    Stockholders will not be entitled to seek appraisal of their shares of our common stock under Section 262 of the Delaware General Corporation Law, a copy of which is included as appendix F of this proxy statement/prospectus.

                              THE MERGER AGREEMENT

    The merger agreement is the agreement pursuant to which ITGI and Parent agree to merge. It sets forth the number of shares of New ITGI common stock that ITGI stockholders, other than Parent, will receive in the merger in exchange for their ITGI shares. This exchange ratio establishes the relative stock ownership of Parent's stockholders and our stockholders, other than Parent, in New ITGI. In addition, the merger agreement contains, among other things, representations, warranties and agreements by Parent and ITGI to each other, conditions to the merger and termination provisions. We provide a summary of the material provisions of the merger agreement below. You should review carefully the full text of the merger agreement, which is included as appendix A of this document.

REPRESENTATIONS AND WARRANTIES BY PARENT

    Parent represents and warrants to, and agrees with, ITGI as to a number of matters, including:

    (1) due organization, valid existence and good standing of Parent;

    (2) authorization, execution and delivery of the merger agreement and the distribution agreement, the benefits agreement and the tax sharing and indemnification agreement (the "ancillary agreements") by Parent, enforceability of the merger agreement and the ancillary agreements against Parent and related matters;

    (3) no governmental or other third party consent is required in connection with the execution, delivery and performance by Parent of the merger agreement or any of the ancillary agreements or the consummation by Parent of the merger, the Jefferies transfers or the New Jefferies spin-off (the "Parent Transactions"), except as set forth in the merger agreement;

    (4) the execution, delivery and performance by Parent of the merger agreement and the ancillary agreements and the consummation by Parent of the Parent Transactions will not:

       (a) violate any provision of the charter or bylaws of Parent;

       (b) to the best of Parent's knowledge, violate any law; or

       (c) breach any note, bond, mortgage, indenture or deed of trust relating to indebtedness for borrowed money or any material license, lease or other agreement, instrument or obligation of Parent or any of its subsidiaries, other than ITGI and its subsidiaries;

    (5) capitalization;

    (6) Parent has made and will make all required filings with the SEC and such filings, as they relate to Parent and its non-ITGI subsidiaries, did not and will not contain any an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

    (7) Parent, to the best of its knowledge, has no Liabilities other than (a) those described in the disclosure schedule, and (b) any Liabilities of or related to ITGI and its subsidiaries. The term "Liabilities" means any and all known claims, debts, commitments, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, commitments, liabilities and obligations arising under the merger agreement, any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking. Immediately following the transfers of assets and liabilities to New Jefferies, Parent will have no Liabilities other than those described in clause (b) above and those set forth in the disclosure schedule;

    (8) since December 31, 1998, Parent has not, directly or indirectly, except as described in the disclosure schedule:

       (a) except in the ordinary course of business, purchased or otherwise acquired, or agreed to purchase or otherwise acquire, any share of capital stock of Parent, or any options, warrants or other equity security, debt security or other indebtedness of Parent or declared, set aside or paid any dividend or otherwise made a distribution, whether in cash, stock or property or any combination thereof, in respect of its capital stock;

       (b) except in the ordinary course of business (1) created or incurred any indebtedness for borrowed money; (2) assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation; or (3) entered into any commitment or incurred any Liabilities; or

       (c) except in the ordinary course of business, suffered any damage, destruction or loss that is material to Parent, whether covered by insurance or not; or (d) agreed to do any of the things described in the preceding clauses (a) through (c);

    (9) no "Assets" of Parent or any of its subsidiaries (other than ITGI and its subsidiaries) are used by ITGI or any of its subsidiaries or reflected on the consolidated balance sheet of ITGI. For purposes hereof, the term "Assets" means properties, rights, contracts, leases and claims, of every kind and description, wherever located, whether tangible or intangible, and whether real, personal or mixed.

    (10) except as described in the disclosure schedule, there is no litigation involving Parent or any of its non-ITGI subsidiaries;

    (11) except as described in the disclosure schedule, neither Parent nor any of its non-ITGI subsidiaries has violated law, except where such violation or failure to comply would not give rise to a material adverse effect;

    (12) except as described in the disclosure schedule, Parent has such licenses as are necessary to own, lease or operate the properties and to conduct the business of its non-ITGI subsidiaries in the manner described in the Parent SEC reports;

    (13) labor matters;

    (14) except as set forth in the disclosure schedule, neither the execution and delivery by Parent of the merger agreement or the ancillary agreements nor the consummation of the Parent Transactions gives rise to any obligation of Parent or any of its non-ITGI subsidiaries, or any right of any holder of any security of Parent or any of its non-ITGI subsidiaries to require Parent to purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same;

    (15) real property leases;

    (16) material contracts and commitments;

    (17) environmental matters;

    (18) finder's or broker's fees;

    (19) recommendation of Parent's board of directors; and

    (20) New Jefferies and the applicable trustees have executed supplemental indentures which:

       (a) amend in certain respects the indenture relating to an issue of Parent's publicly traded notes; and

       (b) provide that New Jefferies shall assume, and Parent shall be released from, Parent's obligations under that indenture, effective as of the date the Jefferies transfers are completed.

REPRESENTATIONS AND WARRANTIES BY ITGI

    ITGI represents and warrants to, and agrees with, Parent relating to a number of matters, including:

    (1) due organization, valid existence and good standing of ITGI;

    (2) authorization, execution and delivery of the merger agreement by ITGI, enforceability of the merger agreement against ITGI and related matters;

    (3) no governmental or other third party consent is required in connection with the execution, delivery and performance by ITGI of the merger agreement, the declaration and payment of the special cash dividend or the consummation by ITGI of the merger, except as set forth in the merger agreement;

    (4) the execution, delivery and performance by ITGI of the merger agreement, the declaration and payment of the special cash dividend and the consummation by ITGI of the merger will not:

       (a) violate any provision of the charter or bylaws of Parent,

       (b) to the best of ITGI's knowledge, violate any law; or

       (c) reach any note, bond, mortgage, indenture or deed of trust relating to indebtedness for borrowed money or any material license, lease or other agreement, instrument or obligation of ITGI or any of its subsidiaries;

    (5) capitalization;

    (6) ITGI has made and will make all required filings with the SEC and such filings, as they relate to ITGI and its subsidiaries, did not and will not contain any an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

    (7) to the best knowledge of ITGI, except for the Liabilities set forth in or referred to in the ITGI SEC reports, or in this proxy statement/prospectus, ITGI has no Liabilities other than those described in the disclosure schedule;

    (8) since December 31, 1998, ITGI has not, directly or indirectly, except as described in the disclosure schedule:

       (a) except in the ordinary course of business, purchased or otherwise acquired, or agreed to purchase or otherwise acquire, any share of capital stock of ITGI, or any options, warrants or other equity security, debt security or other indebtedness of ITGI or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

       (b) except in the ordinary course of business (1) created or incurred any indebtedness for borrowed money; (2) assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation; or (3) entered into any commitment or incurred any Liabilities; or

       (c) except in the ordinary course of business, suffered any damage, destruction or loss that is material to ITGI, whether covered by insurance or not; or (d) agreed to do any of the things described in the preceding clauses (a) through (c);

    (9) except as described in the disclosure schedule, neither ITGI nor any of its subsidiaries has violated law, except where such violation or failure to comply would not give rise to a material adverse effect;

    (10) except as described in the disclosure schedule, ITGI has such licenses as are necessary to own, lease or operate the properties and to conduct the business of its subsidiaries in the manner described in the ITGI SEC reports;

    (11) labor matters;

    (12) except as set forth in the disclosure schedule, neither the execution and delivery by ITGI of the merger agreement, payment of the special cash dividend nor the consummation of the merger gives rise to any obligation of ITGI or any of its subsidiaries, or any right of any holder of any security of ITGI or any of its subsidiaries to require ITGI to purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same;

    (13) real property leases;

    (14) material contracts and commitments;

    (15) except as described in the disclosure schedule, there is no litigation involving ITGI or any of its subsidiaries;

    (16) except as described in the disclosure schedule, ITGI and its subsidiaries own no Parent common stock and are not a party to any contracts or options that would allow or obligate ITGI or any of its subsidiaries to purchase Parent common stock;

    (17) environmental matters;

    (18) finder's or broker's fees;

    (19) recommendation of ITGI's board of directors and the special committee; and

    (20) the supplemental indentures and related documentation concerning New JEF's assumption of certain of the Senior Notes.

CERTAIN COVENANTS AND AGREEMENTS

    MATERIAL CHANGES. ITGI has agreed, for itself and its subsidiaries, that, except as contemplated by the merger agreement and the ancillary agreements, during the period from the date of the merger agreement to the closing date, without the prior written consent of Parent, it will and will cause each of its subsidiaries to:

    (1) conduct its affairs in the ordinary course of business consistent with past and then current practice;

    (2) not adopt, amend or modify any employment or personnel contract or plan, or increase the level of compensation payable to any officer or employee other than in accordance with past practice or as otherwise required by law or the terms of any such contract or plan;

    (3) not issue any capital stock or security convertible into capital stock, except pursuant to certain outstanding stock options and equity compensation awards that are not subject to lock-up agreements, or grant any options outside of the ordinary course of business, or is inconsistent with past practice that is exercisable at any time prior to April 30, 1999 or take any other action that would otherwise alter its capital structure;

    (4) not pay any dividend or make any distribution (including any stock split or stock dividend) with respect to its securities;

    (5) not enter into any contract or arrangement other than in the ordinary course of business; and

    (6) not amend its charter or bylaws.

    ITGI agrees to promptly advise Parent if:

    - it has more than 18,750,000 shares of ITGI common stock outstanding at any time prior to the merger or

    - any person holding, or exercising rights under, ITGI common stock equivalents shall have validly tendered any exercise form related thereto and demanded the issuance and delivery of ITGI common stock in respect of any such ITGI common stock equivalent prior to the effective time of the merger. ITGI agrees not to amend, by written instrument, document, waiver or other act or practice, any lock-up agreement without Parent's prior written consent.

    Parent has agreed, for itself and its subsidiaries, that, except as contemplated by the merger agreement and the ancillary agreements, during the period from the date of the merger agreement to the Closing Date, without the prior written consent of ITGI, it will and will cause each of its non-ITGI subsidiaries to:

    (1) conduct its affairs in the ordinary course of business consistent with past and then current practice;

    (2) not adopt, amend or modify any employment or personnel contract or plan, or increase the level of compensation payable to any officer or employee other than in accordance with past practice or as otherwise required by law or the terms of any such contract or plan;

    (3) not issue any capital stock or security convertible into capital stock, except pursuant to certain outstanding stock options and equity compensation awards, or grant any option or equity compensation award unless it becomes, upon consummation of the Jefferies transfers, an option in New Jefferies common stock or take any other action that would otherwise alter its capital structure;

    (4) not pay any dividend or make any distribution with respect to its securities;

    (5) not enter into any contract or arrangement other than in the ordinary course of business; and

    (6) not amend its charter or bylaws.

    PROXY STATEMENT/PROSPECTUS AND PROXY/INFORMATION STATEMENT. Parent and ITGI each take responsibility for information in this proxy statement/prospectus, as well as the proxy/information statement being distributed to Parent's stockholders, except that Parent will not be responsible for information relating solely to ITGI and its subsidiaries, the special cash dividend or the ITGI-provided information concerning the merger, and that ITGI will not be responsible for information relating solely to Parent and its non-ITGI subsidiaries, the Jefferies transfers, the ancillary agreements, the New Jefferies spin-off or the Parent-provided information concerning the merger. Each agrees to consult with the other before filing any amendment or supplement to this proxy statement/prospectus or to the proxy/ information statement, or submitting any information to the SEC in connection therewith.

    FURTHER ASSURANCES. In addition to the actions specifically provided for elsewhere in the merger agreement, each of ITGI and Parent will use its commercially reasonable efforts to:

    - execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of the merger agreement and to carry out these terms; and

    - take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by the merger agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by the merger agreement.

    EXPENSES. Parent and ITGI agree to pay specified portions of reasonable "out-of-pocket" expenses of Parent, New Jefferies or ITGI that have been incurred because of or in order to effect the Parent Transactions and the special cash dividend, subject to the limitations and qualifications set forth in the merger agreement.

    ACCESS TO INFORMATION. From the date of the merger agreement to the effective time of the merger, each of Parent and ITGI agrees to afford the other and its accountants, counsel and designated representatives reasonable access, including using reasonable efforts to give access to persons or firms possessing information, and duplicating rights during normal business hours to all records, books, contacts, instruments, computer data and other data and information in its possession relating to the business and affairs of the other--other than data and information subject to an attorney-client or other privilege--insofar as such access is reasonably required by the other including, without limitation, for audit, accounting and litigation purposes.

    PRESS RELEASES. Neither ITGI nor Parent shall make or issue any press release or other public statement with respect to any of the transactions contemplated by the merger agreement without obtaining the prior written approval of the other, which consent shall not be unreasonably withheld.

    CONSENTS. Parent agrees to use its reasonable best efforts to obtain all required governmental consents referenced in the merger agreement and the other consents listed in the disclosure schedule. ITGI agrees to use its reasonable best efforts to obtain all required governmental consents and other consents referenced in the merger agreement.

    AMENDMENT OF DISTRIBUTION AGREEMENT. Parent shall not modify, amend or waive any provision of the distribution agreement, unless Parent shall have obtained the consent of ITGI, which consent shall not be unreasonably withheld.

    LOCK-UP COVENANTS. ITGI agrees to refrain and cause its subsidiaries to refrain from purchasing or entering into options or contracts which would obligate it or any of its subsidiaries to purchase Parent common stock prior to the consummation of the merger. ITGI agrees to use its commercially reasonable efforts to obtain agreements from the holders of ITGI common stock equivalents not to exercise such options prior to the earlier of (a) the merger or (b) April 30, 1999.

    STANDSTILL PRIOR TO PRE-CLOSING. If at any time prior to the pre-closing, Parent receives a third party offer to acquire its entire equity interest in ITGI, Parent will use its commercially reasonable best efforts to negotiate with such third party for the purpose of endeavoring to obtain the economic and other terms and benefits of such offer for the benefit of the other stockholders of ITGI.

PRE-CLOSING

    Subject to the satisfaction of the conditions contained in the merger agreement, the pre-closing shall be held on the business day following the stockholders' meetings of Parent and ITGI, unless extended in writing by Parent and ITGI. At the pre-closing, Parent, ITGI, New Jefferies and The Bank of New York, as escrow agent, shall enter into a pre-closing and escrow agreement so that they may deposit certain items, moneys, documents and instruments in connection with the transactions contemplated by the merger agreement and the distribution agreement, into escrow with the escrow agent, to be held and released by the escrow agent. The pre-closing and escrow arrangements are intended to allow five days of "when-issued" trading of the New Jefferies common stock and the New ITGI common stock. Pursuant to the pre-closing and escrow agreement:

    (1) ITGI shall deposit cash into escrow in an amount equal to the special cash dividend. The special cash dividend shall be released without condition or limitation by the escrow agent on the business day following the pre-closing to ITGI's stockholders of record on the special cash dividend record date;

    (2) Documents have been executed and placed into escrow concerning all Jefferies transfers so that all transfers can be effected pursuant to the distribution agreement immediately following payment of the special cash dividend. However, documentation concerning the contribution by Parent to New Jefferies of Parent's pro rata share of the special cash dividend need not be included;

    (3) Parent shall deposit into escrow an agreement between Parent and the distribution agent for the New Jefferies common stock. Under this agreement, the distribution agent shall distribute all New Jefferies common stock to Parent's stockholders after being instructed to do so by the escrow agent. The escrow agent shall issue such instructions upon receipt of a certificate from ITGI and Parent on the fifth business day following the stockholders' meetings unless prior to 9:00 a.m. on the closing date ITGI or Parent shall have delivered to the escrow agent a certificate that Parent owns less than 80% of ITGI or that the IRS has revoked or amended in any material adverse matter, the tax rulings; and

    (4) ITGI and Parent shall deposit into escrow the executed certificate of merger, to be filed without condition or limitation by the escrow agent with the secretary of state of the State of Delaware on the fifth business day following the stockholders' meetings after the issuance of the instructions to the distribution agent described in clause (3).

CONDITIONS TO PRE-CLOSING

    MUTUAL CONDITIONS. The parties have agreed to pre-close the merger only if certain conditions are satisfied as of a date prior to the closing. The pre-closing date will be no later than the day of the stockholders' meetings unless extended by both parties in writing. The mutual conditions to the obligation of Parent or ITGI to complete the pre-closing include the following:

    (1) the stockholders of Parent shall have approved and adopted by requisite vote the merger agreement, including amendments to Parent's certificate of incorporation and bylaws, and the issuance of the New ITGI common stock in accordance with Delaware law and the certificate of incorporation and bylaws of Parent;

    (2) the stockholders of ITGI shall have approved and adopted by requisite vote the merger agreement in accordance with Delaware law and the certificate of incorporation and bylaws of ITGI.

    (3) no temporary restraining order, preliminary or permanent injunction, sanction or other order issued by any court of competent jurisdiction, self-regulatory organization or body, stock exchange or other legal or regulatory restraint or prohibition shall have been issued and be in effect restraining or prohibiting the consummation of the merger or the transactions contemplated by the ancillary agreements or the merger agreement;

    (4) the registration statement with respect to this proxy statement/prospectus of Parent shall have been declared effective under the Securities Act and no stop orders with respect thereto shall have been issued and the proxy statement/information statement shall have been declared or become effective under the Exchange Act and shall have been furnished to the stockholders of Parent, the definitive proxy statement/prospectus shall have been furnished to the stockholders of ITGI, and Parent shall have received all requisite authorizations under all applicable state securities or blue sky laws necessary to consummate the issuance of the New ITGI common stock;

    (5) Parent shall have received approval for listing by the NYSE, upon official notice of issuance of the New ITGI common stock;

    (6) supplemental indenture(s) satisfactory to ITGI pursuant to which, effective as of the date the Jefferies transfers are completed, New Jefferies shall assume, and Parent shall be released from, Parent's obligations under an issue of Parent's publicly traded notes and the related indenture, accompanied by officers certificate(s) and opinion(s) of Parent's counsel;

    (7) receipt of an accounting advisory letter;

    (8) execution and delivery of the escrow agreement and the delivery of all items required to be delivered into escrow thereunder;

    (9) Parent owns at least 80% of the outstanding ITGI common stock;

    (10) all conditions to the New Jefferies spin-off set forth in the distribution agreement, other than the release of the special cash dividend from the escrow under the escrow agreement, shall have been satisfied or waived by the parties thereto; and

    (11) the tax rulings shall not have been withdrawn or modified by the IRS in any material adverse respect prior to Pre-Closing.

    PARENT'S CONDITIONS. The obligations of Parent to effect the pre-closing are subject to the satisfaction or waiver of each of the following additional conditions as of the pre-closing, any of which may be waived, in writing, exclusively by Parent:

    (1) the representations and warranties of ITGI contained in the merger agreement shall be true and correct at the pre-closing in all material respects with the same effect as though made at such time, except to the extent waived thereunder or affected by the transactions contemplated therein;

    (2) ITGI has performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by the merger agreement and the ancillary agreements to be performed or complied with by it at or prior to the pre-closing;

    (3) ITGI has delivered to Parent a certificate in form and substance satisfactory to Parent dated the date of the merger and signed by the chief executive officer and the chief financial officer of ITGI;

    (4) ITGI has received all consents designated as required to be obtained prior to pre-closing;

    (5) ITGI has delivered to Parent an opinion of Cahill Gordon & Reindel covering the matters set forth in the merger agreement; and

    (6) Morgan, Lewis & Bockius LLP has delivered to Parent an opinion that the merger is tax-free to ITGI's public stockholders.

    ITGI'S CONDITIONS. The obligations of ITGI to effect the pre-closing is subject to the satisfaction of each of the following additional conditions as of the pre-closing, any of which may be waived, in writing, exclusively by ITGI:

    (1) the representations and warranties of Parent contained in the merger agreement shall be true and correct at the pre-closing in all material respects with the same effect as though made at such time, except to the extent waived thereunder or affected by the transactions contemplated therein;

    (2) Parent has performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by the merger agreement and the ancillary agreements to be performed or complied with by it at or prior to the pre-closing;

    (3) Parent has delivered to ITGI a certificate in form and substance satisfactory to ITGI dated the date of the merger and signed by the chief executive officer and the chief financial officer of Parent;

    (4) Parent has delivered to ITGI a copy (certified by the Secretary of Parent) of duly adopted resolutions of the Board of Directors of Parent accelerating the vesting and exercisability of all options to purchase or acquire Parent common stock effective not later than release of the special cash dividend from escrow. Parent has caused all outstanding Parent common stock equivalents to have been exercised or canceled, or exchanged, conditioned only upon consummation of the Transfers for options, shares, or common stock equivalents of New Jefferies as of, or within two business days following the pre-closing date, or reserved against without New ITGI's responsibility after the effective time of the merger;

    (5) Parent has taken all necessary action to effect the transfer to New Jefferies of all Parent liabilities that are not related to ITGI. If Parent cannot transfer any non-ITGI liabilities to New Jefferies, Parent will take action satisfactory to ITGI to mitigate these liabilities, such as in the form of prepayments, insurance, reserves and the like. Parent has obtained one or more letters of credit for the benefit of ITGI to the extent any such unmitigated liabilities exceed the following amounts:

       (a) $5.0 million from the effective time of the merger until its first anniversary;

       (b) $3.33 million from the first anniversary of the effective time of the merger to its second anniversary;

       (c) $1.67 million from the second anniversary of the effective time of the merger until its third anniversary; and

       (d) $0 after the third anniversary of the effective time of the merger.

    (6) Parent has obtained all governmental consents referenced in the merger agreement and has obtained all other required consents on or prior to the pre-closing;

    (7) Parent has delivered to ITGI an opinion of Morgan, Lewis & Bockius LLP covering the matters set forth in the merger agreement;

    (8) Cahill Gordon & Reindel has delivered to ITGI an opinion that the merger is tax-free to ITGI's public stockholders;

    (9) no provision of the distribution agreement shall have been modified, amended or waived without the prior written consent of ITGI, which shall not be unreasonably withheld; and

    (10) all certificates, consents and opinions, including any provision therein permitting ITGI to rely thereon, delivered in connection with the supplemental indentures relating to Parent's publicly traded notes shall not have been withdrawn.

CONDITIONS TO CLOSING

    The merger is subject to the satisfaction of each of the following additional conditions:

    (1) the pre-closing shall have been consummated in accordance with the merger agreement, and the escrow agreement has been fully complied with;

    (2) at all relevant times prior to the merger, Parent shall have owned at least 80% of the outstanding ITGI common stock; no other ITGI capital stock (other than common stock) shall have been issued or outstanding; and

    (3) The favorable tax rulings shall not have been, prior to the effective time of the merger, withdrawn, or modified in any material adverse respect, by the IRS.

NO SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

    The representations, warranties, covenants and other obligations of Parent and ITGI under the merger agreement shall not survive the merger. The expense provisions, however, shall survive the merger in accordance with the distribution agreement and any termination of the merger agreement.

TERMINATION

    The merger agreement may be terminated at any time prior to the pre-closing date:

    (1) by mutual written consent of Parent and ITGI;

    (2) by either party upon:

       (a) the failure of the other party to satisfy any material covenant or agreement set forth in the merger agreement or the ancillary agreements;

       (b) upon the discovery of any representation of the other party which is false in any material respect or for which there is a material omission to disclose information which makes any representation of the other party materially misleading; or

       (c) the IRS has withdrawn, or modified in any material adverse respect, the tax rulings; or

    (3) by a non-breaching party with respect to any failure of the other party to satisfy a condition to such party's obligation to consummate the merger.

    The merger agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the closing (a) by mutual written consent of Parent and ITGI or (b) by either party upon the failure of the closing conditions to be satisfied.

                                OTHER AGREEMENTS

DISTRIBUTION AGREEMENT

    New Jefferies and Parent have entered into a distribution agreement, which provides for, among other things, the transfer by Parent of its assets and liabilities to New Jefferies prior to the merger and the conditions precedent to the New Jefferies spin-off. Because we, as New ITGI, succeed to Parent's obligations under the distribution agreement following the merger, the distribution agreement is the principal agreement that sets forth New Jefferies' and New ITGI's responsibilities to each other for liabilities relating to them.

    TRANSFER OF ASSETS AND LIABILITIES. The distribution agreement provides generally that prior to the merger:

    - all assets of Parent other than the capital stock of ITGI held by it will be transferred to and become assets of New Jefferies or its subsidiaries; and

    - all Jefferies Liabilities will be assigned to and assumed by New
      Jefferies.

    "Jefferies Liabilities" means:

    (1) all liabilities of New Jefferies under the distribution agreement, the amended and restated tax sharing agreement or any ancillary agreement;

    (2) except as otherwise expressly provided in the distribution agreement, the amended and restated tax sharing agreement or any ancillary agreement, all liabilities, other than ITGI Group Liabilities (as defined below), (a) of Parent, to the extent those liabilities arise out of or relate to any event, occurrence, act, omission or state of affairs that occurred or existed prior to the merger; (b) of New Jefferies or any of its subsidiaries or the New Jefferies business whether arising before, on or after the merger; or (c) arising out of the ownership or use of the assets of New Jefferies or any of its subsidiaries, whether arising before, on or after the merger;

    (3) all liabilities arising under or in connection with the registration statement on Form 10 unless and except to the extent that such claims are based upon ITGI-provided information;

    (4) subject to the expenses section of the distribution agreement, all liabilities of Parent in respect of its publicly traded notes, including, without limitation, the related indentures, including all supplemental indentures, consent solicitations and offering materials;

    (5) all liabilities arising with respect to claims based upon New Jefferies-provided information included or incorporated by reference into the Form S-4; and

    (6) liabilities of Parent under options or other rights to purchase or acquire any Parent common stock, cancelled or exchanged for options to purchase shares of New Jefferies common stock.

    INDEMNIFICATION BY NEW JEFFERIES. On and after the date of the New Jefferies spin-off, New Jefferies has agreed to indemnify, defend and hold harmless Parent and its successors, including New ITGI, and their subsidiaries, and each of their respective directors, officers, employees and agents (the "ITGI Indemnitees") from and against any and all claims, costs, damages, losses, liabilities and expenses, including, without limitation, reasonable expenses of investigation and reasonable attorney fees and expenses, but excluding consequential damages of the indemnified party in connection with any and all actual or threatened claims, suits, arbitrations, inquiries, proceedings or investigations by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal (collectively, "Indemnifiable Losses") incurred or suffered by any of the ITGI Indemnitees and arising out of, or due to or otherwise in connection with any of the Jefferies Liabilities or the failure of New Jefferies or any of its subsidiaries to assume, pay, perform or otherwise discharge any of the Jefferies Liabilities.

    INDEMNIFICATION BY NEW ITGI. On and after the date of the New Jefferies spin-off, New ITGI will indemnify, defend and hold harmless New Jefferies and its subsidiaries and each of their respective directors, officers, employees and agents (the "New Jefferies Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the New Jefferies Indemnitees in connection with any of the ITGI Group Liabilities or the failure of New ITGI to pay, perform or otherwise discharge any of the ITGI Group Liabilities.

    "ITGI Group Liabilities" means:

    (1) all liabilities of ITGI, in its own right or as the successor to Parent following the merger, under the indemnification provisions of the distribution agreement, or under the amended and restated tax sharing agreement or any ancillary agreement;

    (2) except as otherwise expressly provided in the distribution agreement, the amended and restated tax sharing agreement or any ancillary agreement, all liabilities, other than Jefferies Liabilities, of ITGI, any of its subsidiaries or ITGI business or liabilities arising out of the ownership or use of the assets of ITGI or any of its subsidiaries in each case whether arising before, on or after the merger;

    (3) all liabilities with respect to claims based upon ITGI-provided information included and incorporated by reference into the Form 10 and proxy/information statement; and

    (4) all liabilities arising with respect to claims based upon ITGI- provided information included or incorporated by reference in the Form S-4.

    PROCEDURES. The distribution agreement includes procedures for notice and payment of indemnification claims and provides that the indemnifying party may assume the defense of the claim or suit brought by a third party.

TAX SHARING AND INDEMNIFICATION AGREEMENT

    New Jefferies, ITGI and Parent have entered into a tax sharing and indemnification agreement and an amended and restated tax sharing agreement (collectively, the "tax sharing agreement"). The tax sharing agreement will allocate tax liabilities between New Jefferies and ITGI and their respective subsidiaries for 1999 and prior tax years. Under the tax sharing agreement, for all tax years ending before or including 1999, New Jefferies will bear any excess over ITGI's share, computed as if ITGI and its subsidiaries were a separate consolidated or combined group, of the consolidated group's:

    (1) federal consolidated income tax liability;

    (2) any unitary or combined state or local income or franchise tax liability; and

    (3) any foreign income tax liability.

    Each of ITGI and New Jefferies is also responsible for paying all tax liabilities arising from any tax returns which it files separately. Each of ITGI and New Jefferies will be responsible for that portion of the federal consolidated income tax liability of the consolidated group attributable to it. In addition, each of ITGI and New Jefferies will pay to the other the amount by which the federal consolidated income tax liability of the consolidated group has been reduced as a result of the inclusion of ITGI and New Jefferies, and their respective subsidiaries, in the consolidated group. If the consolidated group's tax liability for any tax year ending before or including the distribution date is changed or adjusted as a result of a tax examination or otherwise, then each of ITGI's and New Jefferies' share of the consolidated group's adjusted tax liability or benefit shall be recomputed and agreed to by the parties. Any payments due between New Jefferies and ITGI as a result of the recomputation will include interest for the periods in question at the rates charged by the applicable tax authority with respect to underpayments of income tax or paid by the applicable tax authority on overpayments of income tax.

    The tax sharing agreement generally provides that in the event that either New ITGI or New Jefferies takes any action inconsistent with, or fails to take any action required by, or in accordance with, the qualification of the New Jefferies spin-off as tax-free, then New ITGI or New Jefferies, as the case may be, will be liable for and indemnify and hold the other party harmless from any tax liability resulting from such action or inaction. If either party engages in any transaction involving its stock or assets, and as a result, the New Jefferies spin-off is treated as a taxable event, then the party engaging in such transaction shall hold the other party harmless from any tax liabilities that result from the treatment of the New Jefferies spin-off as a taxable event.

BENEFITS AGREEMENT

    New Jefferies and Parent have entered into a benefits agreement, which provides, among other things, that as of the merger, New Jefferies shall assume, retain and be liable for all wages, salaries, welfare, retirement, incentive compensation and other employee related liabilities and obligations with respect to employees of Parent, excluding ITGI and its subsidiaries. New ITGI shall assume, retain and be liable for such liabilities and obligations with respect to employees of ITGI and its subsidiaries.

    Prior to the merger, Parent shall amend the profit sharing and employee stock ownership plans to provide that all active participants in such plans shall be fully vested in their accounts. Generally, New Jefferies will assume and become a successor employer with respect to the profit sharing and employee stock ownership plans currently maintained by Parent and will continue such plans for the benefit of eligible employees of Parent, excluding ITGI and its subsidiaries. New ITGI will establish a profit sharing plan and an employee stock ownership plan for the benefit of its eligible employees as soon as practicable following the merger. Assets equal to the aggregate account balances of employees of ITGI and its subsidiaries in the profit sharing and employee stock ownership plans assumed by New Jefferies shall be transferred to the New ITGI plans to be maintained for the benefit of such employees.

    New Jefferies will also assume and become the successor employer for the defined benefit pension plan currently maintained by Parent. The accrued benefits of all active participants in the pension plan shall be vested as of December 31, 1998. As soon as is practicable following the merger, and if such action is approved by the IRS, participants in the pension plan who will continue to be employees of New ITGI and its subsidiaries will be given the opportunity to receive actuarially equivalent lump sum distributions of the benefits they have accrued under the pension plan. In order to reflect certain modifications to the pension plan affecting the amount of benefits to be provided to the employees of New ITGI and its subsidiaries in connection with their termination of participation in the plan and in order to reflect New ITGI's share of the funding obligations under the plan, New ITGI will pay to the pension plan an actuarially computed amount in order to discharge the costs associated with such benefits and its share of such funding obligations.

    Prior to the merger, optionees under the Parent stock incentive plan shall have the opportunity to exercise stock options previously granted under the plan. New Jefferies shall be responsible for all liabilities relating to stock options granted by Parent prior to the merger. In contemplation of the New Jefferies spin-off, the "Capital Accumulation Plan for Key Employees," a nonqualified deferred compensation plan maintained by Parent, was terminated and all balances of cash and Parent common stock held under the plan were distributed except with respect to the accounts of five participants in the plan. The liability associated with the accounts of the four participants who will be New Jefferies employees will be assumed by New Jefferies. The liability associated with the account of the participant who is an ITGI employee has been assumed by ITGI. In exchange for ITGI's assumption of such liability Parent has paid approximately $1.1 million to ITGI. In addition, prior to the merger, Parent common stock under the Employee Stock Purchase Plan shall be distributed to participants.

    New ITGI will assume the ITGI 1994 Stock Option and Long-Term Incentive Plan, the ITGI Employee Stock Purchase Plan, the ITGI Pay-For-Performance Incentive Plan and the ITGI Non-Employee Directors' Stock Option Plan. Awards authorized under those plans may be made to employees and directors of New ITGI following the merger.

                 MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

    Our common stock is quoted on the Nasdaq National Market under the symbol "ITGI." We have applied for listing of New ITGI common stock on the New York Stock Exchange under the symbol "ITG."

    The following table sets forth, for the periods indicated, the range of the high and low closing sales prices per share of our common stock as reported on the Nasdaq National Market.

                                                                               HIGH        LOW
                                                                             ---------  ---------
1999
  First Quarter (through March 15, 1999)...................................  $   67.00  $   39.50

1998
  First Quarter............................................................      37.50      24.38
  Second Quarter...........................................................      35.50      25.50
  Third Quarter............................................................      34.00      27.25
  Fourth Quarter...........................................................      62.06      18.50

1997
  First Quarter............................................................      23.75      18.38
  Second Quarter...........................................................      26.88      17.88
  Third Quarter............................................................      32.00      26.31
  Fourth Quarter...........................................................      31.25      26.25

    On March 15, 1999, the closing sales price per share for our common stock as reported on the Nasdaq National Market was $46.50. On March 15, 1999, our common stock was held by approximately 1,500 holders of record or through nominees in street name accounts with brokers.

    We have not paid a dividend since May 4, 1994. Prior to and subject to the satisfaction of the conditions to the merger, we will pay a special cash dividend of $4.00 per share to each stockholder of record as of April 20, 1999. Our revolving credit facility restricts our ability to pay dividends. See "Management's Discussion of Financial Condition and Results of Operations--Liquidity and Capital Resources." Our dividend policy following the merger will be to retain earnings to finance the operations and expansion of our businesses. Other than the special cash dividend, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

                 COMPARATIVE PER SHARE DATA OF PARENT AND ITGI

    The following table sets forth selected per share data for Parent, ITGI and New ITGI. The unaudited pro forma financial data assume that the merger and related transactions were consummated on January 1, 1998. Book value data for all pro forma presentations are based upon the number of outstanding shares of New ITGI common stock adjusted to include the maximum number of shares of Parent common stock that could be issued in the merger. Please read the information set forth below along with the historical consolidated financial statements of Parent and ITGI in the annual reports on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC and incorporated herein by reference and "Selected Historical Financial Data."

                                                                                        FISCAL YEAR
                                                                              -------------------------------
                                                                                1998       1997       1996
                                                                              ---------  ---------  ---------
PARENT HISTORICAL:
Cash dividends declared per share...........................................  $     .20  $    .125  $   .0875
Book value per share........................................................  $   15.77
Basic earnings per share from continuing operations.........................  $    1.62  $    1.92  $    1.06
Diluted earnings per share from continuing operations.......................  $    1.58  $    1.85  $    1.04
ITGI HISTORICAL:
Cash dividends declared per share...........................................         --         --         --
Book value per share........................................................  $    7.73
Basic earnings per share from continuing operations.........................  $    2.36  $    1.48  $    1.28
Diluted earnings per share from continuing operations.......................  $    2.25  $    1.42  $    1.26
ITGI PRO FORMA(1):
Cash dividends declared per share...........................................         --         --         --
Book value per share........................................................  $    2.18
Basic earnings per share from continuing operations.........................  $    1.40
Diluted earnings per share from continuing operations.......................  $    1.28
NEW ITGI EQUIVALENT PRO FORMA(1)(2):
Cash dividends declared per share...........................................         --         --         --
Book value per share........................................................  $    3.47
Basic earnings per share from continuing operations.........................  $    2.23
Diluted earnings per share from continuing operations.......................  $    2.04

------------------------

(1) The pro forma and equivalent pro forma data do not purport to represent what ITGI's or New ITGI's results of operations or financial position would have actually been or to project ITGI's or New ITGI's results of operations for any future period or financial position at any future date.

(2) The New ITGI equivalent unaudited pro forma data equals the ITGI unaudited pro forma data times the exchange ratio.

                       SELECTED HISTORICAL FINANCIAL DATA

    Please read the following selected historical financial information along with our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC and incorporated herein by reference.

                                                                         YEAR ENDED DECEMBER 31,
                                                         --------------------------------------------------------
                                                            1998        1997        1996       1995      1994(1)
                                                         ----------  ----------  ----------  ---------  ---------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Total revenues.........................................  $  212,205  $  137,042  $  111,556  $  72,381  $  56,716
Total expenses.........................................     131,270      89,782      70,555     47,493     69,106
                                                         ----------  ----------  ----------  ---------  ---------
Income (loss) before income taxes......................      80,935      47,260      41,001     24,888    (12,390)
Income tax expense (benefit)...........................      37,541      20,343      17,666      9,983     (4,529)
                                                         ----------  ----------  ----------  ---------  ---------
Net income (loss)......................................  $   43,394  $   26,917  $   23,335  $  14,905  $  (7,861)
                                                         ----------  ----------  ----------  ---------  ---------
                                                         ----------  ----------  ----------  ---------  ---------
Basic net earnings (loss) per share of common stock....  $     2.36  $     1.48  $     1.28  $    0.81  $   (0.45)
                                                         ----------  ----------  ----------  ---------  ---------
                                                         ----------  ----------  ----------  ---------  ---------
Diluted net earnings (loss) per share of common
  stock................................................  $     2.25  $     1.42  $     1.26  $    0.81  $   (0.45)
                                                         ----------  ----------  ----------  ---------  ---------
                                                         ----------  ----------  ----------  ---------  ---------
Basic weighted average shares outstanding (in
  millions)............................................        18.4        18.2        18.3       18.5       17.5
Diluted weighted average shares and common stock
  equivalents (in millions)............................        19.3        18.9        18.6       18.5       17.5

                                                                               DECEMBER 31,
                                                          -------------------------------------------------------
                                                             1998        1997       1996       1995       1994
                                                          ----------  ----------  ---------  ---------  ---------
                                                                              (IN THOUSANDS)
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION DATA:
Total assets............................................  $  180,512  $  113,641  $  82,798  $  55,318  $  38,354
Total stockholders' equity..............................  $  143,709  $   93,763  $  67,093  $  45,479  $  31,893

------------------------

(1) In connection with our initial public offering (the "Offering") in May 1994, certain management employment agreements, the performance share plans (consisting of a 12.7% phantom equity interest in ITG Inc. and an annual profits bonus component, the "ITGI Performance Share Plans") and non-compensatory ITG Inc. stock options (on 10% of the outstanding shares of ITG Inc. common stock) were terminated as of May 1, 1994 in exchange for $31.1 million in cash, a portion of which was used to purchase Parent common stock. ITGI, prior to December 31, 1993, had expenses and paid to Parent an additional $9.4 million related to the ITGI Performance Share Plans. Immediately prior to the consummation of the Offering, Parent transferred its $9.4 million liability and an equivalent amount of cash to ITGI to be applied by ITGI as part of the termination of the ITGI Performance Share Plans. The total liability in connection with the above-mentioned plans was $40.5 million. Of the non-recurring expense of $31.1 million, approximately $900,000 was recorded in ITGI Performance Share Plans expense in the first two quarters of 1994 under the terms of the prior agreement. The total ITGI Performance Share Plans expense recorded for the first two quarters of 1994 was $1.5 million. The remaining $600,000 of such expense was for the annual profits bonus component of the ITGI Performance Share Plans for January 1, 1994 through May 1, 1994 (the termination date of the above-mentioned plans). Only the future annual profits bonus component (post-Offering) of the above-mentioned plans was determined to be a component of the $40.5 million liability. The annual profits bonus component was earned during the period January 1, 1994 through May 1, 1994 by the payees regardless of the Offering. The remaining liability of $30.2 million was recorded as termination of plans expense in the second quarter of 1994.

                       UNAUDITED PRO FORMA FINANCIAL DATA

    We prepared the following unaudited pro forma statement of financial condition data for ITGI as of December 31, 1998 assuming the merger and related transactions had been consummated on that date. We prepared the following unaudited pro forma statement of income data for ITGI for the year ended December 31, 1998 assuming the merger and related transactions had been consummated on January 1, 1998. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data are not necessarily indicative of the operating results or financial position that we would have achieved if the merger had been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. The unaudited pro forma financial data should be read in conjunction with "The Merger and Related Transactions" and the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC and incorporated herein by reference.

UNAUDITED PRO FORMA STATEMENT OF FINANCIAL CONDITION DATA

                                                                                   AT DECEMBER 31, 1998
                                                                           ------------------------------------
                                                                                        PRO FORMA
                                                                           HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                                           ----------  -----------  -----------

                                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                                         AMOUNTS)
ASSETS:
Cash and cash equivalents................................................  $  116,924   $ (64,820)  A  $  52,104
Premises and equipment...................................................      19,662                   19,662
Other....................................................................      43,926     (12,940)  A     30,986
                                                                           ----------               -----------
                                                                           $  180,512   $ (77,760)   $ 102,752
                                                                           ----------               -----------
                                                                           ----------               -----------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued expenses....................................  $   26,036                $  26,036
Other liabilities........................................................      10,767                   10,767
Subordinated note payable................................................          --       1,353A       1,353
Stockholders' Equity:
Preferred stock, par value $.01 per share; 5,000 shares authorized, no shares issued and outstanding, actual; 1,000 shares authorized, no shares issued and outstanding, pro forma
Common stock, par value $.01 per share; 30,000 shares authorized, 19,195 shares issued and outstanding, actual; 100,000 shares authorized,
  29,669 shares issued and outstanding, pro forma........................         194         103B         297
Additional paid-in capital...............................................      51,511       1,395B      52,906
Retained earnings........................................................     104,925     (80,611)  A     24,314
Common stock held in treasury............................................     (12,760)                 (12,760)
Accumulated other comprehensive loss: currency translation adjustment....        (161)                    (161)
                                                                           ----------               -----------
  Total stockholders' equity.............................................     143,709     (79,113)      64,596
                                                                           ----------               -----------
                                                                           $  180,512   $ (77,760)   $ 102,752
                                                                           ----------               -----------
                                                                           ----------               -----------

------------------------

A. Reflects payment of the special cash dividend (assumed to be $74.4 million in the aggregate) and certain transaction expenses of approximately $6.3 million. The special cash dividend is assumed to be paid with a cash dividend from ITG Inc. of approximately $73.0 million and proceeds of a

    $1.4 million loan. The loan allows ITG Inc. to have sufficient regulatory capital. See "Business-- Regulation." Since the special cash dividend will be paid in April 1999 (instead of on December 31, 1998 as assumed in the Unaudited Pro Forma Statement of Financial Condition Data), we will not borrow a loan, but will have sufficient cash balances generated from our operations, to fund the entire special cash dividend.

   Also reflects a refund from Parent of $2.9 million for tax credit taken by Parent with respect to the pay-out of our employees who participated in the Jefferies Group, Inc. Capital Accumulation Plan for Key Employees. The offset would have been reflected as a reduction in deferred taxes of $1.4 million and an increase in additional paid-in capital of $1.5 million.

B. Reflects reduction in par value of the outstanding common stock, which was reclassified to additional paid-in capital.

UNAUDITED PRO FORMA STATEMENT OF INCOME DATA

                                                                               YEAR ENDED DECEMBER 31, 1998
                                                                           ------------------------------------
                                                                                        PRO FORMA
                                                                           HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                                           ----------  -----------  -----------

                                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                                         AMOUNTS)
Total revenues...........................................................  $  212,205   $  (2,101)  C  $ 210,104
Total expenses...........................................................     131,270       2,405C     133,675
                                                                           ----------               -----------
Income before income taxes...............................................      80,935      (4,506)      76,429
Income tax expense.......................................................      37,541      (2,090)  D     35,451
                                                                           ----------               -----------
Net income...............................................................  $   43,394      (2,416)   $  40,978
                                                                           ----------               -----------
                                                                           ----------               -----------
Basic net earnings per share of common stock.............................  $     2.36            E   $    1.40
                                                                           ----------               -----------
                                                                           ----------               -----------
Diluted net earnings per share of common stock...........................  $     2.25            E   $    1.28
                                                                           ----------               -----------
                                                                           ----------               -----------
Basic weighted average shares outstanding (in millions)..................        18.4            E        29.3
Diluted weighted average shares and common stock equivalents (in
  millions)..............................................................        19.3            E        31.9

------------------------

C. Cash and cash equivalents of $35.7 million were used as a partial payment of the $72.9 million special cash dividend. The remaining balance of the special cash dividend was funded with proceeds of a $37.2 million loan. The note was repaid in full over the year. Based on an assumed rate of interest of prime plus 2%, we incurred approximately $2.4 million of interest expense. The repayment of principal and interest reduced cash and cash equivalents thus decreasing the average balance of cash and cash equivalents. As a result, interest income declined by approximately $2.1 million. Since the special cash dividend will be paid in April 1999 (instead of on January 1, 1998 as assumed in the Unaudited Pro Forma Statement of Income Data), we will not borrow a loan, but will have sufficient cash balances generated from our operations, to fund the entire special cash dividend.

D. The reduction in interest income of approximately $2.1 million and the increase in interest expense of approximately $2.4 million resulted in a reduction in income taxes of approximately $2.1 million.

E. In order to determine the number of shares issued and outstanding for calculating both basic and diluted earnings per share, the historical shares issued and outstanding must be adjusted for the special cash dividend and the exchange ratio.

    SPECIAL CASH DIVIDEND:

        Options and shares reserved under a deferred compensation plan were adjusted in the following manner as a result of our assumed $72.9 million special cash dividend.

        We adjusted the exercise price of each option and, to compensate for the resulting loss in intrinsic value of such adjusted options, we increased the number of shares issuable upon exercise of each option, as follows:

        We assumed that the exercise price of each option was reduced so that
    (1) the ratio of the old exercise price over the volume weighted average market price of the ITGI common stock on the first trading day after the pre-closing for the merger (the "Pre-Dividend Price") was equal to (2) the ratio of the new exercise price over the greater of (x) the volume weighted average market price of the ITGI common stock on the second trading day after the pre-closing (the "Post-Dividend Price") or (y) the Pre-Dividend Price less the per share amount of the special cash dividend. In addition, if the Post-Dividend Price exceeds the Pre-Dividend Price, there will be no adjustment to the old exercise price.

        The number of shares of ITGI common stock subject to each option will be increased in an aggregate amount such that the aggregate intrinsic value of the options equals the aggregate intrinsic value of the original options of such holder.

        All other terms and conditions relating to stock options will remain unchanged.

        For pro forma adjustment purposes, we assumed a Pre-Dividend Price of $62.06 per share and a Post-Dividend Price of $58.06 per share. Pursuant to the adjustment described above the number of shares issuable upon exercise of stock options increased from 3.2 million to 3.4 million. After applying the exchange ratio, there were outstanding options to purchase 5.5 million shares at revised strike prices.

        We also assumed adjustments in the number of shares reserved for issuance to participants under a deferred compensation plan to account for the special cash dividend, which such participants will not receive. For each share reserved for issuance, we will reserve an additional fractional share equal to $4.00 divided by the Post-Dividend Price which we assumed to be $58.06. Pursuant to this adjustment, we assumed that the number of shares reserved under this plan increased from approximately 111,000 to approximately 119,000. After applying the exchange ratio, there were approximately 190,000 shares reserved under such plan.

    EXCHANGE RATIO:

        Shares of ITGI common stock (other than those held by Parent) are assumed to be exchanged for shares of New ITGI common stock pursuant to the exchange ratio. Options to purchase ITGI common stock are assumed to be exchanged for options to purchase New ITGI common stock pursuant to the exchange ratio.

        The exchange ratio is the ratio of the number of shares of Parent common stock outstanding over the number of shares of ITGI common stock held by Parent. For pro forma purposes, we used the number of Parent shares issued and outstanding at December 31, 1998, net of treasury shares (21.2 million), plus the number of shares issuable upon exercise of outstanding options (1.2 million) and the number of shares reserved under a deferred compensation plan (1.5 million) for an exchange ratio of approximately 1.59 (23.9 million divided 15.0 million). ITGI had 18.6 million shares, net of treasury shares, issued and outstanding of which Parent owned 15.0 million and other stockholders held 3.6 million. Therefore, our minority stockholders received
    5.7 million shares for the 3.6 million they previously held.

    ITGI BASIC AND DILUTED SHARES OUTSTANDING:

        The number of basic shares issued and outstanding is equal to the number of Parent's shares outstanding before the merger of 23.9 million plus 5.7 million shares to be issued to our minority stockholders in the merger. The number of diluted shares equals basic shares issued and outstanding plus dilution calculated under the treasury method for the options outstanding of
    5.5 million.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    You should read the following discussion and analysis along with our financial statements, including the notes, in our annual report on Form 10-K incorporated by reference herein.

GENERAL

    We are a leading provider of automated securities trade execution and analysis services to institutional equity investors. We are a full-service execution firm that utilizes transaction processing technology to increase the effectiveness and lower the cost of institutional and other trading. We generate substantially all of our revenues from a single line of business consisting of the following four services:

    - POSIT, an electronic stock crossing system;

    - QuantEX, a decision-support, trade management and routing system;

    - ITG Platform, a PC-based routing and trade management system; and

    - Electronic Trading Desk, an agency-only trading desk offering clients efficient trading services with multiple sources of liquidity.

    REVENUES primarily consist of commissions and fees from customers' use of our transaction processing and analysis services. Because these commissions and fees are paid on a per-transaction basis, revenues fluctuate from period to period depending on the volume of securities traded through our services.

    EXPENSES consist of compensation and employee benefits, transaction processing, software royalties, occupancy and equipment, consulting, telecommunications and data processing services, net loss on long-term investments, spin-off costs and other general and administrative expenses. Compensation and employee benefits expenses include base salaries, bonuses, employment agency fees, part-time employee compensation, commissions paid to employees of Parent, fringe benefits, including employer contributions for medical insurance, life insurance, retirement plans and payroll taxes, reduced by the employee portion of capitalized software. Transaction processing expenses consist of floor brokerage and clearing fees. Software royalties expenses are payments to our POSIT joint venture partner, BARRA. Occupancy and equipment expenses include rent, depreciation, amortization of leasehold improvements, maintenance, utilities, occupancy taxes and property insurance. Consulting expenses are fees and commissions paid to non-employee consultants for equity research, product development and other activities. Telecommunications and data processing services include costs for computer hardware, office automation and workstations, data center equipment, market data services and voice, data, telex and network communications. Net loss on long-term investments includes gains on the sale of equity investments, as offset by amortization of goodwill, equity loss pickup and initial start-up costs. Spin-off costs include legal, accounting, consulting and various other expenses in connection with the merger and related transactions. Other general and administrative expenses include amortization of goodwill, legal, audit, tax and promotional expenses.

    We have entered into a merger agreement with Parent, under which we will merge with and into Parent, with Parent as the surviving entity in the merger. Following the merger, Parent will be renamed Investment Technology Group, Inc. On March 16, 1999 we declared the special cash dividend conditioned upon approval of the merger by stockholders of Parent and ITGI and the satisfaction of other conditions to the merger. The following is a discussion of our historical results of operations and does not reflect the impact of the merger and the special cash dividend on us, although we believe that they should not materially affect our future results of operations.

RESULTS OF OPERATIONS

    The table below sets forth certain items in the statement of income expressed as a percentage of revenues for the periods indicated:

                                                                                               YEAR ENDED DECEMBER 31,
                                                                                           -------------------------------
                                                                                             1998       1997       1996
                                                                                           ---------  ---------  ---------
Revenues.................................................................................      100.0%     100.0%     100.0%
Expenses
  Compensation and employee benefits.....................................................       24.3       22.2       22.5
  Transaction processing.................................................................       12.7       15.6       14.1
  Software royalties.....................................................................        7.2        7.2        7.9
  Occupancy and equipment................................................................        5.6        6.7        5.5
  Consulting.............................................................................        1.1        1.5        2.2
  Telecommunications and data processing services........................................        3.8        4.8        4.3
  Net loss on long-term investments......................................................        0.1        0.2        0.0
  Spin-off costs.........................................................................        0.9        0.0        0.0
  Other general and administrative.......................................................        6.2        7.3        6.8
    Total expenses.......................................................................       61.9       65.5       63.2
Operating income.........................................................................       38.1       34.5       36.8
Income tax expense.......................................................................       17.7       14.8       15.8
Net income...............................................................................       20.4       19.6       20.9

    YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    REVENUES

    Total revenues increased $75.2 million, or 54.9%, from $137.0 million to $212.2 million. The number of trading days were 252 in 1998 compared to 253 in 1997. Revenues per trading day increased by $300,000, or 55.5%, from $542,000 to $842,000. Revenues per employee increased $182,000, or 28.8%, from $631,000 to $813,000. The increases were attributable to increases in the number of our customers and increases in trading volume by our existing customers. Revenues from the Electronic Trading Desk increased $19.5 million, or 64.9%, from $30.1 million to $49.6 million. Number of shares crossed on the POSIT system increased
2.1 billion, or 56.8%, from 3.7 billion to 5.8 billion. POSIT revenues in turn increased $41.6 million, or 55.2%, from $75.4 million to $117.0 million. QuantEX revenues increased $12.0 million, or 39.9%, from $30.1 million to $42.1 million.

    EXPENSES

    Total expenses increased $41.5 million, or 46.2%, from $89.8 million to $131.3 million.

    The following table itemizes expenses by category (in thousands):

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                       --------------------
                                                                         1998       1997      CHANGE     % CHANGE
                                                                       ---------  ---------  ---------  -----------
Compensation and employee benefits...................................  $  51,462  $  30,479  $  20,983        68.8%
Transaction processing...............................................     26,920     21,413      5,507        25.7
Software royalties...................................................     15,247      9,848      5,399        54.8
Occupancy and equipment..............................................     11,886      9,204      2,682        29.1
Consulting...........................................................      2,338      2,017        321        15.9
Telecommunications and data processing services......................      8,138      6,605      1,533        23.2
Net loss on long-term investments....................................        204        297        (93)      (31.3)
Spin-off costs.......................................................      1,936         --      1,936         N/A
Other general and administrative.....................................     13,139      9,919      3,220        32.5
Income taxes.........................................................     37,541     20,343     17,198        84.5

    COMPENSATION AND EMPLOYEE BENEFITS. Salaries, bonuses and related employee benefits increased approximately $21.0 million over the prior year. Such increases were primarily due to our profitability-based compensation plan, growth in our employee base of 44 or 20.3%, from 217 to 261 and additional compensation necessary to attract and retain quality personnel. Over 50% of the increase in new employees were staffed in technology, product development and production infrastructure. In addition, our board of directors voted to accelerate the vesting of the options of our recently deceased President and Chief Executive Officer, Scott P. Mason, resulting in a $2.8 million charge to compensation expense, representing 13% of the increase.

    TRANSACTION PROCESSING. The increase in transaction processing is primarily due to an increase in ticket charges associated with a higher volume of transactions in 1998. The increase in ticket charges of 28% was not proportionate with the increase in revenues of 55% due to volume discounts associated with clearing and execution services. A decrease in specialist fees of 26% and floor broker fees of 3%, was offset by the volume increases in shares executed by specialists of 49% and floor brokers of 51%, resulting in a net increase in transaction processing expenses. Transaction processing as a percentage of revenues decreased from 15.6% in 1997 to 12.7% in 1998.

    SOFTWARE ROYALTIES. As software royalties are contractually fixed at 13% of POSIT revenues, the increase is wholly attributable to an increase in POSIT revenues.

    OCCUPANCY AND EQUIPMENT. The increase in occupancy and equipment is primarily attributable to additional depreciation and amortization of leasehold improvements (representing 65% of the increase) and rent expense (representing 33% of the increase) related to the relocation and expansion of our corporate headquarters (occupied in June 1997), combined with increases in headcount and purchases of additional technologically advanced software.

    CONSULTING. The increase in consulting expense is primarily due to costs incurred for accounting and financial research of international joint venture opportunities and a major telecommunication system conversion.

    TELECOMMUNICATIONS AND DATA PROCESSING SERVICES. The increase in technological and data communications processing expenses stems primarily from the data feed upgrades for clients, primarily market data line connections, and expenses relating to a telecommunication network conversion and contingency planning.

    NET LOSS ON LONG-TERM INVESTMENTS. The decrease in net loss on long-term investments is due to income of $3.8 million recognized from the sale of our 37.4% equity ownership interest in the LongView Group, Inc., offset by initial start-up costs for ITG Europe of $1.3 million and the combined costs of equity loss pick-up and amortization of goodwill on ITG Australia of $0.2 million and the LongView Group, Inc, of $0.8 million.

    SPIN-OFF COSTS. The spin-off expenses are attributable to our legal, accounting, consulting and other expenses incurred for the spin-off transactions.

    OTHER GENERAL AND ADMINISTRATIVE. The increase in other general and administrative expenses was the result of a write-off of a net receivable from the former Global POSIT joint venture of approximately $1.0 million, accelerated software amortization for specific products, increases in business development costs, such as advertising and active sales efforts, and additional administrative costs, associated with ITG Europe.

    INCOME TAX EXPENSE

    The increase in income tax expense is the result of an increase in pretax income and an increase in the effective tax rate from 43.0% in 1997 to 46.4% in 1998. The increase in the effective rate was due to certain non-deductible expenses, such as goodwill amortization and spin-off costs and the inability to offset international losses with United States profits in calculating income tax expense, that were not present in 1997.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUES

    Total revenues increased $25.4, or 22.9%, from $111.6 million to $137.0 million. Increased revenues were attributed to a growing use of POSIT, QuantEX and Electronic Trading Desk services. POSIT revenues increased $8.2 million, or 12.2%, from $67.2 million to $75.4 million while QuantEX revenues increased $5.2 million, or 21.2%, from $24.9 million to $30.1 million. Electronic Trading Desk services increased $12.3 million, or 69.2%, from $17.8 million to $30.1 million. Revenues per trading day increased by $103,000, or 23.5%, from $439,000 to $542,000. Revenues per employee decreased $80,000, or 11.3%, from $711,000 to $631,000.

    EXPENSES

    Total expenses increased $19.2 million, or 27.3%, from $70.6 million to $89.8 million.

    The following table itemizes expenses by category (in thousands):

                                                                         YEAR ENDED DECEMBER
                                                                                 31,
                                                                         --------------------
                                                                           1997       1996      CHANGE     % CHANGE
                                                                         ---------  ---------  ---------  -----------
Compensation and employee benefits.....................................  $  30,479  $  25,047  $   5,432        21.7%
Transaction processing.................................................     21,413     15,737      5,676        36.1
Software royalties.....................................................      9,848      8,798      1,050        11.9
Occupancy and equipment................................................      9,204      6,111      3,093        50.6
Consulting.............................................................      2,017      2,492       (475)      (19.1)
Telecommunications and data processing services........................      6,605      4,789      1,816        37.9
Net loss on long-term investments......................................        297         --        297         N/A
Spin-off costs.........................................................         --         --         --         N/A
Other general and administrative.......................................      9,919      7,581      2,338        30.8
Income taxes...........................................................     20,343     17,666      2,677        15.2

    COMPENSATION AND EMPLOYEE BENEFITS. The increase in compensation and employee benefits expenses is due to an increase in the number of employees offset by an increase in capitalized software. Capitalized software development costs increased approximately $4.4 million, primarily due to additional projects and an increase in staff engaged in software development. Compensation and employee benefits expenses per person decreased $18,000, or 11.3%, from $159,000 to $141,000.

    TRANSACTION PROCESSING. The increase in transactions processing expenses is primarily due to the expense associated with a higher volume of transactions and shares. Transaction processing expenses as a percentage of revenues increased from 14.1% to 15.6%, primarily from a shift in the business mix towards QuantEX and Electronic Trading Desk services. Those products have slightly lower margins than POSIT due to charges for floor brokerage fees which are not incurred with the POSIT business.

    SOFTWARE ROYALTIES. As software royalties are contractually fixed at 13% of POSIT revenues, the increase is wholly attributable to an increase in POSIT revenues.

    OCCUPANCY AND EQUIPMENT. The increase in occupancy and equipment expense is due primarily to relocation of our corporate headquarters from 900 Third Avenue to 380 Madison Avenue in mid-June 1997. Rent expense increased accordingly as the rental square footage increased by more than 100%. We also had to accelerate the write-off of the unamortized leasehold improvements from the 900 Third Avenue location. In addition, depreciation expense increased approximately $1.7 million as a result of purchases of additional equipment associated with both the move and increased headcount.

    CONSULTING. Consulting is primarily for functions, which we currently believe, are advantageous to out-source. The decrease is due primarily to our undertaking in 1996 nonrecurring special projects related to contingency planning and systems' security.

    TELECOMMUNICATIONS AND DATA PROCESSING SERVICE. The increase is due primarily to communications costs incurred in 1995 and 1996 relating to the POSIT Joint Venture, which were presented for payment in the second quarter of 1997. In addition, duplicate services were required for the 900 Third Avenue and 380 Madison Avenue locations in connection with the move of our headquarters.

    NET LOSS ON LONG-TERM INVESTMENTS. The increase in the net loss on long-term investments is due to the combined costs of equity loss pick-up and amortization of goodwill on ITG Australia and the LongView Group, Inc, of $79,000 and $218,000, respectively.

    OTHER GENERAL AND ADMINISTRATIVE EXPENSE. The increase is largely attributable to the increase in headcount of 60 employees. Related costs, primarily services provided by Jefferies & Company, increased by approximately $374,000. Travel and entertainment costs increased by approximately $1.1 million primarily from an increased effort to promote our products. Legal fees increased by approximately $510,000 as a result of exploring several strategic initiatives and the costs associated with outsourcing legal services pending the hiring of a new in-house general counsel.

    INCOME TAX EXPENSE

    Income tax expense increased by $2.6 million, or 14.7% from $17,700 to $20,300. The increase is primarily due to an increase in pretax income. The effective tax rate in 1997 and 1996 was 43.0% and 43.1%, respectively.

DEPENDENCE ON MAJOR CUSTOMERS

    During 1998, revenue from our 10 largest customers accounted for approximately 30.7% of our total revenue while revenue from each of our three largest customers accounted for 7.9%, 4.5% and 3.2%, respectively, of total revenue. During 1997, revenue from our 10 largest customers accounted for approximately 34.5% of our total revenue while revenue from each of our three largest customers accounted for 8.8%, 5.9%, and 3.4%, respectively, of total revenue. Customers may discontinue use of our services at any time. The loss of any significant customers could have a material adverse effect on our results of operations. In addition, the loss of significant POSIT customers could result in lower share volumes of securities offered through POSIT, which may adversely affect the liquidity of the system.

LIQUIDITY AND CAPITAL RESOURCES

    Our liquidity and capital resource requirements are the result of the funding of working capital needs, primarily consisting of compensation, benefits and transaction processing fees and software royalty fees. Historically, all working capital requirements have been met by cash from operations. A substantial portion of our assets are liquid, consisting of cash and cash equivalents or assets readily convertible into cash.

    We believe that our cash flow from operations and existing cash balances will be sufficient to meet our cash requirements. We generally invest our excess cash in money market funds and other short-term investments that generally mature within 90 days or less. Additionally, securities owned, at fair value, include highly liquid, variable rate municipal securities, auction rate preferred stock and common stock. At December 31, 1998, such cash equivalents amounted to $77.3 million and receivables from brokers, dealers and other of $24.1 million were due within 30 days.

    We also invest a portion of our excess cash balances in cash enhanced strategies, which we believe should yield higher returns without any significant effect on risk. As of December 31, 1998, we had an investment in an arbitrage fund. The fund's strategy is to invest in a hedged portfolio of convertible securities. This strategy seeks an enhanced level of capital appreciation by focusing on current income and capital appreciation. At December 31, 1998, the amount of these investments was $1.0 million.

    Historically, all regulatory capital needs of ITG Inc. have been provided by cash from operations. See "Business--Regulation." We believe that cash flows from operations and the payment of the exercise price upon the exercise of expiring options will provide ITG Inc. with sufficient regulatory capital. On March 16, 1999, we entered into an agreement with a bank to borrow, effective upon the closing of the merger, up to $20 million on a revolving basis to enable ITG Inc. to satisfy its regulatory net capital requirements. This commitment will expire on March 14, 2000. Any amounts drawn may be prepaid at any time, but no later than March 15, 2001. We have agreed to pay an up-front fee totaling 1.5% of this commitment and will incur a fee at a rate per annum equal to 0.35% on the daily amount of the unused commitment to March 13, 2000. The interest rate on any amounts drawn will be prime; if such amounts are not repaid within two weeks, the interest rate will increase to prime plus 2%. The credit facility is secured by a pledge of the stock of ITG Inc., ITG Ventures, Inc. and ITG Global Trading Incorporated. This agreement limits our ability to pay cash dividends or incur indebtedness and requires us to comply with certain financial covenants. Assuming that the merger and related transactions will close on March 31, 1999, following payment of the special cash dividend we estimate that ITG Inc. will have excess net regulatory capital of approximately $20 million (not including the $20 million available under the new revolving credit facility). Although we believe that the combination of our existing net regulatory capital, operating cash flows and the revolving credit facility will be sufficient to meet regulatory capital requirements, a shortfall in net regulatory capital would have a material adverse effect on us.

    In 1998, we established a $2 million credit line with a bank to fund temporary regulatory capital shortfalls encountered periodically by ITG Australia. The lender charges us interest at the federal funds rate plus 1%. We lend amounts borrowed to the ITG Australia and charge interest at the federal funds rate plus 2%. At December 31, 1998, no amounts were outstanding under this bank credit line and no amounts were owed to us by the ITG Australia. Borrowings from the bank and loans to the ITG

Australia will not be permitted during the period that the revolving credit agreement discussed above is effective.

EFFECTS OF INFLATION

    We do not believe that the relatively moderate levels of inflation which have been experienced in North America in recent years have had a significant effect on our revenue or profitability. However, high inflation may lead to higher interest rates which might cause investment funds to move from equity securities to debt securities or cash equivalents.

THE YEAR 2000 ISSUE

    Some computer systems and software products were originally designed to accept only two digit entries in the data code field. As a result, certain computer systems and software packages will not be able to interpret dates beyond December 31, 1999 and thus will interpret dates beginning January 1, 2000 incorrectly. This could potentially result in computer failure or miscalculations, causing operating disruptions, including an inability to process transactions, send invoices or engage in normal business operations. Therefore, companies may have to upgrade or replace computer and software systems in order to comply with the "Year 2000" requirements.

    STRATEGY

    We are well aware of and are actively addressing the Year 2000 issue and the potential problems that can arise in any computer and software system. Planning and evaluation work began in 1997 including the identification of those systems affected. We established a "Year 2000 working group" to address the Year 2000 issue. We have targeted our efforts into three major areas: (1) vendors; (2) company proprietary products; and (3) clients.

    VENDORS. Our ability to successfully meet the Year 2000 challenge is in part dependent on our vendors. We have contacted our vendors to determine the status of their Year 2000 programs and have created a database recording each vendor's readiness status. Over 95% of our vendors have responded that their systems are currently Year 2000 compliant, and substantially all of our vendors have indicated that they expect their systems to be Year 2000 compliant by September 30, 1999. Based upon the results of our testing to date, we are satisfied with the representations we have received from our vendors. We are in the process of integrating Year 2000 compliant versions of our vendors' software and hardware with our proprietary products.

    COMPANY PROPRIETARY PRODUCTS. We have evaluated our trading systems and have endeavored to examine all code contained in our internally produced software. We have completed regression testing of all mission critical systems and released Year 2000 compliant versions of all such systems other than QuantEX. We plan to complete date-forward testing of all mission critical systems and release a Year 2000 compliant version of QuantEX by the end of June 1999. We also intend to participate in the Securities Industry Association's industry-wide testing program in 1999.

    CLIENTS. We sent a letter explaining our Year 2000 strategy to all clients in July 1998. In addition, we contacted clients on a project-by-project basis to ascertain compatibility between our systems and changes made to the clients' systems. We plan to provide point-to-point testing opportunities for our clients starting in April 1999.

    YEAR 2000 CONTINGENCY PLANNING

    We are in the early stages of establishing a Year 2000 contingency plan to deal with both internal and external failures of critical systems. The Year 2000 issue can affect all businesses that rely heavily on automated systems. Our Year 2000 contingency plan is therefore intended to address failures of internal systems, client connections and connections to trading destinations, as well as failures of major infrastructure components. We intend to have our contingency plan in place by July 1999 and to update and refine such plan as needed on a continuing basis. We believe, however, that such contingency plan will not provide satisfactory solutions for our worst-case scenario--the general failure of computer and communication systems relied upon by the securities industry, such as the systems provided by long distance telephone companies, the stock exchanges, Nasdaq, The Depository Trust Company and ADP Brokerage Services, and the failure of Jefferies & Company and W&D to provide services under their clearing and execution agreement with us. Such failure would prevent us from operating in whole or in part until such systems or services have been restored and could have a material adverse effect on us.

    In the event any of our internally developed systems fails, we will undertake to remediate such system on an emergency basis at the time of such failure. To ensure that adequate staff will be available to handle any such emergencies in January of 2000, we have imposed a moratorium on employee vacations during the first two weeks of January 2000, and have made arrangements to have a number of software development personnel (normally based in our Culver City office) at our New York headquarters during the final week of December 1999 and the first week of January 2000. Our inability to remediate a failure of any of our internally developed mission critical systems would prevent us from operating in whole or in part until such systems have been restored and could have a material adverse effect on us.

    COSTS

    We do not believe that the costs incurred to ready our systems for the Year 2000 will have a material effect on our financial condition. Total costs for the whole project are estimated to be between $2.5 and $3.0 million, which includes the cost of personnel, consultants and software and hardware costs. Through December 31, 1998, we had spent approximately $1.5 million on the Year 2000 project.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS 131 requires that public business enterprises report certain information about operating segments in com-plete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that these enterprises report certain information about their products and services, the geographical areas in which they operate, and their major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997, although earlier application was permitted. The disclosure requirements of this standard were not applicable since we manage our operations through a single line of business (institutional agency trade executions).

    In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1 "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE". SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. It identifies the characteristics of internal-use software and provides examples to assist in determining when the computer software is for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998, although earlier application is encouraged, and should be applied to internal-use computer software costs incurred in those fiscal years for all projects, including those in progress upon initial application of this SOP. We do not anticipate that the implementation of this statement will have a material impact on our consolidated financial statements.

                                    BUSINESS

    Following the merger, the surviving corporation will be called Investment Technology Group, Inc. Our principal subsidiaries will continue to include: (1) ITG Inc., a broker-dealer in securities registered under the Exchange Act, (2) Investment Technology Group International Limited, which is a 50% partner in the ITG Europe joint venture, and (3) ITG Australia Holdings Pty Limited, which is a 50% partner in ITG Pacific Holdings Pty Limited. We provide equity trading services and transaction research to institutional investors and brokers.

    We are a full service trade execution firm that uses technology to increase the effectiveness and lower the cost of trading. With an emphasis on ongoing research, we offer the following services:

    - POSIT: an electronic stock crossing system.

    - QuantEX: a decision-support, trade management and routing system.

    - SmartServers: offers server based implementation of trading strategies.

    - Electronic Trading Desk: an agency-only trading desk offering clients efficient trading services accessing multiple sources of liquidity.

    - ITG Platform: a PC-based routing and trade management system.

    - ISIS: a set of pre- and post-trade tools for systematically analyzing and lowering transaction costs.

    - ITG/Opt: a computer-based equity portfolio selection system.

    - Research: research, development, sales and consulting services to our clients.

    We generate revenues on a "per transaction" basis for all orders executed. Orders are delivered to us from our "front-end" software products, QuantEX and ITG Platform, as well as vendors' front-ends and direct computer-to-computer links to customers. Orders may be executed on (1) POSIT, (2) the New York Stock Exchange, (3) certain regional exchanges, (4) market makers, (5) electronic communications networks and (6) alternative trading systems.

POSIT

    POSIT was introduced in 1987 as a technology-based solution to the trade execution needs of quantitative and passive investment managers. It has since grown to serve the active trading and broker-dealer community. There are approximately 490 clients currently using POSIT, including corporate and government pension plans, insurance companies, bank trust departments, investment advisors and mutual funds.

    POSIT is an electronic stock crossing system through which clients enter buy and sell orders to trade single stocks and portfolios of equity securities among themselves in a confidential environment. Orders may be placed in the system directly via QuantEX and ITG Platform and computer-to-computer links or indirectly via the Electronic Trading Desk, which then enters the orders in the central computer. We also work in partnership with vendors of other popular trading systems, allowing users the flexibility to route orders directly to POSIT from trading products distributed by Bridge Information Systems, BRASS, Bloomberg and others.

    POSIT currently accepts orders for approximately 18,000 different equity securities, but may be modified, as the need arises, to include additional equity securities registered pursuant to Section 12 of the Exchange Act. An algorithm is run at scheduled times to find the maximum possible number of buy and sell orders that match or "cross." Typically, there is an imbalance between the number of shares available to be bought or sold in the system. When this occurs, shares are allocated pro rata across participants, resulting in partial execution. POSIT has been designed to allow clients trade execution flexibility. Clients may specify constraints on the portion of a portfolio that trades, such as the requirement that net cash resulting from buys and sells remain within specified constraints. A client may also specify a minimum number of shares to be executed for a given order. POSIT prices trades at the midpoint of the best bid and offer on the primary market for each security at the time of the cross, based on information provided directly to the system by a third-party data vendor. There are seven scheduled crosses every business day: six regular crosses scheduled hourly, on the hour, between 10:00 a.m. and 3:00 p.m. (Eastern time) and an American Depositary Receipts cross at 8:45 a.m. (Eastern time). Each scheduled cross is normally executed within a five minute window selected randomly by the system.

    POSIT provides the following significant benefits to clients:

    - Confidential matching of buy and sell orders eliminates market impact. In contrast, participants in traditional or other open markets constantly face the risk that disclosure of an order will unfavorably affect price conditions.

    - Access to the substantial pool of liquidity represented by POSIT orders.

    - Clients pay a low transaction fee on completed transactions relative to the industry average of 5 to 6 cents per share. POSIT generates revenue from transaction fees charged on each share crossed through the system.

    - Immediately after each cross, the system electronically provides clients with reports of matched and unmatched (residual) orders. Clients can then execute residual orders by traditional means or take advantage of the Electronic Trading Desk services (described below).

    Since December 1997, we have offered POSIT 4. POSIT 4 gives POSIT users the option of customizing their trading objective and specifying additional constraints, while preserving the functionality of the existing POSIT system. This capability is referred to collectively as a POSIT 4 "strategy." This capability allows orders that might otherwise be ineligible for POSIT to participate in the match. POSIT 4 strategies include ResRisk, which allows users to control the risk of the unexecuted "residual" portfolio, and Pairs, which makes execution of one trade contingent on the execution of another, at or better than a given relative valuation. Portfolio funding, liquidation, restructuring and rebalancing are some of the types of transactions that are appropriate for execution using ResRisk. Risk arbitrage, statistical arbitrage and portfolio substitution trades are examples of transactions that can be implemented using the Pairs strategy. We also implement custom applications upon request. Total volume attributable to POSIT 4 in 1998 is 66 million shares. We have obtained a patent on the technology underlying POSIT 4.

    The following graph illustrates the average daily volume of shares crossed on POSIT:

                        AVERAGE DAILY POSIT SHARE VOLUME

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

SHARES PER DAY
1989                642,857
1990              1,703,557
1991              2,320,158
1992              4,330,709
1993              6,142,405
1994              7,737,742
1995              9,040,978
1996             13,067,553
1997             14,527,878
1998             23,151,105

QUANTEX

    QuantEX is our trade management system, an advanced tool for technologically sophisticated clients transacting large volumes of orders. QuantEX helps clients manage efficiently every step in the trading process: from decision-making to execution to tracking of trade list status. From a dedicated workstation at their desks, users can access fully-integrated real-time and historical data and analytics, execute electronic order routing and perform trade management functions. To date, trading systems have generally addressed just one or two of these functions--a situation that has left many users with the inefficiency of multiple unrelated systems.

    QuantEX is a rule-based decision support system that allows traders to quantify their trading processes. It is designed to implement each client's trading styles and strategies and to apply them to hundreds of stocks, portfolios or industry groups at once. With QuantEX, clients can flag precisely the same kinds of moment-to-moment opportunities they would ordinarily want to pursue, but do so much more efficiently and rapidly.

    QuantEX analyzes lists of securities based on the individual user's trading strategy. QuantEX enables clients to have access to our proprietary research, including pre-trade, post-trade and intra-day analytical tools. QuantEX has access to the ITG Data Center, which is a comprehensive historical database that provides a variety of derived analytics based upon raw historical data. Our support specialists translate the trading criteria developed by the client into a set of trading rules for trading securities, which are then loaded into QuantEX. QuantEX applies the client's proprietary trading rules to a continuous flow of current market information on the list of securities selected by the user to generate real-time decision support. A user's rules can be based on a wide range of quantitative models or strategies, such as liquidity measures, technical indicators, price benchmarks, tracking to specific industries and sectors, pairs or other long or short strategies, index arbitrage, risk measurements and liquidity parameters for trade urgency, size or timing. These rules typically serve as a guide in support of a client's trading decisions. Additionally, QuantEX supports the ability to implement these trading decisions automatically via an auto-trading strategy.

    As such, QuantEX can automate the complex trade management requirements typical of investment strategies that trade large volumes of securities through multiple sources of liquidity. Orders can be electronically routed to multiple markets, including the New York, American and certain regional stock exchanges and the Nasdaq National Market, POSIT, the Electronic Trading Desk, over-the-counter market-makers, Bloomberg's Tradebook and selected broker-dealers. We intend to create links to additional electronic communications networks and other liquidity sources where appropriate. Trades routed through QuantEX are automatically tracked and summarized. Each order can be monitored by source of execution, by trade list, by portfolio or globally with all other orders placed. QuantEX's built-in trade allocation features provides a facility for automated back-office clearance and settlement.

    Our support specialists install the system, train users and provide ongoing support for the use of QuantEX's order routing and analysis capabilities. Specialists are knowledgeable about portfolio management and trading as well as the system's hardware and software. Our support team works closely with each client to develop trading strategies and rules, explore new trading approaches, provide system integration services and implement system upgrades and enhancements.

    Revenues are generated through commissions and transaction fees attached to each trade electronically routed through QuantEX to the many destinations available from the application. We do not derive royalties from the sale or licensing of the QuantEX software.

SMARTSERVERS

    SmartServers allow clients to send orders to a computer for execution using a designated trading strategy. Clients may send orders via the Platform and QuantEX, via direct connections and via our Electronic Trading Desk. SmartServers implement a trading strategy in an automated fashion and thereby serve as an additional trading resource, allowing clients to focus their time and attention on other trading issues.

    We have introduced our first server-based trading strategy with the VWAP SmartServer. The VWAP SmartServer is designed to allow clients to direct their orders to us to be executed in a manner designed to closely track a security's volume-weighted average price, or VWAP, throughout the trading day. The VWAP SmartServer analyzes trade size and liquidity and determines the appropriate order size and order price to approximate the VWAP. Clients may choose to execute relative to the VWAP price for the entire trading day, or for some subset of that trading day.

ELECTRONIC TRADING DESK

    The Electronic Trading Desk is a full-service agency execution group that specializes in the use of our proprietary products, including extensive use of POSIT for trade execution. For clients that do not send orders electronically to POSIT, our account executives receive orders for POSIT matches by telephone, fax or e-mail. The desk accepts orders until a POSIT match begins and after completion of the match execution reports are given verbally to clients who have placed verbal or fax orders with the desk.

    In addition to order management services for POSIT, the Electronic Trading Desk provides agency execution services. QuantEX and Platform clients deliver lists of orders electronically to our desk and, as orders are executed by the desk, reports are automatically delivered electronically to the client's terminal. Trading desk personnel are thereby able to assist customers with decision support analyses generated by ITG Platform or QuantEX and with the execution of trades. Clients give traders single stock orders or lists of orders to work throughout the day as well as unfilled orders that remain due to order imbalances in POSIT matches.

    For order completion outside of POSIT match windows, the Electronic Trading Desk utilizes numerous sources of liquidity to complete the trade. The trading desk will actively seek the contra side of client orders by soliciting interest among other clients, use QuantEX to route the orders to multiple markets, including primary exchanges, regional exchanges, over-the-counter market makers and electronic communications networks, or use our active order traders to execute the trade with floor brokers or over-the-counter brokers.

    The Portfolio Trading Group of our desk focuses on agency-only list and program trading. By employing a step-by-step process that leverages technology and access to multiple sources of liquidity, the Portfolio Trading Group seeks to systematically achieve high quality execution for the client. A client program is evaluated with a pre-trade analysis to determine aggregate portfolio characteristics, liquidity ranking and market impact, and to quantify risk. The group implements a number of sophisticated trading strategies using QuantEX to meet execution objectives on an agency or agency incentive basis. After the execution is completed, we provide the client with comprehensive reports analyzing execution results utilizing ITG Research products.

ITG PLATFORM

    ITG Platform, introduced in the first quarter of 1996, provides clients with seamless connectivity from their desktop to a variety of execution destinations, such as POSIT, the Electronic Trading Desk, our SmartServers, New York Stock Exchange and American Stock Exchange via SuperDOT, and the Nasdaq National Market and other over-the-counter market makers. We intend to create links to additional electronic communications networks and other liquidity sources where appropriate. Orders may be corrected or canceled electronically, and all reports are delivered electronically back to the ITG Platform. The ITG Platform also supports special trading interfaces as needed by POSIT 4 applications. Allocation information can be associated with executions in the ITG Platform and delivered to us electronically. ITG Platform has access to historical data through the ITG Data Center, including a wide array of analytics, such as average historical share volumes, dollar volumes, volatility and historical spread statistics.

    The ITG Platform was intended for broad distribution to institutional clients, so it was designed to run in conventional PC environments alongside other applications, and be inexpensive to install, maintain and support.

    Many technical features support these goals:

    - Other PC applications can interact with the ITG Platform using the Financial Information eXchange (FIX) data messaging protocol or using "drag and drop."

    - ITG Platform incorporates a spreadsheet package, so users can extend their trade blotter with custom calculations.

    - Custom execution reports can be created to fit each user's requirements.

    - ITG Platform can access Bridge and ILX quote data if those systems are used by the client.

    - New versions of ITG Platform are distributed automatically to client sites and installed without user or our intervention.

    As of December 31, 1998, there were 507 installations of ITG Platform at 266 client sites.

"ISIS" PRE- AND POST-TRADE ANALYSIS

    Accessed through QuantEX, ISIS is an equity pre- and post-trade analysis system. Via the ISIS facility, QuantEX users can request both aggregate and stock-by-stock liquidity reports for a trade portfolio prior to and during execution. Clients can generate standard reports or use a report writer to design custom reports. Reports can be viewed, printed or saved to a file. Certain elements of these reports can also be displayed directly on the QuantEX execution page and referenced in QuantEX strategies. These pre-trade analyses help QuantEX users make decisions about how best to trade a portfolio, for example by helping identify the most difficult trades for special handling and by providing a reference point for evaluating principal trade pricing.

    The ISIS post-trade reporting facility allows QuantEX users to compare actual executed prices to user-selected benchmark prices in order to help assess trade execution quality. Available benchmarks include the volume-weighted average price, closing price and opening price. Post-trade reports generated by ISIS have the same output options as the pre-trade facility, namely on screen, to a printer or to a file.

ITG/OPT

    ITG/Opt is a computer-based equity portfolio selection system that employs advanced optimization techniques to help investors construct portfolios that meet their investment objectives. Special features of the system make it particularly useful to "long/short" and taxable investors, as well as any investor seeking to control transaction costs. ITG/Opt is usually delivered as a "turnkey" system that includes software and, in some cases, hardware and data. Included in the service is telephone and on-site support to assist in training and integration of the system with the user's other investment systems and databases. In addition to its core portfolio construction capabilities, ITG/Opt has powerful backtesting and batch scheduling features that permit efficient researching of new or refined investment strategies. The system, which is targeted at highly sophisticated investment applications, is offered primarily on a value-added basis to our largest clients. Typically, portfolios that are constructed using ITG/Opt are executed via ITG, using one or more execution services, such as QuantEX, the Electronic Trading Desk and POSIT 4.

ITG RESEARCH

    In addition to its role in the firm's overall research and development effort, Research provides both sales and consulting services to our clients and prospects. Taken together, these activities are a key component of our overall relationship development and maintenance activities.

    In its sales capacity, Research introduces our clients and prospects to the full range of products and services offered by the firm and provides information about features, pricing and technical/functional specifications. The sales process includes development of an in-depth understanding of client practices and requirements and the design and presentation of integrated solutions based on our products.

    Consulting encompasses a set of value-added services for the benefit of our clients. These services break down into two main categories: support for our products and provision of quantitative analysis. The products supported by Research are QuantEX, ISIS, Platform, POSIT 4 and ITG/Opt. Support activities include trading strategy design and implementation, system integration, training and coordination of technical support. Quantitative analysis covers a broad range of activities such as transaction cost analysis, investment strategy simulations and provision of historical time series of proprietary analytics. As part of its analysis activities, Research publishes and distributes studies on topics of interest to its clients. In the same way users of fundamental research compensate the traditional brokerages that provide such research (i.e., directing commissions to such brokerage house), our clients reward the firm for these value-added research services.

ITG EUROPE

    We are pursuing the international market in a variety of ways, through joint-ventures with strategic partners and the development of specially-tailored versions of our services. In the fourth quarter of

1998, we and Societe Generale finalized a 50/50 joint venture through the creation of Investment Technology Group (Europe) Limited. On November 18, 1998, ITG Europe launched a new agency brokerage operation that includes the operation of a European version of the POSIT system which currently matches buyers and sellers of U.K.-listed equities twice daily, at 11:00 a.m. and 3:00 p.m., London time.

AUSTRALIAN POSIT

    In 1997, we and Burdett, Buckeridge & Young finalized a 50/50 joint venture through the creation of ITG Australia Limited, a new international brokerage firm that applies our cost-saving execution and transaction research technologies to Australian equity trading. ITG Australia is the culmination of efforts commenced in 1995 when a license to POSIT was granted to Burdett, one of Australia's leading brokerage firms. Through this joint venture we are pursuing U.S. business from Australian investors and providing U.S. clients with access to the Australian marketplace.

CANADIAN QUANTEX

    We have developed a version of QuantEX for the Canadian markets. This software is licensed on a perpetual, exclusive, royalty-free basis to VERSUS Technologies, Inc., a Canadian technology-focused trade automation firm based in Toronto. The period of exclusivity for the Canadian QuantEX license expires on December 31, 1999. Pursuant to this license and a series of transactions with RBC Dominion Securities, the predecessor owner of the VERSUS assets, we received a minority interest in VERSUS. We and VERSUS have also entered into three agreements for trade execution by us in POSIT and other United States markets:
(a) a routing agreement pursuant to which VERSUS routes orders of Canadian registered brokers to us, (b) an introducing broker agreement pursuant to which VERSUS's registered broker affiliate sends institutional orders to us and (c) an introducing broker agreement pursuant to which VERSUS's registered broker affiliate sends retail orders to us.

ARIZONA STOCK EXCHANGE

    We are the executing broker for all transactions executed on the Arizona Stock Exchange. We perform this function as a courtesy to our clients. We share revenues generated from these transactions with the Arizona Stock Exchange.

REGULATION

    The securities industry in the United States is subject to extensive regulation under both federal and state laws. The SEC is the federal agency responsible for the administration of the federal securities laws. Regulation of broker-dealers has been primarily delegated to self-regulatory organizations, principally the National Association of Securities Dealers, Inc. and national securities exchanges. The National Association of Securities Dealers has been designated by the SEC as our self-regulatory organization. The self-regulatory organizations conduct periodic examinations of member broker-dealers in accordance with rules they have adopted and amended from time to time, subject to approval by the SEC. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. ITG Inc. is a registered broker-dealer in 49 states and the District of Columbia.

    Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure of securities firms, record-keeping and conduct of directors, officers and employees. Additional legislation, changes in the interpretation or enforcement of existing laws and rules may directly affect the mode of operation and profitability of broker-dealers. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings, which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees. The principal purpose of regulation and discipline of broker-dealers is the protection of clients and the securities markets, rather than the protection of creditors and stockholders of broker-dealers.

    ITG Inc. is required by law to belong to the Securities Investor Protection Corporation. In the event of a broker-dealer's insolvency, the Securities Investor Protection Corporation fund provides protection for client accounts up to $500,000 per customer, with a limitation of $100,000 on claims for cash balances.

    REGULATION ATS

    Since the formation of the POSIT joint venture, POSIT has operated under a no-action letter from the SEC staff that it would take no enforcement action if POSIT were operated without registering as an exchange. As a result, POSIT has not been registered with the SEC as an exchange, although ITG Inc. is registered as a broker-dealer and is subject to regulation as such. Material changes to POSIT currently require prior notice to the SEC pursuant to the conditions of the no-action letter and under Rule 17a-23 under the Exchange Act. On December 2, 1998, the SEC adopted Regulation ATS, which repeals Rule 17a-23 and establishes a new regulatory framework for alternative trading systems such as POSIT. Regulation ATS will allow alternative trading systems to choose to register as exchanges or as broker-dealers and will require compliance with informational requirements that are similar to Rule 17a-23. However, POSIT will no longer be subject to the restrictions of the no-action letter. Upon effectiveness of Regulation ATS on April 21, 1999, we anticipate that we will continue to operate POSIT as part of our broker-dealer operations and will not register POSIT as an exchange. There can be no assurance that the SEC will not in the future seek to impose more stringent regulatory requirements on the operation of alternative trading systems such as POSIT. In addition, certain of the securities exchanges have actively sought to have more stringent regulatory requirements imposed upon automated trade execution systems. There can be no assurance that Congress will not enact legislation applicable to alternative trading systems.

    NET CAPITAL REQUIREMENT

    As a registered broker-dealer, ITG Inc. is subject to the SEC's uniform net capital rule. The net capital rule is designed to measure the general integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in a relatively liquid form.

    The net capital rule prohibits a broker-dealer doing business with the public from allowing the aggregate amount of its indebtedness to exceed 15 times its adjusted net capital or, alternatively, its adjusted net capital to be less than 2% of its aggregate debit balances (primarily receivables from clients and broker-dealers) computed in accordance with the net capital rule. We use the latter method of calculation.

    A change in the net capital rule, imposition of new rules or any unusually large charge against capital could limit certain operations of ITG Inc., such as trading activities that require the use of significant amounts of capital.

    As of December 31, 1998, ITG Inc. had net capital of $72.0 million, which exceeded minimum net capital requirements by $71.7 million. If the merger had been completed on December 31, 1998, on a pro forma basis ITG Inc. would have had regulatory net capital of $10 million, which includes pro forma borrowing of approximately $1.4 million. See "Unaudited Pro Forma Financial Data". Based on a closing date of March 31, 1999, we estimate that ITG Inc. will have excess net regulatory capital of approximately $20 million. In addition, we have arranged a $20 million revolving credit facility that we will be entitled to draw on to increase net regulatory capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Although we believe that the combination of our existing net regulatory capital, operating cash flows and the revolving credit facility will be sufficient to meet regulatory capital requirements, a shortfall in net regulatory capital would have a material adverse effect on our business and our results of operations.

CREDIT RISK

    Although ITG Inc. is registered as a broker-dealer, we generally do not perform traditional broker-dealer services. We do not act as a market-maker with respect to any securities or otherwise as a principal in any securities transactions; we act only on an agency basis. Therefore, we do not have exposure to credit risks in the way that traditional broker-dealers have such exposure. The relatively low credit risk of our businesses is reflected in the minimal net capital requirements imposed on ITG Inc. as a broker-dealer.

LICENSE AND RELATIONSHIP WITH BARRA

    In 1987, Jefferies & Company and BARRA Inc. formed a joint venture for the purpose of developing and marketing POSIT. In 1993, Jefferies & Company assigned all of its rights relating to the joint venture and the license agreement, discussed below, to us.

    The technology used to operate POSIT is licensed to us pursuant to a perpetual license agreement between us and the joint venture. The license agreement grants us the exclusive right to use certain proprietary software necessary to the continued operation of POSIT and a non-exclusive license to use proprietary software that operates in conjunction with POSIT. We pay quarterly royalties to the joint venture to use other proprietary software that operates in conjunction with POSIT equal to specified percentages of the transaction fees charged by us on each share crossed through POSIT. For the years ended December 31, 1998, 1997 and 1996, BARRA received aggregate royalty payments from the joint venture of $15.2 million, $9.8 million, and $8.8 million, respectively, under the license agreement. Under the terms of the joint venture, we and BARRA are prohibited from competing directly or indirectly with POSIT.

    The license agreement permits BARRA on behalf of the joint venture to terminate the agreement upon certain events of bankruptcy or insolvency or upon an uncured breach by us of certain covenants, the performance of which are all within our control. Although we do not believe that we will experience difficulty in complying with our obligations under the license agreement, any termination of the license agreement resulting from an uncured default would have a material adverse effect on us.

    Under the license agreement and the terms of the joint venture, BARRA continues to provide certain support services to us in connection with the operation of POSIT, including computer time, software updates and the availability of experienced personnel. BARRA also provides support for the development and maintenance of POSIT.

    Under the terms of the joint venture, BARRA generally has the right to approve any sale, transfer, assignment or encumbrance of our interest in the joint venture. The POSIT joint venture may earn a royalty from licensing the POSIT technology to other businesses. The joint venture licensed to us and Burdett the right to use the POSIT technology for crossing equity securities in Australia.

    In the third quarter of 1997, BARRA finalized a joint venture with Prebon Yamane to market POSIT-FRA, the first computer-based system for crossing forward rate agreements. The POSIT joint venture licensed the POSIT software to Prebon. POSIT-FRA provides a confidential electronic environment where major financial institutions can match specific sets of forward rate agreements contracts to offset interest rate risk, a condition that is pervasive in interest rate swap portfolios.

    In the fourth quarter of 1998, we finalized the formation of ITG Europe with Societe Generale. The POSIT joint venture has licensed to ITG Europe the POSIT software.

COMPETITION

    The automated trade execution and analysis services offered by us compete with services offered by leading brokerage firms and transaction processing firms, and with providers of electronic trading and trade order management systems and financial information services. POSIT also competes with various national and regional securities exchanges and execution facilities, Nasdaq and electronic communications networks such as Instinet, for trade execution services. Many of our competitors have substantially greater financial, research and development and other resources. We believe that our services compete on the basis of access to liquidity, transaction costs, market impact cost, timeliness of execution and probability of trade completion. Although we believe that POSIT, QuantEX, ITG Platform and the Electronic Trading Desk and Research services have established certain competitive advantages, our ability to maintain these advantages will require continued investment in the development of our services, additional marketing activities and customer support services. There can be no assurance that we will have sufficient resources to continue to make this investment, that our competitors will not devote significantly more resources to competing services or that we will otherwise be successful in maintaining our current competitive advantages. In addition, we cannot predict the effect that changes in regulation may have on the competitive environment. In particular, the adoption of Regulation ATS may make it easier for securities exchanges, Nasdaq or others to establish competing trading systems.

RESEARCH AND PRODUCT DEVELOPMENT

    We believe that fundamental changes in the securities industry have increased the demand for technology-based services. We devote a significant portion of our resources to the development and improvement of these services. Important aspects of our research and development effort include enhancements of existing software, the ongoing development of new software and services and investment in technology to enhance our efficiency. The software programs, which are incorporated into our services, are subject, in most cases, to copyright protection. Research and development costs were $11.0 million, $8.4 million and $6.8 million for 1998, 1997 and 1996, respectively.

    In connection with such research and product development and capital expenditures to improve other aspects of our business, we incur substantial expenses that do not vary directly, at least in the short term, with fluctuations in securities transaction volumes and revenues. In the event of a material reduction in revenues, we may not reduce such expenses quickly and, as a result, we could experience reduced profitability or losses. Conversely, sudden surges in transaction volumes can result in increased profit and profit margin. To ensure that we have the capacity to process projected increases in transaction volumes, we have historically made substantial capital and operating expenditures in advance of such projected increases, including during periods of low transaction volumes. In the event that such growth in transaction volumes does not occur, the expenses related to such investments could, as they have in the past, cause reduced profitability or losses. Additionally, during recent periods of high transaction volumes and increased revenues, we have also made substantial capital and operating expenditures to enhance future growth prospects.

    We work closely with BARRA on the development of POSIT enhancements. We expect to continue this level of investment to improve existing services and continue the development of new services.

DEPENDENCE ON PROPRIETARY INTELLECTUAL PROPERTY; RISKS OF INFRINGEMENT

    Our success is dependent, in part, upon our proprietary intellectual property. We generally rely upon patents, copyrights and trademarks to establish and protect our rights in our proprietary technology, methods and products. A third party may still try to challenge, invalidate or circumvent the protective mechanisms that we select. We cannot assure that any of the rights granted under any patent, copyright or trademark we may obtain will protect our competitive advantages. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States.

    There are numerous patents in the computer and financial industries and new patents are being issued at a rapid rate. Therefore, it is not economically practicable to determine in advance whether any of our products or any of its components or a service or method infringes the patent rights of others. It is likely that from time to time, we will receive notices from others of claims or potential claims of intellectual property infringement or we may be called upon to defend a joint venture partner, customer, vendee or licensee against such third party claims. Responding to these kinds of claims, regardless of merit, could consume valuable time, result in costly litigation or cause delays, all of which could have a material adverse effect on us. Responding to these claims could also require us to enter into royalty or licensing agreements with the third parties claiming infringement. Such royalty or licensing agreements, if available, may not be available on terms acceptable to us.

    In February 1999, we became aware of patents purportedly owned by Belzberg Financial Markets & News International Inc. and Sydney Belzberg, an officer of that company (the "Belzberg Patents"). One or more of the Belzberg Patents may relate to the devices, means and/or methods that we and/or our customers, licensees or joint venture partners use in the conduct of business. On March 5, 1999, a Canadian licensee of some of our technology, received a letter asserting that the licensee was infringing one of the Belzberg Patents. The licensee has denied the claims of infringement and has asserted that the Belzberg Patent at issue is invalid or unenforceable. Under certain conditions, we may have a duty to defend or indemnify the licensee for any costs or damages arising out of an infringing use of the technology we have licensed to them. We are monitoring the matter and may participate in any challenge to the Belzberg Patent the licensee may make.

    We are unaware of any actual claims of patent infringement leveled against us or any of our customers, licensees or joint venture partners by any of the title owners of the Belzberg Patents. Based upon our review to date we believe that any such claims arising out of the Belzberg Patents would be without merit and we would vigorously defend any such claim, including, if warranted, initiating legal proceedings. However, intellectual property disputes are subject to inherent uncertainties and there can be no assurance that any potential claim would be resolved favorably to us or that it would not have a material adverse affect on us. We will monitor the Belzberg Patent situation and take action accordingly.

EMPLOYEES

    As of December 31, 1998, we employed 261 personnel.

                             ELECTION OF DIRECTORS

    Under our bylaws, the board of directors is authorized to determine the number of directors of our company. The number of directors to be elected at the annual meeting has been fixed at six. Such directors will be elected to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified.

    Each nominee listed below has consented to being a nominee and to serving as a director if elected. In the event that any nominee shall be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the board of directors or the board of directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the board of directors.

NOMINEES TO BOARD OF DIRECTORS

    The following information is submitted concerning the nominees for election as directors.

NAME                                     AGE      POSITION
-----------------------------------      ---      ----------------------------------------------------------------------
Raymond L. Killian, Jr.............          61   President, Chief Executive Officer and
                                                    Chairman of the Board of Directors
Frank E. Baxter....................          62   Director
Neal S. Garonzik...................          52   Director
William I Jacobs...................          57   Director
Robert L. King.....................          48   Director
Mark A. Wolfson....................          46   Director

    Raymond L. Killian, Jr. has been the Chairman of our board of directors since January 1997 and a director since March 1994. Mr. Killian served as the President and Chief Executive Officer from March 1994 through January 1997 and has resumed his service in such capacities since Mr. Mason's death in September 1998. He has directed the activities of our company since 1987. Mr. Killian was a director of Parent from January 1997 to January 1999, was an Executive Vice President of Parent from 1985 to 1995, a director and an Executive Vice President of Jefferies & Company from 1985 to 1991 and served as National Sales Manager of Jefferies & Company from 1985 to 1990.

    Frank E. Baxter has been a director since March 1994. Mr. Baxter has been Chairman of Parent's board of directors since 1990, Chief Executive Officer of Parent since 1987, and a director of Parent and Jefferies & Company since 1975. Mr. Baxter has previously served as President of Parent and Jefferies & Company from January 1986 until December 1996. Prior to 1986, Mr. Baxter served as Executive Vice President, National Sales Manager and New York Branch Manager of Jefferies & Company and as the Managing Director of Parent's UK Subsidiary.

    Neal S. Garonzik has been a director since February 1999. From 1980 until 1989 and 1993 until 1997 Mr. Garonzik was with Morgan Stanley, most recently as a member of that firm's management committee and head of its equity division. During his tenure with Morgan Stanley, he served in various capacities, among them head of global equity capital markets, head of the financial institutions group in the merger and acquisition department, head of firm-wide marketing and managing director in the merchant banking (private equity) department. From 1989 to 1993, Mr. Garonzik was with SGK Partners, LP, of which he was a founding general partner. From 1972 until 1980, he was a securities salesman for Goldman, Sachs & Co., in Boston and in London.

    William I Jacobs has been Executive Vice President-Global Resources of MasterCard International, Inc. since January 1995. From 1993 to 1994, Mr. Jacobs served as a financial consultant to several firms and universities. Mr. Jacobs was founder, Executive Vice President, Chief Operating Officer and a director of Financial Security Assurance, a monoline bond insurer, from 1985 to 1993 and, prior to 1985, the President and Managing General Partner of S&B Insurance Services Company. Mr. Jacobs has been a director of our company since June 1994.

    Robert L. King has been the President, Chief Operating Officer and a director of Corporate Express, Inc., a distributor of office and computer supplies since 1993. Prior to 1993, Mr. King was employed by FoxMeyer Corporation, a distributor of health and pharmaceutical products, where he was Chief Executive Officer from 1989 to 1993, President from 1988 to 1993 and Chief Operating Officer from 1988 to 1989. Mr. King has been a director of our company since June 1994.

    Mark A. Wolfson has been a managing partner at Oak Hill Capital Management Inc., a private investment company since 1998, a principal of Arbor Investors, LLC, a private investment company, since 1995 and Vice President of Keystone, Inc., the primary investment vehicle of Robert M. Bass, since 1995. He is also a professor at the Graduate School of Business, Stanford University, where he has been a faculty member since 1977, including a term as Associate Dean from 1990 through 1993. He has also taught at the University of Chicago and Harvard University. Mr. Wolfson has been a director of Integrated Orthopaedics Inc. since 1997. Mr. Wolfson has been a director of our company since June 1994.

OTHER EXECUTIVE OFFICERS

    The executive officers of our company are appointed by, and serve at the discretion of, our board of directors. Other than Mr. Killian, for whom information is provided above, the following sets forth information as to the other executive officers of our company.

NAME                                     AGE                                     POSITION
-----------------------------------      ---      ----------------------------------------------------------------------
Yossef A. Beinart..................          42   Executive Vice President and Chief Information Officer
Angelo Bulone......................          33   Vice President and Controller
David C. Cushing...................          37   Executive Vice President and Director of Research
Christopher J. Heckman.............          38   Senior Vice President and Head of Sales
Timothy H. Hosking.................          39   Senior Vice President, General Counsel and Secretary
John R. MacDonald..................          43   Senior Vice President and Chief Financial Officer
Nancy M. Paulikas..................          38   Senior Vice President and Director of Software Development
Joshua D. Rose.....................          41   Executive Vice President
Robert J. Russel...................          44   Executive Vice President
Steven J. Sorice...................          38   Senior Vice President and Head of Trading
James Mark Wright..................          39   Senior Vice President

    Yossef A. Beinart joined our company in 1992. As Executive Vice President, he is responsible for research and development and technology matters, and is the Chief Information Officer. From 1988 to 1991, Mr. Beinart was Vice President of Development of Integrated Analytics Corporation.

    Angelo Bulone has been Vice President and Controller since November 1998. Mr. Bulone joined our company as the manager of internal and external financial and regulatory accounting in April 1997. From 1993 to 1997, Mr. Bulone held the position of Vice President and Controller at I/B/E/S International, Inc.

    David C. Cushing is Executive Vice President and Director of Research. He joined our company in 1991 as a Vice President of Sales and Trading and formed the research department in 1992. From 1986 to 1991, Mr. Cushing was a Vice President in the Equity Derivatives and Program Trading Department at Lehman Brothers, Inc.

    Christopher J. Heckman has been Senior Vice President and Head of Sales since March 1998. He joined our company in January 1991 as a sales trader and became manager of institutional sales and trading of ITG in January 1997.

    Timothy H. Hosking is Senior Vice President, General Counsel and Secretary. Prior to joining our company, Mr. Hosking worked for The Fremont Parent from August 1991 until June 1997, maintaining a variety of positions, including general counsel of Fremont Partners, L.P., a private equity partnership.

    John R. MacDonald is Senior Vice President and Chief Financial Officer. Mr. MacDonald joined our company as Vice President and Chief Financial Officer in March 1994. From November 1989 through March 1994, Mr. MacDonald was a Vice President and Group Manager of the Financial Division of Salomon Brothers Inc.

    Nancy M. Paulikas has been a Senior Vice President and Director of Software Development since April 1998. She joined ITG in March 1993 as a Senior Software Engineer, and became manager of Unix trading systems development in September of 1996. From 1984 to 1993, Ms. Paulikas worked at TRW Inc., where she held a variety of positions in software development and technical management.

    Robert J. Russel is Executive Vice President of ITG and is leading ITG's Strategic Planning and Business Development efforts. Mr. Russel joined ITG as Senior Vice President in November 1996. Prior to joining ITG, Mr. Russel spent nine years with Reuters in a variety of senior roles including General Management, Business Development, Technology, and Marketing and Sales.

    Steven J. Sorice has been Senior Vice President and Head of Trading since March 1998. He joined our company in September 1994 as the manager of broker-dealer trading. Prior to joining ITG, Mr. Sorice was with ESI Securities, L.P., where he was Head of the International Desk and a Vice President of Sales and Trading and a partner.

    James Mark Wright has been Senior Vice President since December 1994. From 1992 through November 1994, Mr. Wright was a Vice President of ITG. From 1990 through 1991, Mr. Wright was a Vice President of Integrated Analytics Corporation. From 1984 through 1990, Mr. Wright was the Director of Development of Inference Corporation, a company engaged in the development of artificial intelligence systems.

DIRECTOR COMPENSATION

    Directors of our company will continue to be compensated for their services following the merger generally as they were compensated prior to the merger. Directors who are our employees will not be compensated for serving as directors. Directors who are not our employees will receive an annual retainer fee of $20,000, plus fees of $1,000 for attendance at each of six regular meetings of the board of directors and $2,000 for attendance at each special meeting of the board of directors. The chairman of each committee receives an annual retainer of $3,000, and all committee members receive $750 for attendance at each meeting of a committee of the board of directors. Directors of ITGI are also reimbursed for out-of-pocket expenses.

    Under our Non-Employee Directors' Stock Option Plan adopted in 1995, we grant an option to purchase 10,000 shares to each person who first becomes a non-employee director at the time of initial election or appointment, and an option to purchase 2,500 shares to each non-employee director on the 45th day after each annual stockholders meeting. These options are granted with an exercise price per share equal to 100% of the fair market value of a share on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65 and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Options become exercisable three months after the date of grant, except an option granted to a director less than three months before a cessation of service for reasons other than death, disability or retirement after reaching age 65 will not thereafter become exercisable. Directors who are not our employees are eligible to participate in this plan.

    Each director of our company may participate in the Jefferies Group Charitable Gifts Matching Program pursuant to which Parent will match 100% of charitable contributions made by such directors up to a maximum dollar amount of $2,000 per person per year. We reimburse Parent for the costs of participation by our directors in this program.

    The children of our directors may also participate (along with the children of all employees of our company and Parent) in the Stephen A. Jefferies Educational Grant Program which provides scholarship awards for secondary and post-secondary education based on factors such as financial need, academic merit and personal statements. The grants are made by an independent scholarship committee, none of whose members are affiliated with our company or with Parent.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    Our board of directors held six meetings during 1998. Each incumbent member of the board of directors who was a director during 1998 attended, during his term of office, at least 75% of the total number of meetings of the board of directors and committees thereof of which such director was a member. Our board of directors has an audit committee and a compensation committee. In addition, in connection with the merger, our board of directors formed a special committee. See "The Merger and Related Transactions--A Special Committee of Our Board of Directors Has Recommended the Merger." Our board of directors does not have a nominating committee.

    The current audit committee members are Mr. Jacobs, Chairman, Mr. Garonzik, Mr. King and Mr. Wolfson. The audit committee is responsible for reviewing with our independent auditors, the financial statements, the adequacy of our system of internal accounting controls and the independent auditors' audit and review programs and procedures. The audit committee also reviews the professional services provided by our independent auditors and makes recommendations to the board of directors as to the engagement or discharge of our auditors. During 1998, there were 3 meetings of the audit committee.

    The current compensation committee members are Mr. Wolfson, Chairman, Mr. Garonzik, Mr. Jacobs and Mr. King. The compensation committee is responsible for developing and implementing compensation policies, plans and programs for our executive officers and for the administration of our Amended and Restated 1994 Stock Option and Long-Term Incentive Plan. During 1998, there were 6 meetings of the compensation committee.

    The special committee members are Mr. Jacobs and Mr. King. The special committee is responsible for reviewing the pending proposal for the merger. We have paid each member of the special committee a retainer of $20,000 and an additional $5,000 per month for their services on the committee. In addition, we have approved an indemnification agreement with the members of the special committee. See "The Merger and Related Transactions--A Special Committee of Our Board of Directors Has Recommended the Merger."

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth, for the years indicated, each component of compensation paid or awarded to, or earned by, each person who served as our chief executive officer during 1998 and the four other most highly compensated executive officers serving as of December 31, 1998 (collectively, the "Named Executive Officers").

                                                                                                 LONG-TERM
                                                              ANNUAL COMPENSATION(1)           COMPENSATION
                                                      ---------------------------------------     AWARDS
                                                                                  OTHER         SECURITIES
           NAME AND PRINCIPAL                                                    ANNUAL         UNDERLYING        ALL OTHER
                POSITION                     YEAR      SALARY      BONUS     COMPENSATION(2)      OPTIONS      COMPENSATION(3)
-----------------------------------------  ---------  ---------  ---------  -----------------  -------------  -----------------
Raymond L. Killian, Jr.(4)...............       1998  $ 300,000  $1,672,477     $  53,624                --       $  54,632
Chairman, President &                           1997    300,000    475,957          6,483                --          68,294
  Chief Executive Officer                       1996    295,184    725,957         11,477                --          59,981

Scott P. Mason (5).......................       1998    219,423(6)   956,250        26,708                            6,988
Former President &                              1997    296,538    549,557         11,600       --1,000,000           8,216
  Chief Executive Officer                       1996    240,580         --             --       $        --              --

Yossef A. Beinart........................       1998    170,000    685,000         18,900                --          28,840
Executive Vice President &                      1997    170,000    340,100          6,785            10,000          35,759
  Chief Information Officer                     1996    170,000    299,767          4,132                --          38,417

David C. Cushing.........................       1998    150,000    723,000         19,440                --          25,987
Executive Vice President &                      1997    150,000    335,000          6,157            10,000          51,524
  Director of Research                          1996    150,000    346,420          3,709                --          46,113

Christopher J. Heckman...................       1998    225,000    704,000         21,120                --          26,805
Senior Vice President &                         1997    225,000    260,567          6,091            12,500          28,781
  Head of Sales                                 1996    150,000    344,528          3,773                --          23,309

Steven J. Sorice.........................       1998    225,000    704,000         21,120                --          24,962
Senior Vice President &                         1997    225,000    262,190          5,862            12,500          26,149
  Head of Trading                               1996    150,000    297,548          3,407                --          27,215

------------------------------

(1) The amounts shown include cash and non-cash compensation earned by the Named Executive Officers as well as amounts earned but deferred mandatorily (1998) or at the election (1997 and 1996) of those Named Executive Officers.

(2) For 1998, a portion of each of the Named Executive Officer's compensation is mandatorily deferred and each such Named Executive Officer is granted units representing our common stock with a fair market value equal to such deferred amount. The amount in the table represents an additional grant of such units equal to 15% of the number of units granted pursuant to the mandatory deferral described in the preceding sentence. All such units are generally settled by issuance of the underlying common stock three years from the date of grant.

    For 1996 and 1997, reflects the amount of a 15% discount on units representing shares of Parent's common stock purchased by the Jefferies Group Capital Accumulation Plan for Key Employees (the "Parent CAP") for the Named Executive Officer's account with compensation that the Named Executive Officer has elected to defer.

(3) The total amounts for 1998 shown in the "All Other Compensation" column consist of the following:

    (a) Our matching contributions under the Section 401(k) plan of Parent during the period December 1, 1997 to December 31, 1998, as follows: Mr.
       Killian: $13,800; Mr. Mason: $2,500; Mr. Beinart: $13,800; Mr. Cushing:
       $13,800; Mr. Heckman: $13,800; and Mr. Sorice: $12,650.

    (b) Forfeitures under the Employee Stock Ownership Plan ("ESOP") of Parent. During the plan year ended November 30, 1998, each Named Executive Officer's account was credited with 3 shares at an original cost of $2.63 per share, for a total of $8.14, as a result of reallocations resulting from forfeitures.

    (c) For 1998, reflects the amount of a 15% discount on units representing shares of ITGI common stock purchased by the Investment Technology Group, Inc. Employee Stock Purchase Plan for the Named Executive Officer's account with compensation that the Named Executive Officer has elected to defer, as follows: Mr. Killian: $0; Mr. Mason: $0; Mr. Beinart: $1,982; Mr. Cushing: $0; Mr. Heckman: $982; and Mr. Sorice: $938. For 1997 and 1996, represents our matching contributions to the Employee Stock Purchase Plan of Parent.

    (d) Contributions of $2,683 and allocations of forfeitures of $1,410 for each of the Named Executive Officers under the 1998 Profit Sharing Plan ("PSP") of Parent.

    (e) Dividends and interest payments to the cash accounts of the Named Executive Officers under the Parent CAP, paid as of December 31, 1998, at a rate equal to the average rate Parent paid on its margin accounts carrying credit balances as follows: Mr. Killian: $6,918; Mr. Mason:
       $395; Mr. Beinart: $1,328; Mr. Cushing: $1,181; Mr. Heckman: $1,149; and
       Mr. Sorice: $1,037.

    (f) An amount of "deemed interest" credited to each Parent CAP participant for 1998, determined by multiplying (i) the daily weighted average amount in the Parent CAP participant's Profit-Based Deferred Compensation Account by (ii) an interest rate equal to the fully diluted earnings per share (if any) of Parent common stock for that fiscal year divided by the fair market value of a share at the end of the preceding fiscal year. In 1998, the Named Executive Officers received the following amounts of such "deemed interest": Mr. Killian: $29,821; Mr. Mason: $0; Mr. Beinart:
       $7,626; Mr. Cushing: $6,902; Mr. Heckman: $6,770; and Mr. Sorice: $6,233.

(4) Mr. Killian served as President and Chief Executive Officer from 1994 to 1997 and has served as President and Chief Executive Officer since September 1998.

(5) Mr. Mason died on September 7, 1998.

(6) Represents amounts paid to Mr. Mason in his capacity as our consultant during the year indicated.

    OPTION GRANTS TABLE

    During 1998, there were no stock option grants to the Named Executive Officers.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
     VALUES

    The following table provides information on the number and value of options held by the Named Executive Officers at December 31, 1998.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES           VALUE         OPTIONS AT 12/31/98                AT 12/31/98
                           ACQUIRED ON      REALIZED     EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
NAME                      EXERCISE (#)         ($)                  (#)                          ($)(1)
----------------------  -----------------  -----------  ----------------------------  -----------------------------
Raymond L. Killian,
  Jr..................         60,000(2)    2,131,875            548,978/0                  27,997,693/0
Scott P. Mason........         20,000         710,000          1,214,963/0                  50,889,775/0
Yossef A. Beinart.....              0               0             97,849/8,000               4,846,016/274,104
David C. Cushing......              0               0             20,873/3,333                 994,969/141,896
Christopher J.
  Heckman.............              0               0             15,863/6,500                 750,136/243,485
Steven J. Sorice......              0               0             13,306/6,500                 619,735/243,485

------------------------

(1) At December 31, 1998, the closing bid price per share of our common stock on the Nasdaq National Market was $62.063, which was the price used to determine the year-end value.

(2) Represents the exercise of an option to acquire 60,000 shares of common stock of Parent.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The compensation committee of the board of directors, the members of which are Messrs. Wolfson, Jacobs and King, has furnished the following report on executive compensation:

    To: The board of directors and stockholders of Investment Technology Group, Inc.

    INTRODUCTION

    The compensation committee of the board of directors is responsible for developing and implementing compensation policies, plans and programs for our executive officers to enhance our profitability, and thus stockholder value, by providing for competitive levels of compensation, rewarding performance that enhances profitability and encouraging long-term service. Each of the compensation committee's members is a person who is not a current or former employee of our company, Parent or affiliates of Parent. Mr. Wolfson recently resigned as an outside director of Parent.

    The principal components of ongoing compensation of executive officers are salary, an annual bonus tied to performance and stock option awards providing incentives and rewards for long-term service and performance. The compensation committee's functions include reviewing salary levels for executive officers on an annual basis, establishing and determining the level of performance targets upon which payment of annual bonuses is conditioned and other terms of such annual bonuses, granting stock options and otherwise administering our Amended and Restated 1994 Stock Option and Long-Term Incentive Plan (the "1994 Option Plan"). The compensation committee acts on behalf of our company in negotiating the terms of employment agreements (including modifications to existing employment agreements) with executive officers and advises and makes recommendations to the board of directors regarding the approval of such employment agreements and adoption of compensation and benefit plans (including amendments to existing plans) in which executive officers and directors may participate.

    The compensation committee intends that compensation paid to the Chairman of the board of directors, Chief Executive Officer and the other executive officers named in the Summary Compensation Table not be subject to the limitation on tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), so long as this can be achieved in a manner consistent with the compensation committee's other objectives. Code Section 162(m) generally eliminates a corporation's tax deduction in a given year for payments to certain named executive officers in excess of $1 million, unless such payments result from "qualified performance-based compensation." The board of directors in 1997 adopted the Pay-for-Performance Incentive Plan in order that annual incentive payments (bonuses) to executives which might, together with salary, exceed $1 million in a given year, will qualify as "performance-based compensation" that is fully deductible under Code Section 162(m). The compensation committee has been advised that compensation paid in 1998 will not be subject to the limitation on deductibility under Code Section 162(m).

    COMPENSATION OF MR. KILLIAN

    Mr. Killian served as Chairman of the board of directors throughout 1998 and was named President and Chief Executive Officer following Mr. Mason's death. In January 1998, following news of Mr. Mason's illness, Mr. Killian informed the board of directors that he would remain actively involved in the day-to-day management and direction of our company. The compensation committee concluded it was appropriate to undertake a full review of Mr. Killian's compensation package. The base annual salary level, the annual bonus level and other terms of the annual bonus specified below was determined by the Committee in consultation with an outside compensation consultant and through negotiations with and subject to the agreement of Mr. Killian. Mr. Killian's base salary and target annual bonus were set at a total of $1,250,000, an amount believed to be consistent with the general practice of comparable companies for the chairman and chief executive officer. Under this compensation package, the division of Mr. Killian's targeted compensation in 1998 between annual base salary of $300,000, fixed bonus of $50,000 per quarter to recognize Mr. Killian's level of experience, and a performance based incentive bonus targeted at $750,000, was intended to link annual cash compensation to performance to a degree generally similar to comparable companies reviewed in 1998, and to provide a strong link between pay and performance.

    Under the terms of Mr. Killian's compensation package governing the performance based incentive bonus, the targeted annual bonus of $750,000 was to be payable if an adjusted net after-tax profit target specified by the compensation committee for the year was achieved. The amount of the bonus was to be decreased below $750,000, down to zero, by an amount equal to 10% of the shortfall of adjusted net after-tax profit below the targeted amount, and was to be increased above $750,000, subject to no upper limit, by an amount equal to 5% of the excess of adjusted net after-tax profit above the targeted amount. The compensation committee established the adjusted net after-tax profit target for 1998 at $32 million, approximately 19% above the 1997 net after-tax profit, based substantially on the compensation committee's assessment of our budget for 1998. Based on our company's performance in 1998, Mr. Killian's bonus for 1998 was $1,472,477 and the compensation committee directed that payment of approximately $630,000 of such bonus be deferred until after Mr. Killian's retirement in a deferred compensation account.

    Mr. Killian is required to participate in our stock unit award program. Under this program, executive officers and other key employees of our company are required to defer receipt of (and thus defer taxation on) the following portion of their total cash compensation: 5% of the first $100,000, 10% of the next $100,000, 15% of the next $400,000, and 20% of total cash compensation in excess of $600,000. Participants are granted units representing our common stock with a fair market equal to 115% of the deferred compensation. The value of units in excess of the value of deferred compensation is disclosed in the Summary Compensation Table under the "Other Annual Compensation" column.

    The compensation committee authorized the grant of no options to Mr. Killian in 1998. Although stock options represent an important component of overall compensation, Mr. Killian received substantial option grants prior to 1998, including those granted under the terms of his prior employment agreement, which options, along with restricted stock units awarded in 1998 in lieu of compensation, continued to serve as the long-term compensation component of Mr. Killian's compensation for 1998.

    Prior to January 1, 1998, Mr. Killian participated in the Parent CAP. The Parent CAP permitted executive officers and other key employees of our company to defer receipt of (and thus defer taxation on) a substantial portion of their cash compensation. Under the Parent CAP, part of such deferred amounts are deemed invested in common stock of Parent at a 15% discount from the average cost of shares repurchased by Parent for purposes of the Parent CAP, and part of such deferred amounts are deemed invested in a hypothetical instrument that pays interest based on the rate represented by the earnings per share (if any) of Parent's common stock for a given year divided by the fair market value of a share of such common stock on the last day of the preceding fiscal year. The amount of earnings on previously deferred compensation credited to Mr. Killian under the Parent CAP is disclosed in the Summary Compensation Table under the "Other Annual Compensation" and "All Other Compensation" columns. We reimburse Parent for the costs of participation by our executives in the Parent CAP and other employee benefit plans maintained by Parent.

    COMPENSATION OF MR. MASON

    Mr. Mason, who served as President and Chief Executive Officer until September 1998, received compensation for 1998 that was generally specified in his employment agreement. The base annual salary levels, the annual bonus levels and other terms of annual bonuses specified in the employment agreement were determined by us in 1997 through negotiations with and subject to the agreement of Mr. Mason. Mr. Mason's base salary and target annual bonus were set at a total of $1,200,000, an amount believed to be consistent with the general practice of comparable companies for the chief executive officer. No attempt was made to peg this targeted cash compensation to a particular percentile of compensation paid by comparable companies. Under the employment agreement, the division of Mr. Mason's targeted compensation in 1998 between annual salary of $300,000 and a target annual bonus of $900,000 (of which $450,000 was guaranteed) was intended to link annual cash compensation to performance to a degree generally similar to comparable companies reviewed in 1997, and to provide a strong link between pay and performance.

    Under the terms of Mr. Mason's employment agreement governing annual bonus, the targeted annual bonus of $900,000 was to be payable if our 1998 earnings before income taxes ("EBIT") for 1998 exceeded 1997 EBIT by 25%. Achievement of growth in annual EBIT that was positive but less than 25% would result in a proportionate reduction in the amount payable (thus, if annual EBIT growth were 15%, the amount payable would be 60% (i.e., 15% divided by 25%)) of the annual incentive payable for target performance. Likewise, achievement of growth in annual EBIT greater than 25% would result in a proportionate increase in the amount payable. However, in no event would Mr. Mason receive a bonus of less than $450,000. Upon his death, Mr. Mason's estate was entitled under the terms of his employment contract to receive his salary and fixed bonus through the date of death and $548,558, representing his target bonus pro rated through the date of his death.

    In securing Mr. Mason's services as President and Chief Executive Officer, the compensation committee concluded that it would be desirable and advisable to provide a component of compensation in the form of a stock option grant under the 1994 Option Plan. Accordingly, during 1997 Mr. Mason was granted an option to purchase 1 million shares of our common stock at an exercise price of $22.175 per share under his employment agreement. This exercise price was approximately $4.00 above the market price of common stock at the time the terms of the option were agreed to and at the time the option was granted. The number of shares and the terms of the stock option grant were determined through negotiations with and subject to the agreement of Mr. Mason. The compensation committee believes such amount and terms are consistent with the general practice of comparable companies for the chief executive officer. No attempt was made to peg this targeted stock option award to a particular percentile of equity awards made by comparable companies. Prior to Mr. Mason's death, the compensation committee reviewed the terms of Mr. Mason's employment agreement and the provisions with respect to vesting of the option upon death, which provided that substantially all of the unvested portion of the option (400,000 shares) be forfeited. The compensation committee recommended to the board of directors that, in light of Mr. Mason's exemplary performance for our company, his employment agreement be modified to provide for full vesting of the option upon his death. This recommendation was subsequently approved by our board of directors.

    Mr. Mason was required to participate in our stock unit award program. Under this program, executive officers and other key employees of our company are required to defer receipt of (and thus defer taxation on) the following portion of their total cash compensation: 5% of the first $100,000, 10% of the next $100,000, 15% of the next $400,000, and 20% of total cash compensation in excess of $600,000. Participants are granted units representing our common stock with a fair market equal to 115% of the deferred compensation. The value of units in excess of the value of deferred compensation is disclosed in the Summary Compensation Table under the "Other Annual Compensation" column.

    Prior to January 1, 1998, Mr. Mason participated in the Parent CAP. The amount of earnings on deferred compensation credited to Mr. Mason under the Parent CAP is disclosed in the Summary Compensation Table under the "Other Annual Compensation" and "All Other Compensation" columns. We reimburse Parent for the costs of participation by our executives in the Parent CAP and other employee benefit plans maintained by Parent.

    COMPENSATION OF OTHER EXECUTIVE OFFICERS

    Our compensation program for other Named Executive Officers in 1998 is reviewed annually to provide amounts generally consistent with the range paid by companies in similar industries, but without pegging such amounts to a specific percentile. The targeted annual bonuses were intended to provide more than half of each Named Executive Officer's total annual cash compensation at the target level of performance. This was intended to provide a strong link between pay and performance.

    The annual bonuses payable to the Named Executive Officers other than Messrs. Killian and Mason were payable out of a "bonus pool." The amount of the bonus pool was determined based upon specified increases in client revenues (less certain costs), with the total amount of the bonus pool increasing as specified levels of revenues are achieved. Such executives are entitled to receive discretionary bonus payments targeted to an allocation that is determined annually with respect to the bonus pool. Our performance in 1998 resulted in bonus payouts that were substantially above targeted levels.

    The Committee authorized no new grant of options during 1998 to the other executive officers. However, previously granted options continued to serve as a stock-based long-term compensation component of the total compensation of the other executive officers through 1997.

    The other executive officers are required to participate in our stock unit award program and previously participated in the Parent CAP, the terms of which are described above.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total stockholder return on our common stock against the cumulative total return of the Russell 2000 Index and the mean of the Lipper Analytical Brokerage Composite and Nasdaq Computer and Data Processing Services Stock Composite Indices, for the period commencing May 4, 1994, when we completed our initial public offering and our common stock began publicly trading, and ending December 31, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    MEAN OF LIPPER MANAGEMENT

                                             Company Price and
            Investment    Russell     Nasdaq Computer and Data
            Technology       2000    Processing Services Stock
            Group, Inc      Index            Composite Indices
5/4/94         $100.00    $100.00                      $100.00
12/31/94        $51.90     $98.40                      $105.30
12/30/95        $71.20    $124.20                      $154.00
12/31/96       $148.10    $142.50                      $204.80
12/31/97       $215.40    $171.70                      $297.90
12/31/98       $476.92    $165.75                      $413.13

PENSION PLAN

    All of our employees who are citizens or residents of the United States, who are 21 years of age, whose initial date of service was before April 1, 1997 and who have completed one year of service with us are covered by the Jefferies Group Employees' Pension Plan (the "Pension Plan"), a defined benefit plan. However, benefit accruals for ITGI employees will cease as of February 15, 1999, and the entire benefit of each ITGI employee who was actually employed on December 31, 1998 was vested at that time. Additionally, participants who have attained age 45 and are credited with at least 5 years of vesting service as of February 15, 1999 will receive enhanced benefits under the Pension Plan, and ITGI employees whose initial date of service is on or after April 1, 1997 and prior to January 1, 1998 will retroactively become participants in the Pension Plan. As soon as practicable after the merger, provided approval of the IRS is obtained, ITGI employees will be allowed to receive distributions of their entire benefit under the Pension Plan. At the time benefit distributions from the Pension Plan are made available to ITGI employees, ITGI will pay to the Pension Plan the amount of approximately $1.5 million in order to pay for the amount of the underfunding in the Pension Plan attributable to ITGI employees.

    The Pension Plan is funded through contributions by ITGI and earnings on existing assets in conformance with annual actuarial evaluations. The Pension Plan provides for annual benefits following normal retirement at age 65 equal to 1% of the employee's covered remuneration from January 1, 1987 until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered remuneration for 1985 and 1986, reduced proportionately for service of less than fifteen years (as of December 31, 1986). Benefits payable under the Pension Plan are not subject to deduction for Social Security benefits or other offsets. Covered remuneration for purposes of the Pension Plan includes the employee's total annual compensation (salaries, commissions, and bonuses) not to exceed $100,000 for 1985 and 1986, and $200,000 for 1987. From 1988 through 1993, this latter dollar limitation was adjusted automatically for each plan year to the amount prescribed by the Secretary of the Treasury, or his delegate, for such plan year. From 1994 until 1996, the maximum covered remuneration was $150,000. The maximum covered remuneration for 1997 and 1998 is $160,000. Under the benefit formula, an employee who retires upon normal retirement at age 65 with at least four years of service will receive a full vested benefit, and an employee who retires at or after age 55 with at least four years of service will receive the normal retirement benefit reduced by 1/2% for each month benefit payments commence before age 65. The retirement benefits payable at age 65 for those employees with service prior to January 1, 1987 are composed of two items: (1) a benefit for service up to December 1, 1986, in accordance with the original Pension Plan formula recognizing pay as the average of 1985 and 1986 remuneration up to $100,000, and
(2) a benefit for service commencing on January 1, 1987 equal to 1% of covered remuneration through the date of termination.

    As of December 31, 1998, the estimated annual benefits payable upon retirement at normal retirement age for each of the Named Executive Officers were: Mr. Killian: $38,407; Mr. Beinart: $50,067; Mr. Cushing: $58,127; Mr.
Heckman: $56,900; and Mr. Sorice: $52,214.

                               SECURITY OWNERSHIP

    The following table sets forth certain information, as of March 1, 1999, regarding beneficial ownership of our common stock by (1) each director, (2) each Named Executive Officer, (3) all directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. Information regarding stockholders other than directors, executive officers and employee benefit plans is based upon information contained in Schedules 13D or 13G filed with the SEC. For the purpose of this table and the table on the next page, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

                                                                             SHARES OF ITGI
                                                                              COMMON STOCK       PERCENTAGE OF ITGI
                                                                              BENEFICIALLY          COMMON STOCK
                                                                                OWNED(1)         BENEFICIALLY OWNED
                                                                          --------------------  ---------------------
Directors
  Raymond L. Killian, Jr................................................           564,836                  2.9
  Frank E. Baxter.......................................................             4,122                    *
  Neal S. Garonzik......................................................            10,000                    *
  William I Jacobs......................................................            29,400(2)                 *
  Robert L. King........................................................            20,000                    *
  Mark A. Wolfson.......................................................            30,000                    *

Other Named Executive Officers
  Yossef A. Beinart.....................................................            98,645                    *
  David C. Cushing......................................................            20,873                    *
  Christopher J. Heckman................................................            17,241                    *
  Scott P. Mason........................................................         1,214,963(3)               6.1
  Steven J. Sorice......................................................            16,675                    *

All directors and executive officers as a group (17 persons)............         1,076,793                  5.5

5% stockholders
  Jefferies Group, Inc.
  11100 Santa Monica Boulevard, 10th Floor
  Los Angeles, CA 90025.................................................        15,000,000                 80.5

------------------------

*   Less than 1%.

(1) Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of shares possesses sole voting and dispositive power with respect to such shares. Beneficial ownership includes stock options that are exercisable at March 1, 1999, or within 60 days thereafter, as follows: Mr. Killian:
    548,978; Mr. Jacobs: 10,000; Mr. King: 20,000; Mr. Wolfson: 20,000; Mr.
    Beinart: 97,849; Mr. Cushing: 20,873; Mr. Heckman: 15,863; Mr. Mason:
    1,214,963; Mr. Sorice: 13,306; and all directors and executive officers as a group: 1,000,406.

(2) Includes 300 shares owned by a son of Mr. Jacobs, and 100 shares owned by a daughter of Mr. Jacobs, as to which Mr. Jacobs disclaims beneficial ownership.

(3) Represents shares held by the estate of Mr. Mason.

    The following table sets forth certain information regarding beneficial ownership of New ITGI common stock (1) by each person who is expected to be a director of New ITGI, (2) each Named Executive Officer, (3) all persons who are expected to be a director or executive officer of New ITGI, as a group, and (4) each person who we expect will beneficially own 5% or more of New ITGI common stock, based on information as of March 1, 1999 as to beneficial ownership of our common stock and Parent common stock.

                                                                       PRO FORMA SHARES OF
                                                                         NEW ITGI COMMON     PERCENTAGE OF NEW ITGI
                                                                       STOCK BENEFICIALLY         COMMON STOCK
                                                                            OWNED(1)           BENEFICIALLY OWNED
                                                                       -------------------  -------------------------
Directors
  Raymond L. Killian, Jr.............................................        1,322,574(2)                 4.3
  Frank E. Baxter....................................................        1,569,417(3)                 5.3
  Neal S. Garonzik...................................................           15,900                      *
  William I Jacobs...................................................           48,436(4)                   *
  Robert L. King.....................................................           35,181                      *
  Mark A. Wolfson....................................................          106,883                      *

Other Named Executive Officers
  Yossef A. Beinart..................................................          219,738                      *
  David C. Cushing...................................................           39,494                      *
  Christopher J. Heckman.............................................           39,520                      *
  Scott P. Mason.....................................................        2,137,169(5)                 6.7
  Steven J. Sorice...................................................           33,383                      *

All directors and executive officers as a group (17 persons).........        3,949,488                   12.5

5% stockholders
  Jefferies Group, Inc. Employee Stock
  Ownership Plan
  11100 Santa Monica Boulevard, 10th Floor
  Los Angeles, CA 90025..............................................        1,960,380                    6.5

  Tweedy, Browne Company L.P. and Affiliates
  52 Vanderbilt Ave., 8th Floor
  New York, NY 10012.................................................        1,689,744(6)                 5.7

------------------------

*   Less than 1%.

(1) Pro forma ownership of New ITGI is based on the following assumptions: (a) shares outstanding of Parent immediately prior to the merger is 23.9 million, (b) exchange ratio is approximately 1.59, (c) adjustment of ITGI stock options as described under "Unaudited Pro Forma Financial Data," and
    (d) the shares held by the Jefferies Group, Inc. Employee Stock Ownership Plan for the benefit of employees of ITGI have been transferred to a new employee stock ownership plan established by New ITGI. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of shares possesses sole voting and dispositive power with respect to such shares. Beneficial ownership includes stock options that are exercisable at March 1, 1999, or within 60 days thereafter, as follows on a pro forma basis: Mr.
    Killian: 965,672; Mr. Jacobs: 17,590; Mr. King: 35,181; Mr. Wolfson: 56,489;
    Mr. Beinart: 172,120; Mr. Cushing: 36,716; Mr. Heckman: 27,904; Mr. Mason:
    2,137,164; Mr. Sorice: 23,406; and all directors and executive officers as a group: 1,781,059.

(2) Includes 26,176 shares held under Parent's ESOP, 30,325 held under Parent's PSP and 4,920 shares held by members of his immediate family, as to which he disclaims beneficial ownership. Participants in Parent's ESOP have sole voting power and no dispositive power over shares allocated to the ESOP accounts. Participants in Parent's PSP have sole voting power and limited dispositive power over shares allocated to the PSP accounts.

(3) Includes 9,026 shares Mr. Baxter holds as custodian for his children's accounts; 34,900 shares held under Parent's ESOP; and 298,007 shares held under Parent's PSP.

(4) Includes 200 shares of common stock owned by a son of Mr. Jacobs, and 200 shares of common stock owned by a daughter of Mr. Jacobs, as to which Mr. Jacobs disclaims beneficial ownership.

(5) Represents shares held by the estate of Mr. Mason.

(6) Tweedy, Browne Company L.P., a Delaware limited partnership, together with TBK Partners, L.P., a Delaware limited partnership, and Vanderbilt Partners L.P., a Delaware limited partnership, filed a combined statement on Schedule 13D dated and reporting beneficial ownership at February 6, 1997 of Parent common stock, and as of the date hereof, had not filed an amended Schedule 13D in 1998. The holdings for Tweedy, Browne and related entities are therefore based on the 1997 Schedule 13D, as adjusted for the December 1997 stock split of Parent common stock. As adjusted, Tweedy, Browne reported beneficial ownership of 1,405,860 shares of Parent common stock, 4.7% of the outstanding class, with sole voting power over 1,211,000 shares and shared dispositive power over all 1,405,860 shares. TBK reported having sole voting and dispositive power over 226,040 shares of Parent common stock. Vanderbilt reported having sole voting and dispositive power over 57,844 shares of Parent common stock. The aggregate number of shares of Parent common stock with respect to which Tweedy, Browne, TBK and Vanderbilt could be deemed to be the beneficial owner is 1,689,744 shares (5.7% of the outstanding class). As of February 6, 1997, the three general partners in Vanderbilt, Christopher H. Browne, William H. Browne, and John D. Spears, were the three general partners of Tweedy, Browne and are also three of the four general partners of TBK. Thomas P. Knapp was also a general partner of TBK, but is not a general partner of Tweedy, Browne or Vanderbilt. The general partners in each of Tweedy, Browne, TBK and Vanderbilt, as the case may be, solely by reason of their positions as such, may be deemed to have shared power to vote and dispose of the shares held by Tweedy, Browne, TBK and Vanderbilt, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TAX SHARING AGREEMENT

    During 1998, ITGI was party to a tax sharing agreement with Parent dated as of January 1, 1994, which provided the method by which the federal, state and local income or franchise tax liabilities of Parent and ITGI are allocated and the manner in which allocated liabilities are paid. This tax sharing agreement was amended and restated to provide it will be applicable to 1998 and prior tax years and to make it consistent with the new tax sharing and indemnification agreement, which will be applicable for the 1999 tax year only. See "Other Agreements--Tax Sharing and Indemnification Agreement."

    The aggregate amount we paid in 1998 under this agreement was approximately $30.3 million.

JEFFERIES SERVICE AGREEMENT

    Pursuant to a service agreement between Parent and ITG Inc. (the "Jefferies Service Agreement"), Jefferies & Company has provided various services to us consisting of (1) accounting services, payroll accounting and preparation of regulatory accounting reports, (2) compliance services, including performance of regulatory oversight functions, quarterly compliance audits, preparation of periodic regulatory reports, serving as liaison for us in compliance matters, performance of reviews and analysis of employee and customer trading and providing compliance related training and education, (3) personnel services, including services customarily performed by an internal personnel department, maintaining employee files, administering employee benefit plans and establishing multi-employer benefit plans, (4) operations services, including operations support consistent with the terms of the clearing agreement described below and advisory services for back office activities, (5) legal services, including consultation with Jefferies' compliance department, (6) data processing services, including POSIT execution processing and related trade reporting services, and (7) certain administrative services, including invoicing and billing, maintenance of Lotus Notes and programming and software development.

    All services were terminated on December 31, 1998, except for accounting services, payroll accounting and preparation of regulatory accounting reports, certain administrative services, including invoicing and billing, and certain personnel services, including administering certain employee benefit plans. The accounting and administrative services will continue until June 30, 1999 unless we terminate them earlier at our discretion. Jefferies & Company will be required to provide us reasonable opportunity to copy, or remove from its premises, any accounting records relating to us prior to destroying them. The personnel services will continue until transfer of the assets under certain employee benefit plans. We will pay Jefferies & Company $27,500 per month for accounting and administrative services and $12,700 per month for employee services. Under the Jefferies Service Agreement, we have agreed to indemnify Jefferies & Company and its affiliates for liabilities related to our failure to perform our duties and responsibilities under the agreement.

    The aggregate amount we paid in 1998 under the Jefferies Service Agreement was approximately $1.2 million.

EXECUTION AGREEMENT

    Pursuant to an execution agreement between W&D Securities, Inc., an affiliate of Parent, and ITG Inc. (the "Execution Agreement"), W&D is responsible for trade execution and trade entry on the books and records of ITG Inc. for all trades executed by W&D on the New York Stock Exchange, on regional exchanges and in the over-the-counter market and is also responsible for the clearance and settlement of trades executed on the New York Stock Exchange. We pay varying per share fees depending on the number of shares for which W&D provides trade execution services during a calendar month. The aggregate amount we paid in 1998 under the Execution Agreement was approximately $13.6 million.

    Effective as of January 1, 1999, W&D and ITG Inc. entered into a new execution agreement on substantially similar terms as the Execution Agreement except that: (a) the new agreement has an initial term from January 1, 1999 to June 30, 2000, (b) with 180 days' prior notice, either party can cancel the agreement at any time for any reason, effective on or after June 30, 2000, (c) neither party can terminate the agreement prior to June 30, 2000 except for a material breach by the other party and (d) charges for services through June 30, 2000 are based on an allocation of costs between New Jefferies and New ITGI consistent with the allocation methodology employed in 1998. We believe that the terms of this agreement are generally as favorable as those that could be negotiated with unaffiliated third parties.

CLEARING AGREEMENT

    Pursuant to a Fully Disclosed Clearing Agreement dated as of March 15, 1994 (the "Clearing Agreement"), Jefferies & Company, as clearing broker, provides certain execution and clearing services for customer and proprietary accounts of ITG Inc. (the "Introduced Accounts"). These services include, among others, (1) execution of orders, (2) mailing of confirmations, notices and monthly statements, (3) providing reports to ITG Inc., (4) settling certain contracts and transactions, (5) engaging in all cashiering functions and (6) record keeping. Jefferies & Company is required to remit fees to us on a weekly basis after deduction of amounts due. Introduced Accounts may only be charged such fees or other charges as Jefferies & Company may direct. The Clearing Agreement establishes procedures applicable to Introduced Accounts and the processing of transactions for such accounts and establishes the various responsibilities of the parties. With certain exceptions, Jefferies & Company is responsible for all Introduced Accounts and transactions in such accounts. Jefferies & Company reserves the right to reject any proposed account and to terminate any Introduced Account. The Clearing Agreement also requires us to indemnify Jefferies & Company against certain liabilities arising from, among other things, failed settlements, failure of Introduced Accounts to satisfy any applicable margin requirements, our failure to perform our duties and obligations and claims between ITG Inc. and its customers. In 1998, we paid approximately $11.9 million to Jefferies & Company for services performed under the Clearing Agreement.

    Effective as of January 1, 1999, Jefferies & Company and ITG Inc. entered into a new clearing agreement on substantially similar terms as the Clearing Agreement except that: (a) the new agreement has an initial term of January 1, 1999 to June 30, 2000, (b) with 180 days' prior notice, either party can cancel the agreement at any time for any reason, effective on or after June 30, 2000,
(c) neither party can terminate the agreement prior to June 30, 2000 except for a material breach by the other party and (d) rates for services provided through June 30, 2000 are the same as in 1998. We believe that the terms of this agreement are generally as favorable as those that could be negotiated with unaffiliated third parties.

REVENUE SHARING AGREEMENT

    Pursuant to a revenue sharing agreement between ITG Inc. and Jefferies & Company dated as of March 15, 1994 (the "Revenue Sharing Agreement"), the parties have agreed that each will pay the other a portion of the transaction fees generated on each transaction by customers introduced to such party by the other party. The amount of such payments will equal 40% of transaction fees generated in the first year in which a customer commences doing business with a party, 25% of transaction fees in the second year and 15% of transaction fees in the third through fifth years after the customer commences doing business with a party. In 1998, ITG Inc. paid approximately $250,000 to Jefferies & Company pursuant to the Revenue Sharing Agreement. This agreement terminates according to its terms on March 15, 1999. Such termination will not affect fees payable in accordance with the above formula with respect to customers introduced prior to January 1, 1999.

OTHER

    During 1998, ITGI paid approximately $767,000 to Jefferies International Limited (an affiliate of Parent) for certain brokerage and administrative services provided by Jefferies International Limited in connection with ITGI's international activities. Of such amount, approximately $764,000 was reimbursed to ITGI by its affiliate ITG Global Trading, Inc.

    Parent extended credit to certain of ITGI's directors, officers, employees and stockholders in connection with their purchase of securities on margin. Receivables from the ITGI's executive officers and directors were $925,689 at December 31, 1998. Such extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                          DESCRIPTION OF CAPITAL STOCK

    THE FOLLOWING SUMMARY DESCRIPTION OF THE CAPITAL STOCK OF NEW ITGI IS QUALIFIED IN ITS ENTIRETY BY THE COMPLETE TEXT OF NEW ITGI'S CHARTER AND NEW ITGI'S BYLAWS, WHICH ARE ATTACHED AS EXHIBITS A AND B TO THE MERGER AGREEMENT.

GENERAL

    The authorized capital stock of New ITGI will consist of 100,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value of $.01 per share. Based upon the number of shares of common stock of each of our company and Parent outstanding on March 1, 1999, it is anticipated that approximately 29.7 million shares of New ITGI common stock and no shares of New ITGI preferred stock will be issued and outstanding immediately after the completion of the merger.

NEW ITGI COMMON STOCK

    Each share of New ITGI common stock will entitle the holder to one vote on matters submitted to a vote of the stockholders.

    The holders of New ITGI common stock will be entitled to receive a ratable share of any dividends declared by New ITGI's board of directors with respect to New ITGI common stock. In the event of the liquidation, dissolution or winding-up of New ITGI, holders of New ITGI common stock will have the right to a ratable portion of the assets remaining after the payment of liabilities and liquidation preferences of any outstanding shares of New ITGI preferred stock. The holders of New ITGI common stock have no preemptive right or rights to convert their New ITGI common stock into other securities. All outstanding shares of New ITGI common stock immediately following completion of the merger will be fully paid and nonassessable. The rights of the holders of New ITGI common stock will be subject to, and may be adversely affected by, the rights of the holders of New ITGI preferred stock, if any.

NEW ITGI PREFERRED STOCK

    New ITGI's charter provides preferred stock to be issued from time to time in one or more series. New ITGI's board of directors has the authority to fix and determine the number of shares constituting each such series and the relative rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, of the shares thereof, including the authority to fix and determine the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any wholly unissued series of New ITGI preferred stock and to increase or decrease the number of shares of any outstanding series, without further vote or action by New ITGI stockholders. The issuance of shares of New ITGI preferred stock could adversely affect the voting power of the holders of New ITGI common stock and could have the effect of discouraging or making more difficult any attempt by a person or group to obtain control of New ITGI. No New ITGI preferred stock is outstanding and no New ITGI preferred stock will be issued in connection with the merger.

CERTAIN CHARTER AND BYLAW PROVISIONS

    New ITGI's charter and bylaws contain certain provisions that may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of New ITGI. These provisions include (1) restrictions on who may call a special meeting, (2) a prohibition on stockholder proposals at a special meeting; (3) a prohibition on stockholder action by written consent; and (4) a prohibition on alteration or amendment of the antitakeover provisions in the charter and bylaws other than by vote of two-thirds of the stockholders. See "The Merger and Related Transactions--Comparison of Rights of ITGI Stockholders and New ITGI Stockholders."

    In addition, one of the effects of the existence of unissued and unreserved New ITGI common stock and preferred stock may be to enable New ITGI's board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of New ITGI by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of New ITGI's management and possibly deprive the shareholders of opportunities to sell their shares of New ITGI common stock at prices higher than the prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of New ITGI.

PROHIBITED BUSINESS TRANSACTIONS

    As a corporation organized under the laws of the State of Delaware, New ITGI is subject to Section 203 of the Delaware General Corporation Law, which restricts certain business combinations between a corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of the outstanding voting stock) or such stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if: (1) prior to an interested stockholder becoming such, the corporation's board of directors approves either the business combination or the transaction by which such person became an interested stockholder; (2) upon consummation of the transaction, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and by directors who are also officers); or (3) at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

REGISTRAR AND TRANSFER AGENT

    The Registrar and Transfer Agent of New ITGI common stock will be First Chicago Trust Company of New York.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our company. Directors, executive officers and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file. During 1998, a statement of changes in beneficial ownership required to be filed by William I Jacobs was filed late. Based on a review of the copies of the forms furnished to us and written representations from our executive officers and directors, all other such persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 1998 on a timely basis.

                      RATIFICATION OF INDEPENDENT AUDITORS

    KPMG LLP was our independent auditor for the year ended December 31, 1998. On March 15, 1999, KPMG LLP was appointed by the audit committee to serve as our independent auditors for 1999.

    The ratification of the appointment of KPMG LLP is being submitted to the stockholders at the annual meeting. If such appointment is not ratified, the board of directors will consider the appointment of other accountants. The board of directors recommends a vote "FOR" the ratification of the appointment of KPMG LLP as our independent auditors for the 1999 fiscal year.

    A representative of KPMG LLP, the independent auditors who audited our consolidated financial statements for 1998, is expected to be present at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

                                 LEGAL MATTERS

    The validity of New ITGI common stock to be issued in the merger will be passed upon by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York, is acting as counsel for ITGI in connection with certain legal matters relating to the merger and the transactions contemplated hereby.

                                    EXPERTS

    The consolidated financial statements of ITGI and Jefferies Group, Inc. as of December 31, 1998, 1997, 1996, 1995 and 1994 and for each of the years in the five-year period ended December 31, 1998 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, upon authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company and Parent. You can inspect and copy these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials of our company at the offices of the Nasdaq Stock Market, 1735 K Street, N.W. Washington, D.C. 20006, and those of Parent at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement/prospectus, except to the extent that the information is superseded by information in this proxy statement/prospectus.

    This proxy statement/prospectus incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 1998 (SEC file number 0-23644) and Parent's Annual Report on Form 10-K for the year ended December 31, 1998 (SEC file number 1-11665). We also incorporate by reference the information contained in all other documents that we or Parent files with the SEC after the date of this proxy statement/prospectus and before the annual meeting. The information contained in any of these documents will be considered part of this proxy statement/prospectus from the date these documents are filed.

    Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

    If you are one of our stockholders and would like to receive a copy of any document incorporated by reference into this proxy statement/prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this proxy statement/prospectus; any other exhibits will be available upon request at cost), you should call or write to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Timothy H. Hosking (telephone: (212) 588-4000). In order to ensure timely delivery of the documents prior to the annual meeting, you should make any such request not later than April 6, 1999.

    You should rely only on the information contained in (or incorporated by reference into) this proxy statement/prospectus. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement/prospectus. This proxy statement/prospectus is dated March 18, 1999. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any later date, and the mailing of this proxy statement/prospectus to stockholders shall not mean otherwise.

                      OTHER MATTERS; STOCKHOLDER PROPOSALS
                    FOR THE 2000 ANNUAL MEETING OF NEW ITGI

    As of the date of this proxy statement/prospectus, our board of directors knows of no matters that will be presented for consideration at the annual meeting, other than as described in this proxy statement/prospectus. If any other matters shall properly come before the annual meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

    The deadline for submitting stockholder proposals for inclusion in New ITGI's 1999 annual meeting proxy materials was November 30, 1998 and, since no such proposals were timely submitted, no stockholder proposals will be included in New ITGI's 1999 annual meeting proxy materials. Stockholders of New ITGI who intend to present proposals for consideration at the 2000 annual meeting of stockholders are hereby advised that the Secretary of New ITGI must receive any such proposals no later than the close of business on November 30, 1999, if such proposal is to be considered for inclusion in the 2000 annual meeting proxy materials of New ITGI.

                                          By Order of the Board of Directors,
                                          /s/ TIMOTHY H. HOSKING
                                          Timothy H. Hosking
                                          Secretary

                                                                      APPENDIX A

                            AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                             JEFFERIES GROUP, INC.
                                      AND
                       INVESTMENT TECHNOLOGY GROUP, INC.

                               TABLE OF CONTENTS

   SECTION                                                                                                       PAGE
-----------                                                                                                    ---------
        1.   The Merger......................................................................................        A-2

        2.   Stockholders' Meetings; Pre-Closing, Closing and Effective Time of the Merger; SEC Filings......        A-2

        3.   Conversion and Cancellation of Securities.......................................................        A-4

        4.   Exchange of Certificates........................................................................        A-4

        5.   Options.........................................................................................        A-6

        6.   Representations and Warranties..................................................................        A-7

         6A. Representations and Warranties of JEFG..........................................................        A-7

         6B. Representations and Warranties of ITGI..........................................................       A-12

        7.   Covenants of JEFG and ITGI......................................................................       A-17

        8.   Conditions to the Obligations of JEFG and ITGI to Consummate the Pre-Closing....................       A-22

        9.   Conditions to the Obligations of JEFG to Consummate the Pre-Closing.............................       A-24

       10.   Conditions to the Obligations of ITGI to Consummate the Pre-Closing.............................       A-25

       11.   Conditions to the Obligations of JEFG and ITGI to Consummate the Merger.........................       A-26

       12.   No Survival of Representations, Warranties and Covenants........................................       A-27

       13.   Termination.....................................................................................       A-27

       14.   Entire Agreement................................................................................       A-27

       15.   Notices.........................................................................................  A-27.....

       16.   Governing Law...................................................................................       A-28

       17.   Counterparts....................................................................................       A-28

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER

    Agreement and Plan of Merger (this "AGREEMENT"), dated as of the 17th day of March, 1999, by and between JEFFERIES GROUP, INC., a Delaware corporation ("JEFG"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation ("ITGI", and, together with JEFG, the "CONSTITUENT CORPORATIONS").

    WHEREAS, the Board of Directors of JEFG has approved the business transactions pursuant to which all the assets, businesses and Liabilities (as defined below) of ITGI and its subsidiaries will be separated from all other assets, businesses and Liabilities of JEFG;

    WHEREAS, JEFG and JEF Holding Company, Inc., a Delaware corporation and wholly-owned subsidiary of JEFG ("HOLDING"), concurrently herewith are entering into a Distribution Agreement (the "DISTRIBUTION AGREEMENT"), which provides that (x) JEFG will transfer to Jefferies & Company, Inc., a Delaware corporation and wholly-owned subsidiary of JEFG ("JEFCO"), prior to the time that JEFCO becomes a subsidiary of Holding in connection with the Contribution (defined below), and to Holding, and JEFCO and Holding will accept from JEFG, all of JEFG's assets other than JEFG's capital stock in ITGI (collectively, the "CONTRIBUTION"), and JEFG will assign to Holding (or to JEFCO, as appropriate), and Holding and JEFCO (as appropriate) will assume from JEFG, all JEFG liabilities excluding all liabilities of, or related to, ITGI (the "ASSUMPTION") (such transfer and acceptance pursuant to the Contribution and such assignment and assumption pursuant to the Assumption being collectively referred to herein as the "TRANSFERS"), and (y) all of the outstanding common stock of Holding (the "Holding Common Stock") will be distributed in a pro rata dividend (the "DISTRIBUTION") to JEFG's stockholders;

    WHEREAS, as of March 16, 1999, ITGI declared a dividend in an amount equal to $4.00 per share in cash payable on the business day immediately succeeding the consummation of the pre-closing to the Merger referred to in Sections 2, 8, 9 and 10 hereof (the "PRE-CLOSING") to all its stockholders of record as of April 20, 1999, including JEFG (the "SPECIAL ITGI CASH DIVIDEND");

    WHEREAS, following the Special ITGI Cash Dividend, the Transfers, and the Distribution, (x) ITGI will merge (the "MERGER," and together with the Transfers and the Distribution, collectively the "JEFG TRANSACTIONS") with and into JEFG and (y) outstanding shares of Common Stock, par value $0.01 per share (the "ITGI COMMON STOCK"), of ITGI will be canceled or converted into the right to receive shares of Common Stock, par value $0.01 per share (the "JEFG COMMON STOCK"), of JEFG in the manner set forth herein;

    WHEREAS, JEFG, Holding and ITGI concurrently herewith are entering into a Tax Sharing and Indemnification Agreement (the "TAX AGREEMENT"), which sets forth the rights and obligations of JEFG and Holding following the Merger with respect to certain tax matters, and JEFG and Holding concurrently herewith are entering into a Benefits Agreement (the "BENEFITS AGREEMENT," and together with the Distribution Agreement and the Tax Agreement, the "ANCILLARY AGREEMENTS"), which sets forth the rights and obligations of JEFG and Holding following the Merger with respect to certain employee benefit matters;

    WHEREAS, the Boards of Directors of JEFG and ITGI have each determined that the combination of JEFG and ITGI into one publicly traded corporation after the Transfers and the Distribution is in the best interest of JEFG and ITGI and have each approved this Merger Agreement and the Merger upon the terms and conditions set forth herein;

    WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free liquidation of ITGI into JEFG under Section 332 of the Internal Revenue Code of 1986, as amended

(the "CODE"), and a reorganization for ITGI's stockholders, excluding JEFG (the "ITGI PUBLIC STOCKHOLDERS") under Section 368(a)(1)(A) of the Code;

    NOW THEREFORE, in consideration of the agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  THE MERGER

    Subject to the terms and conditions hereof and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), at the Effective Time (as hereinafter defined): (a) ITGI shall be merged with and into JEFG and the separate existence of ITGI shall cease; (b) JEFG, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), (i) shall continue its corporate existence under the laws of the State of Delaware, (ii) shall change its name to "INVESTMENT TECHNOLOGY GROUP, INC.", and (iii) shall succeed to all rights, assets, liabilities and obligations of ITGI in accordance with the DGCL; (c) the Certificate of Incorporation of JEFG, as in effect immediately prior to the Effective Time, shall continue as the Certificate of Incorporation of the Surviving Corporation, as amended and restated as set forth on Appendix A hereto (with the amendments referred to therein being referred to herein as the "CHARTER AMENDMENT"); (d) the By-laws of JEFG, as in effect immediately prior to the Effective Time, shall continue as the By-laws of the Surviving Corporation, as amended and restated as set forth on Appendix B hereto; (e) the directors of ITGI immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and (f) the officers of ITGI immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by applicable law.

2. STOCKHOLDERS' MEETINGS; PRE-CLOSING, CLOSING AND EFFECTIVE TIME OF THE MERGER; SEC FILINGS

    (a) Prior to the date hereof, JEFG and Holding have jointly prepared and filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "EXCHANGE ACT"), a proxy statement/information statement (as amended from time to time, the "PROXY/INFORMATION STATEMENT") and JEFG and ITGI have jointly prepared and filed with the SEC a proxy statement/prospectus (as amended from time to time, the "PROXY/PROSPECTUS"). The Proxy/Information Statement comprises and will comprise (i) proxy material of JEFG with respect to the approval and adoption of this Agreement (including the Charter Amendment) and the issuance of JEFG Common Stock pursuant to this Agreement and the approval of certain employee benefit plans of Holding (the "PLAN PROPOSALS") and
(ii) an information statement with respect to the Distribution and Holding, which will be filed with the SEC as part of a Form 10 registration statement of Holding under the Exchange Act. The Proxy/Prospectus comprises and will comprise proxy material of ITGI with respect to the approval and adoption of this Agreement, the election of ITGI directors and the ratification of ITGI's auditor appointment and a registration statement (as amended from time to time, the "REGISTRATION STATEMENT"), including a prospectus, of JEFG under the Securities Act of 1933, as amended and the rules and regulations thereunder (the "SECURITIES ACT"), with respect to JEFG Common Stock to be issued to the ITGI Public Stockholders pursuant to this Agreement in connection with the Merger. JEFG will use its best efforts to respond to any comments of the SEC and take such other actions as may be necessary or appropriate with respect to the Proxy/Information Statement to enable the Proxy/Information Statement in definitive form to be mailed to JEFG's stockholders as promptly as practicable. Each of JEFG and ITGI will use their respective best efforts to respond to any comments of the SEC and take such other actions as may be necessary or appropriate to enable the SEC to declare the Registration Statement effective under the Securities Act and to cause a Proxy/Prospectus in definitive form to be mailed to ITGI's stockholders as promptly as practicable.

    (b) JEFG shall submit this Agreement and the issuance of JEFG Common Stock pursuant to this Agreement and the Plan Proposals to the holders of JEFG Common Stock and ITGI shall submit this Agreement, the election of ITGI directors and the ratification of ITGI's auditor appointment and to the holders of ITGI Common Stock, respectively, for approval and adoption at stockholders' meetings to be held April 20, 1999 (the "STOCKHOLDERS' MEETINGS").

    (c) Subject to the satisfaction of the conditions contained in Sections 8, 9 and 10 hereof, the Pre-Closing shall occur on the day of the Stockholders' Meetings, unless extended in writing by JEFG and ITGI (the "PRE-CLOSING DATE"). Immediately following completion of the Pre-Closing, JEFG, ITGI, Holding and The Bank of New York, as escrow agent (the "ESCROW AGENT"), shall enter into a pre-closing and escrow agreement dated as of the Pre-Closing Date, substantially in the form of Appendix C hereto (the "ESCROW AGREEMENT"), pursuant to which:

       (1) ITGI shall deposit into escrow, cash in an amount equal to the aggregate Special ITGI Cash Dividend, to be released without condition or limitation by the Escrow Agent on the business day following the completion of the Pre-Closing to all of ITGI's stockholders of record as of the close of business on the date of the Stockholders' Meetings;

       (2) Documents shall be executed and placed into escrow to effectuate, in accordance with the Distribution Agreement, any remaining Transfers immediately following the Escrow Agent's payment to JEFCO of $60 million, consistent with the direction of JEFG delivered on the Pre-Closing Date instructing the Escrow Agent to make such payment to JEFCO in respect of JEFG's pro rata share of the Special ITGI Cash Dividend, which remaining Transfers will be effected through the Escrow Agent in accordance with the Escrow Agreement immediately following payment of the Special ITGI Cash Dividend;

       (3) JEFG shall deposit into escrow an agreement between JEFG and EquiServe, as distribution agent for the Holding Common Stock (the "DISTRIBUTION AGENT"), pursuant to which JEFG shall irrevocably direct the Distribution Agent to, and the Distribution Agent shall agree to, distribute all Holding Common Stock to JEFG's stockholders immediately after being instructed to do so by the Escrow Agent, who shall issue such instructions unless the Escrow Agent receives a certificate from ITGI or JEFG on or prior to 9:00 a.m. E.T. on the Closing Date that either or both of the conditions referred to in
           Section 11(b) or (c) shall not have been satisfied; and

       (4) ITGI and JEFG shall deposit into escrow the executed Certificate of Merger (as defined below), to be filed without condition or limitation by the Escrow Agent with the Secretary of State of the State of Delaware after the Escrow Agent's (i) issuance of the instructions to the Distribution Agent described in clause (3) above and (ii) receipt of confirmation from the Distribution Agent confirming in writing its book-entry distribution of all Holding Common Stock to JEFG's stockholders.

Subject to completion of the Pre-Closing and upon the satisfaction of the conditions contained in Section 11(b) and (c) herein, the Constituent Corporations shall hold a closing (the "CLOSING") at the offices of Morgan, Lewis & Bockius LLP, New York, New York on the fifth business day following the date of the Stockholders' Meetings unless extended in writing by JEFG and ITGI (the "CLOSING DATE"). On the Closing Date, the Escrow Agent, on behalf of the Constituent Corporations, shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with clause (4) above and the provisions of the Escrow Agreement (the date and time of such filing, or such later date or time agreed upon by JEFG and ITGI in accordance with the DGCL and set forth therein, the "EFFECTIVE TIME").

3.  CONVERSION AND CANCELLATION OF SECURITIES

    (a) At the Effective Time, each share of ITGI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of ITGI Common Stock described in Section (b) of this Section) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of JEFG Common Stock equal to the result obtained by dividing (x) the total number of shares of JEFG Common Stock outstanding immediately prior to the Effective Time by (y) the total number of shares of ITGI Common Stock held by JEFG immediately prior to the Effective Time (the "EXCHANGE RATIO"); provided that no fractional shares of JEFG Common Stock shall be issued and, in lieu thereof, a cash payment shall be made as provided in Section 4(i) herein.

    (b) At the Effective Time, each share of ITGI Common Stock held in the treasury of ITGI or held by JEFG immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and retired and cease to exist, and no cash, securities or other property shall be payable in respect thereof.

    (c) The holders of shares of ITGI Common Stock or JEFG Common Stock shall not be entitled to appraisal rights as a result of either of the Transfers or the Merger.

4.  EXCHANGE OF CERTIFICATES

    (a) Prior to the Pre-Closing Date, JEFG shall select a bank or trust company to act as exchange agent (the "EXCHANGE AGENT") in connection with the surrender of certificates evidencing shares of ITGI Common Stock converted into shares of JEFG Common Stock pursuant to the Merger. On the Pre-Closing Date, JEFG shall deposit with the Escrow Agent one or more certificates representing the shares of JEFG Common Stock issuable pursuant to Section 3(a) (the "MERGER STOCK"), which shares of Merger Stock shall be issued in accordance with this Agreement at the Effective Time. At and following the Effective Time, JEFG shall deliver to the Exchange Agent such cash as may be required from time to time to make payment of cash in lieu of fractional shares in accordance with Section 4(i) hereof.

    (b) As soon as practicable after the Effective Time, JEFG shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of ITGI Common Stock (the "CERTIFICATES") (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as JEFG and the Surviving Corporation may reasonably agree and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Stock. Upon the proper surrender of Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and such other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the shares of Merger Stock that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time and any cash paid in lieu of fractional shares pursuant to Section 4(i)), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of ITGI Common Stock that is not registered in the transfer records of ITGI, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate representing such ITGI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to JEFG that any applicable stock transfer tax has been paid.

    (c) After the Effective Time, each outstanding Certificate which theretofore represented shares of ITGI Common Stock shall, until surrendered for exchange in accordance with this Section 4, be deemed for all purposes to evidence ownership of full shares of JEFG Common Stock into which the shares of ITGI Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

    (d) Any Merger Stock deposited with the Exchange Agent pursuant to Section 4(a) hereof, and not exchanged pursuant to Section 4(b) hereof for ITGI Common Stock within six months after the Effective Time, and any cash deposited with the Exchange Agent pursuant to Section 4(a) hereof, and not exchanged for fractional interests pursuant to Section 4(i) hereof within six months after the Effective Time, shall be returned by the Exchange Agent to the Surviving Corporation which shall thereafter act as exchange agent subject to the rights of holders of ITGI Common Stock hereunder.

    (e) At the Effective Time, the stock transfer books of ITGI shall be closed and no transfer of shares of ITGI Common Stock shall thereafter be made.

    (f) None of JEFG, ITGI, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of ITGI Common Stock for any shares of Merger Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares pursuant to Section 4(i) hereof delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

    (g) If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificates the Merger Stock for the shares represented thereby, deliverable in respect thereof, as determined in accordance with the terms hereof. When authorizing such payment in exchange for any lost, stolen or destroyed Certificates, the person to whom the Merger Stock is to be issued, as a condition precedent to such delivery, shall give JEFG a bond satisfactory to JEFG against any claim that may be made against JEFG with respect to the Certificates alleged to have been lost, stolen or destroyed.

    (h) No dividend or other distribution declared or made after the Effective Time with respect to common stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock issuable upon surrender thereof until the holder of such Certificate shall surrender such Certificate in accordance with Section 4(b). Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid, without interest, to the record holder of certificates representing whole shares of Merger Stock issued in exchange therefor: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to common stock of the Surviving Corporation; and (ii) the amount of dividends or other distributions with respect to common stock of the Surviving Corporation that are properly payable with respect to such Merger Stock arising out of the fact that the Surviving Corporation shall have established for a dividend or distribution concerning common stock of the Surviving Corporation with (A) a record date subsequent to the Effective Time but prior to surrender of such Certificate for such Merger Stock and (B) a payment date subsequent to the surrender of such Certificate.

    (i) No certificates or scrip evidencing fractional shares of Merger Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of JEFG or the Surviving Corporation. In lieu of any such fractional shares, each holder of a Certificate previously evidencing ITGI Common Stock, upon surrender of such Certificate for exchange pursuant to this
Section 4, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the closing regular way price for a share of the Surviving Corporation's common stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, by (b) the fractional interest to which such holder would otherwise be entitled; PROVIDED, HOWEVER, no holder of ITGI Common Stock will receive cash for any fractional share interest in an amount equal to or greater than such closing regular way price of one full share of the Surviving Corporation's common stock. The Surviving Corporation shall be obligated to fund all amounts required to be paid in accordance with the preceding sentence. The fractional share interests of each holder of a Certificate previously evidencing ITGI Common Stock will be aggregated.

5.  OPTIONS

    (a) Prior to the Effective Time, each outstanding option to purchase or acquire ITGI Common Stock shall have been adjusted for the effects of the Special ITGI Cash Dividend in the following fashion: the exercise price of each such ITGI option will be reduced so that (1) the ratio of the unadjusted exercise price over the volume weighted average regular way market price of the ITGI Common Stock on the trading day that the Special ITGI Cash Dividend is paid (the "PRE-DIVIDEND PRICE") is equal to (2) the ratio of the adjusted exercise price over the greater of (x) the volume weighted average regular way market price of the ITGI Common Stock on the trading day following the trading day that the Special ITGI Cash Dividend is paid or (y) the Pre-Dividend Price minus the per share amount of the Special ITGI Cash Dividend (with the greater of (x) or (y) constituting the "POST-DIVIDEND PRICE"); PROVIDED, HOWEVER, that the adjusted exercise price shall not be higher than the unadjusted exercise price. In the event, and only in the event, there is an adjustment to the exercise price pursuant to the preceding sentence, to compensate for the loss in the intrinsic value of each option (the spread of the market price above the exercise price), the number of shares issuable upon exercise of the options of each holder will be adjusted to such greater number that is equal to the aggregate number of shares issuable pursuant to the unadjusted options multiplied by the ratio of the Pre-Dividend Price divided by the Post-Dividend Price.

    (b) Following the adjustments set forth in paragraph (a) of this Section 5, at the Effective Time, each option granted by ITGI to purchase shares of ITGI Common Stock, which is outstanding and unexercised immediately prior thereto, shall be assumed by the Surviving Corporation and converted into an option to purchase such number of shares of the Surviving Corporation's Common Stock and at such exercise price as are determined as provided below (and otherwise having the same vesting, duration and other terms as the original option):

        (i) the number of shares of the Surviving Corporation's Common Stock to be subject to the new option shall be equal to the product of (1) the number of shares of ITGI Common Stock subject to the original option and (2) the Exchange Ratio, the product being rounded, if necessary, up or down, to the nearest whole share; and

        (ii) the exercise price per share of the Surviving Corporation's Common Stock under the new option shall be equal to (1) the exercise price per share of the ITGI Common Stock under the original option divided by (2) the Exchange Ratio, rounded, if necessary, up or down, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code. Prior to the Effective Time, the Board of Directors of ITGI shall take such action as may be required under the governing option plans and agreements to effectuate the foregoing.

At the Effective Time, the Surviving Corporation will assume the ITGI 1994 Stock Option and Long-Term Incentive Plan (as amended and restated January 29, 1997), the ITGI Employee Stock Purchase Plan and the ITGI Non-Employee Directors' Stock Option Plan as the successor to ITGI under such plans. Awards authorized under such plans may be made to employees of the Surviving Corporation and its subsidiaries following the Effective Time.

6.  REPRESENTATIONS AND WARRANTIES

    6A. REPRESENTATIONS AND WARRANTIES OF JEFG. JEFG represents and warrants to, and agrees with, ITGI as follows:

    (a) Organization, Etc. JEFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted as described in the JEFG SEC Reports (defined below). Except as set forth on Section 6A(a) of the disclosure schedule attached to this Agreement (the "DISCLOSURE SCHEDULE"), JEFG is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where such failure to so qualify would not have any material adverse effect on JEFG and its subsidiaries taken as a whole (a "JEFG MATERIAL ADVERSE EFFECT"). JEFG has provided to ITGI complete and correct copies of its certificate of incorporation and bylaws (the "ORGANIZATIONAL DOCUMENTS"), as currently in effect.

    (b) Authority of JEFG. JEFG has full corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements and (ii) to consummate the JEFG Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the JEFG Transactions have been duly and validly authorized by the Board of Directors of JEFG, and no other corporate proceedings on the part of JEFG are necessary to authorize this Agreement or any of the Ancillary Agreements or to consummate the JEFG Transactions, other than the approval of the adoption by the JEFG stockholders of this Agreement and the issuance of JEFG Common Stock pursuant to this Agreement. Each of this Agreement and the Ancillary Agreements has been duly and validly executed and delivered by JEFG and constitutes valid and binding agreements of JEFG, enforceable against JEFG in accordance with their respective terms.

    (c) No Consent. No filing or registration with, or permit, authorization, consent or approval of, or notification or disclosure (collectively, "GOVERNMENTAL CONSENTS") to, any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission, court or other body or any arbitral tribunal (each, a "GOVERNMENTAL AUTHORITY") or any other third party (collectively, "CONSENTS") is required in connection with the execution, delivery and performance by JEFG of this Agreement or any of the Ancillary Agreements or the consummation by JEFG of the JEFG Transactions, except (i) the filing and effectiveness of the Proxy/Information Statement under the Exchange Act, the filing of the Proxy/Prospectus under the Exchange Act and the Securities Act and the effectiveness of the Proxy/Prospectus under the Securities Act, (ii) the applicable approval of this Agreement (including the Charter Amendment) and the issuance of JEFG Common Stock pursuant to this Agreement by the holders of JEFG Common Stock, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such consents, approvals, orders, permits, authorizations, registrations, declarations and filings as may be required under the Blue Sky laws of various states, (v) the listing on the New York Stock Exchange of the common stock of the Surviving Corporation, in connection with the Merger, and of Holding, in connection with the Distribution, and (vi) as set forth in Section 6A(c) of the Disclosure Schedule.

    (d) No Violation. Assuming that all Consents have been duly made or obtained as contemplated by Section 6A(c), the execution, delivery and performance by JEFG of this Agreement and the Ancillary Agreements and the consummation by JEFG of the JEFG Transactions will not (i) violate any provision of the Organizational Documents of JEFG, (ii) to the best of JEFG's knowledge, violate any statute, rule, regulation, order or decree of any Governmental Authority by which JEFG or any of its subsidiaries other than ITGI and its subsidiaries (the "NON-ITGI SUBSIDIARIES"), or their respective assets, may be bound or affected or (iii) result in a material violation or breach of, or constitute a material default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of (x) any note, bond, mortgage, indenture or deed of trust relating to indebtedness for borrowed money or (y) any material license, lease or other agreement, instrument or obligation to which JEFG or any of the Non-ITGI Subsidiaries is a party or by which any of their respective assets may be bound or affected.

    (e) Capitalization of JEFG. The authorized capital stock of JEFG consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value per share ("JEFG PREFERRED STOCK"). As of December 31, 1998, there were 21,230,030 JEFG Common Stock and no shares of JEFG Preferred Stock outstanding. All issued and outstanding shares of capital stock of JEFG are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto. As of the date hereof, 695,499 shares of JEFG Common Stock are issuable upon exercise of outstanding options or other rights to purchase or acquire JEFG Common Stock ("JEFG COMMON STOCK EQUIVALENTS") and 301,682 shares of JEFG Common Stock are reserved under employee stock ownership, stock purchase, equity compensation and incentive plans of JEFG and the Non-ITGI Subsidiaries. Prior to the Effective Time, JEFG will use its best efforts to cause all JEFG Common Stock that is the subject of JEFG Common Stock Equivalents to be issued and all JEFG Common Stock Equivalents to be exercised or canceled or exchanged for options, shares, awards or common stock equivalents of Holding. Except for the JEFG Common Stock Equivalents, there are no options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating JEFG to issue, transfer or sell any shares of capital stock of JEFG or any other securities convertible into or evidencing the right to subscribe for any such shares.

    (f)  SEC Filings.

           (i) JEFG has timely filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC since January 1, 1999 (collectively, the "JEFG SEC REPORTS"), all of which complied as to form in all material respects with the applicable provisions of the Securities Act or the Exchange Act, as the case may be. The JEFG SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, as of their respective dates, and do not contain any untrue statement of a material fact concerning JEFG and the Non-ITGI Subsidiaries or omit to state a material fact required to be stated therein concerning JEFG and the Non-ITGI Subsidiaries or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading concerning JEFG and the Non-ITGI Subsidiaries.

           (ii) JEFG will deliver to ITGI as soon as they become available true and complete copies of any report or other document mailed by JEFG to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time (the "SUBSEQUENT JEFG REPORTS"). As of their respective dates, the Subsequent JEFG Reports will not contain any untrue statement of a material fact concerning JEFG and the Non-ITGI Subsidiaries or omit to state a material fact required to be stated therein concerning JEFG and the Non-ITGI Subsidiaries or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading concerning JEFG and the Non-ITGI Subsidiaries and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of JEFG and the Non-ITGI Subsidiaries included or incorporated by reference in the JEFG SEC Reports or to be included or incorporated by reference in the Subsequent JEFG Reports have been prepared or will be prepared, as the case may be, in accordance with GAAP and fairly present or will fairly present the consolidated financial position of JEFG and the Non-ITGI Subsidiaries, as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

        (g) Liabilities. To the best knowledge of JEFG, JEFG has no Liabilities (as defined herein) other than (i) those arising under this Agreement or described in Section 6A(g)(i) of the Disclosure Schedule, and (ii) any Liabilities of or related to ITGI and its subsidiaries. For purposes hereof, the term "LIABILITIES" means any and all known claims, debts, commitments, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, commitments, liabilities and obligations arising under this Agreement, any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking. Immediately following the Transfers, JEFG will have no Liabilities other than those described in clause (ii) above and those set forth in Section 6A(g)(ii) of the Disclosure Schedule.

        (h) No JEFG Assets Used in ITGI Business. No "ASSETS" (as defined below) of JEFG or any of its subsidiaries (other than ITGI and its subsidiaries) are used by ITGI or any of its subsidiaries or reflected on the consolidated balance sheet of ITGI. For purposes hereof, the term "ASSETS" means properties, rights, contracts, leases and claims, of every kind and description, wherever located, whether tangible or intangible, and whether real, personal or mixed.

        (i) Absence of Changes or Events. Since December 31, 1998, JEFG has not, directly or indirectly, except as described in Section 6A(i) of the Disclosure Schedule:

           (i) except in the ordinary course of business, purchased or otherwise acquired, or agreed to purchase or otherwise acquire, any share of capital stock of JEFG, or any options, warrants or other equity security, debt security or other indebtedness of JEFG or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

           (ii) except in the ordinary course of business (A) created or incurred any indebtedness for borrowed money; (B) assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation; or (C) entered into any commitment or incurred any Liabilities;

           (iii) except in the ordinary course of business, suffered any damage, destruction or loss that is material to JEFG, whether covered by insurance or not; or

           (iv) agreed to do any of the things described in the preceding clauses (i) through (iii).

        (j) Litigation. Except as described in Section 6A(j) of the Disclosure Schedule, there is no (1) claim, action, suit or proceeding pending or, to the best of JEFG's knowledge, threatened against JEFG or any of the Non-ITGI Subsidiaries by or before any Governmental Authority or (2) outstanding judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which JEFG was or is a party or by which any of them or any of their respective assets may be bound or affected.

        (k)  Compliance with Laws.

           (i) Except as described in Section 6A(k)(i) of the Disclosure Schedule, neither JEFG nor any of the Non-ITGI Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Authority, or any judgment, decree or order of any court, applicable to its business or operations, except where such violation or failure to comply would not give rise to a JEFG Material Adverse Effect.

           (ii) Except as described in Section 6A(k)(ii) of the Disclosure Schedule, (1) JEFG has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies as are necessary to own, lease or operate the properties and to conduct the business of Non-ITGI Subsidiaries in the manner described in the JEFG SEC Reports ("JEFG LICENSES"), except where the failure to have such will not give rise to a JEFG Material Adverse Effect; (2) JEFG is, and within the period of all applicable statutes of limitation has been, in compliance with its obligations under such JEFG Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such JEFG Licenses and (3) JEFG has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of JEFG to renew any JEFG License. Neither the execution and delivery by JEFG of this Agreement nor the Ancillary Agreements nor the consummation of the JEFG Transactions will result in any revocation or termination of any JEFG License. Set forth in Section 6A(k)(ii) of the Disclosure Schedule is a true and complete list of all JEFG Licenses which are necessary for the conduct of the business described in clause
       (1) above.

        (l) Labor and Employment Matters. Except as described in Section 6A(l) of the Disclosure Schedule:

           (i) Neither JEFG nor any of the Non-ITGI Subsidiaries is party to any union contract or other collective bargaining agreement. JEFG and the Non-ITGI Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, safety, wages and hours, except where the failure to comply will not give rise to a JEFG Material Adverse Effect, and are not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against or affecting JEFG or any of the Non-ITGI Subsidiaries, and no union organizing activities with respect to any of its employees are occurring or threatened.

           (ii) Neither JEFG nor any of the Non-ITGI Subsidiaries is a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or any entity affiliated with any past or present officer, director or employee, other than the agreements executed by employees generally, the forms of which have been provided to ITGI.

        (m) No Puts. Except as set forth in Section 6(A)(m) of the Disclosure Schedule, neither the execution and delivery by JEFG of this Agreement or the Ancillary Agreements nor the consummation of the JEFG Transactions gives rise to any obligation of JEFG or any of the Non-ITGI Subsidiaries, or any right of any holder of any security of JEFG or any of the Non-ITGI Subsidiaries to require JEFG to purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.

        (n) Leases. There have been made available to ITGI true and complete copies of each lease pursuant to which real property is held under lease by JEFG, or, to JEFG's knowledge, under a lease to which JEFG is guarantor, and true and complete copies of each lease pursuant to which JEFG leases real property to others. Section 6A(n) of the Disclosure Schedule sets forth a true and complete list of all such leases. Such leased real properties are in good operating order and condition.

        (o) Contracts and Commitments. Section 6A(o) of the Disclosure Schedule sets forth each existing contract, obligation, commitment, agreement or understanding of any type in any of the following categories:

           (i) contracts that provide for payments by JEFG in any year aggregating in excess of $100,000;

           (ii) any contract under which JEFG has become absolutely or contingently or otherwise liable for (1) the performance under a contract of any other person, firm or corporation or

       (2) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation;

           (iii) any contract under which any amount payable by JEFG is dependent upon the revenues or profits of JEFG or its subsidiaries;

           (iv) any contract with any director, officer or five percent or greater stockholder of JEFG or any contract with any entity in which, to the best of JEFG's knowledge, any director, officer or stockholder or any family member of any director, officer or stockholder has a material economic interest; and

           (v) any contract that limits or restricts where JEFG may conduct its business or the type or line of business that JEFG may engage in.

        JEFG is not in breach of or default under any such contract, obligation, commitment, agreement or understanding.

        (p) Environmental Matters. To the best knowledge of JEFG, without any special inquiry, (i) JEFG and the Non-ITGI Subsidiaries are, and within applicable statutes of limitation, have been, in material compliance with all applicable Environmental Laws (as defined below), (ii) JEFG and the Non-ITGI Subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, and the consummation by JEFG of the transactions contemplated hereby will not require any notification, disclosure, registration, reporting, filing, investigation, or remediation under any Environmental Law, (iii) there are no pending or threatened Environmental Claims (as defined below) against JEFG or any of the Non-ITGI Subsidiaries, (iv) JEFG has no knowledge of any circumstances that could reasonably be anticipated to form the basis of an Environmental Claim against JEFG or any of the Non-ITGI Subsidiaries or any of their respective properties or operations and the business operations relating thereto and
    (v) there has been no disposal, spill, discharge or release of any hazardous or toxic substance or material, as defined or regulated by any Environmental Law, on, at or under any property that could reasonably be expected to result in material liability of, or material costs to, JEFG under any Environmental Law. For purposes of this Agreement, the following terms shall have the following meanings: "ENVIRONMENTAL LAW" means any foreign, federal, state, local or municipal statute, law, rule, regulation, ordinance, code and any published judicial or administrative interpretation thereof including, without limitation, any judicial or administrative order, consent, decree or judgment relating to, regulating or imposing liability or standards of conduct concerning the environment, health, pollution or any pollutant, contaminant or hazardous or toxic substance or waste, and any other chemical or material exposure to which is prohibited or limited or which is otherwise regulated by any governmental authority. "ENVIRONMENTAL CLAIMS" means any and all civil or criminal administrative, regulatory or judicial actions, suits, demands, notice or demand letters, potentially responsible party letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

        (q) Finders or Brokers. Other than J.P. Morgan & Co. Incorporated, neither JEFG nor any of the Non-ITGI Subsidiaries has employed any investment banker broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee, discount or commission.

        (r) Fairness Opinion. JEFG has received the opinion of J.P. Morgan Securities Inc. attached as Appendix E hereto.

        (s) Board Recommendation. The Board of Directors of JEFG has, by a unanimous vote at a meeting of such Board duly held on March 17, 1999, approved and adopted, and declared advisable, this Agreement (including the issuance of JEFG Common Stock pursuant to this Agreement and the Charter Amendment), the Ancillary Agreements, the JEFG Transactions and the Plan Proposals and determined that the JEFG Transactions are in the best interest of the stockholders of JEFG, and prior to the date hereof has resolved to recommend that the holders of JEFG Common Stock approve and adopt this Agreement (including the issuance of JEFG Common Stock pursuant to this Agreement and the Charter Amendment) and the Plan Proposals.

        (t) Holding Debt Assumption. Supplemental indentures have been duly executed in respect of JEFG's 7 1/2% Senior Notes Due 2007 (the "7 1/2% NOTES") which (i) amend in certain respects the indenture relating to the 7 1/2% Notes and (ii) effective as of the date the Transfers are completed, provide that Holding shall assume, and JEFG shall be released from, JEFG's obligations under the 7 1/2% Notes and the related indenture. Complete copies of such supplemental indentures, along with the officers' certificates, opinions of JEFG's counsel and consents of holders of the 7 1/2% Notes provided to the trustee for the 7 1/2% Notes in connection therewith have been provided to ITGI and its counsel.

    6B. REPRESENTATIONS AND WARRANTIES OF ITGI. ITGI represents and warrants to, and agrees with, JEFG as follows:

        (a) Organization, Etc. ITGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate is properties and to carry on its business as it is now being conducted as described in the ITGI SEC Reports (defined below). Except as set forth on
    Section 6B(a) of the Disclosure Schedule, ITGI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where such failure to so qualify would not have any material adverse effect on ITGI and its subsidiaries taken as a whole (an "ITGI MATERIAL ADVERSE EFFECT"). ITGI has provided to JEFG complete and correct copies of the Organizational Documents, as currently in effect, of ITGI.

        (b)  Authority of ITGI. ITGI has full corporate power and authority to
    (i) execute, deliver and perform its obligations under this Agreement and
    (ii) to declare and pay the Special ITGI Cash Dividend and to consummate the Merger. The execution, delivery and performance of this Agreement, the payment of the Special ITGI Cash Dividend (subject to approval and adoption of this Agreement and the Merger by the JEFG and ITGI stockholders and the satisfaction or waiver of all other conditions to the Merger) and the consummation of the Merger have been duly and validly authorized by the Board of Directors of ITGI, and no other corporate proceedings on the part of ITGI are necessary to authorize this Agreement or to consummate the Merger, other than the approval and adoption of this Agreement by ITGI stockholders as required by the DGCL. This Agreement has been duly and validly executed and delivered by ITGI and constitutes a valid and binding agreement of ITGI, enforceable against ITGI in accordance with its terms.

        (c) No Governmental Consent. No Governmental Consent or other Consent is required in connection with the execution, delivery and performance by ITGI of this Agreement, the declaration and payment of the Special ITGI Cash Dividend or the consummation by ITGI of the Merger, except (i) the filing of the Proxy/Prospectus under the Exchange Act and the Securities Act and the effectiveness thereof under the Securities Act, (ii) the applicable approval of this Agreement and the Merger by the holders of ITGI Common Stock as required by the DGCL, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such consents, approvals, orders, permits, authorizations, registrations, declarations and filings as may be required under the Blue Sky laws of various states, (v) the listing on the New York Stock Exchange of the common stock of the Surviving Corporation and (vi) as set forth in Section 6B(c) of the Disclosure Schedule.

        (d) No Violation. Assuming that all Consents have been duly made or obtained as contemplated by Section 6B(c), the execution, delivery and performance by ITGI of this Agreement and the consummation by ITGI of the Merger and the declaration and payment of the Special ITGI Cash Dividend will not (i) violate any provision of the Organizational Documents of ITGI,
    (ii) to the best of ITGI's knowledge, violate the DGCL or any other statute, rule, regulation, order or decree of any Governmental Authority by which ITGI or its subsidiaries, or their properties, may be bound or affected or
    (iii) result in a material violation or breach of, or constitute any material default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of (x) any note, bond, mortgage, indenture or deed of trust relating to indebtedness for borrowed money or (y) any material license, lease or other agreement, instrument or obligation to which ITGI or its subsidiaries is a party.

        (e)  Capitalization of ITGI.

           (i) The authorized capital stock of ITGI consists of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value per share ("ITGI PREFERRED STOCK"). As of December 31, 1998, there were 18,590,360 shares of ITGI Common Stock and no shares of ITGI Preferred Stock outstanding. All issued and outstanding shares of capital stock of ITGI are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto.

           (ii) At no time prior to the date hereof did ITGI have more than 18,750,000 shares of ITGI Common Stock issued and outstanding.

           (iii) As of the date hereof, 2,869,967 shares of ITGI Common Stock are issuable upon exercise of outstanding options or other rights to purchase or acquire ITGI Common Stock ("ITGI COMMON STOCK EQUIVALENTS") and zero shares of ITGI Common Stock are reserved for issuance prior to the Effective Time under employee stock ownership, stock purchase, equity compensation and incentive plans of ITGI and its subsidiaries. Except for the ITGI Common Stock Equivalents, there are no options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating ITGI to issue, transfer or sell any shares of capital stock of ITGI or any other securities convertible into or evidencing the right to subscribe for any such shares. Section 6B(e)(i) of the Disclosure Schedule accurately reflects the total outstanding ITGI Common Stock Equivalents that, at the date hereof or any time prior to or through the Effective Time, could be exercised for ITGI Common Stock by contract, arrangement or otherwise (the "EXERCISABLE ITGI RIGHTS") and Section 6B(e)(ii) of the Disclosure Schedule accurately reflects the total outstanding ITGI Common Stock Equivalents that are the subject to any agreement that prevents the exercise of Exercisable ITGI Rights and the purchase or acquisition of ITGI Common Stock pursuant to Exercisable ITGI Rights until after the earlier of the Effective Time or April 29, 1999 (the "LOCK-UP AGREEMENTS"). Section 6B(e)(ii) of the Disclosure Schedule sets forth the aggregate number of shares subject to each form of Lock-Up Agreement, and
       Section 6B(e)(iii) of the Disclosure Schedule contains each form of Lock-Up Agreement.

           (iv) ITGI agrees to promptly advise JEFG (and provide executed copies of any agreement) concerning any Lock-Up Agreement executed after the date of this Agreement, including any amendment to any Lock-Up Agreement. ITGI will, prior to the earlier of the Effective Date or April 30, 1999, only permit the exercise of such Exercisable ITGI Rights that are not subject to Lock-Up Agreements (regardless of whether such Agreements have been executed on or prior to the date hereof or after the date hereof and prior to the Effective Time).

        (f)  SEC Filings.

           (i) ITGI has timely filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC since January 1, 1999 (collectively, the "ITGI SEC REPORTS"), all of which complied as to form in all material respects with the applicable provisions of the Securities Act or the Exchange Act, as the case may be. As of their respective dates, the ITGI SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, as of their respective dates, and do not contain any untrue statement of a material fact concerning ITGI and its subsidiaries or omit to state a material fact required to be stated therein concerning ITGI and its subsidiaries or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading concerning ITGI and its subsidiaries.

           (ii) ITGI will deliver to JEFG as soon as they become available true and complete copies of any report or other document mailed by ITGI to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time (the "SUBSEQUENT ITGI REPORTS"). As of their respective dates, the Subsequent ITGI Reports will not contain any untrue statement of a material fact or omit to state a material fact concerning ITGI and its subsidiaries or omit to state a material fact required to be stated therein concerning ITGI and its subsidiaries or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading concerning ITGI and its subsidiaries and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of ITGI and its subsidiaries included or incorporated by reference in the ITGI SEC Reports or to be included or incorporated by reference in the Subsequent ITGI Reports have been prepared or will be prepared in accordance with GAAP and fairly present or will fairly present the consolidated financial position of ITGI and its subsidiaries, as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

        (g) Liabilities. Except for the Liabilities arising under this Agreement or set forth or referred to in ITGI SEC Reports or the Proxy/Prospectus, ITGI and its subsidiaries have no material Liabilities, other than those described in Section 6B(g) of the Disclosure Schedule.

        (h) Absence of Changes or Events. Since December 31, 1998, ITGI has not, directly or indirectly, except as described in Section 6B(h) of the Disclosure Schedule:

           (i) except in the ordinary course of business, purchased or otherwise acquired, or agreed to purchase or otherwise acquire, any share of capital stock of ITGI, or any options, warrants or other equity security, debt security or other indebtedness of ITGI or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

           (ii) except in the ordinary course of business (A) created or incurred any indebtedness for borrowed money; (B) assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation; or (C) entered into any commitment or incurred any liabilities;

           (iii) except in the ordinary course of business, suffered any damage, destruction or loss that is material to ITGI, whether covered by insurance or not; or

           (iv) agreed to do any of the things described in the preceding clauses (i) through (iii).

        (i)  Compliance with Laws.

           (i) Except as described in Section 6B(i)(i) of the Disclosure Schedule, neither ITGI nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Authority, or any judgment, decree or order of any court, applicable to their respective business or operations, except where such violation or failure to comply would not give rise to an ITGI Material Adverse Effect.

           (ii) Except as described in Section 6B(i)(ii) of the Disclosure Schedule, (1) ITGI has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies as are necessary to own, lease or operate the properties and to conduct the business in the manner described in the ITGI SEC Reports ("ITGI LICENSES"), except where the failure to have such will not give rise to an ITGI Material Adverse Effect; (2) ITGI is, and within the period of all applicable statutes of limitation has been, in compliance with its obligations under such ITGI Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such ITGI Licenses and
       (3) ITGI has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of ITGI to renew any ITGI License. Neither the execution and delivery by ITGI of this Agreement or any Ancillary Agreement or the payment of the Special ITGI Cash Dividend or the consummation of the Merger will result in any revocation or termination of any ITGI License. Set forth in Section 6B(i)(ii) of the Disclosure Schedule is a true and complete list of all ITGI Licenses which are necessary for the conduct of the business described in clause (1) above.

        (j) Labor and Employment Matters. Except as described in Section 6B(j) of the Disclosure Schedule:

           (i) Neither ITGI nor any of its subsidiaries is a party to any union contract or other collective bargaining agreement. ITGI and its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, safety, wages and hours, except where the failure to comply will not give rise to a ITGI Material Adverse Effect, and are not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against or affecting ITGI or any of its subsidiaries, and no union organizing activities with respect to any of its employees are occurring or threatened.

           (ii) Neither ITGI nor any of its subsidiaries is a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or any entity affiliated with any past or present officer, director or employee, other than the agreements executed by employees generally, the forms of which have been provided to JEFG.

        (k) No Puts. Except as set forth in Section 6B(k) of the Disclosure Schedule, neither the execution and delivery by ITGI of this Agreement or any Ancillary Agreement nor payment of the Special ITGI Cash Dividend or the consummation of the Merger gives rise to any obligation of ITGI or any of its subsidiaries, or any right of any holder of any security of ITGI or any of its subsidiaries to require ITGI to purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.

        (l) Leases. There have been made available to JEFG true and complete copies of each lease pursuant to which real property is held under lease by ITGI and under which JEFG is a guarantor, and true and complete copies of each lease pursuant to which ITGI leases real property to others. Section 6B(l) of the Disclosure Schedule sets forth a true and complete list of all such leases. The leased real properties are in good operating order and condition.

        (m) Contracts and Commitments. Section 6B(m) of the Disclosure Schedule sets forth each existing contract, obligation, commitment, agreement or understanding of any type in any of the following categories:

           (i) contracts that provide for payments by ITGI in any year aggregating in excess of $100,000;

           (ii) any contract under which ITGI has become absolutely or contingently or otherwise liable for (1) the performance under a contract of any other person, firm or corporation or (2) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation;

           (iii) any contract under which any amount payable by ITGI is dependent upon the revenues or profits of ITGI or its subsidiaries;

           (iv) any contract with any director, officer or five percent or greater stockholder of ITGI or any contract with any entity in which, to the best of ITGI's knowledge, any director, officer or stockholder or any family member of any director, officer or stockholder has a material economic interest; and

           (v) any contract that limits or restricts where ITGI may conduct its business or the type or line of business that ITGI may engage in.

        ITGI is not in breach of or default under any such contract, obligation, commitment, agreement or understanding.

        (n) Litigation. Except as described in Section 6B(n) of the Disclosure Schedule, there is no (1) claim, action, suit or proceeding pending or, to the best of ITGI's knowledge, threatened against ITGI or any of its subsidiaries by or before any Governmental Authority or (2) outstanding judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which ITGI or any of its subsidiaries was or is a party or by which any of them or any of their respective assets may be bound or affected.

        (o) Environmental Matters. To the best knowledge of ITGI, without any special inquiry, (i) ITGI and its subsidiaries are, and within applicable statutes of limitation, have been, in material compliance with all applicable Environmental Laws, (ii) ITGI and its subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, and the consummation by ITGI of the transactions contemplated hereby will not require any notification, disclosure, registration, reporting, filing, investigation, or remediation under any Environmental Law, (iii) there are no pending or threatened Environmental Claims against ITGI or any of its subsidiaries, (iv) ITGI has no knowledge of any circumstances that could reasonably be anticipated to form the basis of an Environmental Claim against ITGI or any of its subsidiaries or any of their respective properties or operations and the business operations relating thereto and
    (v) there has been no disposal, spill, discharge or release of any hazardous or toxic substance or material, as defined or regulated by any Environmental Law, on, at or under any property that could reasonably be expected to result in material liability of, or material costs to, ITGI under any Environmental Law.

        (p) Ownership of JEFG Common Stock. Except as set forth in Section 6B(p) of the Disclosure Schedule, ITGI and its subsidiaries own no JEFG Common Stock and are party to no contracts or options which would allow or obligate ITGI or any of its subsidiaries to purchase JEFG Common Stock.

        (q) Finders or Brokers. Other than Donaldson, Lufkin & Jenrette Securities Corporation, neither ITGI nor any of its subsidiaries has employed any investment banker broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee, discount or commission.

        (r) Fairness Opinion. ITGI has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation attached as Appendix E hereto.

        (s) Board and Special Committee Recommendations. The Board of Directors of ITGI has, by a unanimous vote at a meeting of such Board duly held on March 16, 1999, approved and adopted, and declared advisable, this Agreement and authorized the declaration and payment of the Special ITGI Cash Dividend and determined that this Agreement and the Merger are in the best interest of the stockholders of ITGI, and prior to the date hereof has resolved to recommend that the holders of ITGI Common Stock approve and adopt this Agreement. In addition, a Special Committee of the Board of Directors of ITGI consisting exclusively of independent directors (the "ITGI SPECIAL COMMITTEE") has, by a unanimous vote at a meeting of such committee held on March 15, 1999, unanimously approved, and declared advisable, this Agreement and determined that this Agreement and the Merger are fair to and in the best interests of ITGI's stockholders other than JEFG.

7.  COVENANTS OF JEFG AND ITGI

        (a) Certain Changes. Except as contemplated by this Agreement and the Ancillary Agreements, ITGI agrees that, without the prior written consent of JEFG, between the date hereof and the Closing Date, ITGI will, and ITGI will cause each of its subsidiaries to (i) conduct its affairs in the ordinary course of business consistent with past and then current practice, (ii) not adopt, amend or modify any employment or personnel contract or plan, or increase the level of compensation payable to any officer or employee other than in accordance with past practice or as otherwise required by law or the terms of any such contract or plan; (iii) refrain from (A) issuing any capital stock or security convertible into capital stock of ITGI, except pursuant to Exercisable ITGI Rights that are not subject to Lock-Up Agreements, (B) granting any option to purchase or acquire ITGI Common Stock, which option is granted outside of the ordinary course or inconsistent with past practice or is exercisable at any time prior to April 30, 1999, and (C) taking any other action that would otherwise alter its capital structure, (iv) refrain from paying any dividend (other than the Special ITGI Cash Dividend) or making any distribution (including, any stock split or stock dividend) with respect to its securities, (v) refrain from entering into any contract or arrangement other than in the ordinary course of business and (vi) refrain from amending its Certificate of Incorporation or By-laws. ITGI agrees to promptly advise JEFG if it has more than 18,750,000 shares of ITGI Common Stock outstanding at any time prior to the Effective Time, or any person holding, or exercising rights under, ITGI Common Stock Equivalents shall have validly tendered any exercise form related thereto and demanded the issuance and delivery of ITGI Common Stock in respect of any such ITGI Common Stock Equivalent prior to the Effective Time. ITGI agrees not to amend, by written instrument, document, waiver or other act or practice, any Lock-Up Agreement without JEFG's prior written consent.

        Except as contemplated by this Agreement and the Ancillary Agreements, JEFG agrees that, without the prior written consent of ITGI, between the date hereof and the Closing Date, JEFG will, and JEFG will cause each of the Non-ITGI Subsidiaries to (1) conduct its affairs in the ordinary course of business consistent with past and then current practice, (2) not adopt, amend or modify any employment or personnel contract or plan, or increase the level of compensation payable to any officer or employee other than in accordance with past practice or as otherwise required by law or the terms of any such contract or plan; (3) refrain from issuing any capital stock or security convertible into capital stock, except pursuant to outstanding stock options and equity compensation awards, or granting any option or equity compensation awards except any such option or award that by its terms becomes, upon consummation of the Transfers, an option to purchase or acquire Holding Common Stock or an award in equity of Holding, or taking any other action that would be specified in Section 6A(e) of the Disclosure Schedule, or taking any other action that would otherwise alter its capital structure, (4) refrain from paying any dividend (other than the Distribution) or making any distribution (including, any stock split or stock dividend) with respect to its securities, (5) refrain from entering into any contract or arrangement other than in the ordinary course of business and (6) refrain from amending its Certificate of Incorporation or By-laws.

        (b) Proxy/Prospectus and Proxy/Information Statement. JEFG agrees that the Proxy/Prospectus and any amendment or supplement thereto and the Proxy/Information Statement and any amendment or supplement thereto, at the time of mailing thereof and at the time of the Stockholders' Meetings, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to any information relating solely to ITGI and any of its subsidiaries (including financial and statistical information), the Special ITGI Cash Dividend or the ITGI-provided information concerning the Merger, as set forth in detail in Schedule B to the Distribution Agreement (the "ITGI MERGER INFORMATION"). If at any time prior to the Stockholders' Meetings, either the Proxy/Prospectus or the Proxy/Information Statement shall, as it relates solely to JEFG or any of the Non-ITGI Subsidiaries, the Transfers, the Ancillary Agreements, the Distribution or the JEFG Merger Information (defined below), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, JEFG shall promptly notify ITGI and such parties shall use their best efforts to promptly cause to be filed with the SEC and, as required by law, disseminated to the stockholders of JEFG and ITGI an amendment or supplement that will result in the Proxy/Prospectus and/or the Proxy/Information Statement (as the case may be), as so amended or supplemented, not containing an untrue statement of a material fact and not omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to any information relating solely to ITGI, any of its subsidiaries, the Special ITGI Cash Dividend and the ITGI Merger Information. JEFG will not file any amendment or supplement to the Proxy/Prospectus or Proxy/Information Statement, or submit any information to the SEC in connection therewith, without prior consultation with ITGI.

        ITGI agrees that the Proxy/Prospectus and any amendment or supplement thereto and the Proxy/Information Statement and any amendment or supplement thereto, at the time of mailing thereof and at the time of the Stockholders' Meetings, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to any information relating solely to JEFG and the Non-ITGI Subsidiaries (including financial and statistical information), the Transfers, the Ancillary Agreements, the Distribution or the JEFG-provided information concerning the Merger, as set forth in detail in Schedule A to the Distribution Agreement (the "JEFG MERGER INFORMATION"). If at any time prior to the Stockholders' Meetings, either the Proxy/Prospectus or the Proxy/Information Statement, as it relates solely to ITGI or any of its subsidiaries, the Special ITGI Cash Dividend or the ITGI Merger Information, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, ITGI shall promptly notify JEFG and such parties shall use their best efforts to promptly cause to be filed with the SEC and, as required by law, disseminated to the stockholders of JEFG and ITGI an amendment or supplement that will result in the Proxy/Prospectus and/or the Proxy/Information Statement (as the case may be), as so amended or supplemented, not containing an untrue statement of a material fact and not omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to any information relating solely to JEFG and the Non-ITGI Subsidiaries, the Transfers, the Ancillary Agreements, the Distribution or the JEFG Merger Information. ITGI will not file any amendment or supplement to the Proxy/Prospectus or Proxy/Information Statement, or submit any information to the SEC in connection therewith, without prior consultation with JEFG.

        (c) Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its commercially reasonable efforts to (i) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement.

        (d) Expenses. Each of JEFG and ITGI shall be responsible for the Transaction Expenses (as defined below), as set forth in this paragraph (d). To the extent JEFG, Holding or ITGI incurs expenses in connection with the Transactions (as defined below) which do not constitute Transaction Expenses, the party incurring such expense shall be solely responsible for such expenses. "TRANSACTION EXPENSES" shall be limited to reasonable "OUT-OF-POCKET" expenses (i.e., expenses paid to a third party, excluding internal costs or allocations) of JEFG, Holding or ITGI that have been incurred because of or in order to effect the JEFG Transactions and the Special ITGI Cash Dividend (collectively, the "TRANSACTIONS"), including:

           (i) fees paid to investment bankers and their counsels,

           (ii) fees paid to outside counsel, including those who are giving legal opinions,

           (iii) fees paid to effect all of the Transfers, including (A) consent payments and fees and expenses in respect of the transfer of JEFG's
       8 7/8% Senior Notes due 2004 (the "8 7/8% NOTES") and the 7 1/2% Notes to Holding pursuant to the Assumption, not to exceed the aggregate amount set forth in Section 7(d)(iii) of the Disclosure Schedule, and (B) payments to landlords, third parties or others to whom JEFG has given guarantees in order to obtain their consents to the release of JEFG from the related obligations,

           (iv) professional and closing fees (but excluding financing costs) paid in order to replace financing arrangements that have been affected by the Transactions or new financing arrangements of ITGI or the Surviving Corporation,

           (v) fees paid to compensation and benefit plan consultants, actuaries, and the like to the extent services are rendered (a) for changes to existing plans which are necessary in order to effect or because of the Transactions or (b) to implement new plans which will replace plans which had been in place at JEFG or ITGI prior to the Transactions, excluding fees for services rendered to implement new plans which are not substantially similar in purpose and effect to existing JEFG plans and costs related to enhanced pension benefits and any underfunding liability of existing plans,

           (vi) payments to the ITGI Special Committee and their counsel,

           (vii) costs of acquiring and installing (and licensing fees limited to first year licensing fees for) software by ITGI, but only to the extent that such systems provide reasonably similar information and functionality as that currently used or provided by JEFG or ITGI,

           (viii)tax, accounting and auditing services provided by KPMG LLP and Ernst & Young LLP in connection with the Transactions, and

           (ix) costs of securityholder matters (exclusive of matters addressed in clause (iii)(A) above) and agency matters related to the Transactions, including solicitation, printing, mailing, registrar and transfer agent fees, exchange agent, distribution agent, trustee and escrow agent fees and expenses, filing fees, listing fees and other regulatory fees and licenses.

Expenses of JEFG and Holding which may constitute Transaction Expenses relevant for the allocation in the second succeeding sentence shall be counted on a dollar-for-dollar basis for Transaction Expenses incurred which are not tax deductible and on the basis of $0.565 for each dollar of Transaction Expenses incurred which are tax deductible and, based upon such procedure, shall not exceed $11.5 million in the aggregate. Expenses of ITGI which may constitute Transaction Expenses relevant for the allocation in the following sentence shall be counted on a dollar-for-dollar basis for Transaction Expenses incurred which are not tax deductible and on the basis of $0.565 for each dollar of Transaction Expenses incurred which are tax deductible and, based upon such procedure, shall not exceed $6.0 million. The allocation of responsibility for Transaction Expenses between JEFG and ITGI shall be determined by dividing (A) the sum of
(i) the lesser of $11.5 million or the dollar amount of Transaction Expenses actually incurred by JEFG and Holding (with such lesser amount constituting the "REIMBURSABLE JEFG EXPENSE CAP") plus (ii) the lesser of $6.0 million or the dollar amount of Transaction Expenses actually incurred by ITGI (with such lesser amount constituting the "REIMBURSABLE ITGI EXPENSE CAP"), by (B) two (with the resulting amount constituting the "RATABLE TRANSACTION EXPENSE RESPONSIBILITY"). Following determination of the Ratable Transaction Expense Responsibility, (y) ITGI (or the Surviving Corporation, in the event such determination occurs after the Effective Time) shall reimburse JEFG (or Holding or its subsidiaries, in the event such determination occurs after the Effective
Time) for any positive difference resulting after subtracting the Ratable Transaction Expense Responsibility from the Reimbursable JEFG Expense Cap or (z) JEFG (or Holding, in the event such determination occurs after the Effective
Time) shall reimburse ITGI (or the Surviving Corporation, in the event such determination occurs after the Effective Time) for any positive difference resulting after subtracting the Ratable Transaction Expense Responsibility from the Reimbursable ITGI Expense Cap.

Notwithstanding the foregoing, (A) expenses that would otherwise be incurred in the ordinary course of business or are the result of changes being implemented coincident with the JEFG Transactions at management's discretion do not qualify as Transaction Expenses, (B) when there is a range of options that may be taken with respect to an expense that fits within the matters described in clauses (i) through (ix) above, only the least expensive alternative qualifies as a Transaction Expense (and any amount in excess of the least expensive alternative shall be for the account of, and shall be the sole responsibility of, the party that incurred such expense), and (C) no services rendered or expenses incurred subsequent to the Effective Time (other than any such expenses incurred to comply with Section 3.01 of the Distribution Agreement) will qualify as Transaction Expenses.

Notwithstanding any other provision set forth in this Paragraph (d), (A) JEFG shall be responsible for all Transaction Expenses in the event that JEFG, as a stockholder of ITGI, fails to vote in favor of the Merger Agreement and thereby causes the failure of the Merger Agreement to be approved and adopted at the ITGI Stockholders' Meeting, (B) ITGI shall be responsible for all Transaction Expenses in the event that ITGI breaches, or any of its subsidiaries breaches its representations, warranties or covenants contained in Section 6B(e)(ii),
Section 6B(e)(iii), the second sentence of Section 6B(e)(iv), Section 7(a) (iii) or the second sentence of Section 7(j) hereof and such action causes an inability to satisfy any of the conditions set forth in Section 8(h) or 11(b) hereof, (C) any party that breaches Section 7(m) hereof shall be responsible for all Transaction Expenses, (D) any party that causes the condition set forth in
Section 8(h) or 11(b) not to be fulfilled shall be responsible for all Transaction Expenses, and (E) JEFG shall be responsible for all Transaction Expenses in the event it participates, but does not afford the benefit to the ITGI Public Stockholders of their full participation, in a transaction described in Section 7(l) hereof.

    (e) Access to Information. From the date of this Agreement to the Effective Time, JEFG and ITGI shall afford the other and its accountants, counsel and designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contacts, instruments, computer data and other data and information in its possession relating to the business and affairs of the other (other than data and information subject to an attorney-client or other privilege), insofar as such access is reasonably required by the other including, without limitation, for audit, accounting and litigation purposes.

    (f) Affiliates. Sections 7A(f)(i) and (ii) of the Disclosure Schedules list all persons who may currently be deemed to be "AFFILIATES" of JEFG and ITGI, respectively, for purposes of Rule 145 under the Securities Act ("AFFILIATES"), and each such party shall advise the other in writing of any person who becomes an Affiliate after the date hereof and prior to the Effective Time, and shall use its commercially reasonable efforts to cause each such person to deliver to the other party, at or prior to the Effective Time, a written agreement substantially in the form of Exhibit 7A(f) hereto.

    (g) Press Releases. Neither ITGI nor JEFG shall make or issue any press release or other public statement with respect to any of the transactions contemplated hereby without obtaining the prior written approval of the other, which consent shall not be unreasonably withheld.

    (h) Consents. JEFG agrees to use its reasonable best efforts to obtain all Governmental Consents referenced in Section 6A(c) hereof and the Consents listed on Section 6A(c) of the Disclosure Schedule. ITGI agrees to use its reasonable best efforts to obtain all Governmental Consents and other consents referenced in Section 6B(c) hereof.

    (i)  Amendment of Distribution Agreement.   JEFG shall not modify, amend or
waive any provision of the Distribution Agreement, unless JEFG shall have obtained the consent of ITGI, which consent shall not be unreasonably withheld.

    (j) ITGI Lock-Up Covenants. ITGI agrees to refrain, and to cause its subsidiaries to refrain, from purchasing, or entering into options or contracts which would allow or obligate ITGI or any of its subsidiaries to purchase, JEFG Common Stock prior to the Effective Time. ITGI agrees to use its commercially reasonable efforts to obtain agreements from the holders of ITGI Common Stock Equivalents not to exercise such options prior to the earlier of (x) the Effective Time and (y) April 30, 1999.

    (k) Termination of Certain Intercompany Agreements. JEFG and ITGI agree that the Development Rights Agreement and the Intercompany Borrowing Agreement, each dated March 14, 1994, between JEFG and ITGI, shall be terminated effective as of the Pre-Closing without liability to any party thereunder, and each party will execute and deliver prior to the Pre-Closing such instruments as the other party reasonably may request to give effect to the foregoing.

    (l) Other JEFG Covenants Prior to Pre-Closing. In the event that at any time prior to the Pre-Closing, JEFG receives a third party offer to purchase its entire equity interest in ITGI, JEFG agrees to use its commercially reasonable best efforts to endeavor to obtain, but shall not be obligated to obtain, the same economic terms and benefits of such offer for the benefit of the ITGI Public Stockholders.

    (m) Standstill After Pre-Closing. Each of JEFG and ITGI agrees that it will not, at any time from and after the Pre-Closing and prior to the Effective Time, knowingly take any action that would result in ITGI's ceasing to be a member of the affiliated group (within the meaning of Section 1504(a) of the Code) of which JEFG is the parent.

    (n) JEFG Transfers of Liabilities. JEFG shall take all necessary action prior to the Pre-Closing Date in order to effect the transfer to Holding (or to JEFCO, as appropriate), after the Pre-Closing Date and prior to the Effective Time, of all JEFG Liabilities that are not related to ITGI or ITGI's subsidiaries. If, due to the inability of JEFG to transfer certain of such JEFG Liabilities to Holding or obtain for itself any required third party releases from such Liabilities or any required consent in connection with any transfer set forth in the preceding sentence, and therefore JEFG shall have Liabilities immediately prior to the Effective Time (excluding Liabilities related to ITGI or ITGI's subsidiaries, Liabilities of ITGI or the Surviving Corporation arising pursuant to this Agreement or the Ancillary Agreements, contingent Liabilities arising by operation of law and Liabilities related to asserted or unasserted litigation, the responsibility for which cannot be reasonably quantified or ascertained) (with such JEFG Liabilities, excluding the Liabilities in the preceding parenthetical, constituting the "RESIDUAL LIABILITIES"), JEFG shall take such action prior to the Pre-Closing Date, in form and substance reasonably satisfactory to ITGI, to discharge, offset, reserve against or otherwise mitigate the Residual Liabilities (through prepayments, reserves, insurance, defeasance, trust arrangements, replacement guarantees or the provision to third party creditors, landlords, ITGI or the Surviving Corporation of one or more letters of credit) for all Residual Liabilities in excess of the Applicable Amount (defined below). The "APPLICABLE AMOUNT" of unmitigated Residual Liabilities, as used in the preceding sentence, shall be $5.0 million from and after the Effective Time until the first anniversary thereof; $3.33 million from and after the first anniversary until the second anniversary of the Effective Time; $1.67 million from and after the second anniversary until the third anniversary of the Effective Time; and $0 from and after the third anniversary of the Effective Time. JEFG agrees to obtain, for the benefit of ITGI (or the Surviving Corporation after the Effective Time), one or more letters of credit in an aggregate undrawn face amount not less than the amount by which the aggregate unmitigated Residual Liabilities exceeds the Applicable Amount. Such letters of credit shall be issued by one or more nationally recognized financial institutions reasonably satisfactory to ITGI, be in form and substance reasonably satisfactory to ITGI and expire not earlier than 135 days after the date on which the related unmitigated Residual Liabilities terminate.

8.  CONDITIONS TO THE OBLIGATIONS OF JEFG AND ITGI TO CONSUMMATE THE PRE-CLOSING

    The respective obligations of ITGI, on the one hand, and JEFG, on the other hand, to consummate the Pre-Closing are subject to the fulfillment (or waiver in writing by a duly authorized officer of the party which did not fail to satisfy such condition or requirement) of the following requirements and conditions:

    (a) Stockholder Approvals. This Agreement (including the Charter Amendment) and the issuance of JEFG Common Stock pursuant to this Agreement shall have been approved and adopted by the requisite votes of JEFG's stockholders in accordance with the DGCL, New York Stock Exchange requirements and the Organizational Documents of JEFG. This Agreement shall have been approved and adopted by the requisite votes of ITGI's stockholders in accordance with the DGCL and the Organizational Documents of ITGI.

    (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, sanction or other order issued by any court of competent jurisdiction, self-regulatory organization or body, stock exchange or other legal or regulatory restraint or prohibition shall have been issued and be in effect (i) restraining or prohibiting the consummation of the Merger, the Contribution, the Assumption, the Special ITGI Cash Dividend, the Distribution or the other transactions contemplated by the Ancillary Agreements or this Agreement or (ii) prohibiting or limiting the ownership, operation or control by the Surviving Corporation or JEFG or any of their respective subsidiaries of any portion of the business or assets of ITGI or its subsidiaries as of the Effective Time, or compelling the Surviving Corporation or JEFG or ITGI or any of their respective subsidiaries to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of JEFG, ITGI or any of their respective subsidiaries as of the Effective Time; nor shall any action have been taken by a governmental regulatory authority, agency or instrumentality, self-regulatory organization or body, stock exchange or any federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any governmental regulatory authority, agency or instrumentality, self-regulatory organization or body, stock exchange or arbitrator, which is in effect and has the effect of making the Contribution, the Assumption, the Special ITGI Cash Dividend, the Distribution or the Merger, illegal or otherwise prohibiting the consummation of the Contribution, the Assumption, the Special ITGI Cash Dividend, the Distribution or the Merger.

    (c) Proxy/Prospectus and Proxy/Information Statement. The registration statement with respect to the Proxy/Prospectus shall have been declared effective under the Securities Act and no stop orders with respect thereto shall have been issued and the Proxy/Prospectus shall have been furnished to the stockholders of ITGI. JEFG shall have received all requisite authorizations under all applicable state securities or blue sky laws necessary to consummate the issuance of JEFG Common Stock pursuant to this Agreement. The Proxy/Information Statement shall have been furnished to the stockholders of JEFG.

    (d) NYSE Listing. Approval for listing by the New York Stock Exchange, Inc. upon official notice of issuance of JEFG Common Stock to be issued in the Merger shall have been received by JEFG.

    (e) Supplemental Indentures. Supplemental indenture(s) in form and substance satisfactory to JEFG and ITGI shall have been duly executed in respect of the 8 7/8% Notes, pursuant to which, effective as of the date the Transfers are completed, Holding shall assume, and JEFG shall be released from, JEFG's obligations under the 8 7/8% Notes and the related indenture. ITGI and its counsel shall have been provided complete copies of such supplemental indenture(s) and the officers' certificate(s) and opinion(s) of JEFG's counsel (which expressly permit(s) ITGI to rely thereon) provided to the trustee for the 8 7/8% Notes in connection therewith, and such officer's certificate(s) and opinion(s) shall be satisfactory in form and substance to ITGI.

    (f) Accounting Advisory Letter. ITGI and JEFG shall have received a letter from KPMG LLP, dated as of the Pre-Closing Date, substantially in the form set forth in Section 8(f) of the Disclosure Schedule.

    (g) Escrow. The Escrow Agreement shall have been executed and delivered by JEFG, ITGI and the Escrow Agent, and all items required to be delivered into escrow thereunder shall have been delivered, to be released by the Escrow Agent in accordance with the terms and conditions thereof.

    (h) JEFG's Maintenance of Minimum Ownership Levels of ITGI Common Stock. JEFG and ITGI shall be reasonably satisfied that, at all relevant times prior to the Pre-Closing Date, JEFG owns at least 80% of the outstanding ITGI Common Stock and that no capital stock of ITGI (other than ITGI Common Stock) shall have been issued or outstanding.

    (i) Satisfaction of Distribution Agreement Conditions. All conditions to the Distribution set forth in Section 2.02 of the Distribution Agreement shall have been satisfied and if any condition shall not have been satisfied as of the Pre-Closing Date such condition shall have been waived by JEFG, in its sole discretion.

    (j) Absence of Withdrawal or Amendment of Tax Ruling. The tax ruling from the Internal Revenue Service relating to the Transfers, the Distribution and certain aspects of the Merger obtained prior to the date hereof (the "TAX RULING") shall not have been, prior to the Pre-Closing, withdrawn by the IRS or modified by the IRS in any material adverse respect.

9.  CONDITIONS TO THE OBLIGATIONS OF JEFG TO CONSUMMATE THE PRE-CLOSING

    The obligations of JEFG under this Agreement to effect the Pre-Closing are subject to the fulfillment (or waiver in writing by a duly authorized officer of JEFG), prior to or at the Pre-Closing, of each of the following conditions:

    (a) Representations, Warranties and Covenants of ITGI. The representations and warranties of ITGI herein contained shall be true and correct as of the Pre-Closing Date in all material respects with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; ITGI shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement and the Ancillary Agreements to be performed or complied with by it at or prior to the Pre-Closing Date; and ITGI shall have delivered to JEFG a certificate in form and substance satisfactory to JEFG dated the date of the Pre-Closing Date and signed by the chief executive officer and the chief financial officer of ITGI to such effect.

    (b) Consents. ITGI shall have obtained all Governmental Consents and shall have obtained all other Consents referenced in Section 6B(c) and designated to be required to have been obtained on or prior to the Pre-Closing.

    (c)  Opinions of Counsel.

        (i) ITGI shall have delivered to JEFG opinions, dated the Pre-Closing Date, satisfactory to counsel for JEFG, of Cahill Gordon & Reindel, counsel to ITGI, to the effect that:

       (1) ITGI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to enter into and perform its obligations under this Agreement.

       (2) The execution, delivery and performance of this Agreement and the consummation of the Merger as provided herein by ITGI have been duly authorized and approved by all requisite corporate action; this Agreement has been duly executed and delivered by ITGI and constitutes a valid and binding obligation of ITGI, enforceable in accordance with its terms, subject to any bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights and by general principles of equity.

       (3) Upon the filing of the appropriate certificate of merger with the Secretary of State of the State of Delaware, the Merger shall be effective in accordance with the terms of this Agreement and the DGCL.

       (4) All such approvals, consents, authorizations or modifications as may, to the knowledge of such counsel, be required to permit the performance by ITGI of its respective obligations under this Agreement and consummation of the transactions herein contemplated have been obtained (whether from Governmental Authorities or other persons).

    In rendering its opinion letter, Cahill Gordon & Reindel may rely on certificates of officers of ITGI or its subsidiaries or government officials, opinions of other counsel and such other evidence as such counsel for ITGI may deem necessary or desirable.

        (ii) JEFG shall have received an opinion of Morgan, Lewis & Bockius LLP, in form and substance reasonably satisfactory to JEFG and substantially in the form of Appendix F (following Morgan, Lewis & Bockius LLP's receipt of representations of officers of ITGI and JEFG substantially in the form of Appendices G-1 and G-2), on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Pre-Closing Date, to the effect that, with respect to the ITGI Public Stockholders, the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and that each of

    JEFG and ITGI will be a party to the reorganization within the meaning of
    Section 368(b) of the Code.

10.  CONDITIONS TO THE OBLIGATIONS OF ITGI TO CONSUMMATE THE PRE-CLOSING

    The obligations of ITGI under this Agreement to effect the Pre-Closing are subject to the fulfillment (or waiver in writing by a duly authorized officer of ITGI), prior to or at the Pre-Closing, of each of the following conditions:

    (a) Representations, Warranties and Covenants of JEFG. The representations and warranties of JEFG herein contained shall be true and correct as of the Pre-Closing Date in all material respects with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; JEFG shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement and the Ancillary Agreements to be performed or complied with by it at or prior to the Pre-Closing Date; and JEFG shall have delivered to ITGI a certificate in form and substance satisfactory to ITGI dated the Pre-Closing Date and signed by the chief executive officer and the chief financial officer of JEFG to such effect.

    (b)  [Intentionally Omitted].

    (c)  [Intentionally Omitted].

    (d) Options. JEFG shall have delivered to ITGI a copy (certified by the Secretary of JEFG) of duly adopted resolutions of the Board of Directors of JEFG accelerating the vesting and exercisability of all options to purchase or acquire JEFG Common Stock, which acceleration shall be effective on or before the release of the Special ITGI Cash Dividend pursuant to the Escrow Agreement. JEFG shall have caused all outstanding JEFG Common Stock Equivalents to have been exercised or canceled, or exchanged (conditioned upon completion of the Distribution) for options, shares, or common stock equivalents of Holding as of, or within two business days following the Pre-Closing Date, or reserved against without the Surviving Corporation's responsibility after the Effective Time.

    (e) Transfer and Releases. JEFG shall have taken all necessary action to effect the transfer (after the Pre-Closing Date before the Effective Time) of all JEFG Liabilities, excluding the Residual Liabilities, to Holding and to provide that the unmitigated Residual Liabilities shall not be in excess of the Applicable Amount.

    (f) Consents. JEFG shall have obtained all Governmental Consents referenced in Section 6A(c) hereof and shall have obtained all Consents listed in Section 10(f) of the Disclosure Schedule.

    (g)  Opinion of Counsel.

        (i) JEFG shall have delivered to ITGI an opinion, dated the Pre-Closing Date, satisfactory to counsel for ITGI, of Morgan, Lewis & Bockius LLP, counsel for JEFG, to the effect that:

           (1) JEFG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power to enter into and perform its obligations under this Agreement.

           (2) The execution, delivery and performance of this Agreement by JEFG and the Ancillary Agreements by JEFG and Holding and the issuance of JEFG Common Stock pursuant to this Agreement have been duly authorized and approved by all requisite corporate action; this Agreement has been duly executed and delivered by JEFG and constitutes a valid and binding obligation of JEFG enforceable against JEFG in accordance with its terms, subject to any bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights and general principles of equity;

               the Ancillary Agreements have been duly executed and delivered by JEFG and Holding, and constitute a valid and binding obligation of JEFG and Holding and are enforceable in accordance with their terms, subject to any bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights and general principles of equity.

           (3) Upon the filing of the appropriate certificate of merger with the Secretary of State of the State of Delaware, the Merger shall be effective in accordance with the terms of this Agreement and the DGCL.

           (4) All such approvals, consents, authorizations or modifications as may, to the knowledge of such counsel, be required to permit the performance by JEFG of its respective obligations under this Agreement and consummation of the transactions herein contemplated have been obtained (whether from Governmental Authorities or other persons).

           (5) The JEFG Common Stock to be issued by JEFG as contemplated by this Agreement has been duly authorized and upon delivery to the ITGI Public Stockholders, will be duly and validly issued, fully paid and non-assessable, and will not have been issued in violation of any statutory preemptive rights of stockholders.

    In rendering its opinion letter, Morgan, Lewis & Bockius LLP may rely on certificates of officers of JEFG, opinions of other counsel and such other evidence as such counsel for JEFG may deem necessary or desirable.

        (ii) ITGI shall have received an opinion of Cahill Gordon & Reindel, in form and substance reasonably satisfactory to ITGI and substantially in the form of Appendix H (following Cahill Gordon & Reindel's receipt of representations of officers of ITGI and JEFG substantially in the form of Appendices I-1 and I-2), on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Pre-Closing Date, to the effect that the Merger will be treated for federal income tax purposes from the perspective of the ITGI Public Stockholders as a reorganization qualifying under the provisions of Section 368(a) of the Code, and that each of JEFG and ITGI will be a party to the reorganization within the meaning of
    Section 368(b) of the Code.

    (h) Amendment of Distribution Agreement. No provision of the Distribution Agreement shall have been modified, amended or waived without the prior written consent of ITGI, which consent shall not be unreasonably withheld.

    (i) Other. All certificates, consents and opinions, including any provision therein permitting ITGI to rely thereon, delivered in connection with the supplemental indentures referred to in Section 6(A)(t) shall not have been withdrawn.

    (j) Procurement of Any Necessary Letters of Credit. JEFG shall have procured and delivered to ITGI all necessary letters of credit concerning unmitigated Residual Liabilities in excess of the Applicable Amount as may be required by Section 7(n) hereof.

11.  CONDITIONS TO THE OBLIGATIONS OF JEFG AND ITGI TO CONSUMMATE THE MERGER

    The obligations of each of JEFG and ITGI under this Agreement to effect the Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of JEFG and ITGI), prior to or at the Effective Time, of each of the following conditions:

    (a) Pre-Closing Consummated. The Pre-Closing shall have been consummated in accordance with this Agreement and the Escrow Agreement shall have been fully complied with.

    (b) JEFG's Maintenance of Minimum Ownership Levels of ITGI Common Stock. JEFG and ITGI shall be reasonably satisfied that, at all relevant times prior to the Effective Time, JEFG owns at least 80% of the outstanding ITGI Common Stock and that no capital stock of ITGI (other than ITGI Common Stock) shall have been issued or outstanding.

    (c) Absence of Withdrawal or Amendment of Tax Ruling. The Tax Ruling shall not have been, prior to the Effective Time, withdrawn by the IRS or modified by the IRS in any material adverse respect.

12.  NO SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

    The representations, warranties, covenants and other obligations of JEFG and ITGI hereunder shall not survive the Merger; PROVIDED, HOWEVER, that Section 7(d) hereof shall survive (i) the Merger in accordance with Section 12.01 of the Distribution Agreement and (ii) any termination of this Agreement prior to the Effective Time pursuant to Section 13 hereof.

13.  TERMINATION

    (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the completion of the Pre-Closing
(i) by mutual written consent of JEFG and ITGI or (ii) by either party upon (x) the failure of the other party to satisfy any covenant or agreement set forth in this Agreement or the Ancillary Agreements or (y) upon the discovery of any representation of the other party which is false in any material respect or for which there is a material omission to disclose information which makes any representation of the other party materially misleading or (z) the failure to satisfy any condition set forth in Section 8 hereof or the failure of the other party to satisfy a condition to such party's obligation to consummate the Pre-Closing set forth in Section 9 or 10 hereof, as applicable.

    (b) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time after completion of the Pre-Closing and prior to the Closing (i) by mutual written consent of JEFG and ITGI or (ii) by either party upon the failure of the condition set forth in Section 11(b) or 11(c) hereof to be satisfied unless and to the extent such failure occurred as a result of such party's breach of any representation, warranty or covenant set forth in this Agreement.

14.  ENTIRE AGREEMENT

    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

15.  NOTICES

    All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follows:

                           If to ITGI to:
                           Investment Technology Group, Inc.
                           380 Madison Avenue, 4th Floor
                           New York, New York 10017
                           Attention: Chief Financial Officer

                           With a copy to:
                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005
                           Attention: Immanuel Kohn, Esq.
                           If to JEFG to:
                           Jefferies Group, Inc.
                           11100 Santa Monica Boulevard, 11th Floor
                           Los Angeles, California 90025
                           Attention: Chief Financial Officer
                           With a copy to:
                           Morgan, Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, PA 19103-2921
                           Attention: Brian J. Lynch, Esq.

    Such notices shall be deemed received (i) as of the date of delivery by hand delivery, (ii) one business day after such notice is given to a national overnight delivery service or (iii) five business days after placed in the United States mail, provided such mail is sent by certified mail with return receipt requested. Either party may, by written notice so delivered to the other party, change the address to which delivery of any notice shall thereafter be made.

16.  GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

17.  COUNTERPARTS

    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                          JEFFERIES GROUP, INC.

                                          By: /s/ CLARENCE T. SCHMITZ
                                          --------------------------------------
                                          Name: Clarence T. Schmitz
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                          INVESTMENT TECHNOLOGY GROUP, INC.

                                          By: /s/ RAYMOND L. KILLIAN, JR.
                                          --------------------------------------
                                          Name: Raymond L. Killian, Jr.
                                          Title: Chairman, Chief Executive
                                                 Officer and President

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       INVESTMENT TECHNOLOGY GROUP, INC.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      INVESTMENT TECHNOLOGY GROUP, INC.(1)

                                  ARTICLE ONE
                                      NAME

    The name of the Corporation is:

        Investment Technology Group, Inc.

                                  ARTICLE TWO
                               REGISTERED ADDRESS

    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE
                                    PURPOSE

    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                  ARTICLE FOUR
                                 CAPITAL STOCK

A. AUTHORIZED STOCK.

    The total number of shares of stock which the Corporation shall have authority to issue is one hundred one million (101,000,000), of which stock one hundred million (100,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to One Million Dollars ($1,000,000) shall be Common Stock and of which one million (1,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be Preferred Stock.

    The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and Common Stock are as follows:

B. PREFERRED STOCK.

    The Board of Directors is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series (the "Series Preferred Stock") and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be

------------------------
(1)   Will be part of Certificate of Merger.

stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

    (i) the designation of and the number of shares constituting such series, which number the Board of Director may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

    (ii) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

   (iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

    (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

    (v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

    (vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

   (vii) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

  (viii) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

    (ix) any other relative rights, preferences and limitations of that series.

C. COMMON STOCK.

    Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. Subject to any rights that may be conferred upon any holders of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation (excluding Common Stock), upon dissolution, the holders of Common Stock then outstanding shall be entitled to receive the net assets of the Corporation. Such net assets shall be divided among and paid to the holders of Common Stock, on a pro rata basis, according to the number of shares of Common Stock held by them. Subject to any rights that may be conferred upon any holders of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation (excluding Common Stock), the holders of shares of Common Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

                                  ARTICLE FIVE
                   BOARD OF DIRECTORS AND STOCKHOLDER ACTION

A. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The exact number of directors shall be fixed, and may be increased or decreased from time to time in such manner as may be prescribed, by the By-laws of the Corporation.

B. The election of directors need not be by written ballot unless the By-Laws shall so provide.

C. Directors shall be elected and hold such term of office as provided in the By-laws of the Corporation

D. Subject to the rights of holders of any class or series of capital stock as specified in the resolution providing for such class or series of capital stock, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the By-laws of the Corporation.

E. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article Four hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent in lieu of a meeting by such holders.

F. Special meetings of the stockholders of the Corporation may be called only by the secretary of the Corporation at the request of (i) a majority of the total number of directors which the Corporation at the time would have if there were no vacancies or (ii) any person authorized by the Board of Directors (through a vote of a majority of the total number of directors which the Corporation at the time would have if there were no vacancies). Notwithstanding the foregoing, stockholders shall have no right to call a special meeting of stockholders.

G. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article FIVE.

                                  ARTICLE SIX
                        PERSONAL LIABILITY OF DIRECTORS

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereinafter amended to permit a corporation to further eliminate or limit the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be further eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, repeal, or modification of this Article Six shall not adversely affect any right or protection of a director of the Corporation for any act or omission occurring prior to the date when such amendment, repeal or modification became effective.

                                 ARTICLE SEVEN
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Corporation shall, to the fullest extent permitted by section 145 of the DGCL, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by section 145 of the DGCL.

                                 ARTICLE EIGHT
                                   AMENDMENTS

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation. The Board of Directors shall have the power to adopt, change and repeal the By-Laws of the Corporation.

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                       INVESTMENT TECHNOLOGY GROUP, INC.

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                       INVESTMENT TECHNOLOGY GROUP, INC.
                            (a Delaware corporation)

                                   ARTICLE I
                            OFFICES AND FISCAL YEAR

    Section 1.01. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed in the manner provided by statute.

    Section 1.02. OTHER OFFICES. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

    Section 1.03. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st of December in each year.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    Section 2.01. PLACE AND TIME. Subject to the laws governing the corporation, meetings of stockholders of the corporation shall be held at the registered office of the corporation or at such other place within or without the State of Delaware and at such time as the Chairman of the board of directors or the President of the corporation may determine from time to time or as the Secretary of the corporation may determine within 10 calendar days after receipt of the written request of a majority of the directors, acting in accordance with such request. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

    Section 2.02. SPECIAL MEETINGS. Special meetings of the stockholders of the corporation may be called only by the secretary of the corporation at the request of (i) a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (ii) any person authorized by the board of directors (through a vote of a majority of the total number of directors which the corporation at the time would have if there were no vacancies). Notwithstanding the foregoing, stockholders shall have no right to call a special meeting of stockholders.

    Section 2.03. QUORUM, MANNER OF ACTING AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

    Section 2.04. ORGANIZATION. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the president, the executive or senior vice presidents in their order of rank and seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

    Section 2.05. VOTING. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the secretary of the corporation; provided, however, the foregoing clause shall not preclude the giving of proxies by electronic, telephonic or other means so long as such procedure is expressly approved by the corporation's board of directors and is permitted by law. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation.

    Section 2.06.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

    (a)  ANNUAL MEETING OF STOCKHOLDERS.

    (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (b) by any stockholder of the corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this
Section 2.06 and who is a stockholder of record at the time such notice is delivered to the secretary of the corporation as provided below.

    (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A) (1) of this Section 2.06, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (the "DGCL"). To be timely, a stockholder's notice shall be delivered to the secretary of the corporation at the principal executive office of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (or action taken by consent in lieu of annual meeting); PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than either the close of business on (a) the 10th day following the day on which notice of the date of such meeting was mailed or (b) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever first occurs in (a) or (b). Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

    (3) Notwithstanding anything in the second sentence of paragraph (A) (2) of this Section 2.06 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (A) (2) of this Section 2.06 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

    (b) SPECIAL MEETING OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting and in accordance with these By-laws. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.08, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.08. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 2.08 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholders notice as described above.

    (c)  GENERAL.

    (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.06 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.06.

    (2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.06, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.06 and, if any proposed nomination or business is not in compliance with his Section 2.06, to declare that such defective nomination or proposal shall be disregarded.

    (3) For purposes of this Section 2.06, "public announcement" shall mean disclosure on a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

    (4) Notwithstanding the foregoing provisions of this Section 2.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.06. Nothing in this Section 2.06 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock (excluding Common Stock) as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the corporation.

    Section 2.07. PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, election of directors at all meetings of the stockholders at which directors are to be elected shall be by a plurality of the votes cast. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

    Section 2.08. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock (excluding Common Stock) set forth in the Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the corporation, any action required or permitted to be taken by the stockholders of the corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by stockholders of the corporation.

    Section 2.09. VOTING LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 2.10. JUDGES OF ELECTION. All elections of directors may be, but need not be, by written ballot, unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders, the board of directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and upon the demand of any stockholder or his proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

    If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

    On request of the chairman of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

                                  ARTICLE III
                               BOARD OF DIRECTORS

    Section 3.01. POWERS. The board of directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the board of directors.

    Section 3.02. NUMBER AND TERM OF OFFICE. The board of directors shall consist of such number of directors, not less than 5 nor more than 17, as may be determined from time to time by (i) a resolution adopted by a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (ii) the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the then outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. The directors shall be elected at each annual meeting of stockholders of the corporation and shall hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election, and until their successors are elected and qualified. All directors of the corporation shall be natural persons, but need not be residents of Delaware or stockholders of the corporation.

    Section 3.03. VACANCIES. Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or stockholders of the corporation at any annual meeting, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

    Section 3.04. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 3.05. ORGANIZATION. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the executive or senior vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

    Section 3.06. PLACE OF MEETING. The board of directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

    Section 3.07. ORGANIZATION MEETING. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

    Section 3.08. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting. Any notice by telephone shall be deemed effective if a message regarding the substance of the notice is given on a director's behalf to the director's secretary or assistant or to a member of the director's family.

    Section 3.09. SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the Chairman or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone or facsimile) or 48 hours (in the case of notice by telegram or overnight delivery) or three days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

    Section 3.10. QUORUM, MANNER OF ACTING AND ADJOURNMENT. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

    Section 3.11. EXECUTIVE AND OTHER COMMITTEES. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee and one or more other committees, each committee to consist of one or more directors and to have such authority as may be specified by the board of directors, subject to the DGCL. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any such committee shall be governed by the procedural provisions of these By-laws that govern the operation of the full board of directors, including with respect to notice and quorum, except to the extent specified otherwise by the board of directors.

    Section 3.12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                           NOTICE--WAIVERS--MEETINGS

    Section 4.01. NOTICE, WHAT CONSTITUTES. Whenever, under the provisions of the statutes of Delaware or the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.08 hereof.

    Section 4.02. WAIVERS OF NOTICE. Whenever any written notice is required to be given under the provisions of the certificate of incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

    Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

    Section 4.03. CONFERENCE TELEPHONE MEETINGS. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

    Section 4.04. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE V
                                    OFFICERS

    Section 5.01. NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation.

    Section 5.02. ELECTION AND TERM OF OFFICE. The officers of the corporation, except those elected by delegated authority pursuant to Section
5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation, or removal. Any officer may resign at any time upon written notice to the corporation.

    Section 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

    Section 5.04. THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board or, in his absence, the vice chairman of the board shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors.

    Section 5.05. THE PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. He shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the board of directors.

    Section 5.06. THE VICE PRESIDENTS. The board of directors may appoint one or more executive vice presidents, one or more senior vice presidents and such other vice presidents as the board shall deem proper. In the absence or disability of the president, the executive and senior vice presidents, in order of rank as fixed by the board of directors, shall perform all duties of the president, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the president. Under no circumstances shall any vice president other than senior vice presidents or executive vice presidents perform any of the duties or have any of the powers of the president. Executive vice presidents and senior vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors. All other vice presidents shall have only those duties and powers expressly and specifically authorized by resolution of the board of directors, and, absent such authorization, no such vice presidents shall have the power to bind the corporation to any obligation, contractual or otherwise, whether or not in writing.

    Section 5.07. THE SECRETARY. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the board of directors or the president.

    Section 5.08. THE TREASURER. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his credit as treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an account showing his transactions as treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the board of directors or the president.

    Section 5.09. OFFICERS' BONDS. No officer of the corporation need provide a bond to guarantee the faithful discharge of his duties unless the board of directors shall by resolution so require a bond, in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office.

    Section 5.10. SALARIES. The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors except to the extent that the board of directors shall have delegated power to officers of the corporation to fix, from time to time, the salaries of such officers' assistant or subordinate officers.

                                   ARTICLE VI
                     CERTIFICATES OF STOCK, TRANSFER, ETC.

    Section 6.01. ISSUANCE. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the corporation owned by him upon his request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the Chairman of the board or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. It shall not be necessary for such certificates to bear the corporate seal, unless required by law. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

    Section 6.02. TRANSFER. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code--Investment Securities.

    Section 6.03. STOCK CERTIFICATES. Stock certificates of the corporation shall be in such form as provided by statute and approved by the board of directors. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.

    Section 6.04. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 6.05. RECORD HOLDER OF SHARES. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

    Section 6.06. DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

    If no record date is fixed:

        (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjournment meeting.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    Section 7.01. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

    Section 7.02. ANNUAL STATEMENTS. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

    Section 7.03. CONTRACTS. Except as otherwise provided in these by-laws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

    Section 7.04. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

    Section 7.05. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    Section 7.06. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

    Section 7.07. CORPORATE RECORDS. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

    Section 7.08. AMENDMENT OF BY-LAWS. These By-laws may be amended, added to, rescinded or repealed at any meeting of the board of directors or of the stockholders, PROVIDED that notice of the proposed change was given in the notice of the meeting and, in the case of the board of directors, in a notice given no less than twenty-four hours prior to the meeting; PROVIDED, HOWEVER, that in the case of amendments by stockholders, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock or any other series or class of stock set forth in the Certificate of Incorporation which is required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the then outstanding stock of the corporation entitled to vote generally in the election of directors, present or represented by proxy, voting together as a single class, shall be required to alter, amend or repeal Sections 2.03, 2.06, 2.08, 3.02, 3.03 or this
8.08 of these By-laws.

                                                                      APPENDIX B

                               DISTRIBUTION AGREEMENT

                                    BETWEEN

                             JEFFERIES GROUP, INC.

                                      AND

                           JEF HOLDING COMPANY, INC.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE I--DEFINITIONS....................................................................................        B-2
    Section 1.01. Definitions.............................................................................        B-2

ARTICLE II--THE DISTRIBUTION..............................................................................        B-5
    Section 2.01. Cooperation Prior to the Distribution...................................................        B-5
    Section 2.02. JEFG Board Action; Conditions Precedent to the Distribution.............................        B-6
    Section 2.03. The Distribution........................................................................        B-6

ARTICLE III--CONVEYANCE OF ASSETS, OBLIGATIONS AND RIGHTS; ASSUMPTION OF LIABILITIES; CONDUCT OF HOLDING
  PENDING DISTRIBUTION....................................................................................        B-6
    Section 3.01. Conveyance of Assets, Obligations and Rights; Assumption and Release of Liabilities.....        B-6
    Section 3.02. Conduct of Holding and JEFG Pending Distribution........................................        B-8
    Section 3.03. Further Assurances and Consents.........................................................        B-8

ARTICLE IV--INDEMNIFICATION...............................................................................        B-8
    Section 4.01. Holding Indemnification of the ITGI Group...............................................        B-8
    Section 4.02. ITGI Indemnification of the Holding Group...............................................        B-8
    Section 4.03. Insurance and Third Party Obligations...................................................        B-9

ARTICLE V--HOLDING REPRESENTATIONS........................................................................        B-9
    Section 5.01. Holding Representations.................................................................        B-9

ARTICLE VI--INDEMNIFICATION PROCEDURES; CONTRIBUTION......................................................       B-10
    Section 6.01. Notice and Payment of Claims............................................................       B-10
    Section 6.02. Notice and Defense of Third-Party Claims................................................       B-10
    Section 6.03. Contribution............................................................................       B-11

ARTICLE VII--EMPLOYEE MATTERS.............................................................................       B-11
    Section 7.01. Benefits Agreement......................................................................       B-11

ARTICLE VIII--TAX MATTERS.................................................................................       B-11

ARTICLE IX--ACCOUNTING MATTERS............................................................................       B-12
    Section 9.01. Accounting Treatment of Assets Transferred..............................................       B-12

ARTICLE X--INFORMATION....................................................................................       B-12
    Section 10.01. Provision of Corporate Records.........................................................       B-12
    Section 10.02. Access to Information..................................................................       B-12
    Section 10.03. Litigation Cooperation.................................................................       B-12
    Section 10.04. Reimbursement..........................................................................       B-12
    Section 10.05. Retention of Records...................................................................       B-12
    Section 10.06. Confidentiality........................................................................       B-12

ARTICLE XI--INTEREST ON PAYMENTS..........................................................................       B-13

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE XII--MISCELLANEOUS................................................................................       B-13
    Section 12.01. Expenses...............................................................................       B-13
    Section 12.02. Notices................................................................................       B-13
    Section 12.03. Amendment and Waiver...................................................................       B-14
    Section 12.04. Entire Agreement.......................................................................       B-14
    Section 12.05. Parties in Interest....................................................................       B-14
    Section 12.06. Disputes...............................................................................       B-14
    Section 12.07. Survival...............................................................................       B-15
    Section 12.08. Severability...........................................................................       B-15
    Section 12.09. Governing Law..........................................................................       B-15
    Section 12.10. Counterparts...........................................................................       B-15

Schedule A   --         Holding Provided Information Concerning the Merger
Schedule B   --         ITGI Provided Information Concerning the Merger

                             DISTRIBUTION AGREEMENT

    This Distribution Agreement ("AGREEMENT"), dated as of March 17, 1999, is hereby entered into by and between Jefferies Group, Inc., a Delaware corporation ("JEFG"), and JEF Holding Company, Inc., a Delaware corporation and wholly-owned subsidiary of JEFG as of the date of this Agreement ("HOLDING").

                                    RECITALS

    WHEREAS, the Board of Directors of JEFG has approved the business transactions pursuant to which all the assets, businesses and Liabilities (as defined below) of Investment Technology Group, Inc., a Delaware corporation and approximately 80.5% owned subsidiary of JEFG ("ITGI"), and ITGI's subsidiaries will be separated from all other assets, businesses and Liabilities of JEFG, on the terms and subject to the conditions set forth herein and in the Ancillary Agreements (as defined below);

    WHEREAS, concurrently herewith, JEFG and ITGI are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which (x) ITGI will merge (the "MERGER") with and into JEFG and (y) all outstanding shares of common stock, par value $0.01 per share, of ITGI (the "ITGI COMMON STOCK") will be canceled or converted into the right to receive shares of common stock, par value $0.01 per share, of JEFG (the "JEFG COMMON STOCK") in the manner set forth in the Merger Agreement;

    WHEREAS, prior to the Distribution (defined below) and Merger (x) JEFG will transfer to Holding (or to JEFCO, defined herein, prior to the time JEFCO becomes a subsidiary of Holding in connection with the Contribution, defined below), and Holding and JEFCO will accept from JEFG, all of the Assets of JEFG other than JEFG's ownership interest in capital stock of ITGI (the "CONTRIBUTION"), and JEFG will assign to Holding (or to JEFCO, as appropriate), and Holding and JEFCO will assume from JEFG, all of the Holding Liabilities (as defined herein) (individually, the "ASSUMPTION" and together with the Contribution, collectively, the "TRANSFERS"), and (y) following the Transfers and the satisfaction of all conditions set forth in Section 2.02 of this Agreement, all of the common stock of Holding, par value $0.0001 per share ("HOLDING COMMON STOCK"), will be distributed (the "DISTRIBUTION") to JEFG's stockholders at the rate of one share of Holding Common Stock for each share of JEFG Common Stock outstanding as of April 20, 1999, or such other date as is designated by JEFG's Board of Directors as the record date for determining the stockholders of JEFG entitled to receive the Distribution (the "RECORD DATE");

    WHEREAS, (i) pursuant to the Merger, the name of Jefferies Group, Inc. (as the surviving corporate entity in the Merger) will be changed to Investment Technology Group, Inc. and (ii) following the consummation of the Distribution and the Merger, the name of JEF Holding Company, Inc. will be changed to Jefferies Group, Inc.;

    WHEREAS, it is intended that the Distribution not be taxable to JEFG or its stockholders pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "CODE");

    WHEREAS, as of March 16, 1999, the Board of Directors of ITGI declared, subject to the approval and adoption of the Merger Agreement by the stockholders of JEFG and ITGI and the satisfaction or waiver of all other conditions to the Pre-Closing (as defined in the Merger Agreement) as set forth in the Merger Agreement, a cash dividend in an amount equal to $4.00 per share to all holders of ITGI Common Stock, including JEFG (the "SPECIAL ITGI CASH DIVIDEND");

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

    Section 1.01. DEFINITIONS. As used herein, the following terms have the following meaning:

    "Action" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

    "Analytical" means Jefferies Analytical Trading Group, Inc., a Delaware corporation.

    "Ancillary Agreements" means the Benefits Agreement and the Tax Agreement and all of the written agreements, instruments, understandings, assignments and other arrangements entered into in connection with the transactions contemplated hereby excluding, however, the Merger Agreement and all instruments and documents related thereto.

    "Assets" means all properties, rights, contracts, leases and claims, of every kind and description, wherever located, whether tangible or intangible, and whether real, personal or mixed.

    "Assumption" is defined in the recitals to this Agreement.

    "Benefits Agreement" means the Benefits Agreement entered into in connection with the Distribution between JEFG and Holding, as amended from time to time.

    "Code" is defined in the recitals to this Agreement.

    "Commission" means the Securities and Exchange Commission.

    "Contribution" is defined in the recitals to this Agreement.

    "Distribution" is defined in the recitals to this Agreement.

    "Distribution Agent" means EquiServe, in its capacity as agent for JEFG in connection with the Distribution.

    "Distribution Date" means April 27, 1999 or such other business day as of which the Distribution shall be effective, as determined by the Board of Directors of JEFG; provided, however, that the Distribution Date shall occur (in time) prior to the Effective Time.

    "Effective Time" means the date and time at which the Merger is consummated.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Form S-4" means the registration statement on Form S-4 filed by JEFG pursuant to the Securities Act with respect to the JEFG Common Stock issuable in the Merger pursuant to the Merger Agreement, as such registration statement may be amended from time to time.

    "Form 10" means the registration statement on Form 10 filed by Holding with the Commission to effect the registration of the class of Holding Common Stock pursuant to the Exchange Act, as such registration statement may be amended from time to time.

    "Group" means the ITGI Group or the Holding Group, as applicable.

    "Holding" is defined in the preamble to this Agreement.

    "Holding Assets" means all Assets of JEFG (a) including without limitation
(1) all of the capital stock, and options, warrants or other rights to purchase capital stock, of Analytical, Investment, Japan, JEFCO, JIL, Licensing, Pacific, and Switzerland, and all of the preferred stock and options, warrants or other rights to purchase capital stock (including all of the common stock) of W&D, (2) all cash, receivables, marketable securities and real and personal property of JEFG, (3) all Assets that are (i) owned of record by or held in the name of a member of the Holding Group, (ii) used exclusively by one or more members of the Holding Group prior to, on or following the Effective Time and
(4) the names "Jefferies," "Jefferies Group" and "Jefferies Group, Inc." and all variations thereof and all trademarks, trade names, copyrights or other intellectual property right related thereto, but (b) excluding the capital stock of ITGI.

    "Holding Business" means the businesses conducted by JEFG prior to or at the Effective Time or by any member of the Holding Group prior to, on and following the Effective Time, excluding in each such case the ITGI Business.

    "Holding By-laws" means the By-laws of Holding in the form filed as an exhibit to the Form 10, as last amended, under the Exchange Act.

    "Holding Certificate" means the certificate of incorporation of Holding in the form filed as an exhibit to the Form 10, as last amended, under the Exchange Act.

    "Holding Common Stock" is defined in the recitals to this Agreement.

    "Holding Group" shall mean Holding, Analytical, Investment, Japan, JEFCO, JIL, Licensing, Pacific, Switzerland and W&D and their successors and permitted assigns.

    "Holding Liabilities" means (i) all Liabilities of Holding under this Agreement, any Intercompany Agreement or any Ancillary Agreement, (ii) except as otherwise expressly provided in this Agreement, any Intercompany Agreement or any Ancillary Agreement, all Liabilities, other than ITGI Group Liabilities, (x) of JEFG, to the extent those Liabilities arise out of or relate to any event, occurrence, act, omission or state of affairs that occurred or existed prior to the Effective Time, (y) of any member of the Holding Group or the Holding Business, whether arising before, on or after the Effective Time or (z) arising out of the ownership or use of the Holding Assets, whether arising before, on or after the Effective Time, (iii) all Liabilities arising under or in connection with the Form 10 unless and except to the extent that such claims are based upon the ITGI Provided Information, (iv) subject to the provisions of Section 12.01 of this Agreement, all Liabilities comprising the JEFG Debt Obligation, (v) all Liabilities arising with respect to claims based upon the Holding Provided Information included or incorporated by reference into the Form S-4 and (vi) Liabilities of JEFG under options or other rights to purchase or acquire any JEFG Common Stock, to the extent such options or rights, prior to the Effective Time, are not exercised for JEFG Common Stock, canceled or exchanged for options to purchase shares of Holding Common Stock.

    "Holding Provided Information" means information included or incorporated by reference into the Form S-4, Form 10, or Joint Proxy/Information Statement that relates exclusively to JEFG (excluding ITGI and its subsidiaries) prior to the Effective Time, the consolidated financial statements and financial and statistical data of JEFG (excluding the financial statements and statistical and financial data of ITGI and its subsidiaries), any member of the Holding Group, the Holding Business, the Ancillary Agreements, the Transfers, the Distribution or the Holding provided information concerning the Merger as set forth in Schedule A attached hereto and made a part hereof.

    "Intercompany Agreements" means an amended and restated tax sharing agreement, dated March 17, 1999, between JEFG, Holding and ITGI.

    "Investment" means JEF Investment Company, a Delaware corporation.

    "ITGI" means Investment Technology Group, Inc., a Delaware corporation, before and/or after the Merger, as the context requires as set forth herein.

    "ITGI Business" means the businesses conducted exclusively by ITGI and its subsidiaries prior to, on and following the Effective Time.

    "ITGI Common Stock" is defined in the recitals to this Agreement.

    "ITGI Group" means ITGI and its subsidiaries prior to, on and following the Effective Time.

    "ITGI Group Liabilities" means (i) all Liabilities of ITGI (in its own right or as the successor to JEFG following the Merger) under Sections 4.02 and 12.01 of this Agreement, or under any Intercompany Agreement or any Ancillary Agreement, (ii) except as otherwise expressly provided in this Agreement, any Intercompany Agreement or any Ancillary Agreement, all Liabilities (other than Holding Liabilities) of ITGI, any member of the ITGI Group or the ITGI Business or Liabilities arising out of the ownership or use of the Assets of the ITGI Group, in each case whether arising before, on or after the Effective Time,
(iii) all Liabilities with respect to claims based upon the ITGI Provided Information included and incorporated by reference into the Form 10 and Joint Proxy/Information Statement, and (iv) all Liabilities arising with respect to claims based upon ITGI Provided Information included or incorporated by reference into the Form S-4.

    "ITGI Provided Information" means information included or incorporated by reference into the Form S-4, Form 10 or Joint Proxy/Information Statement that relates exclusively to ITGI, any member of the ITGI Group, the ITGI Business, JEFG after the Effective Time, the consolidated historical financial statements of ITGI, the pro forma consolidated financial statements of ITGI (as the successor to JEFG following the Merger), the financial and statistical data of ITGI, the Special ITGI Cash Dividend or the ITGI provided information concerning the Merger as set forth in Schedule B attached hereto and made a part hereof.

    "Japan" means Jefferies (Japan) Limited, a company formed under the laws of England.

    "JEFCO" shall mean Jefferies & Company, Inc., a Delaware corporation.

    "JEFG" is defined in the preamble to this Agreement.

    "JEFG Common Stock" is defined in the recitals to this Agreement.

    "JEFG Contribution" means an amount of money to be contributed by JEFG to the capital of JEFCO prior to the Distribution Date equal to at least $60 million.

    "JEFG Debt Obligation" means the Liabilities of JEFG in respect of its 8 7/8% Senior Notes due 2004 and 7 1/2% Senior Notes due 2007, including, without limitation, the related indentures (including all supplemental indentures thereto), consent solicitations and offering materials.

    "JIL" means Jefferies International Limited, a company formed under the laws of England.

    "Joint Proxy/Information Statement" means the joint proxy/information statement, as amended from time to time, filed by JEFG and Holding with the SEC under the Exchange Act to be sent to each holder of JEFG Common Stock in connection with the Distribution and the Merger.

    "Liabilities" means any and all claims, debts, commitments, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, commitments, liabilities and obligations arising under this Agreement, any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

    "Licensing" means Jefferies Licensing Corporation, a Delaware corporation.

    "Merger" is defined in the recitals to this Agreement.

    "Merger Agreement" is defined in the recitals to this Agreement.

    "Pacific" means Jefferies Pacific Limited, a company formed under the laws of Hong Kong.

    "Record Date" is defined in the recitals to this Agreement.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Special ITGI Cash Dividend" is defined in the recitals to this Agreement.

    "Switzerland" means Jefferies (Switzerland) Ltd., a company formed under the laws of Switzerland.

    "Tax" shall have the meaning given to such term in the Tax Agreement.

    "Tax Agreement" means the Tax Sharing and Indemnification Agreement entered into in connection with the Distribution among JEFG, Holding and ITGI, as amended from time to time.

    "Transfers" is defined in the recitals to this Agreement.

    "Transactions" shall mean the Transfers, the Distribution and the Merger.

    "W&D" means W&D Securities, Inc., a Delaware corporation.

                                   ARTICLE II

                                THE DISTRIBUTION

    Section 2.01. COOPERATION PRIOR TO THE DISTRIBUTION.

    (a) JEFG and Holding shall prepare, and JEFG shall mail on or prior to the Distribution Date to the holders of JEFG Common Stock, the Joint Proxy/Information Statement, which shall set forth appropriate disclosure concerning Holding, the Distribution, the Merger and certain other matters required by the Exchange Act. JEFG and Holding shall also prepare, and Holding shall file with the Commission, the Form 10, which shall incorporate by reference portions of the Joint Proxy/Information Statement. JEFG and Holding shall use all reasonable efforts to cause the Form 10 to be declared, or become, effective under the Exchange Act as soon as reasonably practicable and on or before the Distribution Date.

    (b) JEFG and Holding shall cooperate in preparing, filing with the Commission under the Securities Act and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit plan contemplated by the Benefits Agreement.

    (c) JEFG and Holding shall, by means of a stock split or stock distribution, cause the number of outstanding shares of Holding Common Stock held by JEFG as of the Record Date to be equal to the number of shares of Holding Common Stock to be distributed in the Distribution.

    (d) JEFG and Holding shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

    (e) Holding shall prepare, file and pursue an application to succeed to the listing of JEFG and thereby effectuate the listing of the Holding Common Stock on the New York Stock Exchange, and such related matters and other matters as shall be required by the New York Stock Exchange.

    (f) On or prior to the Distribution Date, JEFG and Holding shall cooperate in carrying out the transactions and events described in Article III hereof.

    Section 2.02. JEFG BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION. JEFG's Board of Directors shall, in its discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

    (a) any necessary regulatory approvals shall have been received;

    (b) the Form 10 shall have been declared, or become, effective under the Exchange Act;

    (c) ITGI shall have declared and paid the Special ITGI Cash Dividend to the holders of ITGI Common Stock, including JEFG;

    (d) the JEFG Contribution and the Transfers shall have been completed;

    (e) JEFG and the trustees under the indentures governing the JEFG Debt Obligation shall have executed supplemental indentures in form and substance satisfactory to JEFG and such trustees and their respective counsel, pursuant to which Holding shall assume, and JEFG shall be released from obligations concerning the JEFG Debt Obligation, effective as of the date the Transfers are completed;

    (f) Holding's Board of Directors, as named in the Form 10, shall have been elected by JEFG, as sole stockholder of Holding, as directors of Holding effective as of the Distribution Date, and the Holding Certificate and Holding By-laws shall be in effect;

    (g) the Holding Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

    (h) The tax ruling obtained from the Internal Revenue Service ("IRS") on March 11, 1999 concerning the treatment of the Transfers and the Distribution and related transactions under Sections 332, 351, 355 and 368(a)(1)(D) of the Code shall not have been, prior to the Effective Time, withdrawn by the IRS or modified by the IRS in any material adverse respect;

    (i) all conditions to the Pre-Closing (as defined in the Merger Agreement) of the Merger shall have been satisfied or waived by JEFG or ITGI, as appropriate, and the Pre-Closing shall have been consummated; and

    (j) JEFG shall be reasonably satisfied that, at all relevant times prior to the Effective Time, JEFG owns at least 80% of the outstanding ITGI Common Stock and that no capital stock of ITGI (other than ITGI Common Stock) shall have been issued or outstanding.

    Section 2.03. THE DISTRIBUTION. On or before the Distribution Date, subject to satisfaction or waiver of the conditions set forth in this Agreement, JEFG shall deliver to the Distribution Agent a certificate or certificates representing all of the then outstanding shares of Holding Common Stock held by JEFG, endorsed in blank, and shall instruct the Distribution Agent to distribute to each holder of record of JEFG Common Stock as of the close of business on the Record Date a certificate or certificates representing one share of Holding Common Stock for each share of JEFG Common Stock held of record as of the close of business on the Record Date. Holding agrees to provide all certificates for shares of Holding Common Stock that the Distribution Agent shall require in order to effect the Distribution.

                                  ARTICLE III

                 CONVEYANCE OF ASSETS, OBLIGATIONS AND RIGHTS;
                           ASSUMPTION OF LIABILITIES;
                    CONDUCT OF HOLDING PENDING DISTRIBUTION

    Section 3.01. CONVEYANCE OF ASSETS, OBLIGATIONS AND RIGHTS; ASSUMPTION AND RELEASE OF LIABILITIES.

    (a) Prior to the completion of the Transfers, JEFG shall make the JEFG Contribution.

    (b) Prior to the Distribution Date and effective with the Transfers (i) all Holding Assets are intended to be and shall become Assets of the Holding Group and (ii) all Holding Liabilities are intended to be and shall become exclusively the Liabilities of the Holding Group.

    (c) Prior to, or in connection with, the completion of the Transfers, JEFG shall transfer or cause to be transferred to Holding (or JEFCO, as appropriate), and JEFG shall disclaim (as appropriate) all right, title and interest of JEFG in and to any and all of the Holding Assets and the Holding Business. Effective as of the Transfers, all of JEFG's rights and obligations under the Intercompany Agreements shall be transferred and assigned, without limitation or alteration of the rights or responsibilities hereunder or thereunder, to Holding.

    (d) Before the Distribution Date, effective as of the date of the Transfers, Holding shall execute supplemental indentures in form and substance satisfactory to JEFG, the trustee under the Indentures governing the JEFG Debt Obligation and their respective counsel pursuant to which, among other things, Holding shall assume, and JEFG shall be released from, the JEFG Debt Obligation, all of which shall be effective prior to the Distribution Date.

    (e) Set forth on Schedule 3.01(e) hereto is each Holding Asset and each Holding Liability that requires a third-party consent to transfer such Holding Asset or Holding Liability from JEFG to Holding (or to JEFCO, as appropriate). If any such Holding Asset or Holding Liability may not be transferred by reason of the requirement to obtain the consent of any third party and such consent has not been obtained by the Distribution Date, then such Holding Asset or Holding Liability shall not be transferred until such consent has been obtained. In the event that any conveyance of an Asset constituting a Holding Asset or a Liability constituting a Holding Liability is not effected on or before the Distribution Date, the obligation to transfer such Asset or such Liability as the case may be, shall continue past the Distribution Date and shall be accomplished as soon thereafter as practicable. JEFG and its successors (including ITGI) will cooperate with Holding to provide, or cause the owner of such Holding Asset to use all reasonable efforts to provide, to the appropriate member of the Holding Group all the rights and benefits under such Holding Asset, or cause such owner to enforce such Holding Asset for the benefit of such member. Such parties shall otherwise cooperate and use all reasonable efforts to provide the economic and operational equivalent of an assignment or transfer of the Holding Asset or Holding Liability, as the case may be. Holding shall duly pay, perform or discharge, or cause the appropriate member of the Holding Group to duly pay, perform or discharge, from and after the date of the Transfers, each Holding Liability, including without limitation any Holding Liability referred to in the second sentence of this paragraph; provided, the foregoing provisions of this paragraph (e) do not affect Holding's obligation to assume all of the Holding Liabilities at the date of the Transfers and therefore duly pay, perform or discharge all of the Holding Liabilities from and after such time.

    (f) From and after the Distribution Date, each party shall promptly transfer or cause the members of its Group promptly to transfer to the other party or the appropriate member of the other party's Group, from time to time, any property held by any such party that pursuant to this Agreement is or is intended to be an Asset of the other party or a member of its Group. Without limiting the foregoing, funds received by a member of one Group upon the payment of accounts receivable that pursuant to this Agreement is or is intended to belong to a member of the other Group shall be transferred to the other Group by wire transfer not more than five business days after receipt of such payment.

    (g) Holding agrees that it will not, without the prior written consent of ITGI, take any action that attempts or purports to amend or modify any agreement, including any real property lease or sublease, to which JEFG is a party at or prior to the Transfers and from which (i) JEFG is not fully and unconditionally released at or prior to the Transfers and (ii) the Surviving Corporation (as the successor to JEFG pursuant to the Merger) is not fully and unconditionally released after the Merger.

    (h) Holding agrees to obtain and deliver to ITGI, for the benefit of ITGI one or more letters of credit in an aggregate undrawn face amount not less than the amount by which the aggregate unmitigated Residual Liabilities exceeds the Applicable Amount, consistent with the definitions and terms provided for under
Section 7(n) of the Merger Agreement. Such letters of credit shall be issued by one or more nationally recognized financial institutions reasonably satisfactory to ITGI, be in form and substance reasonably satisfactory to ITGI and expire not earlier than 135 days after the date on which the related unmitigated Residual Liabilities terminate.

    Section 3.02. CONDUCT OF HOLDING AND JEFG PENDING DISTRIBUTION.

    (a) Prior to the Distribution Date, neither Holding nor JEFG shall, without the prior consent in writing of the other, make any public announcement concerning the Distribution and each party shall use its respective best efforts not to take any action which may prejudice or delay the consummation of the Distribution.

    (b) Prior to the Distribution Date, the business of Holding shall be operated for the sole benefit of JEFG as its sole stockholder.

    Section 3.03. FURTHER ASSURANCES AND CONSENTS. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its commercially reasonable efforts to (i) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                INDEMNIFICATION

    Section 4.01. HOLDING INDEMNIFICATION OF THE ITGI GROUP. On and after the Distribution Date, Holding shall indemnify, defend and hold harmless each member of the ITGI Group, and each of their respective directors, officers, employees and agents (the "ITGI Indemnitees") from and against any and all claims, costs, damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorney fees and expenses, but excluding consequential damages of the indemnified party, in connection with any and all Actions or threatened Actions) (collectively, "Indemnifiable Losses") incurred or suffered by any of the ITGI Indemnitees and arising out of, or due to or otherwise in connection with any of the Holding Liabilities or the failure of Holding or any member of the Holding Group to assume, pay, perform or otherwise discharge any of the Holding Liabilities.

    Section 4.02. ITGI INDEMNIFICATION OF THE HOLDING GROUP. On and after the Distribution Date, ITGI (as the successor to JEFG following the Merger) shall indemnify, defend and hold harmless each member of the Holding Group and each of their respective directors, officers, employees and agents (the "Holding Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Holding Indemnitees and arising out of, or due to or otherwise in connection with any of the ITGI Group Liabilities or the failure of ITGI or any member of the ITGI Group to pay, perform or otherwise discharge any of the ITGI Group Liabilities.

    Section 4.03. INSURANCE AND THIRD PARTY OBLIGATIONS. No insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (b) relieved of the responsibility to pay any claims to which it is obligated or (c) entitled to any subrogation rights with respect to any obligation hereunder.

                                   ARTICLE V

                            HOLDING REPRESENTATIONS

    Section 5.01. HOLDING REPRESENTATIONS. Holding represents and warrants to JEFG as follows:

    (a) Organization, Etc. Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Holding is a newly formed corporation that, since formation and the initial capitalization effected thereby, has not acquired, assumed or become contractually obligated to acquire or assume any assets or liabilities, except as set forth on Schedule 5.01(a) hereof. Since formation, Holding has not conducted any activity other than the execution and delivery of this Agreement and the Ancillary Agreements and activities coincident with the Transfers and the Distribution and incidental hereunder and under the Ancillary Agreements, and other than that which is contemplated hereby.

    (b) Authority of Holding. Holding has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements and to effectuate the Transfers and consummate the Distribution. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the consummation of the Transfers and the Distribution has been duly and validly authorized by the Board of Directors of Holding, and no other corporate proceedings on the part of Holding are necessary to consummate or authorize any of the Ancillary Agreements or to effectuate the Transfers and consummate the Distribution. Each of this Agreement and the Ancillary Agreements has been duly and validly executed and delivered by Holding and constitutes valid and binding agreements of Holding, enforceable against Holding in accordance with their respective terms.

    (c) No Consent. No filing or registration with, or permit, authorization, consent or approval of, or notification or disclosure (collectively, "Governmental Consents") to, any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission, court or other body or any arbitral tribunal (each, a "Governmental Authority") or any other third party (collectively, "Consents") is required in connection with the execution, delivery and performance by Holding of this Agreement or any of the Ancillary Agreements or the consummation by Holding of the Transfers and the Distribution, except (i) the filing of the Form 10 under the Exchange Act and the effectiveness thereof under the Exchange Act,
(ii) such consents, approvals, orders, permits, authorizations, registrations, declarations and filings as may be required under the Blue Sky laws of various states, (iii) the listing on the New York Stock Exchange of the Holding Common Stock in connection with the Distribution and (iv) as set forth in Schedule 5.01(c) hereof.

    (d) No Violation. Assuming that all Consents have been duly made or obtained as contemplated by Section 5.01(c), the execution, delivery and performance by Holding of this Agreement and the Ancillary Agreements and the consummation of the Transfers and the Distribution will not (i) violate any provision of the certificate of incorporation or bylaws of Holding, (ii) violate any statute, rule, regulation, order or decree of any Governmental Authority by which Holding or any of its assets may be bound or affected or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of
(x) any note, bond, mortgage, indenture or deed of trust relating to indebtedness for borrowed money or (y) any license, lease or other agreement, instrument or obligation to which Holding is a party or by which it or any of its assets may be bound or affected.

    (e) Capitalization of Holding. All issued and outstanding shares of capital stock of Holding are held by JEFG as of the date hereof and are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights and respect thereto. Other than this Agreement and the transactions contemplated thereby and the awards contemplated by the Benefits Agreement or the Joint Proxy/ Information Statement, there are no options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating Holding to issue, transfer or sell any shares of capital stock of Holding or any other securities convertible into or evidencing the right to subscribe for any such shares. Prior to the date hereof, there has not been any issuance of capital stock of Holding other than to JEFG.

                                   ARTICLE VI

                    INDEMNIFICATION PROCEDURES; CONTRIBUTION

    Section 6.01. NOTICE AND PAYMENT OF CLAIMS. If any ITGI or Holding Indemnitee (the "INDEMNIFIED PARTY") determines that it is or may be entitled to indemnification by a party (the "INDEMNIFYING PARTY") under Article IV (other than in connection with any Action or claim subject to Section 6.02), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within 90 days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same 90 day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

    Section 6.02. NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS. Promptly following the earlier of (a) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (b) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "THIRD-PARTY CLAIM"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 6.02 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is materially prejudiced by such failure to give notice. Within 90 days after receipt of such notice, the Indemnifying Party may by giving written notice thereof to the Indemnified Party, (a) acknowledge, as between the parties hereto, responsibility for, and at its option, elect to assume the defense of such Third-Party Claim at its sole cost and expense or (b) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this
Section 6.02; PROVIDED that if the Indemnifying Party does not within the same 90 day period give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnifying Party shall be deemed to have acknowledged, as between the parties hereto, its responsibility for such Third-Party Claim. Any contest of a Third Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; PROVIDED that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. Notwithstanding the foregoing, (i) the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable to the Indemnified Party for the reasonable fees and expenses incurred by the Indemnified Party in defending such Third-Party Claim) if there are one or more legal defenses available only to the Indemnified Party that conflict, in one or more significant substantive respects, with those available to the Indemnifying Party with respect to such Third-Party Claim and
(ii) if at any time after assuming the defense of a Third-Party Claim an Indemnifying Party shall fail to prosecute or shall withdraw from the defense of such Third-Party Claim, the Indemnified Party shall be entitled to resume the defense thereof with counsel selected by such Indemnified Party and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in such defense. The Indemnifying Party may settle, compromise or discharge a Third-Party Claim, provided, the Indemnifying Party shall have obtained the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If, after receipt of notice of a Third-Party Claim, the Indemnifying Party does not undertake to defend such Third-Party Claim within 90 days of such notice, the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such Third-Party Claim and the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party. Indemnification shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnifiable Loss is incurred. The parties agree to render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any Third-Party Claim. The remedies provided in this Article VI shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

    Section 6.03. CONTRIBUTION. To the extent that any indemnification provided for in Section 4.01 or 4.02 is unavailable to an Indemnified Party or is insufficient in respect of any of the Indemnifiable Losses of such Indemnified Party, then the Indemnifying Party, in lieu of, or in addition to, indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by such Indemnifying Party on the one hand and the Indemnified Party on the other hand from the transaction or other matter which resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the action, inaction, statements or omissions that resulted from such Indemnifiable Losses as well as any other relevant equitable considerations.

                                  ARTICLE VII

                                EMPLOYEE MATTERS

    Section 7.01. BENEFITS AGREEMENT. All matters relating to or arising out of any employee benefit, compensation or welfare arrangement in respect of any present and former employee of the ITGI Group or the Holding Group shall be governed by the Benefits Agreement, except as may be expressly stated herein. In the event of any inconsistency between the Benefits Agreement and this Agreement, the Benefits Agreement shall govern.

                                  ARTICLE VIII

                                  TAX MATTERS

    All matters relating to Taxes shall be governed exclusively by the Tax Agreement, except as may be expressly stated herein. In the event of any inconsistency between the Tax Agreement and this Agreement, the Tax Agreement shall govern.

                                   ARTICLE IX

                               ACCOUNTING MATTERS

    Section 9.01. ACCOUNTING TREATMENT OF ASSETS TRANSFERRED. All transfers of Assets of JEFG to JEFCO or Holding pursuant to this Agreement shall constitute contributions by JEFG to the capital of JEFCO or Holding, as appropriate.

                                   ARTICLE X

                                  INFORMATION

    Section 10.01. PROVISION OF CORPORATE RECORDS. ITGI (as successor to JEFG pursuant to the Merger) and Holding shall arrange as soon as practicable following the Effective Time for the provision to the other of copies of any requested corporate documents (e.g. minute books, stock registers, stock certificates, documents of title, contracts, etc.) in its possession relating to the other or its business and affairs; provided, however, this Section 10.01 shall not create any obligation to retain documents beyond that which is required pursuant to such entity's records retention policies. JEFG and Holding agree that Holding shall retain control and custody of original copies of all corporate documents of JEFG relating to matters and events on or prior to the Effective Time.

    Section 10.02. ACCESS TO INFORMATION. From and after the Effective Time, ITGI (as successor to JEFG pursuant to the Merger) and Holding shall each afford the other and its accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contacts, instruments, computer data and other data and information in its possession relating to the business and affairs of the other, insofar as such access is reasonably required by the other including, without limitation, for audit, accounting and litigation purposes.

    Section 10.03. LITIGATION COOPERATION. ITGI (as successor to JEFG pursuant to the Merger) and Holding shall each use reasonable efforts to make available to the other, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings arising out of the business of the other prior to the Effective Time in which the requesting party may from time to time be involved.

    Section 10.04. REIMBURSEMENT. ITGI (as successor to JEFG pursuant to the Merger) and Holding, each providing copies of documents, information or witnesses under Sections 10.01, 10.02 or 10.03 to the other, shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all reasonable out-of-pocket costs and expenses as may be reasonably incurred in providing such information or witnesses.

    Section 10.05. RETENTION OF RECORDS. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its Group to, retain all information relating to the other's business in accordance with the past practice of such party. Notwithstanding the foregoing, except as otherwise provided in the Tax Agreement, either party may destroy or otherwise dispose of any information at any time following the first anniversary of the Merger in accordance with the corporate record retention policy maintained by such party with respect to its own records.

    Section 10.06. CONFIDENTIALITY. Each party shall, and shall cause each member of its Group to, hold and cause its directors, officers, employees, agents, consultants and advisors to hold, in strict confidence all information concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such party or
(b) later lawfully acquired after the Distribution on a non-confidential basis from other sources not subject to a confidentiality obligation by the party to which it was furnished), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of and agree in writing to comply with the provisions of this Section 10.06. In the event that a party (the "RECEIVING PERSON") is requested pursuant to, or required by, applicable law, regulation, rule or by legal process to disclose any information regarding the other party (the "DISCLOSING PERSON"), the Receiving Person agrees that it will provide the Disclosing Person with prompt notice of such request or requirement in order to enable the Disclosing Person to seek an appropriate protective order or other remedy, to consult with the Receiving Person with respect to the Disclosing Person taking steps to resist or narrow the scope of such request or requirement, or to waive compliance, in whole or in part, with the terms of this
Section 10.06. In any such event, the Receiving Person will disclose only that portion of any information regarding the Disclosing Party which the Receiving Person is advised by counsel is legally required and will use its reasonable best efforts to ensure that all such information that is so disclosed will be accorded confidential treatment.

                                   ARTICLE XI

                              INTEREST ON PAYMENTS

    Except as otherwise expressly provided in this Agreement, all payments by one party to the other under this Agreement, any Intercompany Agreement or any Ancillary Agreement shall be paid, by wire transfer of immediately available funds to an account in the United States designated by the recipient, within 30 days after receipt of an invoice or other written request for payment setting forth the specific amount due and a description of the basis therefor in reasonable detail. Any amount remaining unpaid beyond its due date, including disputed amounts that are ultimately determined to be payable, shall bear interest at a floating rate of interest equal to 2.5% over the higher of the Federal funds rate or the London Interbank Offered Rate.

                                  ARTICLE XII

                                 MISCELLANEOUS

    Section 12.01. EXPENSES. The obligations of JEFG and ITGI under Section 7(d) ("Expenses") of the Merger Agreement shall survive (i) any termination of the Merger Agreement and (ii) the Effective Time of the Merger, with (x) Holding succeeding to the obligations of, and being credited for any Expense payments made prior to the Effective Time by, JEFG thereunder and (y) ITGI (as the successor to JEFG following the Merger) succeeding to the obligations of, and being credited for any Expense payments made by, ITGI thereunder.

    Section 12.02. NOTICES. All notices and communications under this Agreement after the Distribution Date shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follows:

           If to JEFG or any of its successors, to:

           Investment Technology Group, Inc.
           380 Madison Avenue, 4th Floor
           New York, New York 10017
           Attention: Chief Financial Officer

           With a copy to:

           Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Attention: Immanuel Kohn, Esq.

           If to Holding, to:

           Jefferies Group, Inc.
           JEF Holding Company, Inc.
           11100 Santa Monica Boulevard, 11th Floor
           Los Angeles, California 90025
           Attention: Chief Financial Officer

           With a copy to:

           Morgan, Lewis & Bockius LLP
           1701 Market Street
           Philadelphia, PA 19103
           Attention: Brian J. Lynch, Esq.

Such notices shall be deemed received (i) as of the date of delivery by hand delivery, (ii) one business day after such notice is given to a national overnight delivery service or (iii) five business days after placed in the United States mail, provided such mail is sent by certified mail with return receipt requested. Either party may, by written notice so delivered to the other party, change the address to which delivery of any notice shall thereafter be made.

    Section 12.03. AMENDMENT AND WAIVER. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

    Section 12.04. ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and the Ancillary Agreements, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreement, the provisions of such Ancillary Agreement shall prevail.

    Section 12.05. PARTIES IN INTEREST. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies under Articles IV, V and VI hereof upon any person or entity other than members of the ITGI Group and the Holding Group and the ITGI Indemnitees and the Holding Indemnitees and their respective successors and permitted assigns.

    Section 12.06. DISPUTES.

    (a) Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "DISPUTES"), shall be subject to the provisions of this
Section 12.06; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (i) injunctive relief or (ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

    (b) Either party may give the other party written notice of any Dispute not resolved in the normal course of business. The parties shall thereupon attempt in good faith to resolve any Dispute promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Within 20 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include a statement of such party's position and a summary of arguments supporting that position and the name and title of the executive who will represent that party and of any other person who will accompany such executive. Within 45 days after delivery of the first notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

    (c) If the Dispute has not been resolved by negotiation within 60 days of the first party's notice, or if the parties failed to meet within 45 days, the parties shall endeavor to settle the Dispute by mediation under the then current Commercial Mediation Rules of the American Arbitration Association.

    (d) If the Dispute has not been resolved within 180 days after delivery of the first notice under Section 12.06(b), either party may commence any litigation or other procedure allowed by law.

    Section 12.07. SURVIVAL. The rights and obligations under this Agreement shall survive the Distribution and Merger and any sale or other transfer by any member of Holding Group and/or the ITGI Group or any assignment or sale by them of any Assets or Liabilities.

    Section 12.08. SEVERABILITY. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

    Section 12.09. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflicts of law rules of such state.

    Section 12.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                JEFFERIES GROUP, INC.

                                By   /s/ CLARENCE T. SCHMITZ
                                     -----------------------------------------
                                     Name: Clarence T. Schmitz
                                     Title: Executive Vice President and CFO

                                JEF HOLDING COMPANY, INC.

                                By   /s/ JERRY M. GLUCK
                                     -----------------------------------------
                                     Name: Jerry M. Gluck
                                     Title: Secretary and General Counsel

                                                                      APPENDIX C

                                 BENEFITS AGREEMENT

                                    BETWEEN

                             JEFFERIES GROUP, INC.

                                      AND

                           JEF HOLDING COMPANY, INC.

                                                                      APPENDIX C

                               BENEFITS AGREEMENT

    BENEFITS AGREEMENT ("Agreement") dated as of March 17, 1999 by and between Jefferies Group, Inc., a Delaware corporation ("JEFG"), and JEF Holding Company, Inc. a Delaware corporation and a wholly owned subsidiary of JEFG ("Holding").

                                    RECITALS

    WHEREAS, the Board of Directors of JEFG has approved the business transactions pursuant to which all the assets, businesses and Liabilities (as defined below) of Investment Technology Group, Inc., a Delaware corporation and approximately 80.5% owned subsidiary of JEFG ("ITGI"), and ITGI's subsidiaries will be separated from all other assets, businesses and Liabilities of JEFG, on the terms and subject to the conditions set forth herein and in the Ancillary Agreements (as defined below);

    WHEREAS, concurrently herewith, JEFG and ITGI are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which (x) ITGI will merge (the "MERGER") with and into JEFG and (y) all outstanding shares of common stock, par value $0.01 per share, of ITGI (the "ITGI COMMON STOCK") will be canceled or converted into the right to receive shares of common stock, par value $0.01 per share, of JEFG (the "JEFG COMMON STOCK") in the manner set forth in the Merger Agreement;

    WHEREAS, prior to the Distribution (defined below) and Merger (x) JEFG will transfer to Holding (or to JEFCO, defined herein, prior to the time JEFCO becomes a subsidiary of Holding in connection with the Contribution, defined below), and Holding and JEFCO will accept from JEFG, all of the Assets of JEFG other than JEFG's ownership interest in capital stock of ITGI (the "CONTRIBUTION"), and JEFG will assign to Holding (or to JEFCO, as appropriate), and Holding and JEFCO will assume from JEFG, all of the Holding Liabilities (as defined herein) (individually, the "ASSUMPTION" and together with the Contribution, collectively, the "TRANSFERS"), and (y) following the Transfers and the satisfaction of all conditions set forth in Section 2.02 of this Agreement, all of the common stock of Holding, par value $0.0001 per share ("HOLDING COMMON STOCK"), will be distributed (the "DISTRIBUTION") to JEFG's stockholders at the rate of one share of Holding Common Stock for each share of JEFG Common Stock outstanding as of April 20, 1999, or such other date as is designated by JEFG's Board of Directors as the record date for determining the stockholders of JEFG entitled to receive the Distribution (the "RECORD DATE");

    WHEREAS, (i) pursuant to the Merger, the name of Jefferies Group, Inc. (as the surviving corporate entity in the Merger) will be changed to Investment Technology Group, Inc. and (ii) following the consummation of the Distribution and the Merger, the name of JEF Holding Company, Inc. will be changed to Jefferies Group, Inc.;

    WHEREAS, it is intended that the Distribution not be taxable to JEFG or its stockholders pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "CODE");

    WHEREAS, prior to the Distribution, ITGI will declare and, subject to the approval and adoption of the Merger Agreement and the Merger by the stockholders of JEFG and ITGI and the satisfaction or waiver of all other conditions to the Merger as set forth in the Merger Agreement, pay a cash dividend in an amount equal to $4.00 per share to all holders of ITGI Common Stock, including JEFG (the "SPECIAL ITGI CASH DIVIDEND");

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.01. DEFINITIONS. Capitalized terms used herein without definition have the meanings given to them in the Distribution Agreement. As used herein, the following terms have the following meanings:

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "HOLDING EMPLOYEE" means (i) any person who was an employee immediately prior to the Effective Time of any member of the JEFG Group (other than any member of the ITGI Group), including any such employee who is absent from work at the Effective Time on account of sick leave, short-term or long-term disability or leave of absence, but excluding any such employee designated by Holding and ITGI as remaining an employee of a member of the JEFG Group following the Effective Time; (ii) any employee of any member of the Holding Group (whether before or after the Effective Time); and (iii) any former employee of any member of the JEFG Group (other than any member of the ITGI Group).

    "HOLDING GROUP"  means Holding and its subsidiaries.

    "ITGI GROUP"  means ITGI and its subsidiaries.

    "JEFG EMPLOYEE" means (i) any employee of any member of the ITGI Group, including any such employee who is absent from work on account of sick leave, short-term or long-term disability or leave of absence; (ii) any person who was an employee immediately prior to the Effective Time of any other member of the JEFG Group and who is designated by Holding and ITGI as remaining an employee of a member of the JEFG Group following the Effective Time; and (iii) any former employee of any member of the ITGI Group.

    "JEFG GROUP" means JEFG and its subsidiaries, excluding any member of the Holding Group.

                                   ARTICLE II
                    EMPLOYEES AND ALLOCATION OF LIABILITIES

    Section 2.01.  ALLOCATION OF EMPLOYEE LIABILITIES.

    (a) As of the Effective Time, Holding shall assume, retain and be liable for all wages, salaries, welfare, pension, incentive compensation and other employee-related liabilities and obligations ("EMPLOYEE LIABILITIES") with respect to Holding Employees, except as specifically provided otherwise in this Agreement. JEFG shall assume, retain and be liable for Employee Liabilities with respect to JEFG Employees, except as specifically provided otherwise in this Agreement.

    Section 2.02.  OFFER OF EMPLOYMENT; BENEFIT PLAN COVERAGE.

    (a) Holding shall offer all Holding Employees (other than those described in clause (iii) of the definition thereof) employment with the Holding Group as of the Effective Time. As of the Effective Time, all such Holding Employees shall cease to be employees of the JEFG Group.

    (b) Holding Employees shall not continue to be participants in benefit plans maintained by the JEFG Group on or after the Effective Time and, instead, shall be eligible to participate in applicable Holding plans, as determined by Holding, as of the Effective Time. Holding shall treat service of each Holding Employee with the JEFG Group before the Effective Time as if such service had been with

Holding for purposes of determining eligibility to participate, eligibility for benefits, benefit forms and vesting under plans maintained by Holding.

    Section 2.03. ADMINISTRATION. Holding and JEFG shall each make its appropriate employees and data regarding employee benefit coverage available to the other at such reasonable times as may be necessary for the proper administration by the other of any and all matters relating to employee benefits and worker's compensation claims affecting its employees. Prior to the Effective Time and for any period of time during which Holding is administering any employee benefit plans for the benefit of JEFG Employees, ITGI shall continue to pay to Holding such amounts for administrative services as it was paying for such purpose as of the date of execution of this Agreement.

                                  ARTICLE III
                    PROFIT SHARING, EMPLOYEE STOCK OWNERSHIP
                               AND PENSION PLANS

    Section 3.01.  PROFIT SHARING PLAN.

    (a) As of the Effective Time, the Jefferies Group, Inc. Employees' Profit Sharing Plan (the "JEFG PSP") shall be transferred to and maintained by, and all liability relating thereto shall be assumed by, Holding. Prior to the Effective Time, JEFG will amend the JEFG PSP to fully vest the accounts of all participants who are active employees on December 31, 1998 as of that date and to provide for the cessation of further benefit accruals in the plan by JEFG Employees as of December 31, 1998. JEFG shall reimburse Holding for any contribution made subsequent to the end of the plan year of the JEFG PSP ending November 30, 1998 to the extent that such contribution is allocated to JEFG Employees, including any such contribution allocated to JEFG Employees for the month of December of 1998. Such reimbursement by JEFG shall be made to Holding no later than 30 days following the date on which Holding makes the contribution to the JEFG PSP for the year ending November 30, 1998. Contributions to the JEFG PSP for the plan year ending November 30, 1998 shall be based on calendar year 1998 combined profits of Holdings and ITGI.

    (b) As soon as practical following the date the final contribution for the plan year ending November 30, 1998 is made to the JEFG PSP, and except as provided below, assets of the JEFG PSP equal to the aggregate account balances of the JEFG Employees under the JEFG PSP (including contributions accrued through December 31, 1998) shall be transferred to, at ITGI's election, (x) a defined contribution plan and trust (the "ITG PSP") maintained by a member of the JEFG Group intended to be qualified under Sections 401 and 501 of the Code and providing for salary reduction contributions pursuant to Section 401(k) of the Code or (y) the ITGI ESOP (as defined below). The transfer to the ITGI PSP shall be made in cash or notes evidencing plan loans to JEFG Employees and the transfer to the ITGI ESOP shall be made in JEFG common stock or Holdings common stock. Any outstanding balances of plan loans to JEFG Employees shall be transferred with the underlying accounts. The account balances of the JEFG Employees shall be valued as of the date immediately preceding the date on which the transfer is made, which value shall include the earnings, gains and losses, appreciation and depreciation of the investment funds in which the accounts are invested through the date immediately preceding the date on which the transfer is made. Notwithstanding any provision of this Agreement to the contrary, Holding and the JEFG PSP shall remain responsible for providing any unpaid benefits accrued under the JEFG PSP for former JEFG Employees who have outstanding plan loans from the JEFG PSP as of the date of transfer of the account balances, and neither JEFG nor ITGI shall be responsible for any administrative expenses relating thereto.

    (c) Pending the transfer of assets to the ITG PSP, Holding will administer the JEFG PSP in accordance with the terms of the plan, ERISA and the Code, and will make distributions to JEFG Employees on the basis of their employment status with the JEFG Group. In addition, pending the transfer of assets to the ITG PSP, JEFG Employees shall have the ability to direct the investment of their accounts under the JEFG PSP in the same manner as they had immediately prior to the Effective Time. Loans from the JEFG PSP to JEFG Employees which are outstanding during the period from January 1, 1999 through the date of transfer of assets to the ITG PSP shall be serviced by having ITGI make applicable payroll deductions which shall be forwarded to Holding, as plan administrator, for payment to the JEFG PSP. As soon as practicable after the date hereof, Holding will provide to ITGI a list of such plan loans to JEFG Employees outstanding as of December 15, 1998, including the outstanding loan balances as of December 31, 1998 and a list of the remaining scheduled loan repayments for each such JEFG Employee. Holding and ITGI shall jointly administer the loan provisions of the JEFG PSP as applied to the JEFG Employees for the period from January 1, 1999 through the date of transfer of assets to the ITG PSP.

    Section 3.02.  EMPLOYEE STOCK OWNERSHIP PLAN.

    (a) As of the Effective Time, the Jefferies Group, Inc. Employee Stock Ownership Plan (the "JEFG ESOP") shall be transferred to and maintained by, and all liability relating thereto shall be assumed by, Holding. Prior to the Effective Time, JEFG will amend the JEFG ESOP to provide that all participants who are active employees on December 31, 1998 shall be fully vested in their accounts as of the Effective Time. Participation in the JEFG ESOP by JEFG Employees shall continue until the Effective Time.

    (b) Following the date of consummation of the Transactions, the parties hereto currently expect that the Holding Common Stock held by the JEFG ESOP for the account of JEFG Employees will be exchanged to the extent possible for JEFG Common Stock held for the account of Holding Employees and that the exchange will occur within approximately ninety days after the Effective Time. Unless the parties hereto mutually agree otherwise, the price at which any such exchange shall occur shall be based upon the average respective closing prices of JEFG Common Stock and Holding Common Stock for the ten trading days ending on the date before the day on which the exchange occurs. Any remaining JEFG Common Stock held in the accounts of Holding Employees shall be sold at such time or times as is deemed prudent under ERISA and the cash proceeds received from such sale shall be credited to such accounts.

    (c) As soon as practical following the Effective Time, an employee stock ownership plan and trust (the "ITG ESOP") shall be established by a member of the JEFG Group intended to be qualified under Sections 401 and 501 of the Code and assets of the JEFG ESOP equal to the aggregate account balances of the JEFG Employees under the JEFG ESOP shall be transferred to the ITG ESOP. The transfer shall be made in cash, Holding Common Stock and JEFG Common Stock according to the investment of each JEFG Employee's account as of the date on which the transfer is made. The account balances of the JEFG Employees shall be valued as of the date on which the transfer is made, which value shall include the earnings, gains and losses, appreciation and depreciation of the investments in which the accounts are invested through the date on which the transfer is made. Pending the transfer of the assets to the ITGI ESOP, Holding will administer the JEFG ESOP in accordance with the terms of the plan, ERISA and the Code, and will make distributions to JEFG Employees at such time as their employment might terminate with the JEFG Group.

    Section 3.03. PENSION PLAN. As of the Effective Time, the Jefferies Group, Inc. Employees Pension Plan (the "JEFG PENSION PLAN") shall be transferred to and maintained by, and all liability relating thereto shall be assumed by, Holding. JEFG Employees shall participate in the JEFG Pension Plan and accrue benefits under the plan through February 15, 1999. Prior to the Effective Time, JEFG will amend the JEFG Pension Plan in the manner set forth in Exhibit A. Holding shall submit the JEFG Pension Plan, as amended as set forth in Exhibit A, to the Internal Revenue Service for a determination as to its qualification under Section 401(a) of the Code as soon as possible following the date hereof, but in no event later than March 15, 1999. As soon as practicable following receipt by Holding of a favorable determination letter from the Internal Revenue Service with respect to the JEFG Pension Plan, as amended in the manner set forth in Exhibit A and including the provision for lump sum distributions to JEFG Employees, JEFG Employees shall be allowed to receive distributions, including lump sum distributions, of their entire benefit under the JEFG Pension Plan in accordance with the terms of the JEFG Pension Plan, as amended as set forth in Exhibit A. Following the Effective Time and the receipt by Holdings of the favorable Internal Revenue Service determination letter referred to above and approximately two weeks prior the date benefits are expected to be payable to all JEFG Employees from the JEFG Pension Plan, JEFG will pay to the JEFG Pension Plan an amount, computed as set forth below, in order to pay for the underfunding of the JEFG Pension Plan allocable to JEFG Employees for benefits accrued through December 31, 1998. First, the lump sum equivalent of all benefits accrued as of January 1, 1999 under the JEFG Pension Plan, as amended as set forth in Exhibit A, will be calculated for all participants using a discount rate equal to 5.25%, compounded annually (the GATT interest rate for November, 1998) and the mortality table described in Rev. Rul. 95-6. The "JEFG LIABILITY PERCENTAGE" will then be determined by dividing the aggregate lump sum value of the accrued benefits, as so computed as of January 1, 1999, of the JEFG Employees by the total of the aggregate lump sum value of all such accrued benefits as so computed for all participants. The amount of the payment which JEFG is required to make to the JEFG Pension Plan pursuant to this
Section 3.03(a) will be the total of the following: (i) the total benefit due the JEFG Employees, calculated as of the date of actual distribution (using the GATT interest rate in effect for November of the plan year immediately prior to the year benefits are actually distributed and the mortality table described in Rev. Rul. 95-6), less (ii) the actual value of the assets of the JEFG Pension Plan as of the last day of the month in which the determination letter referred to above is received from the Internal Revenue Service (as such value is reported by the trustee of the JEFG Pension Plan) multiplied by the JEFG Liability Percentage, less (iii) the amount of the benefits accrued by JEFG Employees between January 1, 1999 and February 15, 1999, determined as set forth in clause (i) above, plus (iv) interest for 30 days on such resulting amount (the clause (i) amount less the amounts of clauses (ii) and (iii)) at the GATT interest rate in effect at the time of such calculation. Holding shall administer the payment of such distributions in accordance with the terms of the JEFG Pension Plan, ERISA and the Code. The entire accrued benefit under the JEFG Pension Plan of each JEFG Employee who is actively employed on December 31, 1998 shall be fully vested as of December 31, 1998. In the event the Internal Revenue Service, as a condition to issuing a favorable determination letter, requires Holding to revise the amendment set forth in Exhibit A so as to modify the distribution provisions to JEFG Employees, including any modification that would eliminate the payment of lump sum distributions to JEFG Employees prior to the time they separate from service with JEFG, distributions shall be made to JEFG Employees only in accordance with the JEFG Pension Plan as it may be amended to secure the favorable determination letter.

    Section 3.04.  ASSUMPTION OF LIABILITIES UPON TRANSFER OF PLAN ASSETS;
FILINGS.

    (a) Effective on the date of the transfer of assets of the JEFG PSP and the JEFG ESOP to the ITG PSP and/or the ITG ESOP, (i) JEFG and its applicable benefit plan shall assume all liabilities to pay benefits in connection with the transferred assets, and (ii) Holding shall have no further liability to pay benefits with respect to the assets and liabilities that are transferred. On and after the date of such transfer, the JEFG Group shall have no liability with respect to Holding's pension, employee stock ownership and profit sharing plans, and Holding shall have no liability with respect to JEFG's employee stock ownership and profit sharing plans.

    (b) Holding and JEFG shall make the appropriate filings required under the Code or ERISA in connection with the transfers described in this Article III in a timely manner. The parties agree that the transfers described in Sections 3.01 and 3.02 shall be made in accordance with Section 414(l) of the Code.

    (c) JEFG shall submit to the Internal Revenue Service requests for favorable determination letters with respect to the tax-qualified status of the ITG PSP, if adopted, and the ITG ESOP as soon as practicable after the Effective Time, and JEFG shall make such amendments to the plans as may be required by the Internal Revenue Service in order for JEFG to receive favorable determination letters with respect to the plans.

                                   ARTICLE IV
             STOCK OPTION AND OTHER EQUITY-BASED COMPENSATION PLANS

    Section 4.01. EMPLOYEE STOCK OPTION PLANS. Holding shall be responsible for all liabilities relating to stock options granted by JEFG prior to the Effective Time.

    Section 4.02.  CAP AND EMPLOYEE STOCK PURCHASE PLANS.

    (a) JEFG shall accelerate vesting in the matching contributions to its Employee Stock Purchase Plan and distribute the JEFG Common Stock in this plan to participants prior to the Effective Time. Holding shall be responsible for all liability under the JEFG Employee Stock Purchase Plan.

    (b) The disposition of the nonqualified deferred compensation plan of JEFG (the "CAPITAL ACCUMULATION PLAN FOR KEY EMPLOYEES") shall be as described in the Unanimous Written Consent of the Board of Directors of JEFG adopted as of January 13, 1999 (a copy of which is attached as Exhibit B).

                                   ARTICLE V
                              OTHER EMPLOYEE PLANS

    Section 5.01.  WELFARE BENEFIT PLANS.

        (a) As of the Effective Time, Holding shall assume all liability under and with respect to all welfare benefit plans maintained by JEFG, including, without limitation, medical, health, disability, accident, life insurance, death, dental and other benefit plans or arrangements and such plans shall be transferred to, and maintained by, Holding. Effective January 1, 1999, ITGI established welfare benefit plans for eligible JEFG Employees, which provide medical, health, disability, accident, life insurance, death, dental or other benefits.

        (b) (i) JEFG shall be liable for all employee health (including, without limitation, medical and dental), life insurance (including, without limitation, disability waiver of premium claims and any other life insurance disability claims) and long-term disability claims, and any other welfare benefit claims, and any expenses related thereto, ("WELFARE CLAIMS") that are incurred on or after January 1, 1999 with respect to JEFG Employees and their beneficiaries and dependents.

        (ii) Holding shall be liable for all Welfare Claims that are incurred on, after or before the Effective Time with respect to Holding Employees and their beneficiaries and dependents.

       (iii) If either party pays any welfare benefit claims that are a liability of the other party, the responsible party shall reimburse the paying party for all such payments.

        (c) For purposes of this Section 5.01, a health benefit claim is incurred when the medical services are rendered, and a life insurance claim is incurred when the covered person dies. A claim for a hospital admission shall be deemed to have been incurred on the date of admission to the hospital and shall continue for the duration of that period of hospital confinement; costs for all services provided during that period of hospital confinement shall be included in the claim. A long-term disability claim shall be deemed to have been incurred on the date the condition causing the disability rendered the employee disabled, as determined by the committee or plan administrator making the determination; costs for all long-term disability benefits relating to the claim shall be included in the claim.

        (d) Holding shall be liable for any health care continuation obligations under Section 4980B of the Code and Section 601 through 608 of ERISA with respect to Holding Employees and former Holding Employees and persons who are "qualified beneficiaries" (as that term is used in Section 4980B of the Code) of such employees.

        (e) The Distribution shall not be considered an event entitling any employee to salary continuation or other severance benefits.

    Section 5.02. VACATION PAY AND SIMILAR ITEMS. Holding shall assume or retain liability for all unpaid vacation pay, sick pay and personal leave accrued by Holding Employees as of the Effective Time. JEFG shall assume or retain liability for all unpaid vacation pay, sick pay and personal leave accrued by JEFG Employees as of the Effective Time.

                                   ARTICLE VI
                            HOLDING REPRESENTATIONS

    Holding represents to JEFG as follows:

    Section 6.01. ANNEX A hereto contains a true and complete list of "all employee benefit plans" as defined in Section 3(3) of ERlSA, and each other plan, arrangement or policy relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits and other employee benefits which are maintained or contributed to by any member of the JEFG Group or as to which any member of the JEFG Group has any direct or indirect, actual or contingent liability, other than plans, arrangements or policies maintained by the ITGI Group (such JEFG Group plans, arrangements and policies, the "Benefit Plans"), and copies of such plans, arrangements, policies and related relevant materials have been made available to ITGI.

    Section 6.02. No member of the Holding Group or JEFG Group has incurred, or is reasonably likely to incur, any material liability under Title IV of ERISA (other than for PBGC insurance premiums, all of which have been paid when due). All contributions to any "employee benefit plan" (as defined in Section 3(3) of ERISA) required to be made by any member of the JEFG Group or the Holding Group in accordance with the terms of such plan and, when applicable, Section 302 of ERISA or Section 412 if the Code, have been timely made.

    Section 6.03. Each member of the JEFG Group and each Benefit Plan are in compliance in all material respects with the applicable provisions of ERISA and the Code. Each Benefit Plan intended to qualify under Section 401 of the Code is so qualified. With respect to all Benefit Plans, there are no audits, investigations or claims pending or, to the knowledge of Holding, threatened (other than routine claims for benefits). There have been no nonexempt prohibited transactions under the Code or ERISA with respect to any Benefit Plans. With respect to all Benefit Plans that are welfare plans (as defined in ERISA Section 3(1)), such plans have complied in all material respects with the COBRA continuation coverage requirements of Code Section 4980B. No member of the JEFG Group has any liability with respect to any plans providing benefits with respect to employees employed outside the United States.

    Section 6.04. The consummation of the transactions contemplated by the Distribution Agreement and this Agreement will not result in JEFG being liable to any individual for severance pay.

                                  ARTICLE VII
                                INDEMNIFICATION

    Section 7.01. HOLDING INDEMNIFICATION OF THE JEFG GROUP. On or after the Effective Time, Holding shall indemnify, defend and hold harmless each member of the JEFG Group, and each of their respective directors, officers, employees and agents (the "JEFG Indemnitees") from and against any and all claims, costs, damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys fees and expenses in connection with any and all Actions or threatened Actions) (collectively, "INDEMNIFIABLE LOSSES") incurred or suffered by any of the JEFG Indemnitees and arising out of, or due to or otherwise in connection with (x) any of the employee benefit liabilities and obligations assumed or retained by Holding pursuant to this Agreement or (y) the failure of Holding or any member of the Holding Group to pay, perform or otherwise discharge, any of the employee benefit liabilities and obligations assumed or retained, and representations and agreements made, by Holding pursuant to this Agreement.

    Section 7.02. JEFG INDEMNIFICATION OF HOLDING. On and after the Effective Time, JEFG shall indemnify, defend and hold harmless Holding, and each of its respective directors, officers, employees and agents (the "HOLDING INDEMNITEES") from and against any and all Indemnifiable Losses incurred or suffered by any of the Holding Indemnitees and arising out of, or due to or otherwise in connection with (x) any of the employee benefit liabilities and obligations assumed or retained by JEFG pursuant to the Agreement or (y) the failure of JEFG or any member of the JEFG Group to pay, perform or otherwise discharge, any of the employee benefit liabilities and obligations assumed or retained, and agreements made, by JEFG pursuant to this Agreement.

    Section 7.03. INSURANCE AND THIRD PARTY OBLIGATIONS. No insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (b) relieved of the responsibility to pay any claims to which it is obligated or (c) entitled to any subrogation rights with respect to any obligation hereunder.

                                  ARTICLE VIII
                           INDEMNIFICATION PROCEDURES

    Section 8.01. NOTICE AND PAYMENT OF CLAIMS. If any JEFG or Holding Indemnitee (the "INDEMNIFIED PARTY") determines that it is or may be entitled to indemnification by a party (the "INDEMNIFYING PARTY") under Article VII (other than in connection with any Action or claim subject to Section 8.02), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within 90 days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same 90 day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

    Section 8.02. NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS. Promptly following the earlier of (a) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (b) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "THIRD-PARTY CLAIM"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 8.02 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 90 days after receipt of such notice, the Indemnifying Party may
(a) by giving written notice thereof to the Indemnified Party, acknowledge liability for and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (b) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 8.02; provided that if the Indemnifying Party does not within the same 90 day period give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnifying Party shall be deemed to have acknowledged, as between the parties hereto, its liability for such Third-Party Claim. Any contest of a Third Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. Notwithstanding the foregoing, (i) the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable to the Indemnified Party for the reasonable fees and expenses incurred by the Indemnified Party in defending such Third-Party Claim) if there are one or more legal defenses available only to the Indemnified Party that conflict, in one or more significant substantive respects, with those available to the Indemnifying Party with respect to such Third-Party Claim and (ii) if at any time after assuming the defense of a Third-Party Claim an Indemnifying Party shall fail to prosecute or shall withdraw from the defense of such Third-Party Claim, the Indemnified Party shall be entitled to resume the defense thereof with counsel selected by such Indemnified Party and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in such defense. The Indemnifying Party may settle, compromise or discharge a Third-Party Claim, provided, the Indemnifying Party shall have obtained the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If, after receipt of notice of a Third-Party Claim, the Indemnifying Party does not undertake to defend such Third-Party Claim within 90 days of such notice, the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such Third-Party Claim and the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party. Indemnification shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnifiable Loss is incurred. The parties agree to render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any Third-Party Claim. The remedies provided in this Article VIII shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

    Section 8.03. CONTRIBUTION. To the extent that any indemnification provided for in Section 7.01 or 7.02 is unavailable to an Indemnified Party or is insufficient in respect of any of the Indemnifiable Losses of such Indemnified Party, then the Indemnifying Party, in lieu of, or in addition to, indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by such Indemnifying Party on the one hand and the Indemnified Party on the other hand from the transaction or other matter which resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the action, inaction, statements or omissions that resulted from such Indemnifiable Losses as well as any other relevant equitable considerations.

                                   ARTICLE IX
                                 MISCELLANEOUS

    Section 9.01. NOTICES. All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follows:If to JEFG, to:
Investment Technology Group, Inc.
380 Madison Avenue, 4th Floor
New York, New York 10017
Attention: Chief Financial Officer

With a copy to:
Cahill Gordon & Reindel
80 Pine Street
New York, New York 10005
Attention: Immanuel Kohn, Esq.

If to Holding, to:
Jefferies Group, Inc.
JEF Holding Company, Inc.
11100 Santa Monica Boulevard, 11th Floor
Los Angeles, California 90025
Attention: Chief Financial Officer

With a copy to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Brian J. Lynch, Esq.

    Such notices shall be deemed received (i) as of the date of delivery by hand delivery, (ii) one business day after such notice is given to a national overnight delivery service or (iii) five business days after placed in the United States mail, provided such mail is sent by certified mail with return receipt requested. Either party may, by written notice so delivered to the other party, change the address to which delivery of any notice shall thereafter be made.

    Section 9.02. AMENDMENT AND WAIVER. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver and by ITGI. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

    Section 9.03. ENTIRE AGREEMENT. This Agreement, together with the Distribution Agreement, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Distribution Agreement, the provisions of this Agreement shall prevail.

    Section 9.04. PARTIES IN INTEREST. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party and of ITGI. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than members of the JEFG Group and Holding, and the JEFG Indemnitees and Holding Indemnitees and their respective successors and assigns under Articles VII and VIII hereof.

    Section 9.05. FURTHER ASSURANCES AND CONSENTS. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (i) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement.

    Section 9.06. SEVERABILITY. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not part hereof.

    Section 9.07. EXPRESS THIRD-PARTY BENEFICIARY. Prior to the Merger, ITGI is an express third party beneficiary of this Agreement and shall be entitled to enforce the provisions hereof as if a party hereto.

    Section 9.08. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflicts of law rules of such state.

    Section 9.09. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

    Section 9.10. DISPUTES. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties shall be exclusively governed by and settled in accordance with provisions identical to those set forth in Section 11.10 of the Distribution Agreement, which Section is hereby incorporated by this reference.

    Section 9.11. Holding will provide to ITGI, as soon as practicable following its request, any information reasonably needed by ITGI relating to any of the employee benefit plans referred to in this Agreement. In addition, as soon as practicable following the Effective Time Holding will provide to ITGI copies of all domestic relations orders received with respect to JEFG Employees in connection with the JEFG ESOP, the JEFG PSP and the JEFG Pension Plan.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                JEFFERIES GROUP, INC.

                                BY            /s/ CLARENCE T. SCHMITZ
                                     -----------------------------------------
                                        Clarence T. Schmitz, Executive Vice
                                                     President
                                                      and CFO

                                JEF HOLDING COMPANY, INC.

                                BY               /s/ JERRY M. GLUCK
                                     -----------------------------------------
                                           Jerry M. Gluck, Secretary and
                                                  General Counsel

                                                                      APPENDIX D

                     TAX SHARING AND INDEMNIFICATION AGREEMENT

                                     AMONG

                             JEFFERIES GROUP, INC.,

                           JEF HOLDING COMPANY, INC.

                                      AND

                       INVESTMENT TECHNOLOGY GROUP, INC.

                                                                      APPENDIX D

                   TAX SHARING AND INDEMNIFICATION AGREEMENT

    THIS AGREEMENT is entered into as of the 17th day of March, 1999, by and among JEFFERIES GROUP, INC., a Delaware corporation ("JEFG"), JEF HOLDING COMPANY, INC., a Delaware corporation ("HOLDING"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation ("ITGI").

                                  WITNESSETH:

    WHEREAS, the JEFG Board of Directors has determined that it is appropriate and desirable to distribute all of the shares of HOLDING common stock that it owns to the holders of JEFG common stock (the "Distribution") in a transaction intended to qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, JEFG has applied to the Internal Revenue Service for a private letter ruling (the "Ruling") to the effect that the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code; and

    WHEREAS, ITGI will be the principal subsidiary of JEFG immediately after the Distribution; and

    WHEREAS, it is intended that ITGI will merge with and into JEFG following the Distribution (the "Merger"); and

    WHEREAS, it is intended that HOLDING and its subsidiaries will accordingly cease to be members of the affiliated group (within the meaning of Section 1504(a) of the Code) of which JEFG is the common parent, effective on or about April 27, 1999 (the "Effective Date"); and

    WHEREAS, the parties desire to provide for and agree upon the allocation of liabilities for taxes with respect to the parties for the taxable year that includes the Effective Date (the "1999 Taxable Year"); and

    WHEREAS, the parties hereto also desire to provide for the preparation and filing of tax returns along with the payment of taxes shown due and payable thereon with respect to the 1999 Taxable Year, the treatment of carrybacks and adjustments with respect to the parties for the 1999 Taxable Year, and any other matters related to taxes with respect to the 1999 Taxable Year, including indemnification for any taxes imposed as a result of certain actions by the parties that are inconsistent with the treatment of the Distribution as tax-free; and

    WHEREAS, the Tax Sharing Agreement entered into as of January 1, 1994 by and between JEFG and ITGI has been terminated in its existing form and the Amended and Restated Tax Sharing Agreement dated as of March 17, 1999 by and among JEFG, HOLDING and ITGI (the "Prior Agreement") (attached hereto as Exhibit A) will apply to all tax years ending before the 1999 Taxable Year,

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

    1.  DEFINITIONS

    The following terms as used in this Agreement shall have the meanings set forth below:

        (a) "Additional Amount" shall mean the amount determined under Section 3 hereof.

        (b) "Consolidated Return" shall mean a consolidated Federal income tax return filed pursuant to Section 1501 of the Code.

        (c) "Consolidated Taxable Income" shall mean the consolidated Federal taxable income of the JEFG Group for any taxable year for which the JEFG Group files a Consolidated Return.

        (d) "Consolidated Tax Liability" shall mean the consolidated Federal income tax liability of the JEFG Group for any taxable year for which the JEFG Group files a Consolidated Return.

        (e)  "IRS" shall mean the Internal Revenue Service.

        (f) "JEFG Group" shall mean the affiliated group of corporations of which JEFG is the common parent. In the event that the merger takes place as contemplated and JEFG changes its name to Investment Technology Group, Inc. ("New ITGI"), the term "JEFG Group" shall include the affiliated group of corporations of which New ITGI is the common parent.

        (g) "Loss Amount" shall mean the amount determined under Section 2 hereof.

        (h)  "Member" shall mean each includible member of the JEFG Group.

        (i) "Regulations" shall mean the Treasury Regulations as in effect from time to time.

        (j) "Separate Return Tax Liability" shall mean the Federal income tax liability of a Member and its subsidiaries computed as if they had filed a separate Federal income tax return for the applicable taxable year with the modifications set forth in Section 1.1552-1(a)(2)(ii) of the Regulations. If the computation of a Member's Separate Return Tax Liability as provided herein does not result in a positive amount, such Member's Separate Return Tax Liability shall be deemed to be zero. For purposes of this definition, ITGI's Separate Return Tax Liability shall include JEFG's Separate Return Tax Liability for the period after the Distribution.

        (k) "Separate Taxable Income" shall mean an amount determined with respect to a Member and its subsidiaries in accordance with Section 1.1502-12 of the Regulations with the adjustments contained in Section 1.1552-1(a)(1)(ii) of the Regulations. If the computation of a Member's Separate Taxable Income as provided herein does not result in a positive amount, such Member's Separate Taxable Income shall be deemed to be zero. For purposes of this definition, ITGI's Separate Taxable Income shall include JEFG's Separate Taxable Income for the period after the Distribution.

        (l)  "Separate Tax Liability" shall mean the amount determined under
    Section 2 hereof.

    2.  SEPARATE TAX LIABILITY

        (a) The Separate Tax Liability of ITGI shall be the amount set forth in paragraph (b) hereof as modified by paragraphs (c) and (d) hereof.

        (b) The amount referred to in this paragraph (b) shall be an amount equal to that portion of the Consolidated Tax Liability for such taxable year that the Separate Taxable Income of ITGI for such taxable year bears to the sum of the Separate Taxable Incomes of all Members for such taxable year; PROVIDED, HOWEVER, that such amount shall not exceed the Consolidated Tax Liability for such taxable year.

        (c) The amount computed pursuant to paragraph (b) above shall be increased by 100% of the excess, if any, of the ITGI Separate Return Tax Liability for such taxable year over such amount (the "Loss Amount").

        (d) Any federal, state or local income tax deduction resulting from (i) the payment to the JEFG Pension Plan described in Section 3.03(a) of the Benefits Agreement (or from benefits distributions related thereto), or (ii) the payment of benefits under the JEFG CAP Plan to JEFG employees (each as defined in the Benefits Agreement), shall be for the benefit of ITGI (and the JEFG Group after the Distribution) and not for the benefit of HOLDING.

    3.  ADDITIONAL AMOUNT

    The Additional Amount shall be equal to 100% of the amount, if any, by which the Consolidated Tax Liability for the 1999 Taxable Year has been decreased by reason of the inclusion of ITGI and its subsidiaries in the JEFG Group for the 1999 Taxable Year.

    4.  PAYMENTS

    For the 1999 Taxable Year, payment of (i) the Separate Tax Liability of ITGI by ITGI (less any Loss Amount paid to HOLDING) to JEFG (or to the IRS after the Merger), (ii) the excess of the Consolidated Tax Liability over the amount described in (i) (the "Holding Liability") by HOLDING to JEFG, (iii) the Additional Amount, if any, by HOLDING to ITGI and (iv) the Loss Amount, if any, by ITGI to HOLDING with respect to such taxable year shall be made as follows:

        (a) On or before the 15th day of the fourth month of such taxable year, JEFG shall cause KPMG LLP to estimate the Separate Tax Liability (less any Loss Amount to be paid to HOLDING), the Holding Liability, the Additional Amount and the Loss Amount for such taxable year.

        (b) ITGI shall pay to JEFG (or to the IRS after the Merger), HOLDING shall pay to JEFG, HOLDING shall pay to ITGI and ITGI shall pay to HOLDING on or before each of the due dates for JEFG to make payment of estimates of JEFG Group's Federal income taxes for such taxable year one-fourth of the amount estimated pursuant to paragraph (a) above (collectively, the "Estimated Amounts"). If, after paying any such installment of the Estimated Amounts, KPMG LLP makes a new estimate, the amount of each remaining installment (if any) shall be the amount which would have been payable if the new estimate had been made when the first estimate for the taxable year was made, increased or decreased, as applicable, by the amount computed by dividing:

           (i) the difference between (A) the amount of the Estimated Amounts required to be paid before the date on which the new estimate is made, and (B) the amount of the Estimated Amounts which would have been required to be paid before such date if the new estimate had been made when the first estimate was made, by

           (ii) the number of installments remaining to be paid on or after the date on which the new estimate is made.

        (c) If, after the end of the 1999 Taxable Year, at the time of the filing of an application for extension of the time to file the tax return for the 1999 Taxable Year, if so filed, it is determined that the estimated Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability, Additional Amount or the Loss Amount for such taxable period exceeds the aggregate amount paid pursuant to subparagraph (b) above with respect to such taxable period, then such excess shall be paid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the extension for such taxable period is filed.

        (d) If, after the end of the 1999 Taxable Year, it is determined that the actual Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability, Additional Amount or Loss Amount for such taxable period exceeds the aggregate amount paid pursuant to subparagraph
    (b) and (c) above with respect to such taxable period, then such excess shall be paid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the Consolidated Return for such taxable period is filed.

        (e) If, after the end of the 1999 Taxable Year, it is determined that the amount paid pursuant to subparagraphs (b), (c) or (d) above with respect to such taxable period exceeds the actual Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability,

    Additional Amount or Loss Amount for such taxable period, then such excess shall be paid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the Consolidated Return for such taxable period is filed.

    5.  CARRYBACKS

        (a) If the JEFG Group has a consolidated unused investment credit, a consolidated unused foreign tax credit, a consolidated excess charitable contribution, a consolidated net capital loss or a consolidated net operating loss, as such terms defined in the Regulations (a "Consolidated Excess Amount") for any taxable year, the portion of such Consolidated Excess Amount which is attributable to a Member (the "Separate Excess Amount") shall be computed in accordance with Section 1.1502-79 of the Regulations. Any consolidated unused research and experimentation credit of the JEFG Group shall be treated and calculated in a manner consistent with the foregoing sentence, and shall be included in the term "Consolidated Excess Amount."

        (b) If such Consolidated Excess Amount originates in the 1999 Taxable Year, it will be carried back to a prior taxable year of the JEFG Group and the effect of such carryback will be determined in accordance with the Prior Agreement.

        (c) Payment of any amount due under this Section 5 shall be made on the date that a credit or refund is allowed with respect to the taxable year to which such payment relates.

    6.  SUBSEQUENT ADJUSTMENTS AND PROCEDURAL MATTERS

        (a) If any adjustments (other than adjustments made pursuant to Section 5 hereof) are made to the income, gains, losses, deductions or credits of the JEFG Group for the 1999 Taxable Year, whether by reason of the filing of an amended return or a claim for refund with respect to such taxable year or an audit with respect to such taxable year by the IRS, the amounts due under this Agreement for such taxable year shall be redetermined by taking into account such adjustments. If, as a result of such redetermination, any amounts due under this Agreement shall differ from the amounts previously paid, then payment of such difference shall be made (a) in the case of an adjustment resulting in a credit or refund, on the date on which such credit or refund is allowed with respect to such adjustment or (b) in the case of an adjustment resulting in the assertion of a deficiency, on the date on which such deficiency is paid. Any amounts due under this paragraph (a) shall include any interest attributable thereto computed in accordance with Sections 6601 or 6611 of the Code, as the case may be, and any penalties or additional amounts which may be imposed.

        (b) If any tax audit is undertaken by any tax authority, HOLDING shall initially have primary control of any dealings with such tax authority. Upon a determination that such audit could give rise to an increase in either HOLDING's or ITGI's liability under this Agreement, then HOLDING or ITGI, as the case may be, shall be given primary control of any dealings with such tax authority; provided, however, that the other party will be consulted with respect to any matters which could result in an increase in the other party's liability under this Agreement.

        (c) If any adjustment or deficiency is proposed, asserted or assessed by any tax authority which would give rise to an increase in either HOLDING's or ITGI's liability under this Agreement, then HOLDING or ITGI, as the case may be, shall have the primary right to contest, compromise or settle any such adjustment or deficiency; provided, however, that the other party will be consulted with respect to any matters which could result in an increase in such other party's liability under this Agreement. If such adjustment or deficiency would give rise to an increase in both HOLDING's and ITGI's liability under this Agreement, then HOLDING and ITGI shall jointly have the right to contest, compromise or settle any such adjustment or deficiency.

    7.  CARRYBACKS FROM SEPARATE RETURN YEARS

    This Agreement shall have no application to the carryback of a net operating loss or credit from a separate return year (within the meaning of Section 1.1502-1(e) of the Treasury Regulations) to any taxable year of JEFG Group, and no recomputation or other payment shall be made in respect of such carryback.

    8.  FILING OF CALIFORNIA SINGLE RETURNS

    HOLDING may file or cause to be filed a single return for California franchise and income tax purposes ("California Single Return") for those affiliated corporations that are includible in a California combined report (the "JEFG Combined Group") for the 1999 Taxable Year if the JEFG Combined Group is required or permitted to file such a return. To the extent that it qualifies under California law, JEFG shall be the "key corporation" with respect to any such California Single Return and, to the extent that it does not so qualify, shall designate a "key corporation" from among the members of the JEFG Combined Group that does so qualify. Each party to this Agreement hereby consents to any such designation on behalf of itself and any direct or indirect subsidiary thereof. With regard to any income year with respect to which the JEFG Combined Group files, or it is reasonably anticipated that the JEFG Combined Group will file, a California Single Return for the 1999 Taxable Year, the estimated and final California tax liability of each member of the JEFG Combined Group shall be determined, to the extent permitted by California law, in a manner consistent with the principles set forth in this Agreement, and payments of the estimated and final tax liability so determined shall be made to the key corporation at the time that payments of corresponding Federal payments are due.

    9.  FILING OF STATE CONSOLIDATED RETURNS

    To the extent permitted or required by the applicable laws of any state other than California, JEFG and its affiliated corporations (the "state consolidated group"), at the election of HOLDING in its sole discretion, may join for the 1999 Taxable Year in the filing of a single, combined or consolidated franchise or income tax return ("state consolidated return") with any such corporation required to file a franchise or income tax return in such state for such taxable year. With regard to the 1999 Taxable Year with respect to which the state consolidated group files, or it is reasonably anticipated will file, a state consolidated return which includes ITGI, the estimated and final state tax liability of each member of the state consolidated group shall be determined, to the extent permitted by law of the state in which the return is to be filed, in a manner consistent with the principles set forth in this Agreement, and payments of the estimated and final tax liability so determined shall be made to the member of the state consolidated group responsible for payment of the state consolidated group's tax liability at the time that payments of corresponding Federal payments are due.

    10. LIABILITY FOR TAKING CERTAIN ACTIONS INCONSISTENT WITH THE TREATMENT OF THE DISTRIBUTION AS TAX-FREE.

        (a) Notwithstanding any other provision of this Agreement (other than in this Section 10), (i) in the event that any party, or employee, officer, or director of such party, takes any action inconsistent with, or fails to take any action required by, or in accordance with, the treatment of the Distribution as tax-free, then such party shall be liable for the inconsistent action or failure to take required action of it or its employees, officers and directors and shall indemnify and hold the other parties harmless from any tax liabilities, including the costs thereof, resulting from such inconsistent action or failure to take required action, and (ii) if any party engages in any transaction involving its stock or assets or makes any factual statement or representation to the Internal Revenue Service in or in connection with the Ruling that is inaccurate or incomplete in any material respect, and as a result of that transaction or inaccuracy or incompleteness of such factual statement or representation, the Distribution is treated as a taxable event notwithstanding the receipt of the Ruling, then the party engaging in such transaction or making such factual statement or representation shall hold the other parties harmless from any tax liabilities, including the costs thereof, that result from the treatment of the Distribution as a taxable event.

        (b) For purposes of this Section 10, (i) any action taken (or failure to take action) prior to the Distribution by any subsidiary of JEFG (other than ITGI or a subsidiary of ITGI) or any employee, officer or director of such subsidiary of JEFG shall be deemed to be an action taken (or failure to take action) by HOLDING (and not JEFG) or by an employee, officer or director of HOLDING (and not JEFG); (ii) any action taken (or failure to take action) prior to the Distribution by JEFG or any employee, officer or director of JEFG shall be deemed to be an action taken (or failure to take action) by HOLDING (and not JEFG) or by an employee, officer or director of HOLDING (and not JEFG); (iii) any action taken (or failure to take action) prior to the Distribution by any subsidiary of ITGI or any employee, officer or director of such subsidiary of ITGI shall be deemed an action (or failure to take action) by ITGI (and not HOLDING) or by an employee, officer or director of ITGI (and not HOLDING); (iv) any action taken (or failure to take action) prior to the Distribution by any employee, officer or director of ITGI shall be deemed to be an action taken (or failure to take action) by ITGI (and not HOLDING) or by an employee, officer or director of ITGI (and not HOLDING); (v) any action taken (or failure to take action) after the Distribution by JEFG, any subsidiary of JEFG (including ITGI and any subsidiary of ITGI) (other than HOLDING or a subsidiary of HOLDING) or any employee, officer or director of JEFG or such subsidiary of JEFG (including ITGI and any subsidiary of ITGI) shall be deemed to be an action taken (or failure to take action) by ITGI or by an employee, officer or director of ITGI; and (vi) any action taken (or failure to take action) after the Distribution by HOLDING, any subsidiary of HOLDING or any employee, officer or director of HOLDING or such subsidiary of HOLDING shall be deemed to be an action taken (or failure to take action) by HOLDING or by an employee, officer or director of HOLDING.

        (c) For purposes of this Section 10, any factual statement or representation made by JEFG in or in connection with the Ruling with respect to (i) ITGI and any subsidiary of ITGI, or with respect to JEFG following the Distribution, including, without limitation, the intentions of JEFG following the Distribution, shall be deemed to be a factual statement or representation made by ITGI (and not HOLDING) or by an employee, officer or director of ITGI (and not HOLDING), and (ii) JEFG and any subsidiary of JEFG (other than ITGI or any subsidiary of ITGI and other than with respect to JEFG following the Distribution, including, without limitation, the intentions of JEFG following the Distribution) shall be deemed to be a factual statement or representation made by HOLDING (and not JEFG) or by an employee, officer or director of HOLDING (and not JEFG).

        (d) ITGI has reviewed the materials submitted to the IRS in and in connection with the Ruling. All such materials concerning ITGI and all such materials concerning JEFG following the Distribution, including, without limitation, any factual statements and representations concerning ITGI, its business operations, capital structure and organization, are complete and accurate in all material respects.

        (e) HOLDING has reviewed the materials submitted to the IRS in and in connection with the Ruling. All such materials concerning JEFG and subsidiaries (other than (i) materials relating to ITGI or any subsidiary of ITGI and (ii) materials concerning JEFG following the Distribution) including, without limitation, any factual statements and representations concerning JEFG or its subsidiaries, their business operations, capital structure and organization, are complete and accurate in all material respects.

        (f) HOLDING and ITGI agree to split equally the costs of defending the Ruling in a subsequent examination by the IRS if it is reasonably determined that no party is otherwise responsible for such costs as provided in this
    Section 10.

        (g) ITGI is considering an internal restructuring involving a transfer by ITG Inc. ("ITGX") of the assets, liabilities and employees of ITGX's research and development division to a newly formed subsidiary of ITGX (the "R&D Subsidiary"), followed by a distribution by ITGX of all of the stock of the R&D Subsidiary to ITGI (such transfer and distribution referred to hereinafter as the "Internal Spin"). ITGI hereby represents and warrants that ITGI and ITGX have not consummated the Internal Spin in its entirety and have not consummated either of (i) such transfer of assets, liabilities and employees to the R&D Subsidiary or (ii) such distribution of the stock of the R&D Subsidiary. ITGI further represents and agrees that it will not consummate, and will cause ITGX not to consummate, either the Internal Spin in its entirety or either of (i) such transfer of assets, liabilities and employees to the R&D Subsidiary or (ii) such distribution of the stock of the R&D Subsidiary unless and until it has received a ruling from the IRS that any such consummation will not adversely affect any ruling issued by the IRS pursuant to the Ruling, and the subsequent supplements to the Ruling.

    11. REPRESENTATIONS OF HOLDING. HOLDING represents and warrants to ITGI that, to the best of its knowledge, subject to the exceptions provided in
Schedule   attached hereto, and subject to other exceptions that are not material individually or in the aggregate:

        (a) JEFG will have prepared and timely filed with the appropriate taxing authority all tax returns and reports required to be filed through the date of the Distribution, taking into account any extension of time to file granted to JEFG;

        (b) JEFG will have timely paid all taxes (including interest and penalties thereon and additions thereto) due and payable by it (including any federal income tax liability of the JEFG Group and any tax liability of a combined or consolidated state, local or foreign group which includes JEFG for any period prior to the Distribution);

        (c) any deficiencies or assessments asserted in writing against JEFG by any taxing authority through the date of the Distribution will have been paid or fully settled;

        (d) JEFG is not presently under examination or audit by any taxing authority;

        (e) no extension of the period for assessment or collection of any tax is currently in effect with respect to JEFG;

        (f) copies of all tax returns and reports filed by JEFG and any other books and records and other information relating to any liability (or potential liability) of JEFG for taxes have been made available to ITGI; and

        (g) no Member of the JEFG Group has entered into any intercompany transaction (as that term is defined in Section 1.1502-13 of the Treasury Regulations) that may result in any material tax or addition to tax such as interest or penalties.

    12. FURTHER ACTIONS

    Each of the parties hereto agrees, and agrees to cause any direct or indirect subsidiary of such party, to file such consents, elections and other documents and take such other action as may be necessary or appropriate to carry out the purpose of this Agreement.

    13. RECORD RETENTION, RETURN PREPARATION AND COSTS

        (a) HOLDING will retain all records relating to the determination of taxes hereunder as agent and custodian for JEFG, and HOLDING will make such records available to JEFG.

        (b) KPMG LLP will prepare all tax returns to be filed pursuant to this Agreement in a manner consistent with past practice and will make all computations relating to estimated taxes and carrybacks for purposes of this Agreement.

        (c) HOLDING and ITGI agree to split equally the costs arising from the preparation and filing of all tax returns filed pursuant to this Agreement (including any applicable computations relating to carrybacks).

    14. DETERMINATIONS

    Except as provided in Section 13 of this Agreement, all determinations required hereunder shall be made by the independent public accountants regularly employed by the JEFG Group at the time that such determination is required to be made. Such determinations shall be binding and conclusive upon the parties for purposes hereof.

    15. INTEREST

    If any payment required to be made pursuant to Section 4, 5, 8 or 9 of this Agreement is not made within the time periods specified in those Sections, the delinquent payment shall bear interest from its due date until the date of actual payment at the rate (or rates) charged by the Internal Revenue Service on underpayments of tax for the periods in question.

    16. MISCELLANEOUS PROVISIONS

        (a) All references and provisions under this Agreement that refer to ITGI shall be deemed to refer also to JEFG with respect to any period after the Merger.

        (b) This Agreement applies only with respect to the 1999 Taxable Year and the Prior Agreement remains in full force and effect with respect to all tax years prior to the 1999 Taxable Year.

        (c) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party hereto.

        (d) This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York from time to time obtaining.

        (e) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

        (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (g) All notices and other communications hereunder shall be deemed to have been duly given if given in writing and delivered by either in person or by facsimile with receipt acknowledged or confirmed or by certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

        (i)If to JEFG or any of its successors prior to the Distribution at:

           Jefferies Group, Inc.
           11100 Santa Monica Boulevard, 11th Floor
           Los Angeles, California 90025

           Attention: Chief Executive Officer
           Facsimile: 310-914-1013

           With a copy to:

           Morgan, Lewis & Bockius LLP
           1701 Market Street
           Philadelphia, PA 19103
           Attention: Brian J. Lynch, Esq.

        (ii)If to JEFG or any of its successors after the Distribution at:

            Investment Technology Group, Inc.
           380 Madison Avenue, 4th Floor
           New York, New York 10017
           Attention: Chief Financial Officer
           Facsimile: 212-444-6490

            With a copy to:

            Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Attention: Immanuel Kohn, Esq.

       (iii)If to ITGI or any of its successors at:

            Investment Technology Group, Inc.
           380 Madison Avenue, 4th Floore
           New York, New York 10017
           Attention: Chief Financial Officer
           Facsimile: 212-444-6490

            With a copy to:

            Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Attention: Immanuel Kohn, Esq.

        (iv)If to HOLDING at:

            Jefferies Group, Inc.
           JEF Holding Company, Inc.
           11100 Santa Monica Boulevard, 11th Floor
           Los Angeles, California 90025
           Attention: Chief Financial Officer

            With a copy to:

            Morgan, Lewis & Bockius LLP
           1701 Market Street
           Philadelphia, PA 19103
           Attention: Brian J. Lynch, Esq.

        (h) The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all on the date and year first above written.

"JEFG"                          JEFFERIES GROUP, INC.,
                                a Delaware corporation

                                By:           /s/ CLARENCE T. SCHMITZ
                                     -----------------------------------------
                                        Clarence T. Schmitz, Executive Vice
                                                     President
                                                      and CFO

"ITGI"
                                INVESTMENT TECHNOLOGY GROUP, INC.
                                a Delaware corporation

                                By:         /s/ RAYMOND L. KILLIAN, JR.
                                     -----------------------------------------
                                         Raymond L. Killian, Jr., Chairman,
                                       Chief Executive Officer and President

"HOLDING"
                                JEF HOLDING COMPANY, INC.
                                A Delaware corporation

                                By:           /s/ CLARENCE T. SCHMITZ
                                     -----------------------------------------
                                        Clarence T. Schmitz, Executive Vice
                                                     President
                                                      and CFO

                                                                      APPENDIX E

                                    OPINION
                                       OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                                     [LOGO]

                                                                      APPENDIX E

                                              March 17, 1999

Board of Directors
Special Committee of the Board of Directors
Investment Technology Group, Inc.
380 Madison Avenue
New York, New York 10017

Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to holders of common stock of Investment Technology Group, Inc. (the "Company"), par value $.01 per share (the "Company Common Stock"), other than Jefferies Group, Inc. ("JEFG"), of the Exchange Ratio (as defined below). Pursuant to the Agreement and Plan of Merger, dated as of March 17, 1999 (the "Merger Agreement") entered into by the Company and JEFG, the Company will be merged with and into JEFG (the "Merger").

    We understand that pursuant to the Distribution Agreement, dated as of March 17, 1999 (the "Distribution Agreement") entered into by JEFG and JEF Holding Company, Inc., a wholly-owned subsidiary of JEFG ("Holding"), immediately preceding the Merger: (i) JEFG will transfer to Holding, and Holding will accept from JEFG, all of JEFG's assets other than JEFG's capital stock in the Company, and JEFG will assign to Holding, and Holding will assume from JEFG, all of JEFG's liabilities, all in accordance with the terms of the Distribution Agreement (such transfer, acceptance, assignment and assumption, the "Transfer"), and (ii) immediately after the Transfer, all of the capital stock of Holding will be distributed (the "Distribution") to JEFG's stockholders.

    We also understand that immediately prior to the Distribution, the Company will declare and pay a dividend to all its stockholders, including JEFG, in an amount equal to $4.00 in cash per share of Company Common Stock.

    Pursuant to the Merger Agreement, each outstanding share of Company Common Stock, other than shares of Company Common Stock held in the treasury of the Company or by JEFG, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of JEFG, par value $.01 per share ("JEFG Common Stock") equal to the result obtained by dividing (x) the total number of shares of JEFG Common Stock outstanding immediately prior to the effective time of the Merger by (y) the total number of shares of Company Common Stock held by JEFG immediately prior to the effective time of the Merger (the "Exchange Ratio"), all as set forth more fully in the Merger Agreement. At the effective time of the Merger, JEFG will be renamed Investment Technology Group, Inc.

    In arriving at our opinion, we have reviewed the Merger Agreement, the Distribution Agreement, the Tax Sharing and Indemnification Agreement, dated as of March 17, 1999, and the Benefits Agreement, dated as of March 17, 1999 (collectively, the "Agreements"). We also understand that the Company and JEFG will be entering into certain additional ancillary agreements. We have assumed with your consent that such agreements are on market terms negotiated at arm's length. We also have reviewed financial and other information that was publicly available or furnished to us by the Company

Board of Directors
Special Committee of the Board of Directors
Investment Technology Group, Inc.
Page 2

and JEFG including information provided during discussions with their respective managements. Included in the information provided during discussions with the Company's management were certain financial analyses and projections of the Company prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and JEFG with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock and JEFG Common Stock and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company, its management or other representatives, or that was otherwise reviewed by us. With respect to the financial analyses and projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities of the Company or JEFG or for making any independent verification of any of the information reviewed by us. With your consent, we have also assumed that no goodwill will be incurred by the Company in connection with the Merger. We have relied upon the rulings received from the Internal Revenue Service ("IRS") in response to JEFG's submission to the IRS of requests for rulings concerning the treatment of the Transfer, the Distribution, the Merger and related transactions under Sections 332, 351, 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986 (the "Code"). In addition, with your consent based upon the advice of counsel to the Company, we have assumed that the Merger will qualify as a reorganization for the Company's stockholders other than JEFG under
Section 368(a)(1)(A) of the Code. With your consent, we have assumed that all of JEFG's liabilities, including without limitation all of the obligations under the indentures governing JEFG's 8 7/8% Senior Notes due 2004 and 7 1/2% Senior Notes due 2007, will be assumed by Holding in the Transfer (or to the extent not assumed, Holding will indemnify or otherwise make the Company whole for such remaining liabilities) pursuant to the Distribution Agreement.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Company's securities will actually trade prior to, and JEFG's securities (to be renamed Investment Technology Group, Inc. at the effective time of the Merger) will actually trade following consummation of, the Merger. Our opinion does not address the relative merits of the Merger, nor does it address the Company's Board of Directors' decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Board of Directors
Special Committee of the Board of Directors
Investment Technology Group, Inc.
Page 3

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of Company Common Stock, other than JEFG, from a financial point of view.

                                        Very truly yours,

                                        DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION
                                        By: /s/ JAMES M. BRONER
                                        ----------------------------------------
                                          James M. Broner
                                          Senior Vice President

                                                                      APPENDIX F

                SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                                                                      Appendix F

                        DELAWARE GENERAL CORPORATION LAW
                          SECTION 262 OF SUBCHAPTER IX
                                APPRAISAL RIGHTS

SECTION 262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
    (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE CORPORATIONS

    Jefferies Group, Inc. ("Parent") is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law (the "DGCL") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

    Generally, Section 145 of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasona-bly believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

    Generally, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title VIII, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions becomes effective.

    Section 145 of the DGCL provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the DGCL.

    The Bylaws of Parent (the "Parent Bylaws"), provides for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Parent Bylaws provides that Parent shall indemnify directors and officers of Parent to the maximum extent now or hereafter permitted by law, and may indemnify employees and agents of Parent to the extent required by law and may, as authorized hereafter by the board of directors, provide further indemnification to employees and agents of Parent to the maximum extent now or hereafter permitted by law. Parent's charter will be amended and restated in connection with the merger and will include these indemnification provisions.

    Parent maintains directors' and officers' liability insurance covering all directors and officers of Parent against claims arising out of the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits:

EXHIBIT NUMBER                                                DESCRIPTION
-----------------  -------------------------------------------------------------------------------------------------
         2.1       Agreement and Plan of Merger, dated as of March 17, 1999, by and between Jefferies Group, Inc.
                     ("Parent") and Investment Technology Group, Inc. ("ITGI").

         2.2       Distribution Agreement, dated as of March 17, 1999, by and between Parent and JEF Holding
                     Company, Inc. ("New Jefferies").

         3.1       Certificate of Incorporation of the surviving corporation in the merger.

         3.2       Bylaws of the surviving corporation in the merger.

         3.3       Amended and Restated Certificate of Incorportion of Parent is incorporated by reference to
                     Exhibit 3.1 of the Parent's Form 10-K filed for the fiscal year ended December 31, 1987.

         3.4       Amended By-Laws of Parent are incorporated by reference to Exhibit 3.2 of the Parent's Form 10-K filed for the fiscal year ended December 31, 1986.

         5.1       Opinion of Morgan Lewis & Bockius LLP as to the legality of the securities being registered.

         8.1       Opinion of Morgan, Lewis & Bockius LLP as to certain tax matters.

         8.2       Opinion of Cahill Gordon & Reindel as to certain tax matters.

        10.1       Tax Sharing and Indemnification Agreement, dated as of March 17, 1999, by and among ITGI, Parent and New Jefferies.

        10.2       Amended and Restated Tax Sharing Agreement, dated as of March 17, 1999, by and among ITGI, Parent and New Jefferies.

        10.3       Benefits Agreement, dated as of March 17, 1999, by and between Parent and New Jefferies.

        10.4       Fully Disclosed Clearing Agreement, dated as of January 1, 1999, by and between Jefferies &
                     Company, Inc. and ITG Inc.

        10.5       Amendment No. 1 dated as of January 1, 1999 to Service Agreement dated March 15, 1994, by and between Jefferies & Company, Inc. and ITG Inc.

        10.6       Execution Agreement, dated as of January 1, 1999, by and between W&D Securities, Inc. and ITG
                     Inc.

        10.7       Form of Pre-Closing and Escrow Agreement by and among The Bank of New York, Parent, New Jefferies and ITGI.

        23.1       Consent of certified public accountants of ITGI.

        23.2       Consent of certified public accountants of Parent.

        23.3       Consent of Morgan Lewis & Bockius LLP (included in Exhibits 5.1 and 8.1).

        23.4       Consent of Cahill Gordon & Reindel (included in Exhibit 8.2)

        23.5       Consent of Donaldson, Lufkin & Jenrette Securities Corporation

        24         Powers of Attorney (set forth on the signature page of the Registration Statement).

        99.1       Form of Proxy.

ITEM 22. UNDERTAKINGS.

    (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant of section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Los Angeles, State of California, on the 16th day of March, 1999.

                                JEFFERIES GROUP, INC.

                                By:  /s/ FRANK E. BAXTER
                                     -----------------------------------------
                                     Name: Frank E. Baxter
                                     Title: Chairman of the board of directors,
                                          Chief Executive Officer and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Clarence T. Schmitz and Jerry M. Gluck each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the board of
     /s/ FRANK E. BAXTER          directors, Chief
------------------------------    Executive Officer and       March 16, 1999
       Frank E. Baxter            Director (Principal
                                  Executive Officer)

    /s/ MICHAEL L. KLOWDEN
------------------------------  Director, President and       March 16, 1999
      Michael L. Klowden          Chief Operating Officer

                                Executive Vice President
   /s/ CLARENCE T. SCHMITZ        and Chief Financial
------------------------------    Officer (Principal          March 16, 1999
     Clarence T. Schmitz          Financial and Accounting
                                  Officer)

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ RICHARD G. DOOLEY
------------------------------  Director                      March 16, 1999
      Richard G. Dooley

    /s/ RICHARD B. HANDLER
------------------------------  Director                      March 16, 1999
      Richard B. Handler

     /s/ TRACY G. HERRICK
------------------------------  Director                      March 16, 1999
       Tracy G. Herrick

     /s/ SHELDON B. LUBAR
------------------------------  Director                      March 16, 1999
       Sheldon B. Lubar

   /s/ FRANK J. MACCHIAROLA
------------------------------  Director                      March 16, 1999
     Frank J. Macchiarola

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                                DESCRIPTION
-----------------  -------------------------------------------------------------------------------------------------
         2.1       Agreement and Plan of Merger, dated as of March 17, 1999, by and between Jefferies Group, Inc.
                     ("Parent") and Investment Technology Group, Inc. ("ITGI").

         2.2       Distribution Agreement, dated as of March 17, 1999, by and between Parent and JEF Holding
                     Company, Inc. ("New Jefferies").

         3.1       Certificate of Incorporation of the surviving corporation in the merger.

         3.2       Bylaws of the surviving corporation in the merger.

         3.3       Amended and Restated Certificate of Incorportion of Parent is incorporated by reference to
                     Exhibit 3.1 of the Parent's Form 10-K filed for the fiscal year ended December 31, 1987.

         3.4       Amended By-Laws of Parent are incorporated by reference to Exhibit 3.2 of the Parent's Form 10-K filed for the fiscal year ended December 31, 1986.

         5.1       Opinion of Morgan Lewis & Bockius LLP as to the legality of the securities being registered.

         8.1       Opinion of Morgan, Lewis & Bockius LLP as to certain tax matters.

         8.2       Opinion of Cahill Gordon & Reindel as to certain tax matters.

        10.1       Tax Sharing and Indemnification Agreement, dated as of March 17, 1999, by and among ITGI, Parent and New Jefferies.

        10.2       Amended and Restated Tax Sharing Agreement, dated as of March 17, 1999, by and among ITGI, Parent and New Jefferies.

        10.3       Benefits Agreement, dated as of March 17, 1999, by and between Parent and New Jefferies.

        10.4       Fully Disclosed Clearing Agreement, dated as of January 1, 1999, by and between Jefferies &
                     Company, Inc. and ITG Inc.

        10.5       Amendment No. 1 dated as of January 1, 1999 to Service Agreement dated March 15, 1994, by and between Jefferies & Company, Inc. and ITG Inc.

        10.6       Execution Agreement, dated as of January 1, 1999, by and between W&D Securities, Inc. and ITG
                     Inc.

        10.7       Form of Pre-Closing and Escrow Agreement by and among The Bank of New York, Parent, New Jefferies and ITGI.

        23.1       Consent of certified public accountants of ITGI.

        23.2       Consent of certified public accountants of Parent.

        23.3       Consent of Morgan Lewis & Bockius LLP (included in Exhibits 5.1 and 8.1).

        23.4       Consent of Cahill Gordon & Reindel (included in Exhibit 8.2)

        23.5       Consent of Donaldson, Lufkin & Jenrette Securities Corporation

        24         Powers of Attorney (set forth on the signature page of the Registration Statement).

        99.1       Form of Proxy.